   As filed with the Securities and Exchange Commission on September 13, 2000


                                                      REGISTRATION NO. 333-36952
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                  ORIUS CORP.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1623                         65-0894212
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)      Classification Number)            Identification No.)

                              NATG HOLDINGS, LLC*
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1623                         65-0894212
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)      Classification Number)            Identification No.)

                           1401 FORUM WAY, SUITE 400
                         WEST PALM BEACH, FLORIDA 33401
                           TELEPHONE: (561) 687-8300
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                         ------------------------------

                                ROBERT E. AGRES
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           1401 FORUM WAY, SUITE 400
                         WEST PALM BEACH, FLORIDA 33401
                           TELEPHONE: (561) 687-8300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   Copies to:

                             DENNIS M. MYERS, ESQ.
                                KIRKLAND & ELLIS
                             200 E. Randolph Drive
                            Chicago, Illinois 60601
                           Telephone: (312) 861-2000

* The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.
                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                                                                       I.R.S. EMPLOYER
          EXACT NAME OF ADDITIONAL REGISTRANTS*            JURISDICTION OF FORMATION  IDENTIFICATION NO.
          -------------------------------------            -------------------------  ------------------
Orius Capital Corp.......................................  Delaware                       65-1003658
North American Tel-Com Group, Inc........................  Florida                        65-0776495
CATV Subscriber Services, Inc............................  North Carolina                 56-1005072
Cablemasters Corp........................................  Pennsylvania                   25-1447079
Channel Communications, Inc..............................  Kansas                         48-0922004
Excel Cable Construction, Inc............................  Florida                        59-2871649
Mich-Com Cable Services Incorporated.....................  Michigan                       38-2781181
State Wide CATV, Inc.....................................  Florida                        59-3408942
U.S. Cable, Inc..........................................  Wisconsin                      39-1028450
DAS-CO of Idaho, Inc.....................................  Idaho                          82-0292893
Network Cabling Services, Inc............................  Texas                          74-2176106
Schatz Underground Cable, Inc............................  Missouri                       43-1264442
Copenhagen Utilities & Construction, Inc.................  Oregon                         93-0653868
Texel Corporation........................................  Virginia                       54-1250992
LISN Company.............................................  Ohio                           34-1568854
Arion Sub, Inc...........................................  Delaware                       34-1894569
LISN, Inc................................................  Ohio                           34-1009157
Irwin Telecom Services, L.P..............................  Texas                          65-0974352
Irwin Telecom Holdings, Inc..............................  Delaware                       65-0974351
Fenix Holdings, Inc......................................  Florida                        65-0998248
Fenix Telecom Services Limited Partnership...............  Wisconsin                      65-0997844
Irwin Telecom Services, Inc..............................  Florida                        65-1001450
Fenix Telecommunications Services, Inc...................  Florida                        65-1001451
Hattech, Inc.............................................  Florida                        65-1010464
Midwest Splicing & Activation, Inc.......................  Minnesota                      41-1798110
Network Cabling Holdings, Inc............................  Florida                        65-1001453
Network Comprehensive Telecom, L.P. .....................  Texas                          76-0647320

------------

* The address for each of the additional Registrants is c/o Orius Corp., 1401 Forum Way, Suite 400, West Palm Beach, Florida 33401, telephone (561) 687-8300. The primary standard industrial classification number for each of the additional Registrants is 235900.

       THIS INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2000


PROSPECTUS


                                                                                    [ORIUS CAPITAL LOGO]
                                           NATG HOLDINGS, LLC
                                          ORIUS CAPITAL CORP.

                               EXCHANGE OFFER FOR
                                  $150,000,000
                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2010
          UNCONDITIONALLY GUARANTEED ON A SENIOR SUBORDINATED BASIS BY
                                  ORIUS CORP.
                 AND EACH OF NATG HOLDINGS, LLC'S SUBSIDIARIES
--------------------------------------------------------------------------------

                          WE ARE OFFERING TO EXCHANGE:
UP TO $150,000,000 OF OUR NEW 12 3/4% SENIOR SUBORDINATED NOTES DUE 2010, SERIES
                                       B
                                      FOR
      A LIKE AMOUNT OF OUR OUTSTANDING 12 3/4% SENIOR SUBORDINATED NOTES.
                        MATERIAL TERMS OF EXCHANGE OFFER

- The terms of the notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

- There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.


-  Expires 5:00 p.m., New York City time, October 16, 2000, unless extended.


- We believe that the exchange of notes will not be a taxable event for U.S. federal income tax purposes.

- Not subject to any material condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC.

-  We will not receive any proceeds from the exchange offer.

--------------------------------------------------------------------------------

FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               SEPTEMBER 14, 2000

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Prospectus Summary.........................    1
Risk Factors...............................   10
Forward-Looking Statements May Prove
  Inaccurate...............................   20
LISN Acquisition...........................   21
Exchange Offer; Registration Rights........   24
Use of Proceeds............................   34
Capitalization.............................   34
Unaudited Pro Forma Financial Statements...   35
Supplemental Unaudited Pro Forma Financial
  Data.....................................   40
Selected Historical Financial Data.........   45
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   46
Business...................................   56

                                             PAGE
                                             ----
Management.................................   69
Certain Relationships and Related Party
  Transactions.............................   75
Principal Stockholders.....................   78
Description of Parent's Securities.........   79
Description of Senior Credit Facilities....   81
Description of the Notes...................   84
Book Entry; Delivery and Form..............  125
United States Federal Income Tax
  Consequence..............................  129
Plan of Distribution.......................  132
Legal Matters..............................  133
Independent Accountants....................  134
Available Information......................  135
Index to Financial Statements..............  F-1

                         ------------------------------

     As used in this prospectus, references to "we," "our" and "Orius" refer to Orius Corp. and all of its subsidiaries. In those situations where it is important to distinguish between Orius Corp. and its subsidiaries, we use the term "Parent" to refer only to Orius Corp. We refer to NATG Holdings, LLC and Orius Capital Corp. as the "Issuers."

                               PROSPECTUS SUMMARY

     This summary highlights the material information about our company and this exchange offer. This summary does not contain all of the information that may be important to you in deciding whether to participate in the exchange offer. We encourage you to read this prospectus in its entirety.

                         SUMMARY OF THE EXCHANGE OFFER

The Initial Offering of
Outstanding Notes.............   We sold the outstanding notes on February 4,
                                 2000 to Deutsche Bank Securities Inc. and Banc of America Securities LLC. We collectively refer to these parties in this prospectus as the "initial purchasers." The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers under Rule 144A under the Securities Act.


Registration Rights
Agreement.....................   Simultaneously with the initial sale of the
                                 outstanding notes, we entered into a
                                 registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC within 120 days of issuing the outstanding notes and to cause this registration statement to be declared effective by the SEC within 210 days of issuing the outstanding notes. Because this registration statement was not declared effective by the SEC by September 6, 2000, which was the 210th day following the issuance of the outstanding notes, we have begun to incur additional interest on the outstanding notes, as liquidated damages, at a rate of 0.5% per annum. The exchange offer is intended to satisfy our obligations under the registration rights agreement. After the exchange offer is complete, you may no longer be entitled to any exchange or registration rights with respect to your outstanding notes.


The Exchange Offer............   We are offering to exchange the exchange notes,
                                 which have been registered under the Securities
                                 Act for your outstanding notes, which were issued on February 4, 2000 in the initial offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales.......................   We believe that the exchange notes issued in
                                 the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                                 - the exchange notes are being acquired in the
                                   ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate, and have no arrangement or
                                   understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an affiliate of ours.

                                 If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, these liabilities.

                                 Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.


Record Date...................   We mailed this prospectus and the related
                                 exchange offer documents to registered holders of outstanding notes on September 14, 2000.



Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, October 16, 2000, unless we decide to extend the expiration date. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to holders of the outstanding notes.


Conditions to the Exchange
Offer.........................   The exchange offer is not subject to any
                                 material condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC.

Procedures for Tendering
Outstanding Notes.............   We issued the outstanding notes as global
                                 securities. When the outstanding notes were issued, we deposited the global notes representing the outstanding notes with United
                                 States Trust Company of New York, as book-entry depositary. United States Trust Company issued a certificateless depositary interest in each global note we deposited with it, which represents a 100% interest in the notes, to The
                                 Depositary Trust Company, known as DTC.
                                 Beneficial interests in the outstanding notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

                                 You may tender your outstanding notes through book-entry transfer in accordance with DTC's Automated Tender Offer Program, known as ATOP. To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See "The Exchange Offer -- Procedures for Tendering Outstanding Notes" for more information.

                                 Do not send letters of transmittal and
                                 certificates representing outstanding notes to us. Send these documents only to the exchange agent. See "The Exchange Offer -- Exchange Agent" for more information.

Special Procedures for
Beneficial Owners.............   If you are the beneficial owner of book-entry
                                 interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.


Withdrawal Rights.............   You may withdraw the tender of your outstanding
                                 notes at any time prior to 5:00 p.m., New York
                                 City time on October 16, 2000.


Federal Income Tax
Considerations................   Based upon advice of counsel, we believe that
                                 the exchange of outstanding notes will not be a taxable event for United States federal income tax purposes. See "United States Federal Income
                                 Tax Consequences" for a more detailed
                                 discussion of the U.S. federal income tax consequences of the exchange offer and the ownership and disposition of the exchange notes.

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of exchange notes in the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent................   United States Trust Company of New York is
                                 serving as the exchange agent in connection with the exchange offer.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indenture. We use the term notes in this prospectus to collectively refer to the outstanding notes and the exchange notes.

Issuers....................  The exchange notes will be joint and several obligations of NATG and Orius Capital. Orius
                             Capital is a wholly owned subsidiary of NATG, which in turn is a wholly owned subsidiary of Parent. Orius Capital was formed in connection with the offering of the outstanding notes. Orius Capital has no assets, no liabilities other than the outstanding notes and no operations, and is prohibited from engaging in any business activities other than in connection with the notes.

Securities Offered.........  $150,000,000 in principal amount of 12 3/4% senior subordinated notes due 2010, Series B.

Maturity...................  February 1, 2010.

Interest Rate..............  12 3/4% per year, calculated using a 360-day year.

Interest Payment Dates.....  February 1 and August 1, commencing August 1, 2000.

Ranking....................  The exchange notes will be unsecured senior subordinated obligations of the issuers and will rank (1) junior to their existing and future senior debt, (2) senior to all debt of the issuers that is expressly subordinated to the exchange notes and
                             (3) equal to all other debt and other obligations of the issuers. As of June 30, 2000, the issuers had approximately $290.3 million of senior debt (including equipment debt and leases of $4.7 million), in addition to approximately $43.0 million that they had available to borrow under the senior credit facilities.

Guarantees.................  The issuers' obligations under the exchange notes and the related indenture will be jointly, severally, fully and unconditionally guaranteed on an unsecured senior subordinated basis by Parent and by all of the issuers' existing and future domestic subsidiaries. We collectively refer to these subsidiaries in this prospectus as the guarantors. See "Description of the
                             Notes -- Guarantees." As of June 30, 2000, the guarantors had approximately $290.3 million of senior debt to which their guarantees of the outstanding notes were subordinated.

Optional Redemption........  Except as described in the next paragraph, the issuers cannot redeem the exchange notes until February 1, 2005. Thereafter, they may redeem some or all of the notes at the redemption prices listed in the "Description of the Notes" section under the heading "Optional Redemption."

                             At any time before February 1, 2003, the issuers can choose to redeem up to 35% of the notes issued under the indenture with money raised in one or more equity offerings, as long as:

                             - they pay 112.75% of the principal amount of the
                               notes, plus accrued interest;

                             - they give notice of redemption within 60 days of
                               completing the equity offering; and

                             - at least 65% of the aggregate principal amount of
                               notes issued under the indenture remains outstanding afterwards.

Change of Control Offer....  If a change of control occurs, the issuers must offer to purchase exchange notes from holders at 101% of their principal amount, plus accrued interest.

                             The issuers might not be able to pay you the required price for exchange notes you present at the time of a change of control, because:

                             - they might not have enough funds at that time; or

                             - the terms of their senior debt may prevent them
                               from paying that amount.

Asset Sale Proceeds........  If we engage in asset sales, we generally must either (1) invest the net cash proceeds from the sales in our business, (2) prepay senior debt within a period of time or (3) make an offer to purchase a principal amount of exchange notes equal to the excess net cash proceeds from the asset sale. The purchase price of the exchange notes out of the asset sale proceeds will be 100% of their principal amount, plus accrued interest.

Certain Covenants..........  The indenture under which the outstanding notes were issued will govern the exchange notes. This indenture contains covenants limiting our ability to, among other things:

                             - incur additional debt;

                             - pay dividends or distributions on our capital
                               stock or repurchase our capital stock;

                             - issue stock of subsidiaries;

                             - make certain investments;

                             - create liens on our assets to secure debt;

                             - enter into transactions with affiliates;

                             - merge or consolidate with another company; and

                             - transfer and sell assets.

                             These covenants are subject to a number of important limitations and exceptions.

                                  ORIUS CORP.

     Unless otherwise indicated, pro forma revenue data presented in this prospectus for 1999 and for the six months ended June 30, 2000 give effect to
(1) our acquisition of LISN Holdings, Inc. and its subsidiaries in December 1999, and (2) the nine other acquisitions we have completed in 1999 and 2000.

     We believe that we are one of the largest independent providers of comprehensive telecom infrastructure services in the U.S., with operations in 48 states. We offer a full spectrum of services, including:

     - External Telecom Services -- installation, design, engineering and maintenance of fiber optic, coaxial and copper cable networks for the telecom industry, which consists of the telecommunications services segment and the broadband services segment; and

     - Internal Telecom Services -- engineering, furnishing and installation of network equipment and related components and related maintenance services, primarily in the central offices of telecommunications services providers, which we refer to as "EF&I Services," and similar network services for commercial, governmental and institutional entities, which we refer to as "Network Services."

We believe that our ability to provide comprehensive, quality service on a nationwide basis positions us as a leading, full-service provider of telecom infrastructure services.

     Our principal customers are providers of telecom services, including telecommunications services and broadband services. Providers of telecommunications services generally include the Regional Bell Operating Companies and other incumbent local exchange carriers, competitive local exchange carriers and long distance carriers. Our primary telecommunications services customers include Ameritech, AT&T, DTI, GTE, MCI WorldCom, Verizon and Williams Communications. Broadband services refer to the emerging initiative of traditional cable companies to provide a comprehensive package of cable service, telephone service, Internet access and other data and voice transmission services. Our primary broadband services customers include Adelphia, AT&T Broadband & Internet Services, Charter Communications, Clearsource, Comcast, Cox Communications, Digital Access and Universal Access. In addition, we provide our Network Services for commercial, governmental and institutional customers such as Compaq, Dell, EDS and the World Bank.

                             COMPETITIVE STRENGTHS

     We believe that we possess a number of competitive strengths that position us as a leading provider of telecom infrastructure services and provide us with the ability to meet the increased demand for these services and to take advantage of the strong technology-driven growth occurring in the telecom industry, including:

     - Comprehensive service capabilities,

     - Broad geographic coverage,

     - Strong customer relationships,

     - Reputation and commitment to quality,

     - Decentralized operating strategy, and

     - Experienced management.

                               BUSINESS STRATEGY

     Our objective is to enhance what we believe is our position as one of the largest providers of comprehensive telecom infrastructure services in the U.S. We seek to utilize our competitive strengths to take advantage of substantial growth opportunities in the telecom industry that favor large companies like us with significant capital resources. Key elements of our growth and operating strategies include the following:

     - Continuing to Grow Internally. We believe we can continue to achieve internal growth by:

               - Continuing to develop national service capabilities;

               - Focusing on cross-selling opportunities;

               - Maximizing performance of existing operations; and

               - Expanding our service offerings.

     - Selectively Pursuing Strategic Acquisitions.

     - Attracting, Training and Retaining Highly Qualified Personnel.

                                LISN ACQUISITION

     On December 15, 1999, Parent and LISN Holdings, Inc. entered into a series of transactions that resulted in LISN becoming a wholly owned subsidiary of NATG. In connection with the LISN acquisition, Parent was acquired by an investor group consisting of LISN's former stockholders, including Willis Stein & Partners and members of LISN's management, certain new co-investors and members of Parent's and its subsidiaries' management. Willis Stein & Partners, its co-investors and members of LISN's management invested cash in the aggregate of $112.2 million in LISN and exchanged their LISN securities for similar securities issued by Parent as part of the LISN acquisition. For a more detailed description of the components of the LISN acquisition, see "LISN Acquisition."

                              RECENT DEVELOPMENTS

     Since January of this year we have completed four acquisitions. In January 2000, we completed the acquisition of Irwin Utilities of Texas, Inc. and three related entities. Irwin is a Dallas, Texas based provider of External Telecom Services to telecom services providers in a variety of states. Irwin's primary customers include AT&T Broadband & Internet Services, Charter Communications and Time Warner. In April 2000, we completed the acquisitions of Fenix Communications, Inc. and Fenix Limited Partnership, which we collectively refer to as "Fenix," and Midwest Splicing and Activation, Inc. Fenix and Midwest provide External Telecom Services to broadband service providers in and around the Great Lakes region of the U.S. and the Midwest region of the U.S., respectively. Fenix's primary customer is Charter Communications and Midwest's primary customers include Media One and Paragon Cable. In May 2000, we completed the acquisition of Hattech, Inc. Based in Chantilly, Virginia, Hattech provides a wide range of network integration services to telecommunications service providers and internet service providers. Hattech's primary customer is AT&T.

     The aggregate purchase price for these acquisitions was approximately $74.2 million, consisting of approximately $60.7 million of cash, $12.2 million of Parent's securities and the assumption of $1.3 million of debt. We funded $42.0 million of the cash purchase price with borrowings under our senior credit facilities. These four companies had aggregate revenue and EBITDA for the year ended December 31, 1999 of $78.8 million and $15.8 million, respectively. Our revenue and cash flow provided by operations were $167.0 million and $13.8 million, respectively, for the year ended December 31, 1999.

     In July 1999, we entered into a non-binding letter of intent to acquire a northeastern EF&I service provider for approximately $20.0 million. Completion of this acquisition is conditioned upon satisfactory completion of due diligence and negotiation of a definitive agreement. If we complete this acquisition, we would expect the closing to occur in the fourth quarter.


                                EQUITY INVESTOR

     Willis Stein & Partners is a leading private equity investment firm based in Chicago, Illinois that specializes in negotiated investments in the telecom, business services, media and publishing, manufacturing, financial services and health care industries. Willis Stein & Partners, through its limited partnership funds, had approximately $1.2 billion of assets under management as of December 31, 1999. Other investments sponsored by Willis Stein & Partners in the telecom and media sectors include The Petersen Companies, Protocol Holdings, College Television Network, Interlink Communication Partners and LISN Holdings, Inc. Unless otherwise noted, references in this offering memorandum to Willis Stein & Partners refer to Willis Stein & Partners II, L.P., Willis Stein & Partners Dutch, L.P. and their respective management companies.

                                  RISK FACTORS

     For a discussion of some of the factors that you should consider before participating in this exchange offer, see "Risk Factors."
                         ------------------------------

     Parent is a Florida corporation, NATG is a Delaware limited liability company and Orius Capital is a Delaware corporation. Our principal executive offices are located at 1401 Forum Way, Suite 400, West Palm Beach, Florida 33401. Our telephone number is (561) 687-8300.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

     Set forth below is summary unaudited pro forma financial data for Orius. The summary unaudited pro forma financial data has been derived by the application of pro forma adjustments to the historical consolidated financial statements of LISN, Orius and each of the companies acquired by us since March 1998 (collectively, the "Acquired Companies"). The summary unaudited pro forma financial data presented below is intended to give you a better understanding of what the results of operations of all of our businesses might have looked like had they been combined as of the beginning of the periods presented. Our combined financial position at June 30, 2000 is reflected in our historical balance sheet included elsewhere in this prospectus. You should read the summary unaudited pro forma financial data in conjunction with the information contained in "Unaudited Pro Forma Financial Statements," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Supplemental Unaudited Pro Forma Financial Data" and the financial statements and the related notes appearing elsewhere in this prospectus.

                                                                  SIX MONTHS         YEAR ENDED
                                                                ENDED JUNE 30,      DECEMBER 31,
                                                                     2000               1999
                                                                --------------      ------------
                                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues..................................................       $369,501           $587,179
  Expenses:
    Direct costs............................................        263,334            419,123
    General and administrative..............................         41,846             63,444
    Depreciation and amortization...........................         14,522             26,795
                                                                   --------           --------
  Total expenses............................................        319,702            509,362
  Income from operations....................................         49,799             77,817
  Other Expense:
    Interest expense, net...................................         32,574             64,772
    Other expense...........................................           (105)               142
                                                                   --------           --------
  Income before income tax provision and extraordinary
    charge..................................................         17,330             12,903
  Provision for income taxes................................         10,659             10,989
                                                                   --------           --------
  Net income before extraordinary charge....................       $  6,671           $  1,914
                                                                   ========           ========
OTHER DATA:
  Ratio of earnings to fixed charges........................           1.49               1.18

                                  RISK FACTORS

     You should carefully consider the following factors and the other information in this prospectus before you decide whether to participate in the exchange offer.

RISKS ASSOCIATED WITH THE EXCHANGE OFFER

BECAUSE THERE IS NO PUBLIC MARKET FOR THE NOTES, YOU MAY NOT BE ABLE TO RESELL YOUR NOTES.

     The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market. Therefore, you may not be able to sell your notes. Even if a trading market were to develop, the market could be illiquid. If the trading market for the notes is illiquid, you may not be able to sell your notes or may not be able to sell them at a desirable price.

     If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

     We do not intend to list the notes on any trading exchange or to do anything to facilitate the develop of a trading market for the notes. We understand that the initial purchasers presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement.

     In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see "Exchange Offer; Registration Rights."


YOUR OUTSTANDING NOTES WILL NOT BE ACCEPTED FOR EXCHANGE IF YOU FAIL TO FOLLOW THE EXCHANGE OFFER PROCEDURES AND, AS A RESULT, YOUR NOTES WILL CONTINUE TO BE SUBJECT TO EXISTING TRANSFER RESTRICTIONS AND YOU MAY NOT BE ABLE TO SELL YOUR OUTSTANDING NOTES.


     We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of notes, we will not accept your notes for exchange.

IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES, YOUR OUTSTANDING NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING TRANSFER RESTRICTIONS AND YOU MAY NOT BE ABLE TO SELL YOUR OUTSTANDING NOTES.

     We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

RISKS RELATING TO THE NOTES

BECAUSE WE HAVE SUBSTANTIAL DEBT, WE MAY HAVE DIFFICULTY IN MAKING PAYMENTS ON THE NOTES.

     We have indebtedness that is substantial in relation to our shareholders' equity. Because we have substantial debt, we may have difficulty in making payments on the notes. As of June 30, 2000, we had $591.0 million in aggregate principal amount of consolidated indebtedness outstanding, $290.3 million of which was senior to the notes, and a shareholders' deficit of $215.6 million.

     Our substantial indebtedness could have important consequences for you, including:

     - we may have difficulty making payments on the notes;

     - our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

     - a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our debt, reducing the funds available to us for other purposes, including expansion through acquisitions and expansion of our service offerings;

     - certain of our borrowings are and will continue to be at variable rates of interest, which exposes us to the risk of a rise in interest rates;

     - substantially all of our assets have been pledged to secure our obligations under our senior credit facilities and will be unavailable to secure other debt, which will limit our ability to obtain additional debt financing;

     - we may be substantially more leveraged than some of our competitors, which may place us at a competitive disadvantage; and

     - our substantial indebtedness may hinder our ability to adjust rapidly to changing market conditions and could make us more vulnerable in the event of a downturn in general economic conditions or our business.

     Our ability to make scheduled payments or to refinance our obligations under our indebtedness will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. Our operating performance, cash flow and capital resources may not be sufficient for payment of our debt in the future. If our cash flow and capital resources are not sufficient to fund our debt service obligations, we could be forced to reduce or delay scheduled expansion and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt service and other obligations, we may not be able to do so on favorable terms and may not be able to do so quickly enough to allow us to make payments on the notes when due. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

DESPITE SUBSTANTIAL LEVELS OF DEBT, WE MAY STILL BE ABLE TO INCUR EVEN MORE DEBT, WHICH COULD FURTHER EXACERBATE THE RISK THAT WE MAY NOT BE ABLE TO MAKE PAYMENTS ON THE NOTES.


     We may be able to incur substantial debt in the future. The terms of the indenture and the senior credit facilities permit the incurrence of additional debt under some circumstances. In particular, as of July 5, 2000, we would have been able to incur an additional $100.0 million of borrowings. We anticipate that we will fund future acquisitions in part through the incurrence of additional indebtedness. For example, if we consummated the acquisition contemplated by the July 1999 non-binding letter of intent disclosed under "Prospectus Summary -- Recent Developments," we expect that we would fund a portion of the $20 million purchase price with borrowings under our senior credit facility. If new debt is added to our existing debt, the related risks that you face as a holder of the notes could intensify.

BECAUSE THE NOTES AND THE GUARANTEES ARE SUBORDINATED TO SENIOR DEBT, IN THE EVENT THE ISSUERS BECOME INSOLVENT, THE HOLDERS OF THE NOTES WILL NOT RECEIVE ANY PAYMENT ON THE NOTES UNTIL ALL SENIOR DEBT IS PAID IN FULL.

     Payment on the notes is subordinated in right of payment to all of our senior indebtedness, including the senior credit facilities. By reason of the subordination provisions of the indenture, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the issuers, holders of notes will not receive any payment on the notes until all senior debt, including the senior credit facilities, is paid in full. As a result, in the event of the liquidation or dissolution of the issuers, holders of the notes may receive less, ratably, than holders of senior debt.

     In addition, no payment will be able to be made in respect of the notes during the continuance of payment defaults on our senior debt, and payments on the notes may be prohibited for up to 180 consecutive days in the event of a non-payment default on our senior debt. As of June 30, 2000, the aggregate principal amount of our consolidated indebtedness to which the notes were subordinated was approximately $290.3 million. The notes are unsecured, and are effectively subordinated to all secured obligations to the extent of the value of the assets securing the secured obligations. The guarantees are similarly subordinated and, as of June 30, 2000, were subordinated to approximately $290.3 million of debt.


ORIUS CAPITAL HAS NO ASSETS FROM WHICH TO MAKE PAYMENTS ON THE NOTES AND PARENT'S GUARANTEE PROVIDES LITTLE, IF ANY, ADDITIONAL CREDIT SUPPORT FOR THE NOTES. YOU SHOULD NOT RELY ON EITHER ORIUS CAPITAL OR PARENT TO RECEIVE PAYMENTS ON THE NOTES.


     Orius Capital was formed in connection with the initial offering of the outstanding notes and has no assets and no operations from which to make payments on the notes and is prohibited from engaging in any business activities, except in connection with the notes. In addition, Parent is a holding company whose sole source of operating income and cash flow is derived from NATG and whose only material asset is NATG's capital stock. Parent is therefore dependent upon dividends and distributions of NATG's earnings to perform its obligations under its guarantee. As a result, Parent's guarantee provides little, if any, additional credit support for the notes. Furthermore, the indenture does not impose any restrictions on the business or operations of Parent or on, among other things, the amount of indebtedness that Parent may incur.

NATG WILL NOT BE ABLE TO MAKE PAYMENTS ON THE NOTES UNLESS IT RECEIVES SUFFICIENT DIVIDENDS AND LOANS FROM ITS SUBSIDIARIES.

     NATG is a holding company. Its subsidiaries conduct substantially all of its operations and own substantially all of its assets. NATG's cash flow and its ability to meet its debt service obligations depend upon the cash flow of its subsidiaries and the payment of funds by its subsidiaries in the form of loans and dividends. NATG will not be able to make payments on the notes unless it receives sufficient dividends and loans from its subsidiaries. NATG's subsidiaries are not obligated to make funds available to NATG for payments on the notes. In addition, the ability of its subsidiaries to make payments to it will depend on their earnings, the terms of their debt, business and tax considerations and legal restrictions.

IF WE BECAME INSOLVENT, THE LENDERS UNDER THE SENIOR CREDIT FACILITY WOULD HAVE A CLAIM ON ALL OF OUR ASSETS BEFORE THE HOLDERS OF THE NOTES.

     The notes are not secured by any of Parent's assets or any of its subsidiaries' assets. Our obligations under our senior credit facilities are secured by substantially all of Parent's assets and its subsidiaries' assets. If an issuer became insolvent or was liquidated, or if payment under the senior credit facilities was accelerated, the lenders under the senior credit facilities will have a claim on all assets securing the senior credit facilities before the holders of unsecured debt, including the notes.

IF WE ARE UNABLE TO COMPLY WITH THE NUMEROUS COVENANTS UNDER THE SENIOR CREDIT FACILITIES AND THE INDENTURE, ALL OF OUR INDEBTEDNESS COULD BE ACCELERATED AND WE MIGHT NOT BE ABLE TO PAY THE NOTES IN FULL.

     In the event that we fail to comply with the numerous covenants contained in our senior credit facilities and the indenture, we would be in default under our senior credit facilities and the maturity of substantially all of our long-term indebtedness could be accelerated. If the indebtedness under the senior credit facilities was accelerated, we may not be able to repay the indebtedness under the notes in full.

     The senior credit facilities require Parent to meet financial ratios and tests, including:

     - a minimum consolidated net worth test;

     - a maximum consolidated total leverage test;

     - a minimum interest coverage test; and

     - a minimum consolidated fixed charge coverage test.

     Our ability to comply with the covenants and other terms of our senior credit facilities and the indenture and to satisfy our debt obligations will depend on our future operating performance.

     See "Description of Senior Credit Facilities" and "Description of the
Notes."

IF WE WERE REQUIRED TO WRITE OFF A SIGNIFICANT AMOUNT OF OUR GOODWILL OR TO SIGNIFICANTLY REDUCE THE PERIOD OVER WHICH WE AMORTIZE GOODWILL, WE MIGHT NOT BE ABLE TO COMPLY WITH THE NET WORTH COVENANT IN OUR SENIOR CREDIT FACILITY, WHICH COULD CAUSE ALL OF OUR INDEBTEDNESS TO BE ACCELERATED, IN WHICH CASE WE MIGHT NOT BE ABLE TO PAY THE NOTES IN FULL.

     If we were required to write off a significant amount of our goodwill or to significantly reduce the period over which we amortize goodwill, we might not be able to comply with the net worth covenant in our senior credit facility, which could cause all of our indebtedness to be accelerated. If all of our indebtedness was accelerated, we might not be able to pay the notes in full.

     We have a significant amount of goodwill. As of June 30, 2000, we had unamortized goodwill of $418.7 million, which is currently being amortized over a 25-year period. If we were to determine that this goodwill had become impaired, meaning that the value of our business had declined, we would be required to write-off a portion of this goodwill, which would reduce our earnings and our net worth. If the write-off was significant, it could cause us to violate our net worth covenant. We are required under our senior credit facility to maintain net worth of at least $128.5 million. As of June 30, 2000, we had net worth, as defined in our senior credit agreement, of $189.2 million.

     Similarly, if we were required, due to a change in accounting policy or otherwise, to significantly reduce the period over which we amortize our goodwill, we might violate the net worth covenant. A reduction in the amortization period would result in an increase in our amortization expense, which in turn would reduce our earnings and net worth. See "Description of Senior Credit Facilities."


THE GUARANTEES MAY BE UNENFORCEABLE DUE TO FRAUDULENT CONVEYANCE STATUTES, IN WHICH CASE YOU WOULD NOT BE ABLE TO RELY UPON THE GUARANTORS' ASSETS TO RECEIVE PAYMENT ON THE NOTES.


     The obligations of the guarantors may be subject to challenge under state or federal fraudulent transfer laws. If a guarantee were determined to be a fraudulent conveyance, it could be unenforceable and you would not be able to rely on the guarantee to secure payment of the notes. In general, under fraudulent conveyance laws, a court can subordinate or avoid an obligation such as a guarantee if it determines that the obligation was incurred with actual intent to hinder, delay or defraud creditors or if the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor also:

     - was insolvent or rendered insolvent as a result of the guarantee;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

     Generally an entity is insolvent if:

     - the sum of its debts, including contingent or unliquidated debts, is greater than all of its property at a fair valuation; or

     - the present fair salable value of its assets is less than the amount required to pay its probable liability on existing debts as they become due.


WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL OFFER, IN WHICH CASE WE WOULD BE IN DEFAULT ON THE NOTES. A CHANGE OF CONTROL MAY ALSO CAUSE ALL OF OUR SENIOR DEBT TO BE ACCELERATED, IN WHICH CASE WE MAY NOT BE ABLE TO PAY THE NOTES IN FULL.


     Upon the occurrence of specified change of control events, we are required to offer to purchase each holder's notes at a price of 101% of their principal amount plus accrued interest. We may not have sufficient financial resources to purchase all of the notes that holders tender to us upon a change of control offer. The occurrence of a change of control could also constitute an event of default under the senior credit facilities and/or any of our future credit agreements. Our bank lenders may also have the right to prohibit us from repurchasing the notes, in which event we would be in default on the notes. See "Description of the Notes -- Change of Control."

RISKS RELATING TO OUR BUSINESS

IF WE ARE UNABLE TO CONTINUE TO SUCCESSFULLY INTEGRATE THE COMPANIES WE HAVE ACQUIRED AND TO MANAGE THE RISKS ASSOCIATED WITH OUR ACQUISITION STRATEGY, INCLUDING THE RISKS ASSOCIATED WITH INCURRING ADDITIONAL DEBT TO FUND ACQUISITIONS, OUR PROFITABILITY WOULD BE REDUCED AND WE MAY NOT BE ABLE TO GENERATE ENOUGH CASH FLOW TO MAKE PAYMENTS ON THE NOTES.

     If we are unable to integrate or successfully manage the companies we have acquired, including LISN, or the businesses that we may acquire in the future, we may not realize anticipated cost savings and revenue growth, which may result in reduced profitability or operating losses and prevent us from making payments on the notes.

     Acquisitions involve a number of special risks including:

     - failure of the acquired businesses to achieve the results we expect;

     - diversion of our management's attention from operational matters;

     - our inability to retain key personnel of the acquired businesses;

     - risks associated with unanticipated events or liabilities;

     - risks associated with the incurrence of additional senior debt to fund the acquisitions;

     - the potential disruption of our business; and

     - customer dissatisfaction or performance problems at the acquired businesses.

     The realization of all or any of the risks described above could materially and adversely affect the reputation of our company and reduce our revenues, which could prevent us from making payments on the notes.

IF WE ARE UNABLE TO ATTRACT ACQUISITION CANDIDATES AND TO OBTAIN FINANCING FOR FUTURE ACQUISITIONS, OUR BUSINESS MAY NOT BE SUCCESSFUL AND WE MAY NOT BE ABLE TO MAKE PAYMENTS ON THE NOTES.

     We may be unable to support our strategy of growth through acquisitions if we cannot attract acquisition candidates and finance future acquisitions. We expect to face competition for acquisition candidates, which may limit the number of our acquisition opportunities and may lead to higher acquisition prices. If we are unable to grow through acquisitions, our business may not be successful and we may not be able to make payments on the notes.

     We expect to use Parent's equity or debt securities for all or a portion of the consideration for future acquisitions. If Parent's equity securities do not maintain a sufficient value or potential acquisition candidates are unwilling to accept Parent's equity or debt securities as part of the consideration for the sale of their businesses, we may be required to utilize more of our cash resources to pursue our acquisition program, whether through additional borrowings under our senior credit facilities, cash on hand or otherwise. Using cash for acquisitions limits our financial flexibility and makes us more likely to seek additional capital through future debt or equity financings. When we seek additional debt or equity financings, we may not be able to complete the financing or may not be able to complete the financing on terms acceptable to us.

     We are required to obtain the consent of our senior lenders for acquisitions that exceed minimum levels of cash consideration and the aggregate amount we can borrow under the senior credit facilities to finance acquisitions is limited. Our senior lenders may not permit us to complete future acquisitions.

WE HAVE EXPERIENCED RAPID GROWTH IN THE PAST TWO YEARS, HAVING ACQUIRED 18 BUSINESSES, AND WE INTEND TO ACQUIRE ADDITIONAL BUSINESSES IN THE FUTURE. IF WE ARE UNABLE TO MANAGE THIS GROWTH, OUR PROFITABILITY WILL BE REDUCED AND WE MAY NOT BE ABLE TO MAKE PAYMENTS ON THE NOTES.

     Our acquisition of 18 businesses in the past two years has placed, and is expected to continue to place, a significant strain on our managerial, operational and financial resources. As part of our growth strategy, we expect to pursue additional acquisitions in the future. If we are unable to manage our growth, our profitability will be reduced and we may not be able to make payments on the notes. To manage any future growth, we must continue to implement and improve our operational and financial systems, and must expand, train and manage our expanded employee base. For example, we had 5,885 employees at June 30, 2000, as compared to 2,670 employees at June 30, 1999. We may encounter unexpected difficulties in managing the expansion of our operations, and our systems, products and controls may be inadequate to support our expanded operations. Any inability to manage growth effectively could reduce our profitability and prevent us from making payments on the notes.

ALL OF OUR CUSTOMER CONTRACTS CAN BE CANCELED ON SHORT NOTICE. IF OUR CUSTOMER CONTRACTS WERE CANCELED, OUR REVENUE WOULD DECREASE, WHICH COULD PREVENT US FROM MAKING PAYMENTS ON THE NOTES.


     All of our customer contracts are cancelable upon 90 days' notice or less without penalty, except, in some cases, for the recovery of our actual committed costs and profit on work performed up to the date of cancellation. Accordingly, our future revenues may not approximate our historical performance. In addition, because all of our customer contracts are cancelable, our backlog, which was approximately $663 million as of June 30, 2000, is not necessarily indicative of our future revenue. If any canceled contracts are not replaced with contracts from other customers, or if we do not receive orders under our master service agreements, our revenue would decrease and we could be unable to meet our fixed expenses, including payments on the notes.

IF WE WERE TO LOSE VERIZON AS A CUSTOMER, OUR REVENUE WOULD DECREASE SUBSTANTIALLY, WHICH COULD PREVENT US FROM MAKING PAYMENTS ON THE NOTES.

     Our revenue from Verizon represented approximately 25.2% of our pro forma revenue for the six months ended June 30. In recent months, our revenue from Verizon has increased in both absolute terms and as a percentage of our revenue and this trend may continue for the foreseeable future. The loss of Verizon as a customer or a significant decline in its demand for our services would substantially reduce our revenue and could prevent us from making payments on the notes. Many of our contracts with Verizon do not guarantee us a particular amount of work, therefore, despite the long-term nature of some of these contracts, they do not provide us with the security that a typical long-term contract might.

OUR EXTERNAL TELECOM SERVICES BUSINESS IS SEASONAL, EXPOSING US TO REDUCED REVENUE IN THE FIRST AND FOURTH QUARTERS OF EACH YEAR, WHICH MAY NEGATIVELY IMPACT THE TRADING MARKET FOR YOUR NOTES.

     Our revenue and net income in the first quarter and the fourth quarter have in the past been, and may in the future be, reduced by adverse holiday season shutdowns, weather conditions and the year-end budgetary spending patterns of our customers. The quarterly variations in our revenues and income could negatively impact the trading market for your notes, should a trading market develop, in which case you may not be able to sell your notes or to sell them at a desirable price.

     For example, our pro forma revenue for each of the four quarters of 1999 and the first and second quarters of 2000 were:

                                                            PRO FORMA
                                                             REVENUE
                        QUARTER                           (IN MILLIONS)
                        -------                           -------------
1999
  First quarter.........................................      $111
  Second quarter........................................       140
  Third quarter.........................................       166
  Fourth quarter........................................       170
2000
  First quarter.........................................       171
  Second quarter........................................       199


As shown above, our revenues remained flat during the fourth quarter of 1999 and the first quarter of 2000. Because our operating results may vary significantly from quarter to quarter based on the factors described above, our operating results may not meet the expectations of analysts and investors, and this could negatively impact the trading market for your notes.


WE EXPECT OUR QUARTERLY RESULTS TO FLUCTUATE. IF WE FAIL TO MEET REVENUE AND EARNINGS ESTIMATES, THE TRADING MARKET FOR YOUR NOTES WOULD BE ADVERSELY EFFECTED.

     Quarterly variations in our revenues and net income result from several factors, including:

     - the timing and magnitude of acquisitions;

     - variations in the margins of projects performed during any particular quarter;

     - the timing and volume of work under new agreements;

     - the spending patterns of customers;

     - the termination of existing agreements;

     - costs we incur to support growth internally or otherwise;

     - the change in mix of our customers, contracts and business;

     - fluctuations in construction and design costs; and

     - regional and general economic conditions.

     Due to these factors, quarterly revenues, expenses and results of operations could vary significantly in the future. Because our operating results may vary significantly from quarter to quarter based upon the factors described above, results may not meet the expectations of analysts and investors, which could negatively impact the trading market for your notes.

AN INCREASE IN INTEREST RATES COULD REDUCE OUR PROFITABILITY AND PREVENT US FROM MAKING PAYMENTS ON THE NOTES WHEN DUE.

     A substantial portion of our existing indebtedness, including all of our indebtedness under our senior credit facilities, bears interest at variable rates. At June 30, 2000, we had variable rate debt of $285.8 million. We currently hedge a portion of our exposure to fluctuations in interest rates. As a result, we are vulnerable to interest rate fluctuations, and an increase in interest rates could substantially increase our interest expense, which could in turn reduce our profitability and could prevent us from making payments on the notes when due.


A DECLINE IN THE WORK ASSIGNED TO US UNDER OUR MASTER SERVICE, TURNKEY AND OTHER MAINTENANCE SERVICE AGREEMENTS WOULD REDUCE OUR REVENUE, WHICH COULD MAKE IT DIFFICULT FOR US TO MAKE PAYMENTS ON THE NOTES.



     A significant decline in work assigned to us under our master service, turnkey and other maintenance service agreements could reduce our revenue and make it difficult for us to make payments on the notes. Under our master service agreements, our customers have no obligation to undertake any installation projects or other work with us. In addition, our customers may use their own regularly employed personnel instead of us, which would reduce our revenue. Therefore, despite the long-term nature of these master service agreements, they do not give us the security that typical long-term contracts may provide. Similarly, under our other maintenance agreements, our customers do not generally guarantee us a particular amount of work.


IF WE ARE UNABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES, OR IF A SHORTAGE OF LABOR INCREASES OUR LABOR COSTS SUBSTANTIALLY, OUR PROFITABILITY WOULD BE REDUCED AND WE MIGHT NOT BE ABLE TO MAKE PAYMENTS ON THE NOTES.


     Our ability to provide high-quality services on a timely basis requires that we employ an adequate number of skilled engineers, installation technicians, equipment operators, linemen, foremen, cable and fiber splicers and project managers. As projects are completed, we typically experience a high turn-over rate among these employees. For the year ended December 31, 1999, we experienced an employee turnover rate of 36% and, for the six month ended June 30, 2000, we experienced an employee turnover rate of 32%. Because we have been able to recruit and train a sufficient number of employees, this turnover has not had a material adverse effect on our business to date. However, if we are unable to attract and retain a sufficient number of qualified employees in the future, our profitability will be reduced and we might not be able to make payments on the notes. We, like many of our competitors, are currently experiencing shortages of qualified personnel. We may not be able to maintain the skilled labor force necessary to operate efficiently and to support our growth strategy. In addition, our labor expenses could increase as a result of a shortage in the supply of skilled personnel. To the extent we cannot hire employees on a full-time basis, we are often required to hire independent contractors at rates higher than those we would pay to our own employees for comparable work. As of June 30, 2000, we had approximately 1,800 subcontracted workers. A substantial increase in our labor costs would also reduce our profitability, which could prevent us from making payments on the notes.

TECHNOLOGICAL AND REGULATORY CHANGES COULD REDUCE DEMAND FOR OUR SERVICES AND REDUCE OUR REVENUE, WHICH COULD PREVENT US FROM MAKING PAYMENTS ON THE NOTES.

     New technologies could reduce the need for installation, repair and replacement of wireline services, which could reduce the demand for our services, which would reduce our revenue and could prevent us from making payments on the notes. The telecom industry is subject to rapid changes in technology. Wireline systems used for the transmission of video, voice and data are subject to potential displacement by various technologies, including wireless technologies. We do not currently design, install or repair wireless networks, although we intend to expand our service offerings to include these services in the future. We may not be successful in developing or marketing our services to wireless network operators. In addition, our customers may develop new technologies that allow users to receive enhanced services without a significant upgrade of their existing telecommunications networks. Additionally, the telecom industry is subject to significant governmental regulation at the federal, state and local levels. Regulatory changes in the telecom industry could reduce the demand for our services. Due in part to changes in the regulatory environment, the telecom industry has been characterized by a high level of consolidation that may result in the loss of one or more customers.

BECAUSE SOME OF OUR COMPETITORS HAVE GREATER RESOURCES THAN WE DO AND BECAUSE THERE ARE FEW BARRIERS TO ENTRY IN OUR INDUSTRY, WE MAY NOT BE ABLE TO MAINTAIN AND ENHANCE OUR COMPETITIVE POSITION. IF WE ARE UNABLE TO DO SO, OUR BUSINESS WILL NOT BE SUCCESSFUL AND WE WILL NOT BE ABLE TO MAKE PAYMENTS ON THE NOTES.

     Our industry is highly competitive and is served by numerous small, owner-operated companies, a few large national companies and several large regional companies. There are relatively few barriers to entry in our industry and we expect that competition will intensify in the future. As a result, any organization that has adequate financial resources and access to technical expertise may become one of our competitors. We therefore may not be able to maintain or enhance our competitive position. If we are unable to do so, our business will not be successful and we will not be able to make payments on the notes.

     Competition in the industry depends on a number of factors, including price. Our competitors, particularly the smaller, owner-operated companies, may have lower overhead cost structures and may, therefore, be able to provide their services at lower rates than we can. Some of our competitors have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than we do, including Dycom Industries, Inc., Mastec, Inc., Quanta Services, Inc. and others. As a result, they may be able to develop and expand their customer base more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than we can. In addition, our competitive position within our industry would suffer if we were to lose our status as a "preferred" service provider to our significant customers. We also face competition from the in-house service organizations of our existing or prospective customers who often employ personnel that perform some of the same types of services as we do. Our revenues would decrease if these customers increased the amount of services performed by their in-house organizations, which could prevent us from making payments on the notes.

OUR CONTROLLING STOCKHOLDERS MAY MAKE DECISIONS THAT COULD ADVERSELY AFFECT THE HOLDERS OF THE NOTES, SUCH AS DECISIONS TO ISSUE ADDITIONAL DEBT OR TO DECLARE DIVIDENDS.

     Willis Stein & Partners owns capital stock representing approximately 42% of the outstanding voting power of Parent. Willis Stein & Partners and all of our other stockholders have entered into an investors agreement governing the composition of Parent's board of directors. Willis Stein & Partners has the right to designate a majority of the members of that board. As a result, Willis Stein & Partners has the ability to appoint new management and approve any action requiring the approval of Parent's stockholders and may make decisions that could adversely affect the holders of the notes. For example, the directors have the authority to make decisions affecting Parent's capital structure, and Willis Stein may appoint directors that would vote to issue additional indebtedness or declare dividends. The interests of Willis Stein & Partners may not be the same as those of the holders of the notes.

BECAUSE OUR SENIOR MANAGEMENT TEAM HAS AN AVERAGE OF OVER 20 YEARS OF EXPERIENCE IN OUR INDUSTRY AND SIGNIFICANT ACQUISITION EXPERIENCE, THEY WOULD BE DIFFICULT TO REPLACE. THE DEPARTURE OF KEY PERSONNEL COULD DISRUPT OUR BUSINESS AND REDUCE OUR PROFITABILITY, WHICH COULD PREVENT US FROM MAKING PAYMENTS ON THE NOTES WHEN DUE.

     We depend upon the continued services and experience of our senior management team, including William J. Mercurio, our President and Chief Executive Officer, and of the managers of businesses we acquire. Our executive management and the senior management of our operating subsidiaries have an average of over 20 years of experience in the telecom infrastructure services industry. Our executive management team also has significant acquisition experience. The loss of the services of any of our key employees, because they would be difficult to replace, could disrupt our business plan and growth strategy and reduce our profitability, which could prevent us from making payments on the notes when due.

ENVIRONMENTAL AND SAFETY REQUIREMENTS COULD CAUSE US TO INCUR MATERIAL COSTS IN THE FUTURE, WHICH COULD PREVENT US FROM MAKING PAYMENTS ON THE NOTES.

     We are subject to the requirements of federal, state and local environmental and occupational health and safety laws and regulations. It is possible that these requirements may change in the future. These requirements are complex, constantly changing and have tended to become more stringent over time. It is possible that we have not been and will not be at all times in complete compliance with all of these requirements and that we could incur material costs or liabilities in the future as a result of our noncompliance, which could prevent us from making payments on the notes.


IN MAKING A DECISION WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER, INVESTORS SHOULD REALIZE THAT, DUE TO THE SIGNIFICANT NUMBER OF ACQUISITIONS THAT WE HAVE COMPLETED OVER THE PAST TWO YEARS, OUR HISTORICAL FINANCIAL STATEMENTS ARE GENERALLY NOT REFLECTIVE OF OUR ONGOING OPERATIONS.


     Since March 1998, we have acquired 18 companies, including the acquisition of LISN in December 1999. All of these acquisitions were accounted for using the purchase method of accounting. As a result, our historical financial statements do not include the results of operations of acquisitions prior to the date they were acquired. Due to the significant number of acquisitions that we have completed over the last two years, our historical financial statements are not reflective of our ongoing operations. In addition, prior to their acquisition by us, many of the acquired companies were operated with different strategic and financial objectives. Some of the former owners of the businesses we acquired sought to maximize cash flow and stockholder distributions, rather than reinvest earnings in future growth. In addition, our acquired businesses operated under varying tax structures, which influenced the historical level of owners' compensation. As a result, the historical financial statements of these acquired businesses are generally not representative of their operations following their acquisition.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     All statements other than statements of present or historical facts, and our opinions and beliefs relating to these statements, included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or other variations of this terminology or similar terminology. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus, including, among others:

     - our substantial debt and significant debt service obligations;

     - changes in the laws and regulations governing the telecom industry;

     - the competitive nature of the telecom infrastructure industry;

     - changes in our relationships with our major customers;

     - changes in technology that could reduce demand for our services;

     - our ability to attract and retain qualified key employees; and

     - our ability to successfully integrate acquired businesses, including
       LISN.

                                LISN ACQUISITION

     On December 15, 1999, Parent and LISN entered into a series of transactions that resulted in LISN becoming a wholly owned subsidiary of NATG. In connection with the LISN acquisition, Parent was acquired by an investor group consisting of LISN's former stockholders, including Willis Stein & Partners and members of LISN's management, new co-investors and members of Parent's and its subsidiaries' management. The principal components of the LISN acquisition included:

     - Additional Investment. Willis Stein & Partners, a group of co-investors and members of LISN's management invested cash in the aggregate of $112.2 million in LISN immediately prior to the exchange described below.

     - Exchange of LISN Securities. LISN's former stockholders, including Willis Stein & Partners and members of LISN's management, exchanged all of their outstanding junior subordinated notes, preferred stock and common stock of LISN for a similar strip of securities issued by Parent.

     - Borrowings. NATG borrowed: (1) approximately $275.0 million, excluding $9.3 million under standby letters of credit described below, under the new multi-tranche senior credit facilities providing for aggregate borrowings of up to $375.0 million, consisting of a (i) $100.0 million revolving credit facility to be used for permitted acquisitions and working capital, with sublimits of $75.0 million for acquisition loans and $50.0 million for working capital loans, (ii) $75.0 million tranche A term loan, with a $50.0 million letter of credit subfacility and (iii) $200.0 million tranche B term loan, and (2) $100.0 million under a senior subordinated term loan.

     - Redemption of Parent Securities. We redeemed all of Parent's outstanding capital stock other than a portion of the capital stock owned by members of Parent's or its subsidiaries' management and the securities issued to LISN's former stockholders.

     - Rollover of Parent Equity. Substantially all of Parent's management stockholders rolled over approximately one-half the value of their equity interests in Parent. As part of the rollover, Parent's stockholders exchanged a portion of their existing common stock for newly issued junior subordinated notes and preferred stock of Parent.

     - Repayment of Existing Indebtedness. NATG repaid an aggregate of $179.8 million of indebtedness of its subsidiaries and $82.3 million of LISN's indebtedness.

     We refer to all of the foregoing transactions and payment of all of the fees and expenses associated with these transactions collectively as the LISN acquisition.

     Following the LISN acquisition, the investor group led by Willis Stein & Partners will own capital stock representing approximately 65% of Parent's voting power and the management of Parent and its subsidiaries, including LISN, will own capital stock representing approximately 35% of Parent's voting power.

     The LISN acquisition resulted in each stockholder of Parent owning Parent common stock, series C preferred stock and junior subordinated notes, with values representing approximately 9%, 54% and 37%, respectively, of the fair market value of the securities. For more information regarding the terms of Parent's common stock, preferred stock and junior subordinated notes, see "Description of Parent's Securities."

     The following table summarizes the sources and uses of funds in connection with the LISN acquisition as of December 15, 1999:

SOURCES OF FUNDS                      AMOUNT
----------------                   -------------
                                   (IN MILLIONS)
Senior credit facilities........      $275.0
Senior subordinated term loan...       100.0
New investment..................       112.2
Retained investment:
  LISN stockholders.............       170.3
  Parent stockholders...........        91.7
Cash on hand....................         2.3
                                      ------
          TOTAL SOURCES.........      $751.5
                                      ======

USES OF FUNDS                         AMOUNT
-------------                      -------------
                                   (IN MILLIONS)
Refinance existing                    $262.1
  indebtedness..................
Exchange of LISN securities.....       170.3
Redemption of Parent                   213.2
  securities....................
Rollover of Parent equity.......        91.7
Fees and expenses...............        14.2
                                      ------
          TOTAL USES............      $751.5
                                      ======

     The new investment includes approximately $41.3 million in aggregate principal amount of Parent's junior subordinated notes, $60.8 million in aggregate liquidation preference of Parent's preferred stock and $10.1 million of Parent's common stock, based on its estimated fair market value.

     The retained investment by LISN includes approximately $62.7 million in aggregate principal amount of Parent's junior subordinated notes, $92.3 million in aggregate liquidation preference of Parent's preferred stock and $15.3 million of Parent's common stock, based on its estimated fair market value. The retained investment by Parent's stockholders includes approximately $33.7 million in aggregate principal amount of Parent's junior subordinated notes, $49.7 million in aggregate liquidation preference of Parent's preferred stock and $8.3 million of Parent's common stock, based on its estimated fair market value.

     The following diagram sets forth the corporate structure of Parent and its subsidiaries following the LISN acquisition and the initial offering of the outstanding notes:

                                  [FLOW CHART]

     Management's ownership of 35% includes 24.5% attributable to stockholders of Orius prior to the LISN acquisition.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

     The issuers, the guarantors and the initial purchasers entered into a registration rights agreement in connection with the original issuance of the notes. The registration rights agreement provides that we will, take the following actions at our expense, for the benefit of the holders of the notes.

     - Within 120 days after the date on which the outstanding notes were issued, we will file the exchange offer registration statement, of which this prospectus is a part, relating to the exchange offer. The exchange notes will have terms substantially identical in all material respects to the outstanding notes except that the exchange notes will not contain transfer restrictions.

     - We will cause the exchange offer registration statement to be declared effective under the Securities Act within 210 days after the date on which the outstanding notes were issued.

     - We will keep the exchange offer open for at least 20 business days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders.

     For each of the outstanding notes surrendered in the exchange offer, the holder who surrendered the note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the later of (1) the last interest payment date on which interest was paid on the outstanding note surrendered. (2) if no interest has been paid on the outstanding note, from the date on which the outstanding notes were issued. If the note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of the exchange will accrue from that interest payment date.

     Under existing interpretations of the SEC contained in several no-action letters to third parties, the exchange notes will be freely transferable by holders of the notes, other than our affiliates, after the exchange offer without further registration under the Securities Act. However, each holder that wishes to exchange its outstanding notes for exchange notes will be required to make the following representations.

     - Any exchange notes to be received by the holder will be acquired in the ordinary course of its business.

     - At the time of the commencement of the exchange offer, the holder has no arrangement or understanding with any person to participate in the distribution, within the meaning of Securities Act, of the exchange notes in violation of the Securities Act.

     - The holder is not our affiliate as defined in Rule 405 promulgated under Securities Act.

     - If the holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of exchange notes.

     - If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, the holder will deliver a prospectus in connection with any resale of the exchange notes. We refer to these broker-dealers as participating broker-dealers.

     - The holder is not acting on behalf of any person or entity that could not truthfully make these representations.

     We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and any other persons with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

     We will be required to file a shelf registration statement covering resales of the outstanding notes if:

     (1) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer,

     (2) the exchange offer is not consummated within 255 days of the date on which the outstanding notes were issued,

     (3) in some circumstances, the holders of unregistered exchange notes so request, or

     (4) in the case of any holder that participates in the exchange offer, the holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws.

     In addition, we have agreed to use our best efforts to keep effective the shelf registration statement until the earlier of two years after the date on which the outstanding notes were issued or the time when all of the applicable notes have been sold under the shelf registration statement.

     We will, in the event that a shelf registration statement is filed, provide to each holder copies of the prospectus that is a part of the shelf registration statement, notify each holder when the shelf registration statement for the outstanding notes has become effective and take other actions as are required to permit unrestricted resales of the outstanding notes. A holder that sells outstanding notes that were registered on the shelf registration statement,

     - will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers,

     - will be subject to applicable civil liability provisions under Securities Act in connection with the sales, and

     - will be bound by the provisions of the registration rights agreement that are applicable to the holder, including indemnification rights and obligations.

     If we fail to comply with any of the above provisions or if the exchange offer registration statement or the shelf registration statement fails to become effective, then, as liquidated damages, additional interest will become payable in respect of the outstanding notes as calculated below.

     (1) If

          (A) neither the exchange offer registration statement nor the shelf registration statement is filed with the SEC on or prior to 120 days after the date on which the outstanding notes were issued or

          (B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and the shelf registration statement is not filed on or prior to the date required by the registration rights agreement, then commencing on the day after the required filing date, additional interest shall accrue on the principal amount of the notes. Additional interest will accrue at a rate of 0.5% per annum for the first 90 days immediately following the required filing date, and the additional interest rate will increase by an additional 0.5% per annum at the beginning of each subsequent 90-day period.

     (2) If

          (A) neither the exchange offer registration statement nor a shelf registration statement is declared effective by the 210th day after the date on which the outstanding notes were issued or, with respect to any shelf registration statement, the later of the 60th day after the date the shelf registration was filed or the 210th day after the date on which outstanding notes were issued, or

          (B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and the shelf registration statement is not declared effective by the SEC on or prior to the relevant effectiveness date, then, commencing on the day after either the required effectiveness date, additional interest will accrue on the principal amount of the notes. Additional interest will accrue at a rate of 0.5% per annum for the first 90 days immediately following the required effectiveness date, and the additional interest rate will increase by an additional 0.5% per annum at the beginning of each subsequent 90-day period. Because this registration statement was not declared effective by the SEC by September 6, 2000, which was the 210th day following the issuance of the outstanding notes, we have begun to incur additional interest on the outstanding notes, as liquidated damages, at a rate of 0.5% per annum.



     (3) If



          (A) the issuers have not exchanged exchange notes for all securities validly tendered in the exchange offer on or prior to the 30th day after the effective date of the exchange offer registration statement,


          (B) if applicable, a shelf registration statement has been declared effective and the shelf registration statement ceases to be effective at any time during the effectiveness period, or

          (C) we effect a suspension period in accordance with the terms of the registration rights agreement,

     then in each case, additional interest will accrue on the principal amount of the notes. Additional interest will accrue at a rate of 0.50% per annum for the first 90 days commencing on the

     - 31st day after the effective date, in the case of (A) above,

     - the day the shelf registration statement ceases to be effective in the case of (B) above or

     - the day the suspension period commences in the case of (C) above.

     The additional interest rate will increase by an additional 0.50% per annum at the beginning of each subsequent 90-day period.

     The additional interest rate on the notes may not accrue under more than one of clauses (1) through (3) above at any one time and at no time can the aggregate amount of additional interest accruing exceed in the aggregate 1.5% per annum. In addition, upon

     - the filing of the exchange offer registration statement or a shelf registration statement in the case of clause (1) above,

     - the effectiveness of the exchange offer registration statement or a shelf registration statement in the case of clause (2) above, or

     - the exchange of the applicable exchange notes for all notes tendered, in the case of clause (3)(A) above,

     - the effectiveness of the applicable shelf registration statement which had ceased to remain effective, in the case of clause (3)(B) above, or

     - the termination of the suspension period, in the case of clause (3)(C) above,

     additional interest on the notes shall cease to accrue. Any amounts of additional interest due as a result of the circumstances described in clause
(1), (2) or (3) above will be payable in cash on the same original interest payment dates as the notes.

     Following the consummation of the exchange offer, holders of the outstanding notes who were eligible to participate in the exchange offer but who did not tender their outstanding notes will not have any further registration rights and the outstanding notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes in the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

     (1) the exchange notes bear a Series B designation and a different CUSIP Number from the outstanding notes;

     (2) the exchange notes have been registered under the Securities Act and will not bear legends restricting their transfer; and

     (3) the holders of the exchange notes will not be entitled to any rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.


     As of the date of this prospectus, $150,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business on September 13, 2000 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.


     Holders of outstanding notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

     We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

     If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date of the exchange offer.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding as part of the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "expiration date" will mean 5:00 p.m., New York City time, on October 16, 2000, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion,

     (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "-- Conditions" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or

     (2) to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest to, but not including, the date of issuance of the exchange notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

     Interest on the exchange notes is payable semi-annually on each February 1 and August 1, commencing on August 1, 2000.

PROCEDURES FOR TENDERING

     Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

     (1) complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal,

     (2) have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and

     (3) mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

     To be tendered effectively, the outstanding notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

     The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees:

     - to participate in ATOP;

     - to be bound by the terms of the letter of transmittal; and

     - that we may enforce the agreement against the participant.

     By executing the letter of transmittal, each holder will make to us the representations set forth above in the third paragraph under the heading
"-- Purpose and Effect of the Exchange Offer."

     The tender by a holder and our acceptance of the tender will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR THEM.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes are tendered:

     (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or

     (2) for the account of a member firm of the Medallion System.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

     If the letter of transmittal is signed by a person other than the registered holder, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the outstanding notes with the signature on the bond power guaranteed by a member firm of the Medallion System.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with DTC's procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful.

     We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding notes and:

     (1) whose outstanding notes are not immediately available,

     (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or

     (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if the following conditions are met:

          (A)  The tender is made through a member firm of the Medallion System.

          (B) Prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered. The Notice of Guaranteed Delivery must state that tender is being made and must guarantee that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile of the letter of transmittal, together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent.


          (C) The properly completed and executed letter of transmittal or a facsimile of the letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.


     Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes by complying with the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of outstanding notes, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

     (1) specify the name of the person having deposited the outstanding notes to be withdrawn;

     (2) identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

     (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to enable the trustee to register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

     (4) specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

     All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect to the withdrawn notes unless they are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to their holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

     (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

     (2) any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

     (3) any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

     If we determine in our sole discretion that any of the conditions are not satisfied, we may

     (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders,

     (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes or

     (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail:                 Overnight Courier and By Hand Delivery After
                                                 4:30 p.m., New York City time, on the
                                                 expiration date:
United States Trust Company of New York          United States Trust Company of New York
P.O. Box 112, Bowling Green Station              30 Broad Street, 14th Floor
Attn: Corporate Trust Services                   Attn: Corporate Trust Services
New York, New York 10274-0112                    New York, New York 10004-2304
By Hand Prior to 4:30 p.m., New York City        Facsimile Transmission:
time:                                            (212) 422-0183 or (646) 458-8104
30 Broad Street, B-Level                         For Information Telephone (call toll-free):
New York, New York 10004-2304                    (800) 548-6565
Attn: Corporate Trust Window
New York, New York 10006

DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates' officers and regular employees.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

     We will pay the cash expenses to be incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The outstanding notes that are not exchanged for exchange notes in the exchange offer will remain restricted securities. Therefore, the outstanding notes may be resold only:

     (1) to us upon redemption of the notes or otherwise;

     (2) so long as the outstanding notes are eligible for resale under Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or in compliance with another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

     (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

     (4) if registered on an effective registration statement under the Securities Act,

     in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of exchange notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act.

     In order to resell the exchange notes without restriction, the holder of exchange notes:

     - must not be our affiliate within the meaning of Rule 405 under the Securities Act

     - must have received the exchange notes in exchange for outstanding notes in the ordinary course of business and

     - must not participate or intend to participate, or have any arrangement or understanding with any person to participate, in the distribution of the exchange notes.

     However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

     The net proceeds from the issuance of the outstanding notes, after deducting the underwriting discount and expenses, was $143.6 million. We used a portion of these proceeds to repay $100.0 million in aggregate principal amount outstanding under the senior subordinated term loan, plus accrued interest. We used the remaining $43.6 to repay a portion of the tranche B term loan at 101% of the principal amount repaid, plus accrued interest. As of December 31, 1999, the interest rate on borrowings under the senior subordinated term loan was 12.4% and the interest rate on borrowings under the tranche B term loan was 9.4%. The borrowings under the senior subordinated term loan were due and payable on December 15, 2007. The tranche B term loan is payable in quarterly installments, with the final installment due December 15, 2006. The proceeds from the senior subordinated term loan and the tranche B term loan were used to finance a portion of the LISN acquisition. See "LISN Acquisition," "Capitalization" and "Description of Senior Credit Facilities."

                                 CAPITALIZATION

     The following table sets forth Orius' consolidated capitalization at June 30, 2000.

                                                               AT JUNE 30,
                                                                   2000
                                                              --------------
                                                              (IN THOUSANDS)
                                                               (UNAUDITED)
Long-term debt, including current portion:
Senior credit facilities(1):
  Revolving credit facility(2)(3)...........................    $  57,000
  Tranche A term loan.......................................       72,000
  Tranche B term loan.......................................      156,573
Equipment debt, leases and other............................        4,683
                                                                ---------
          Total senior debt.................................      290,256
Senior subordinated term loan...............................           --
Senior subordinated notes...................................      150,000
Junior subordinated notes...................................      150,710
                                                                ---------
          Total long-term debt..............................      590,966
Participating, redeemable preferred stock...................      241,246
Stockholders' deficit.......................................     (215,608)
                                                                ---------
          Total capitalization..............................    $ 616,604
                                                                ---------

------------

(1) Does not include $60.0 million of additional borrowings under the tranche C term loan of the senior credit facilities, which were incurred in July 2000 and which were used to repay borrowings under our revolving credit facility.

(2) Our revolving credit facility provides for up to $100.0 million of borrowings to be used for permitted acquisitions and working capital purposes, with sublimits of $75.0 million for acquisition loans and $50.0 million for working capital loans. See "Description of Senior Credit Facilities."

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     Set forth below are unaudited pro forma financial statements for Orius. The unaudited pro forma financial statements have been prepared by the application of pro forma adjustments to the historical financial statements of LISN, Orius and each of the Acquired Companies. Orius acquired eight businesses in 1998, six in 1999 and completed the acquisitions of Irwin, Fenix, Midwest Splicing and Hattech in 2000. The unaudited pro forma financial statements have been prepared to reflect LISN as the acquiring corporation for accounting purposes in the LISN acquisition even though it became a subsidiary of Orius in that transaction. LISN has been treated as the acquiring corporation for accounting purposes as a result of LISN's former stockholders acquiring control of Parent in the LISN acquisition.

     The unaudited pro forma financial statements presented below are intended to give you a better understanding of what the results of operations of all of our businesses might have been had they been combined as of the beginning of the periods presented. Our combined financial position at June 30, 2000 is reflected in our historical balance sheet included elsewhere in this prospectus. We prepared the unaudited pro forma statements of operations data by (1) combining the historical results of LISN, Orius and each of the Acquired Companies as if LISN had acquired Orius and each of the Acquired Companies at the beginning of the period presented and (2) adjusting the combined historical results to reflect:

        (a) the application of purchase accounting to those acquisitions,

        (b) the elimination of certain non-recurring expenses and adjustments reflecting different depreciation and amortization policies and

        (c) the financing transactions associated with those acquisitions.

     The application of purchase accounting to the businesses acquired by Orius resulted in certain fair value adjustments to property, plant and equipment and these are reflected in the Supplemental Unaudited Pro Forma Financial Data. Upon the LISN acquisition, no other fair value adjustment was necessary. The amortization of goodwill as a result of the LISN acquisition is included as if LISN had acquired Orius at the beginning of all periods presented.

     LISN, Orius and the Acquired Companies may have performed differently if they had been combined as of or on the dates presented. You should not rely on these unaudited pro forma financial statements as being indicative of the historical results that we would have had or the future results that we will experience.

     You should read these unaudited pro forma financial statements in conjunction with the information contained in "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Supplemental Unaudited Pro Forma Financial Data" and the financial statements and the related notes appearing elsewhere in this prospectus.

                          ORIUS CORP. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 2000
                             (DOLLARS IN THOUSANDS)

                                                                      ACQUIRED
                                                       ORIUS(1)     COMPANIES(2)     PRO FORMA
                                                       ---------    -------------    ---------
Revenues.............................................  $349,868        $19,633       $369,501
Expenses:
  Direct costs.......................................   250,682         12,652        263,334
  General and administrative.........................    37,029          4,817         41,846
  Depreciation and amortization......................    13,760            762         14,522
                                                       --------        -------       --------
Total expenses.......................................   301,471         18,231        319,702
Income from operations...............................    48,397          1,402         49,799
Other (Income) expenses:
  Interest expense, net..............................    30,904          1,670         32,574
  Other (income) expenses............................       (96)            (9)          (105)
                                                       --------        -------       --------
Income before income tax provision...................    17,589           (259)        17,330
Provision for income taxes...........................    10,298            361         10,659
                                                       --------        -------       --------
Net income...........................................  $  7,291        $  (620)      $  6,671
                                                       ========        =======       ========

------------
(1) Results for the six months ended June 30, 2000 represent the actual historical consolidated results of Orius, including the results of Irwin, Fenix, Midwest and Hattech from the date of acquisition forward.

(2) Represents the results of Irwin, Fenix, Midwest and Hattech in the related period prior to the date of acquisition and related acquisition adjustments. See "Supplemental Unaudited Pro Forma Financial Data" for further detail and discussion.

                          ORIUS CORP. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)


                                                                       LISN
                                                     ACQUIRED       ACQUISITION      OFFERING
                             LISN(1)    ORIUS(2)   COMPANIES(3)     ADJUSTMENTS     ADJUSTMENTS     PRO FORMA
                             --------   --------   ------------     -----------     -----------     ---------
Revenues...................  $167,018   $314,821     $105,340        $     --         $    --       $587,179
Expenses:
  Direct costs.............   118,539    237,652       64,432          (1,500)(4)          --        419,123
  General and
     administrative........    20,577     39,721       20,383          (5,175)(4)          --         63,444
                                                                      (12,062)(5)
  Depreciation and
     amortization..........     1,358     10,293        2,129          13,015(6)           --         26,795
                             --------   --------     --------        --------         -------       --------
Total expenses.............   140,474    287,666       86,944          (5,722)             --        509,362
Income from operations.....    26,544     27,155       18,396           5,722              --         77,817
Other (Income) expense:
  Interest expense, net....    11,149     14,007        4,662          32,143(7)        2,811(9)      64,772
  Other (income) expense...       362       (174)         (46)             --              --            142
                             --------   --------     --------        --------         -------       --------
Income (loss) before income
  tax provision............    15,033     13,322       13,780         (26,421)         (2,811)        12,903
Provision for income
  taxes....................     4,937      6,134        5,508          (5,684)(8)          94         10,989
                             --------   --------     --------        --------         -------       --------
Net income (loss) (10).....  $ 10,096   $  7,188     $  8,272        $(20,737)        $(2,905)      $  1,914
                             ========   ========     ========        ========         =======       ========

                          ORIUS CORP. AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

(1) Results for the year ended December 31, 1999 represent the combined historical results for the period of LISN (which had no material operations prior to 1998) and LISN, Inc. and Orius from December 15, 1999 through December 31, 1999. LISN and ARION, Inc., which were companies under common control, were combined in the May 1999 recapitalization.

(2) Results for the period ended December 14, 1999 represent the actual historical consolidated results of Orius, including results for the Acquired Companies from their date of acquisition.

(3) Represents the results of the Acquired Companies in the related period prior to the date of acquisition and related acquisition adjustments. See "Supplemental Unaudited Pro Forma Financial Data" for further detail and discussion.

(4) Reflects the decrease resulting from differentials between the compensation levels of the former owners of LISN and the terms of their employment agreements entered into with Parent. After the acquisition of LISN, the duties and responsibilities of the owners who remained employed with the Company have not and will not change and additional costs have not and are not expected to be incurred related to their efforts.

(5) Reflects the elimination of one-time expenses associated with the LISN acquisition included in Orius' historical statement of operations. As the acquired company for accounting purposes, Orius reflected these costs as expenses in the period incurred. Included in this adjustment are professional fees totaling $6,248 for advisors, lawyers and accountants, and compensation expense of $5,814 associated with the accelerated vesting of options under Parent's stock option plan at the time of the LISN acquisition.

(6) The calculation of pro forma depreciation reflecting fixed asset basis adjustments from the application of purchase accounting is included in Note 3 to the Supplemental Unaudited Pro Forma Financial Data for the Acquired Companies. While these basis adjustments reflect the purchase accounting at the time of Orius' acquisition of these businesses, given the nature of the fixed assets and the proximity of the acquisitions, book value approximated fair value at the time of the LISN Acquisition. Pro forma amortization of goodwill generated from the LISN acquisition and the acquisition of the Acquired Companies based on a 25-year goodwill life is calculated as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Amortization of pro forma goodwill of $423,452 based on a 25
  year life.................................................    $16,938
                                                                -------
Elimination of historical goodwill amortization.............     (3,923)
                                                                -------
Net increase in goodwill amortization.......................    $13,015
                                                                =======

(7) The increase in pro forma interest expense as a result of the LISN acquisition is as follows:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                    1999
                                                                ------------
Revolving credit facility(i)................................      $     --
Tranche A term loan(ii).....................................         6,810
Tranche B term loan(iii)....................................        19,160
Senior subordinated term loan(iv)...........................        12,580
Junior subordinated notes(v)................................        16,524
Commitment fee(vi)..........................................           500
Capital leases and equipment loans..........................           261
Amortization of deferred financing costs(vii)...............         1,772
Acquisition related interest(viii)..........................         4,354
                                                                  --------
Total pro forma interest expense............................      $ 61,961
Elimination of historical interest(ix)......................       (29,818)
                                                                  --------
Net increase in interest expense............................      $ 32,143
                                                                  ========

------------

(i) On a pro forma basis as a result of the LISN acquisition, there was no amount drawn on the revolving credit facility.

(ii) Represents interest on the $75.0 million tranche A term loan using an assumed interest rate of 9.08%.

(iii) Represents interest on the $200.0 million tranche B term loan using an assumed interest rate of 9.58%.

(iv) Represents interest on the $100.0 million senior subordinated term loan using an assumed rate of 12.58%.

(v) Represents interest on the $137.7 million junior subordinated notes at an interest rate of 12%.

(vi) Represents a 0.5% commitment fee on the unused portion of the revolving credit facility.

(vii) Represents amortization of deferred financing costs of $10,631 over an average life of six years.

(viii) Represents interest on the $42.0 million used to fund the Fenix and Hattech acquisitions at an assumed interest rate of 9.08% and interest on the junior subordinated notes issued in connection with the Irwin, Fenix, Midwest Splicing and Hattech acquisitions.

(ix) Represents the elimination of historical interest expense paid or payable by Orius in cash.

(8) Reflects the income tax rate that would have been in effect if the Acquired Companies had been combined and subject to a federal statutory rate of 35% and the applicable state statutory rate for each of the Acquired Companies throughout the period presented.

                          ORIUS CORP. AND SUBSIDIARIES

(9) The increase in pro forma interest expense resulting from the offering of the notes consists of the following:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                    1999
                                                                ------------
Revolving credit facility(i)................................      $     --
Tranche A term loan(ii).....................................      $  6,810
Tranche B term loan(iii)....................................      $ 14,983
Senior subordinated notes(iv)...............................      $ 19,125
Junior subordinated notes(v)................................        16,524
Commitment fee(vi)..........................................           500
Capital leases and equipment loans..........................           261
Amortization of deferred financing costs(vii)...............         2,215
Acquisition related interest(viii)..........................      $  4,354
                                                                  --------
Total pro forma interest expense............................      $ 64,772
Pro forma interest prior to the offering....................      $(61,961)
                                                                  --------
Net increase in interest expense............................      $  2,811
                                                                  ========

------------

(i) On a pro forma basis as a result of the offering of the notes, there was no amount drawn on the revolving credit facility.

(ii) Represents interest on the $75.0 million tranche A term loan using an assumed interest rate of 9.08%.

(iii) Represents interest on the remaining $156.4 million tranche B term loan following the repayment of $43.6 million of the tranche B term loan with the proceeds from the sale of the outstanding notes, using an assumed interest rate of 9.58%.

(iv)   Represents interest on the notes at an interest rate of 12.75%.

(v) Represents interest on the $137.7 million junior subordinated notes at an interest rate of 12%.

(vi) Represents a 0.5% commitment fee on the unused portion of the revolving credit facility.

(vii) Represents amortization of deferred financing costs of $13,290 over an average life of six years.

(viii) Represents interest on the $42.0 million used to fund the Fenix and Hattech acquisitions at an assumed interest rate of 9.08% and interest on the junior subordinated notes issued in connection with the Irwin, Fenix, Midwest and Hattech acquisitions.

(ix) Represents the elimination of pro forma interest expense prior to the offering of the outstanding notes.

(10) EBITDA for the year ended December 31, 1999 was $104.6 million. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principals and should not be considered an alternative to operating income or net income as a measure of operating performance or to net cash provided by operating activities as a measure of liquidity.

                SUPPLEMENTAL UNAUDITED PRO FORMA FINANCIAL DATA

     Set forth below is supplemental unaudited pro forma financial data for the Acquired Companies. The supplemental unaudited pro forma financial data has been derived by the application of pro forma adjustments to the historical financial statements of each of the Acquired Companies. Orius acquired eight businesses in 1998, six in 1999 and completed the acquisition of Irwin in January 2000, the acquisitions of Fenix and Midwest Splicing in April 2000 and the acquisition of Hattech in May 2000.

     The supplemental unaudited pro forma financial data presented below is intended to give you additional information as to how the amounts set forth in the unaudited pro forma statement of income under the column "Acquired Companies" in the Unaudited Pro Forma Financial Statements were calculated. We obtained the pro forma statements of operations data by (1) combining the historical results of each of the Acquired Companies from the beginning of the period until their acquisition by Orius and (2) adjusting the combined historical results to reflect (a) the application of purchase accounting to the acquisitions, (b) the elimination of certain non-recurring expenses and adjustments reflecting different depreciation and amortization policies and (c) the financing transactions associated with the acquisitions. The Acquired Companies may have performed differently if they had been combined as of or on the dates presented. You should not rely on the supplemental unaudited pro forma data as being indicative of the historical results that we would have had or the future results that we will experience.

     You should read this supplemental unaudited pro forma financial data in conjunction with the information contained in "Unaudited Pro Forma Financial Statements," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes appearing elsewhere in this prospectus.

               SUPPLEMENTAL UNAUDITED PRO FORMA FINANCIAL DATA(1)

                         SIX MONTHS ENDED JUNE 30, 2000
                             (DOLLARS IN THOUSANDS)

                                     IRWIN    FENIX    MIDWEST   HATTECH   ADJUSTMENTS    PRO FORMA
                                     -----    -----    -------   -------   -----------    ---------
Revenues...........................  $1,475   $3,849   $3,070    $11,289     $    --       $19,633
Expenses:
  Direct costs.....................   1,092    2,447    1,903      7,423        (213)(2)    12,652
  General and administrative.......     195      411      555      3,798        (142)(3)     4,817
  Depreciation and amortization....      58       87       76        152         389(4)        762
                                     ------   ------   ------    -------     -------       -------
Total expenses.....................   1,345    2,945    2,534     11,373          34        18,231
Income from operations.............     130      904      536       (134)        (34)        1,402
Other (Income) Expense:
  Interest expense, net............       3        2       (9)       175       1,499(5)      1,670
  Other (income) expense...........      (9)      --       --         --          --            (9)
                                     ------   ------   ------    -------     -------       -------
Income before income tax
  provision........................     136      902      545       (309)     (1,533)         (259)
Provision for income taxes.........     361       --       --                     --           361
                                     ------   ------   ------    -------     -------       -------
Income (loss)......................  $ (225)  $  902   $  545    $  (309)    $(1,533)      $  (620)
                                     ======   ======   ======    =======     =======       =======

            NOTES TO SUPPLEMENTAL UNAUDITED PRO FORMA FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

(1) Results for the six months ended June 30, 2000 represent the results of the Acquired Companies purchased in the related period prior to their date of acquisition.

(2) The acquisition adjustments to direct costs reflect a one-time bonus paid by Midwest Splicing in connection with the sale of the business.

(3) The acquisition adjustments to general and administrative expenses consist of the following:

                                                                   SIX MONTHS ENDED
                                                                    JUNE 30, 2000
                                                                   ----------------
    Owner's compensation(i).....................................        $(157)
    Rent expense(ii)............................................           15
                                                                        -----
                                                                        $(142)
                                                                        =====

     (i) Reflects the decrease resulting from differentials between the compensation levels of former owners of the Acquired Companies and the terms of their employment agreements with Orius. After the acquisition of the Acquired Companies, the duties and responsibilities of the owners who remained employed with Orius have not and will not change, and additional costs have not and are not expected to be incurred related to their efforts. Also reflects the elimination of compensation expense associated with the distribution of excess cash balances to the former owners of the Acquired Companies immediately prior to their dates of acquisition.

    (ii) Reflects the rent expense resulting from our current lease terms as compared to lease terms entered into by former owners. In addition, reflects the increase in rent expense and the corresponding decrease in real estate tax expense resulting from our leasing rather than owning certain related facilities which were not, and in the case of Irwin will not be, purchased from the former owners of the Acquired Companies.

(4) Depreciation has been derived utilizing the property, plant and equipment values of each of the Acquired Companies at the time of their acquisition, rather than utilizing values of property, plant and equipment actually held by each of the Acquired Companies in the period presented. Reflects the impact on depreciation resulting from (1) the application of Orius' depreciation policy rather than those of the former owners of the Acquired Companies and (2) any decrease in depreciation resulting from leasing rather than owning certain related facilities.

    The acquisition adjustments to depreciation and amortization expense consist of the following:

                                                              SIX MONTHS ENDED
                                                               JUNE 30, 2000
                                                              ----------------
Depreciation resulting from change in depreciable lives:
  Pro forma depreciation using Orius depreciation
    policies(i).............................................         204
  Less historical depreciation of acquired companies(ii)....        (373)
                                                                    ----
                                                                    (169)
Depreciation resulting from write up of fixed assets(iii)...          45
Amortization of goodwill(iv)................................         513
                                                                    ----
                                                                     389
                                                                    ====

                                                                                       (II)
                                                                      (I)         ELIMINATION OF
                                                                   PRO FORMA        HISTORICAL
                               ENTITY                             DEPRECIATION     DEPRECIATION     ADJUSTMENT
                               ------                             ------------    --------------    ----------
    Irwin.......................................................       34               (58)            (24)
    Fenix.......................................................       57               (87)            (30)
    Midwest.....................................................       30               (76)            (46)
    Hattech.....................................................       83              (152)            (69)
                                                                      ---              ----            ----
                                                                      204              (373)           (169)

                                                                                           (III)
                                                                                   PRO FORMA AMORTIZATION
                                                                                   BASED ON 5 YR AVERAGE
                               ENTITY                             PP&E WRITE UP       LIFE OF WRITE UP
                               ------                             -------------    ----------------------
    Fenix.......................................................       900                   45

                                                                                  (IV)
                                                                  PRO FORMA    PRO FORMA
                               ENTITY                             GOODWILL     ADJUSTMENT
                               ------                             ---------    ----------
    Irwin.......................................................   12,250          41
    Fenix.......................................................   14,164         142
    Midwest.....................................................    8,105          95
    Hattech.....................................................   23,514         235
                                                                                  ---
                                                                                  513

(5) Represents interest of $1,355 on amounts drawn on the revolving credit facility to fund the Fenix and Hattech acquisitions using an assumed interest rate of 9.08% and interest of $144 on the junior subordinated notes issued in connection with the acquisitions of Irwin, Fenix, Midwest and Hattech using an assumed interest rate of 12%.

               SUPPLEMENTAL UNAUDITED PRO FORMA FINANCIAL DATA(1)

                          YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                              NETWORK
                               DAS-CO   SCHATZ   COPENHAGEN   CABLING    TEXEL     IRWIN     FENIX    MIDWEST   HATTECH
                               ------   ------   ----------   -------    -----     -----     -----    -------   -------
Revenues.....................  $3,660   $5,127     $3,877     $3,520    $10,363   $19,180   $15,426   $12,340   $31,847
Expenses:
  Direct costs...............  1,910     3,847      2,783      2,851      7,462    13,096     6,172    6,285     20,026
  General and
    administrative...........    369     1,006        330        313        635     3,874     7,502    1,724     10,622
  Depreciation and
    amortization.............    121       317        160         48         72       628       245      274        275
                               ------   ------     ------     ------    -------   -------   -------   -------   -------
Total expenses...............  2,400     5,170      3,273      3,212      8,169    17,598    13,919    8,283     30,923
Income from operations.......  1,260       (43)       604        308      2,194     1,582     1,507    4,057        924
Other (Income) Expense:
  Interest expense, net......     (2)       (4)       (10)        31        (43)       34        75       41        186
  Other (income) expense.....     (1)       --         --          1        (18)                (12)      (6)       (10)
                               ------   ------     ------     ------    -------   -------   -------   -------   -------
Income before income tax
  provision..................  1,263       (39)       614        276      2,255     1,548     1,444    4,022        748
Provision for income taxes...     17        --         --        172         61       (34)      100      185
                               ------   ------     ------     ------    -------   -------   -------   -------   -------
Net income (loss)............  $1,246   $  (39)    $  614     $  104    $ 2,194   $ 1,582   $ 1,344   $3,837    $   748
                               ======   ======     ======     ======    =======   =======   =======   =======   =======


                               ADJUSTMENTS      PRO FORMA
                               -----------      ---------
Revenues.....................    $    --        $105,340
Expenses:
  Direct costs...............         --          64,432
  General and
    administrative...........     (5,992)(2)      20,383
  Depreciation and
    amortization.............        (11)(3)       2,129
                                 -------        --------
Total expenses...............     (6,003)         86,944
Income from operations.......      6,003          18,396
Other (Income) Expense:
  Interest expense, net......      4,354(4)        4,662
  Other (income) expense.....         --             (46)
                                 -------        --------
Income before income tax
  provision..................      1,649          13,780
Provision for income taxes...      5,007(5)        5,508
                                 -------        --------
Net income (loss)............    $(3,358)       $  8,272
                                 =======        ========

            NOTES TO SUPPLEMENTAL UNAUDITED PRO FORMA FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

(1) Results for the year ended December 31, 1999 represent the results of the Acquired Companies purchased in the related period prior to their date of acquisition.

(2) The acquisition adjustments to general and administrative expenses consist of the following:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1999
                                                                   ------------
    Owner's compensation(i).....................................     $(6,174)
    Rent expense(ii)............................................         182
                                                                     -------
                                                                     $(5,992)
                                                                     =======

     (i) Reflects the decrease resulting from differentials between the compensation levels of former owners of the Acquired Companies and the terms of their employment agreements with Orius. After the acquisition of the Acquired Companies, the duties and responsibilities of the owners who remained employed with Orius have not and will not change, and additional costs have not and are not expected to be incurred related to their efforts. Also reflects the elimination of compensation expense associated with the distribution of excess cash balances to the former owners of the Acquired Companies immediately prior to their dates of acquisition.

    (ii) Reflects the rent expense resulting from our current lease terms as compared to lease terms entered into by former owners. In addition, reflects the increase in rent expense and the corresponding decrease in real estate tax expense resulting from our leasing rather than owning certain related facilities which were not, and in the case of Irwin will not be, purchased from the former owners of the Acquired Companies.

(3) Depreciation has been derived utilizing the property, plant and equipment values of each of the Acquired Companies at the time of their acquisition, rather than utilizing values of property, plant and equipment actually held by each of the Acquired Companies in the period presented. Reflects the impact on depreciation resulting from (1) the application of Orius' depreciation policy rather than those of the former owners of the Acquired Companies and (2) any decrease in depreciation resulting from leasing rather than owning certain related facilities. In addition, reflects the change in depreciation resulting from the write-up of property, plant and equipment to fair value arising from purchase accounting.

    The acquisition adjustments to depreciation expense consist of the following:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1999
                                                                    ------------
    Depreciation resulting from change in depreciable lives:
      Pro forma depreciation using Orius depreciation
        policies(i).............................................      $ 1,603
      Less historical depreciation of acquired companies(ii)....       (2,096)
                                                                      -------
                                                                         (493)
    Depreciation resulting from write up of fixed assets(iii)...          482
                                                                      -------
                                                                      $   (11)
                                                                      =======

                                                                                       (II)
                                                                      (I)         ELIMINATION OF
                                                                   PRO FORMA        HISTORICAL
                               ENTITY                             DEPRECIATION     DEPRECIATION     ADJUSTMENT
                               ------                             ------------    --------------    ----------
    NCS.........................................................        14               (48)           (34)
    Schatz......................................................       228              (317)           (89)
    Copenhagen..................................................       206              (160)            46
    DAS-CO......................................................       161              (121)            40
    Texel.......................................................        40               (72)           (32)
    Irwin.......................................................       413              (628)          (215)
    Fenix.......................................................       200              (245)           (45)
    Midwest.....................................................       136              (230)           (94)
    Hattech.....................................................       205              (275)           (70)
                                                                     -----            ------           ----
                                                                     1,603            (2,096)          (493)

                                                                          (III)
                                                                  PRO FORMA AMORTIZATION
                                                                  BASED ON 5 YR AVERAGE
                               ENTITY                                LIFE OF WRITE UP
                               ------                             ----------------------
    Schatz......................................................            36
    Copenhagen..................................................           144
    DAS-CO......................................................            62
    Fenix.......................................................           240
                                                                           ---
                                                                           482

(4) Represents interest of $3,814 on amounts drawn on the revolving credit facility to fund the Fenix and Hattech acquisitions using an assumed interest rate of 9.08% and interest of $540 on the junior subordinated notes issued in connection with the acquisitions of Irwin, Fenix and Midwest using an assumed interest rate of 12%.

(5) Reflects the income tax rate that would have been in effect if the Acquired Companies had been combined and subject to a federal statutory rate of 35% and the applicable state statutory rate for each of the acquired businesses throughout the period presented.

                       SELECTED HISTORICAL FINANCIAL DATA

     In connection with the LISN acquisition, LISN's former stockholders acquired control of Orius. As a result, LISN has been treated as the acquiring corporation for accounting purposes even though it became a subsidiary of Orius in the LISN acquisition. Therefore, LISN is our corporate predecessor for accounting purposes and its historical financial statements are deemed to be our historical financial statements.

     The following table presents historical financial data for LISN, Inc., as of and for the six months ended June 30, 2000 and as of and for each of the years ended December 31, 1995, 1996 and 1997. Results for the years ended December 31, 1998 and 1999 represent the combined historical results for these periods of LISN (which had no material operations prior to 1998) and LISN, Inc. and the results of Orius for the period from December 15, 1999 through December 31, 1999. LISN and LISN, Inc., which were companies under common control, were combined in a May 1999 recapitalization. Historical financial statements for LISN (the name of which was ARION, Inc. prior to the recapitalization) are included elsewhere in this prospectus.

     The selected historical financial data should be read in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" "Certain Relationships and Related Party Transactions" and the financial statements and related notes included elsewhere in this prospectus.


                                             SIX MONTHS ENDED
                                                 JUNE 30,                    YEAR ENDED DECEMBER 31,
                                            ------------------   ------------------------------------------------
                                              2000      1999       1999      1998      1997      1996      1995
                                              ----      ----       ----      ----      ----      ----      ----
                                               (UNAUDITED)                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues................................  $349,868   $60,198   $167,018   $76,371   $40,226   $20,512   $13,876
  Expenses:
    Direct costs..........................   250,682    40,202    118,539    52,659    29,691    15,425    10,468
    General and administrative............    37,029    11,718     20,577    10,627     6,063     3,688     3,121
    Depreciation and amortization.........    13,760       174      1,358       383       179       145       148
                                            --------   -------   --------   -------   -------   -------   -------
  Total expenses..........................   301,471    52,094    140,474    63,669    35,933    19,258    13,737
  Income from operations..................    48,397     8,104     26,544    12,702     4,293     1,254       139
  Other (Income) Expense:
    Interest expense, net.................    30,904     1,372     11,149       450       178       139       108
    Other (income) expense................       (96)      (96)       362       (14)      (53)        8         7
                                            --------   -------   --------   -------   -------   -------   -------
  Income before tax provision.............    17,589     6,828     15,033    12,266     4,168     1,107        24
  Provision for income taxes..............    10,298       651      4,937        --        --        --        --
                                            --------   -------   --------   -------   -------   -------   -------
  Net income before extraordinary
    charge................................  $  7,291   $ 6,177   $ 10,096   $12,266   $ 4,168   $ 1,107   $    24
                                            ========   =======   ========   =======   =======   =======   =======
  Net income (loss) applicable to common
    shareholders..........................  $(24,188)  $ 6,177   $(71,087)  $12,266   $ 4,168   $ 1,107   $    24
OTHER DATA:
  Ratio of earnings to fixed charges......      1.52      4.33       2.20     21.93     14.19      5.27      1.14



                                                       AT JUNE 30,                        AT DECEMBER 31,
                                                   --------------------   -----------------------------------------------
                                                     2000        1999       1999       1998      1997      1996     1995
                                                     ----        ----       ----       ----      ----      ----     ----
BALANCE SHEET DATA:
  Working capital................................  $  58,089   $ 19,728   $ 112,117   $19,347   $ 5,137   $2,404   $1,468
  Goodwill, net(1)...............................    418,713         --     359,882        --        --       --       --
  Total assets...................................    710,700     46,132     621,978    28,599    16,043    7,175    4,367
  Series C participating, redeemable preferred
    stock........................................    241,246         --     199,019        --        --       --       --
  Securities subject to put and call
    arrangements.................................         --         --      54,946        --        --       --       --
  Total debt.....................................    590,966    133,100     466,866     1,182     3,071    1,678    1,546
  Total shareholders equity (net capital
    deficit).....................................   (215,608)  (110,269)   (186,851)   18,248     7,141       11    1,855


------------------

(1) Goodwill is amortized over its estimated useful life of 25 years.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Of our pro forma revenues for the six months ended June 30, 1999, approximately 59% was derived from External Telecom Services and 41% was derived from Internal Telecom Services. Of these revenues, 60% was from services provided to telecommunications services providers, 33% was from services provided to broadband services providers and 7% was from services provided to our commercial, governmental and other customers.

     Many of our contracts are awarded on the basis of competitive bids, the final terms and pricing of which are frequently negotiated with the customer. However, many of our contracts that are with customers with whom we enjoy a long-standing business relationship are renegotiated prior to expiration without competing bids. Generally, contracts for External Telecom Services provide that we will furnish a specified unit of service for a specified unit price. For example, we contract to install cable for a specified rate per foot. We recognize revenue as the related work is performed. Production reports are inspected and approved by both our on-site quality control manager and the customer's on-site project manager. We also provide our External Telecom Services through master service agreements, under which we provide all specified services under a specified dollar amount within a defined geographic area, and turnkey agreements, under which we provide comprehensive design, engineering, installation and maintenance services.

     Our Internal Telecom Services contracts are provided on a project-by-project basis, with revenue recognized on a percentage-of-completion basis. Under this method, revenue is recognized on a cost-to-cost method based on total cost incurred to date as a percentage of total estimated cost to complete the contract. These projects generally require two to three months to complete, with an average revenue of $20,000. We also provide our Network Services under maintenance agreements, under which we agree to furnish a specified unit of service for a specified price and bill our customers based on the services performed.

     Project-specific agreements are billed on either a unit basis, as work is completed, or a deferred unit or milestone basis, when work on a specified segment of an entire project is completed. Unbilled revenues consist of work-in-process on contracts based on work performed, but not yet billed. All costs associated with unbilled revenues are recorded as expenses in the same period as the unbilled revenue. Customers are generally billed weekly. This process is intended to keep disputed billings to a minimum, improve receivable collections and reduce our risk on deferred billing projects. Master service agreements are billed on a unit basis with bills delivered upon completion of a unit of work. Turnkey agreements are billed both on a unit and deferred unit or milestone basis. We generally bill our Internal Telecom Services customers upon job completion, with a lag of approximately two weeks between job completion and billing.

     Direct costs include all direct costs of providing services to our customers, other than depreciation on fixed assets that we own or use under capital leases. We utilize subcontracted labor when the volume of our work exceeds the capacity of our regularly employed labor force. By utilizing an established pool of experienced subcontractors, we are able to capture additional business which we would otherwise be unable to perform utilizing only our in-house labor force. The benefit of the additional revenue generated through the use of subcontracted labor is partially offset by the relatively higher labor costs as compared to the cost of our internal work force. Materials are typically provided by our External Telecom Services customers, other than in connection with turnkey agreements, for which we supply materials. As part of Internal Telecom Services, we supply accessory equipment, such as shelves, racks and cable for use in the installation of central office equipment.

     General and administrative costs include all costs of our management personnel and the management of our subsidiaries, rent, utilities, travel and centralized costs such as insurance administration, professional costs and clerical and administrative overhead. Our operating subsidiaries' senior management, and, with respect to national accounts, our executive management, handle all sales and marketing functions as part or their regular duties and, therefore, we do not incur material selling expenses beyond that included under general and administrative expenses.

ACQUISITIONS

     NATG's corporate predecessor, North American Tel-Com Group, was incorporated in Florida in 1997. Parent was incorporated in Delaware in January 1999 and Orius Capital was formed in January 2000. As a result of a corporate reorganization in February 1999, NATG became a subsidiary of Parent. We had no substantive operations until March 1998.

     Beginning in March 1998, we acquired Cablemasters Corp., Channel Communications, Inc., Excel Cable Construction, Inc. and Mich-Com Cable Services, Incorporated. In June 1998, we acquired U.S. Cable, Inc., and in August 1998, we acquired CATV Subscriber Services, Inc., Burn-Techs, Inc. and State Wide CATV, Inc.

     In February 1999, we acquired DAS-CO of Idaho, Inc., Schatz Underground Cable, Inc., Copenhagen Utilities & Construction, Inc. and Network Cabling Services, Inc. In May 1999, we acquired Texel Corporation and in December 1999, we acquired LISN. In January 2000, we acquired Irwin and in April 2000, we acquired Fenix and Midwest Splicing. We acquired Hattech in May 2000.

     Our 18 completed acquisitions had pro forma 1999 revenues of approximately $587.2 million. Prior to their acquisition by us, many of these companies were operated with different strategic and financial objectives. Some of the former owners of the businesses we acquired sought to maximize cash flow and stockholder distributions, rather than reinvest earnings in future growth. In addition, our acquired businesses operated under varying tax structures, which influenced the historical level of owners' compensation. As a result of the foregoing, direct costs and general and administrative expenses as a percentage of revenue may not be comparable among the acquired businesses on a historical basis.

     In connection with the LISN acquisition, LISN's former stockholders acquired control of Parent. As a result, LISN has been treated as the acquiring corporation for accounting purposes even though it became a subsidiary of NATG in the LISN acquisition. Therefore, LISN is our corporate predecessor for accounting purposes and its historical financial statements are deemed to be our historical financial statements.

     The deemed acquisition of Parent by LISN and all of our previous acquisitions were accounted for using the purchase method of accounting. As a result, the historical financial statements of LISN and NATG, as the case may be, do not include the results of operations of acquisitions prior to the date they were acquired. The excess of the fair value of the consideration paid or to be paid for the acquisitions, including LISN's deemed acquisition of Parent, of $373.2 million over the fair value of the net assets so purchased has been recorded as goodwill. The majority of this goodwill is being amortized over its estimated useful life of 25 years as a non-cash charge to operating income. The effect on our net income of these amortization expenses, a majority of which are not deductible for tax purposes, is expected to be approximately $14.9 million per year. As a result of the foregoing, we believe that the historical financial statements of NATG and LISN included in this offering memorandum are not fully reflective of the ongoing operations of the Company.

     We entered into a credit facility in connection with our February 1999 acquisitions and incurred a one-time non-cash related charge of approximately $770,000, net of tax benefit of approximately $431,200, representing the write-off of deferred financing costs. In connection with the refinancing of this credit facility as part of the LISN Acquisition, we incurred a similar non-cash charge of approximately $2.1 million net of tax benefit of approximately $1.1 million, representing the write-off of deferred financing costs.

     Since January of this year we have completed four acquisitions. In January 2000, we completed the acquisition of Irwin. Irwin is a Dallas, Texas based provider of External Telecom Services to telecom services providers in a variety of states. Irwin's primary customers include AT&T Broadband & Internet Services, Charter Communications and Time Warner. In April 2000, we completed the acquisitions of Fenix and Midwest Splicing. Fenix and Midwest provide External Telecom Services to broadband service providers in and around the Great Lakes region of the U.S. and the Midwest region of the U.S., respectively. Fenix's primary customer is Charter Communications and Midwest's primary customers include Media One and Paragon Cable. In May 2000 we completed the acquisition of Hattech. Based in Chantilly, Virginia, Hattech provides a wide range of network integration services to telecommunications service providers and internet service providers. Hattech's primary customer is AT&T.

     The aggregate purchase price for these acquisitions was approximately $74.2 million, consisting of approximately $60.7 million of cash, $12.2 million of Parent's securities and the assumption of $1.3 million of debt. We funded $42.0 million of the cash purchase price with borrowings under our senior credit facilities. These four companies had aggregate revenue and EBITDA for the year ended December 31, 1999 of $78.8 million and $15.8 million, respectively.

RESULTS OF OPERATIONS

     HISTORICAL

     In connection with the LISN acquisition, LISN's former stockholders acquired control of Parent. As a result, LISN has been treated as the acquiring corporation for accounting purposes even though it became a subsidiary of NATG in the LISN acquisition. Therefore, LISN is our corporate predecessor for accounting purposes and its historical financial statements are deemed to be our historical financial statements. The financial data referred to below for the years ended December 31, 1998 and 1999 represent the combined historical results for these periods of LISN (which had no material operations prior to 1998) and LISN, Inc. for both periods, and of Orius for the period from December 15, 1999 through December 31, 1999. LISN and LISN, Inc., which were companies under common control, were combined in a May 1999 recapitalization. Historical financial statements for LISN (the name of which was ARION, Inc. prior to the recapitalization) are included elsewhere in this prospectus. See "Selected Historical Financial Data." The financial data for the year ended December 31, 1997 was derived from the audited financial statements of LISN, Inc., LISN's largest predecessor company.

  Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 1999

     Revenue. Revenue increased 481.2%, or $289.7 million, from $60.2 million for the six months ended June 30, 1999 to $349.9 million for the six months ended June 30, 2000. This increase in revenue was the result of the deemed acquisition of Orius by LISN in December 1999. LISN's revenue, excluding the revenues attributable to Orius, increased $52.1 million or 86.5%. The increase in LISN's revenue was primarily due to increased revenue from EF&I Services performed for Verizon, AT&T and Ameritech in both new and existing geographic markets.

     Direct Costs. Direct costs increased 523.6%, or $210.5 million, from $40.2 million for the six months ended June 30, 1999 to $250.7 million for the six months ended June 30, 2000. Excluding the direct costs attributable to Orius, LISN's direct costs increased $36.6 million, or 91.1%, and remained constant as a percent of revenue. This increase was primarily due to additions to LISN's labor force in response to an increased level of activity.

     General and Administrative Expenses. General and administrative expenses increased 162.7%, or $22.9 million, from $14.1 million for six months ended June 30, 1999 to $37.0 million for the six months ended June 30, 2000. Excluding the general and administrative expenses attributable to Orius, LISN's general and administrative expenses increased $0.7 million or 5.0%. Excluding Orius, these amounts represent a 10.2% decrease in general and administrative expenses as a percentage of revenue from 23.4% in 1999 to 13.2% in 2000. The increase in general and administrative expenses was primarily due to the increase in administrative staff and salaries resulting from LISN's increased activity.

     Depreciation and Amortization Expense. Depreciation and amortization expense increased $13.5 million, from $.3 million for the six months ended June 30, 1999 to $13.8 million for the six months ended June 30, 2000. This increase in depreciation and amortization expense is the result of the inclusion of Orius in the results for the six months ended June 30, 2000 and the inclusion of amortization of goodwill from the LISN acquisition in our operating results.

     Interest Expense. Interest expense increased $29.3 million, from $1.4 million for the six months ended June 30, 1999 to $30.7 million for the six months ended June 30, 2000. This increase was due to higher levels of debt incurred under our senior credit facilities in connection with the LISN acquisition.

     Provision for Income Taxes. The provision for income taxes increased 100%, or $9.6 million, from $0.7 for the six months ended June 30, 1999 to $10.3 million for the six months ended June 30, 2000, reflecting an increase in the effective tax rate of 58.5% for federal, state and local taxes for three months ended March 31, 2000. This increase is the result of the change in LISN's status from an S corporation to a C corporation in connection with the recapitalization of LISN in May 1999. As an S corporation, LISN was generally not subject to federal income tax at the corporate level.

  Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

     Revenue. Revenue increased 119%, or $90.6 million, from $76.4 million for the year ended December 31, 1998 to $167.0 million for the year ended December 31, 1999. This increase was due primarily from increased revenue from EF&I Services performed for Bell Atlantic in both existing and new geographic markets.

     Direct Costs. Direct costs increased 125%, or $65.9 million, from $52.7 million for the year ended December 31, 1998 to $118.5 million for the year ended December 31, 1999. The increase was the result of an increase in our labor force due to our increased level of activity, and represents a 2% increase in direct costs as a percentage of revenue from 69% for the year ended December 31, 1998 to 71% for the year ended December 31, 1999. This increase is attributable to an increased use of subcontractors necessary to achieve revenue growth and a one-time bonus of $1.5 million paid to installers and engineers in connection with the recapitalization of LISN in May 1999.

     General and Administrative Expenses. General and administrative expenses increased 94%, or $9.9 million, from $10.6 million for the year ended December 31, 1998 to $20.5 million for the year ended December 31, 1999. The increase in general and administrative expenses was due primarily to a one-time bonus of $5.0 million paid to LISN's administrative employees in connection with the recapitalization of LISN in May 1999. These amounts represent a 2.0% decrease in general and administrative expenses as a percentage of revenue from 14% for the year ended December 31, 1998 to 12% for the year ended December 31, 1999. This decrease resulted from leveraging these expenses over an increased revenue base.

     Depreciation and Amortization Expense. Depreciation and amortization expense was $0.4 for the year ended December 31, 1998 and $1.4 for the year ended December 31, 1999. This increase was primarily due to the amortization of $0.2 million of finance costs in connection with the recapitalization of LISN in May 1999 and the amortization of $0.7 million in goodwill in connection with the LISN acquisition.

     Interest Expense. Interest expense was $0.5 for the year ended December 31, 1998 and $10.5 million for the year ended December 31, 1999. This increase was due to higher levels of debt incurred in connection with the recapitalization of LISN in May 1999.

     Provision for Income Taxes. The provision for income taxes was $0.0 for the year ended December 31, 1998 and $4.9 million for the year ended December 31, 1999, reflecting an effective tax rate of 31% for federal, state and local taxes for the year ended December 31, 1999. This increase is the result of the change in LISN's status from an S corporation to a C corporation in connection with the recapitalization of LISN in May 1999. As an S corporation, LISN was generally not subject to federal income tax at the corporate level.

  Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

     Revenue. Revenue increased 90.0%, or $36.2 million, from $40.2 million for the year ended December 31, 1997 to $76.4 million for the year ended December 31, 1998. This increase was primarily due to increased revenue from EF&I Services performed for Bell Atlantic, AT&T and Ameritech in existing and new geographic markets.

     Direct Costs. Direct costs increased 78.0%, or $23.2 million, from $29.7 million for the year ended December 31, 1997 to $52.9 million for the year ended December 31, 1998. The increase was the result of an increase in LISN's labor force due to an increased level of activity, and represents a 4.7% decrease in direct costs as a percentage of revenue from 73.9% for the year ended December 31, 1997 to 69.2% for the year ended December 31, 1998. This decrease was attributable to the improved productivity of LISN's labor force.

     General and Administrative Expenses. General and administrative expenses increased 76.3%, or $4.5 million, from $5.9 million for the year ended December 31, 1997 to $10.4 million for the year ended December 31, 1998. These amounts represent a 1.1% decrease in general and administrative expenses as a percentage of revenue from 14.7% for the year ended December 31, 1997 to 13.6% for the year ended December 31, 1998. The increase in general and administrative expenses was primarily due to increases in administrative staff and salaries, and accounted for $3.0 million of the $4.5 million increase.

     Depreciation and Amortization Expense. Depreciation and amortization expense was $179,000 for the year ended December 31, 1997 and $383,000 for the year ended December 31, 1998.

     Interest Expense. Interest was $178,000 for the year ended December 31, 1997 and $450,000 for the year ended December 31, 1998.

     PRO FORMA RESULTS OF OPERATIONS

     The following table sets forth certain unaudited pro forma financial data and the data as a percentage of revenue for the periods indicated. This financial data gives pro forma effect to those transactions described under the heading "Unaudited Pro Forma Financial Statements," as if those transactions had occurred at the beginning of the periods presented. See "Unaudited Pro Forma Financial Statements." For purposes of the discussion below, we have included unaudited pro forma financial data because we believe it provides a more meaningful basis for period-to-period comparisons than the actual historical financial data.

                            SIX MONTHS ENDED JUNE 30,              YEAR ENDED DECEMBER 31,
                        ----------------------------------    ----------------------------------
                             2000               1999               1999               1998
                        ---------------    ---------------    ---------------    ---------------
                          $         %        $         %        $         %        $         %
                        ------    -----    ------    -----    ------    -----    ------    -----
                                                 (DOLLARS IN MILLIONS)
STATEMENT OF
  OPERATIONS DATA:
  Revenue.............  $369.5    100.0%   $251.1    100.0%   $587.2    100.0%   $390.6    100.0%
  Direct costs........   263.3     71.3%    181.9     72.4%    419.1     71.4%    279.5     71.6%
  General and
     administrative
     expenses.........    41.9     11.3%     27.2     10.8%     63.4     10.8%     45.8     11.7%
  Depreciation and
     amortization
     expense..........    14.5      3.9%      8.0      3.2%     26.8      4.6%     23.1      5.9%
  Interest expense,
     net..............    32.6      8.8%     32.6     13.0%     64.8       11%     64.8     16.7%
  Provision for income
     taxes............    10.7      2.9%      5.3      2.1%     11.0      1.9%     (2.3)    (0.5)%
OTHER DATA:
  EBITDA..............    64.3     17.4%     42.0     16.7%    104.6     17.8%     65.3     16.7%

  Pro Forma Six Months Ended June 30, 2000 Compared to Pro Forma Six Months Ended June 30, 1999

     Revenue. Revenue increased 47.2%, or $118.5 million, from $251.1 million for the six months ended June 30, 1999 to $369.5 million for the six months ended June 30, 2000. This growth was attributable in part to a 47.4% increase in revenue from our External Telecom Services customers, which accounted for $70.7 million or 59.7% of the total increase. A milder than expected winter and improved pricing arrangements on certain jobs contributed to the increase in External Telecom Services revenue. Revenue from our Internal Telecom Services customers increased 51.4%, which accounted for $52.4 million, or 44.3% of the total increase. Included in that amount was a $52.3 million increase in revenue from EF&I Services which increased 70.3% due primarily to an increase in services provided to Verizon. Revenue from Network Services increased 0.7%, or $0.1 million, due to a general increase in demand for our Network Services.

     Direct Costs. Direct costs increased 44.8%, or $81.5 million, from $181.9 million for the six months ended June 30, 1999 to $263.3 million for the six months ended June 30, 2000. The increase was the result of our increased level of business activity. As a percent of revenue, direct costs decreased from 72.4% for the six months ended June 30, 1999 to 71.3% for the six months ended June 30, 2000. Direct costs as a percent of revenue decreased most significantly with respect to those broadband customers for whom we provide External Telecom Services. In the first half of 1999, several of our subsidiaries recorded significant expenses relating to project accounting and accounts receivable. Similar expenses did not need to be recorded during the first half of 2000, as we have put in place more effective quality control procedures relating to collections and lingering project costs. Improved pricing on certain projects for our broadband customers contributed to the decrease in direct costs as a percent of revenue.

     General and Administrative Expenses. General and administrative expenses increased 53.9%, or $14.7 million, from $27.2 million for the six months ended June 30, 1999 to $41.9 million for the six months ended June 30, 2000. The increase was due to increased payroll and other expenses resulting from our growth. As a percent of revenue, the level of general and administrative expenses increased from 10.8% for the six months ended June 30, 1999 to 11.3% for the six months ended June 30, 2000. Management expects to be able to maintain this level of general and administrative expenses as a percent of revenue throughout 2000.

     Depreciation and Amortization Expense. Depreciation and amortization expense was $8.0 million for the six months ended June 30, 1999 and $14.5 million for the six months ended June 30, 2000.

     Interest Expense. Interest expense,net, was $32.6 million for the six months ended June 30, 1999 and $32.6 million for the six months ended June 30, 2000. We expect that our interest expense will increase in 2000 over 1999 levels due to the utilization of the $100.0 million in borrowing capacity under the senior credit facilities, which is available for working capital and acquisitions.

     Provision for Income Taxes. Provision for income taxes increased $2.0 million to $7.3 million for the six months ended June 30, 2000. Our effective tax rate increased from 22.8% for the six months ended June 30, 1999 to 42.2% for the six months ended June 30, 2000. Our effective tax rate is affected by the non-deductibility of $6.3 million of goodwill attributable to acquisitions, which will cause us to experience a significantly higher effective tax rate than statutory levels for the foreseeable future.

  Pro Forma Year Ended December 31, 1999 Compared to Pro Forma Year Ended December 31, 1998


     Revenue. Revenue increased 50.3%, or $196.6 million, from $390.6 million for the year ended December 31, 1998 to $587.2 million for the year ended December 31, 1999. This growth was attributable in part to a 45% increase in revenue from our External Telecom Services customers, which accounted for $107.2 million, or 59%, of the total increase. Favorable weather conditions at key external telecom project sites and a general increase in demand for our External Telecom Services contributed to this increase. Revenue from our Internal Telecom Services customers increased 57%, which accounted for $89.4 million, or 41%, of the total increase. Included in that amount was a $69.0 million increase in revenue for EF&I Services, primarily performed for Verizon, which accounted for 38% of the total increase. Revenue from Network Services grew 10% over the comparable period, or $5.5 million, due to a general increase in demand for our Network Services.


     Direct Costs. Direct costs increased 49.9%, or $139.6 million, from $279.5 million for the year ended December 31, 1998 to $419.1 million for the year ended December 31, 1999. The increase was the result of an increase in our level of activity. As a percentage of revenue, direct costs remained flat from the year ended December 31, 1998 to the year ended December 31, 1999.

     General and Administrative Expenses. General and administrative expenses increased 38.4%, or $17.6 million, from $45.8 million for the year ended December 31, 1998 to $63.4 for the year ended December 31, 1999. The increase in general and administrative expenses was due to increased payroll and other expenses required to service our increased level of activity. These amounts represent a 0.9% decrease in general and administrative expenses as a percentage of revenue from 11.7% for the year ended December 31, 1998 to 10.8% for the year ended December 31, 1999. This decrease resulted from leveraging these expenses over an increased revenue base. We expect to be able to maintain this level of general and administrative expenses as a percentage of revenue for the year ending December 31, 2000.

     Depreciation and Amortization Expense. Depreciation and amortization expense was $23.1 million for the year ended December 31, 1998 and $26.8 million for the year ended December 31, 1999.

     Interest Expense. Interest expense, net, was $64.8 million for the year ended December 31, 1998 and $64.8 million for the year ended December 31, 1999. We expect that our interest expense will increase in 2000 over 1999 levels due to the utilization of the $100.0 million in borrowing capacity under the senior credit facilities, which is available for working capital and acquisitions.

     Provision for Income Taxes. The provision for income taxes increased $13.3 million, from a benefit of $2.3 million for the year ended December 31, 1998 to an expense of $11.0 million for the year ended December 31, 1999. Our effective tax rate is affected by the non-deductibility of $9.6 million of goodwill in each period attributable to acquisitions, which will cause us to experience a significantly higher effective tax rate than statutory levels for the foreseeable future.

LIQUIDITY AND CAPITAL RESOURCES


     In connection with the LISN acquisition, we entered into the senior credit facilities. The senior credit facilities were amended and restated on July 5, 2000 to provide for the tranche C term loan. The senior credit facilities provide for aggregate borrowings of up to $435.0 million, consisting of the following:


     - $100.0 million revolving credit facility to be used for permitted acquisitions and for working capital purposes, with sublimits of $75.0 million for acquisition loans and $50.0 million for working capital loans and a maximum of $100.0 million in borrowings at any one time;

     - $75.0 million tranche A term loan with a $50.0 million letter of credit subfacility;

     - $200.0 million tranche B term loan; and

     - $60.0 million tranche C term loan.

     Working capital loans borrowed under the revolving credit facility can only be used for working capital purposes, capital expenditures and other general corporate purposes. Acquisition loans borrowed under the revolving credit facility may only be used to finance a limited number of acquisitions that are otherwise permitted by the terms of the senior credit facilities. To the extent that the amount borrowed for acquisition loans exceeds $50.0 million, the amount available for working capital loans is reduced dollar for dollar.

     As of July 5, 2000, there was $288.6 million of outstanding indebtedness under the senior credit facilities (excluding $5.7 million of letters of credit and $7.2 million of standby letters of credit), $50.0 million available under the revolving credit facility for working capital and other corporate purposes and $75.0 million available for acquisitions, although no more than $100.0 million in the aggregate may be borrowed under the revolving credit facility.

     The proceeds of the tranche A and tranche B term loans were used to finance the LISN acquisition and, except as described below, were fully drawn down at the closing of the LISN acquisition and may not be reborrowed. The proceeds of the tranche C term loan were used to repay loans outstanding under the revolving credit facility and may not be reborrowed. Our obligation to certain of our stockholders in connection with the put and call agreements entered into in connection with the LISN acquisition are supported by $46.5 million of letters of credit issued under the tranche A term loan letter of credit subfacility. These letters of credit will be drawn to fully fund the amounts payable upon the exercise of our call options. As of March 31, 2000, we had drawn $40.8 under these letters of credit. In addition, a total of $7.2 million of standby letters of credit have been issued under the revolving credit facility. These standby letters of credit will expire in accordance with their terms without being drawn when we exercise our call options.

     As of July 5, 2000, rates on borrowings under the senior credit facilities ranged from 9.6% to 10.3%. Borrowings of working capital under the revolving credit facility are due December 15, 2004 and may be borrowed, repaid and reborrowed prior to maturity. Until December 15, 2001, acquisition loans under the revolving credit facility may be borrowed, repaid and reborrowed. On December 15, 2001, any acquisition loans outstanding will be converted into an amortizing term loan, payable quarterly, with 20% of the loan payable in 2002, 25% of the loan payable in 2003 and 55% of the loan payable in 2004, with the final payment due December 15, 2004. Borrowings under the tranche A term loan are due December 15, 2004, borrowings under the tranche B term loan are due December 15, 2006 and borrowings under the tranche C term loan are due December 15, 2007. The tranche A, tranche B and tranche C term loans are payable quarterly in arrears.

     Our senior credit facilities and the indenture governing the notes contain numerous restrictive covenants, including, among other things, covenants that limit the issuers' ability to borrow money, make capital expenditures, use assets as security in other transactions, pay dividends, incur contingent obligations, sell assets and enter into leases and transactions with affiliates. In addition, the senior credit facilities require us to meet specified financial ratios and tests. In the event that we fail to comply with the various covenants contained in our senior credit facilities, we would be in default under our senior credit facilities and the maturity of substantially all of our long-term indebtedness could be accelerated. All borrowings under the senior credit facilities are guaranteed by, and are secured by substantially all of the assets of, Parent and all of our present and future domestic subsidiaries.

     We used approximately $43.2 million of the proceeds from the offering of the outstanding notes to repay $42.6 in aggregate principal amount of the tranche B term loan. Under the terms of the senior credit facilities, we were required to repay this amount at 101% of the principal amount. We used approximately $102.0 million of the proceeds of the offering of the notes to repay our $100.0 senior subordinated term loan, plus accrued interest, that was used to fund a portion of the LISN acquisition. We used approximately $57.0 million of the proceeds of the tranche C term loan to repay loans outstanding under the revolving credit facility and the remainder for related fees and expenses.

     We expect that our principal sources of liquidity will be from cash flow generated from operations and borrowings under the senior credit facilities. We believe that these funds will be sufficient to meet our needs for the next twelve months. Our principal uses of liquidity will be to meet our debt service

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obligations, provide working capital availability, finance our capital expenditures and partially fund future acquisitions.

     The combined capital expenditures of NATG and LISN for 1999 were approximately $13.0 million. Our capital expenditures for 1999 included an upgrade to our management information system and for additions to vehicles and equipment of approximately $8.9 million and a $1.2 million expansion of LISN's Amherst, Ohio corporate offices, including a $420,000 land purchase. We anticipate that our capital expenditures in 2000 will be approximately $16.0 million.

     The majority of our working capital requirements are attributable to billed and unbilled accounts receivable. As of December 31, 1999, on a pro forma basis, our billed days sales outstanding were 76 days and our unbilled days sales outstanding were 14 days. We believe our days sales outstanding for billed and unbilled receivables are generally in-line with the industry average and generally reflect the payment policies of telecom services providers. Our accounts receivable balance has increased due to the increased utilization of milestone billing by our customers. With milestone billing, a customer will only accept a bill upon completion of a discrete portion of a project, without regard to the time it takes for the portion to be completed. The milestone billing terms for our large turnkey projects, which represent 14% of the balance of our receivables, have been a significant contributor to our balance of receivables days sales outstanding. We have taken proactive steps to try to reduce our unbilled accounts receivable balance and have been successful in negotiating pre-payments with respect to our turnkey contracts to alleviate the burden on our working capital.

     As part of our growth strategy, we intend to pursue selective acquisitions. We cannot predict the timing, size or success of any prospective acquisitions and the related capital commitments. To the extent that we seek to grow by acquisitions that involve consideration other than Parent's securities, our capital requirements may increase. We expect to fund future acquisitions primarily with issuances of additional Parent securities, the available portion of our acquisition facility and cash flow from operations.

     As of June 30, 2000, we had $0 cash and cash equivalents, working capital of $66.0 million, short-term debt of $69.0 million and long-term debt, net of current maturities of $521.9 million.

     During the six months ended June 30, 2000, operating activities provided $1.8 million of net cash primarily due to growth in our revenue. We used $72.7 million in cash in investing activities, which included $14.2 million for capital expenditures and $58.5 million for acquisitions. Financing activities provided cash of $42.2 million, resulting primarily from proceeds from the issuance of the outstanding notes and from borrowings under the senior credit facilities offset by payments in connection with put/call arrangements and repayment of debt.

     During the year ended December 31, 1999, operating activities provided $13.8 million. We used net cash in investing activities of $170.2 million, including $166.1 million relating to the LISN acquisition. Financing activities provided a net cash flow of $182.3 million, resulting primarily from borrowings under the senior credit facilities.


     Parent intends to file a registration statement with the SEC relating to a proposed initial public offering of shares of its common stock with an estimated aggregate value of $250 million. We expect that the offering will be completed in the fourth quarter of 2000. The proceeds of the offering to be received by Parent are expected to be used to repay a portion of the indebtedness under the senior credit facility, to prepay a portion of the notes, to prepay a portion of Parent's junior subordinated notes and for general corporate purposes. We cannot assure you that the offering will be completed or, if completed, that it will be on the terms outlined above. The offering will be made pursuant to an effective registration statement and this prospectus shall not be deemed to be an offer to sell our common stock.


SEASONALITY; FLUCTUATIONS OF QUARTERLY RESULTS

     Our operations are seasonal, generally resulting in reduced revenues and profits during the first and fourth quarters relative to other quarters. Factors affecting the seasonality of our business are holiday

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season shut-downs, adverse weather conditions and year-end budgetary spending patterns of our customers. These factors can negatively affect telecom systems repair, replacement and expansion. Additionally, our industry can be highly cyclical. As a result, our business volume may be adversely affected by declines in new projects in various geographic regions. Quarterly results may also be materially affected by the timing and magnitude of acquisitions and related costs, variations in the margins of projects performed during any particular quarter, the timing and volume of work under new agreements, customer spending patterns, termination of existing agreements, costs incurred in connection with internal growth, changes in our mix of customers, contracts or business, fluctuations in construction and design costs, and regional and general economic conditions. Accordingly, our operating results in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year.

MARKET RISK

     Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange and interest rates. Although we are not subject to material foreign currency exchange risk, we are exposed to changes in interest rates. All of our debt, other than the notes, is variable rate debt. Interest rate changes generally do not affect the fair market value of variable rate debt but do impact future earnings and cash flows, assuming other factors are held constant. Conversely, for fixed rate debt, interest changes do not impact future cash flow and earnings, but do impact the fair market value of fixed rate debt, assuming other factors are held constant. At June 30, 2000, we had variable rate debt of approximately $285.8 million and fixed rate debt of approximately $150.0 million. Holding other variables constant (such as debt levels) a one percentage point increase in interest rates would have had an estimated impact on pre-tax earnings and cash flows for next year of approximately $2.6 million. In order to manage our interest rate risk, we have entered into interest rate cap agreements and swaps with a notional amount of $118.0 million as of June 30, 2000. These agreements limit, but do not eliminate, our exposure in the event LIBOR exceeds 7.0%.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for our 2001 financial statements. This Statement requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Due to the complexity of this Statement, we are still evaluating the impact, if any, on our financial statements.

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition" (SAB 101), which affects the recognition and disclosures about revenues. SAB 101 is applicable for our fourth quarter 2000 financial statements. We do not expect the adoption of SAB 101 to have a significant impact on our financial statements.

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                                    BUSINESS

INTRODUCTION

     We believe that we are one of the largest independent providers of comprehensive telecom infrastructure services in the U.S., with operations in 48 states. We offer a full spectrum of services, including:

     - External Telecom Services -- installation, design, engineering and maintenance of fiber optic, coaxial and copper cable networks for the telecom industry; and

     - Internal Telecom Services -- engineering, furnishing and installation of network equipment and related components and related maintenance services, primarily in the central offices of telecommunications services providers, which we refer to as "EF&I Services," and similar network services for commercial, governmental and institutional entities, which we refer to as "Network Services."

     We believe that our ability to provide comprehensive, quality service on a nationwide basis positions us as a leading, full-service provider of telecom infrastructure services to the telecom industry. For the six months ended June 30, 2000, we had pro forma revenue of $369.5 million and pro forma EBITDA of $64.3 million. For the year ended December 31, 1999, we had pro forma revenue of $587.2 million and pro forma EBITDA of $104.6 million.

     Our 1999 pro forma revenue was derived 59% from External Telecom Services and 41% from Internal Telecom Services. More than 80% of our 1999 pro forma revenue was generated from repeat customers, often under turnkey agreements, master service agreements and preferred provider arrangements. Our principal customers include providers of telecommunications services, such as Ameritech, AT&T, Bell Atlantic, DTI, GTE, MCI WorldCom, Verizon and Williams Communications, and providers of broadband services, such as Adelphia, AT&T Broadband & Internet Services, Charter Communications, Clearsource, Comcast, Cox Communications, Digital Access and Universal Access. We also provide our Network Services for customers such as Compaq, Dell, EDS and World Bank.

     The LISN acquisition provided us with access to the significant and rapidly growing central office EF&I Services market. As a result of this acquisition, we believe that we are the largest independent provider of EF&I Services to the telecom industry in the U.S. We design configurations for a broad range of equipment installations using our engineering capabilities, implement the designs with our extensive installation expertise and furnish our customers with a variety of accessory equipment such as racking materials, wire and cables.

INDUSTRY TRENDS

     Market data used throughout this prospectus are based on our internal estimates and from industry publications, including reports generated by the Multimedia Telecommunications Association, World Information Technologies, Inc. and Dataquest. Neither we nor any of our affiliates requested that these reports be prepared, nor have we independently verified these reports. These organizations have not consented to the inclusion of data from their reports in our prospectus, nor have we sought their consent. Similarly, our internal estimates, while we believe them to be reliable, have not been verified by an independent source.

     We estimate that the market for telecom infrastructure services exceeded $40 billion in 1998 and that the market possesses positive growth dynamics. The MultiMedia Telecommunications Association estimates that telecommunications and broadband services providers spent over $19 billion on telecom infrastructure services in 1998 and projects expenditures will grow at a compound annual rate of approximately 14% through 2002. According to World Information Technologies, Inc., expenditures for EF&I Services accounted for approximately $5 billion of the total telecom infrastructure services expenditures by telecommunications and broadband services providers in 1998, and are projected to grow at a compound annual rate of approximately 41% through 2002. Expenditures for Network Services by

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commercial, governmental and institutional entities are estimated by Dataquest to have exceeded $20 billion in 1998 and are estimated by Dataquest to grow at a compound annual rate of approximately 18% through 2002.

     We believe that our industry presents substantial growth opportunities for large companies like us with significant capital resources, broad geographic coverage, comprehensive technical capabilities and the ability to provide responsive, high quality service on a consistent basis. Growth in our industry has been driven by the following trends:

     - Telecom Deregulation. The Telecommunications Act of 1996 substantially revised prior law by preempting state and local government control over access to the telecommunications and cable television market. The Telecommunications Act eliminated regulatory barriers to competition such as the antitrust consent decree that had restricted the Regional Bell Operating Companies from offering long distance telephone service, many federal pricing regulations that had affected cable television providers and FCC restrictions that had prevented telephone companies from offering cable television services. In response to these changes, existing and newly created companies have raced to install new networks and upgrade existing networks to enter new markets to maintain or gain market share. The Telecommunications Act also required that competitive local exchange carriers be granted access to existing central offices of incumbent local exchange carriers, a practice known as co-location, which requires rewiring of the switches and has significantly increased demand for EF&I Services. We believe the elimination of these entry barriers has increased and will continue to increase competition among telecom services providers and drive additional investment in telecommunications network infrastructure. In addition, many state regulatory commissions have eliminated pricing regulations for telecom providers, thus requiring these providers to become efficient in installing and maintaining their telecom and cable television networks so as to be price competitive. As a result, providers are entering new markets, offering services that once were reserved for incumbent providers, and expanding and improving their existing networks.

     - Increased Voice, Video and Data Traffic on Telecom Networks. Growth in demand for Internet services, telecommunications voice and data traffic, electronic commerce, delivery of information and entertainment services, and the growth, use and reliance on personal computers has created an increased need for greater bandwidth. Bandwidth refers to both the speed and breadth of voice, video and data communications. Bandwidth is limited by the size and the physical and technological characteristics of the cable, equipment or other facilities through which communications flow. Because of the physical limitations of existing network facilities, telecom services providers are upgrading facilities with new and innovative technology, expanding and, in many cases, replacing existing telecom infrastructure to allow for increased bandwidth in order to offer faster and greater volume of communications flow.

     - Increased Outsourcing. The level of outsourcing by telecom services providers is expected to continue to increase due to the need of these service providers to upgrade and expand their networks as a result of increased competition. The outsourcing trend has largely been driven by the efforts of telecom services providers to expedite the expansion, maintenance, replacement and enhancement of their networks, to reduce costs and to focus on their core competencies. Companies that specialize in providing telecom infrastructure services to the telecom industry are generally able to provide these services on a lower cost basis. In addition, we believe that telecom services providers are seeking to reduce the number of their telecom infrastructure services providers, and thereby the administrative expense and managerial burden of managing their services providers, by establishing preferred relationships with a select number of services providers that are able to consistently offer comprehensive solutions to their network needs across a broad geographic area.

     - Customer Consolidation. While deregulation has created new market participants, consolidation in the telecom industry has created geographically diverse and in some cases integrated providers. The expansion of the geographic markets served by telecom services providers has increased the

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requirement for telecom infrastructure services providers to have broad geographic coverage capabilities. As the size and scope of telecom services providers have expanded, they are increasingly requiring telecom infrastructure services providers to provide installation, design, engineering, and maintenance services simultaneously over multiple geographic regions. Many of the smaller regional and local companies in our industry do not have the financial resources or personnel necessary to provide comprehensive service capabilities over a broad geographic area or the ability to manage multiple projects.

     - Emergence of Preferred Service Providers. We believe that telecom services providers increasingly prefer to simplify vendor management through the use of telecom infrastructure service providers with significant capital resources, broad geographic coverage, comprehensive technical capabilities and the ability to provide responsive, quality service on a consistent basis. Telecom infrastructure services providers must be able to rapidly mobilize their capital equipment, financial assets and personnel resources to effectively respond to the increasing scale and time constraints of customer demands. As telecom services providers expand their geographic market, we believe they often desire to extend existing relationships with their existing telecom infrastructure service providers to these new markets and are increasing the use of turnkey and master service agreements. Turnkey agreements typically require the telecom infrastructure service provider to install, design, engineer and often maintain a comprehensive network for a specific project. Master service agreements typically require the telecom infrastructure service provider to install, design and maintain systems and equipment for a variety of projects over a three to five year period in a specified geographic area. Telecom infrastructure services providers must be able to support the substantial initial working capital and equipment commitments required for these turnkey and master service agreements. This trend favors large services providers like us with significant capital resources over smaller industry competitors.

COMPETITIVE STRENGTHS

     We believe that we possess a number of competitive strengths that position us as a leading provider of telecom infrastructure services and provide us with the ability to meet the increased demand for these services and to take advantage of the strong technology-driven growth occurring in the telecom industry, including:

     - Comprehensive Service Capabilities. We believe that we are one of the few service providers with the capability to offer our customers integrated and comprehensive telecom infrastructure services, including installation, design, engineering, furnishing and maintenance services. This capability is important to our customers, who increasingly prefer to simplify their vendor management through the use of fewer preferred service providers who can offer comprehensive solutions to their telecom infrastructure needs. In addition, we believe our comprehensive service capabilities across nearly all competing telecom infrastructure technologies minimizes our risk of technological obsolescence.


     - Broad Geographic Coverage. Consolidation in the telecom industry has created geographically diverse telecom services providers who require telecom infrastructure services providers with similarly broad geographical capabilities. The telecom infrastructure services industry is highly fragmented, with the seven largest public companies, together with Orius, accounting for less than 6% of estimated total industry revenues in 1999, and includes hundreds of significantly smaller local and regional companies that can only offer their services over a limited geographic area. We believe that our ability to provide our services to customers on a nationwide basis positions us to be a preferred service provider to our customers and provides us with a competitive advantage over local and regional companies in our industry. We have significantly broadened our geographic presence in the past two years through strategic acquisitions, including our acquisition of LISN, and currently have operations in 47 states.


     - Strong Customer Relationships. More than 80% of our 1999 pro forma revenue was derived from repeat customers. Through our operating subsidiaries, we have enjoyed business relationships with

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       many of our larger customers for more than 20 years. In addition, we are a preferred service provider to a number of these customers. As a result of our strong customer relationships, we are well positioned to capitalize on the increasing trend of telecom services providers towards greater outsourcing of their telecom infrastructure needs.

     - Reputation and Commitment to Quality. We believe that we have a reputation in our industry for responsive, high quality service, as evidenced by LISN's receipt of customer service awards, including Siemens' "1998 Contractor of the Year" and GTE's "Supplier Recognition Award" in 1997. Our commitment to quality is further evidenced by LISN's achievement in September 1998 and continued renewal of ISO 9002 certification.

     - Decentralized Operating Strategy. We manage our operations on a decentralized basis while maintaining overall operating and financial controls and strategic planning at our corporate headquarters. Our operating subsidiaries have been in business for an average of more than 20 years and retain responsibility for the operations, profitability and growth of their individual businesses. We believe that our decentralized operating structure retains the entrepreneurial spirit of each of the businesses we acquire and permits us to capitalize on the acquired businesses' customer relationships, local and regional market knowledge, local brand name recognition and specialized skills. At the same time, our management team coordinates overall marketing strategies to maximize the utilization of our resources and reviews operations at our subsidiaries to identify those practices that can be implemented successfully throughout our operations.

     - Experienced Management. Our executive management and the senior management of our operating subsidiaries have an average of over 20 years of experience in the telecom infrastructure services industry and our chief executive officer, William J. Mercurio, has more than 25 years of experience in this industry. Our executive management team also has substantial acquisition experience, having completed 18 acquisitions since 1998, including the LISN Acquisition. In addition, we have generally retained key personnel from acquired companies, which has enabled us to strengthen our management team. We also benefit from the considerable financial, management and acquisition experience of our largest stockholder, Willis Stein & Partners, a leading private equity investment firm based in Chicago, Illinois with more than $1.2 billion of assets under management as of December 31, 1999.

BUSINESS STRATEGY

     Our objective is to enhance what we believe is our position as one of the largest independent providers of comprehensive telecom infrastructure services in the U.S. We seek to utilize our competitive strengths to take advantage of substantial growth opportunities in the telecom industry that favor large companies like us with significant capital resources. Key elements of our growth and operating strategies include the following:

     - Continue to Grow Internally. We believe we can continue to achieve internal growth by:

             Continuing to Develop National Service Capabilities. To meet our customers' increasing preference for service providers who can provide telecom infrastructure services on a nationwide basis, we have expanded our business to include operations in 48 states. Continued expansion into markets in which we do not currently have a significant presence is fundamental to our strategy of enhancing what we believe is our position as one of the largest providers of comprehensive telecom infrastructure services in the U.S. Part of this strategy involves securing large, long-term contracts in new geographic markets that provide us with the local presence necessary to capture business from other potential customers in these markets.

             Focusing on Cross-Selling Opportunities. Our comprehensive service offerings and broad geographic coverage provide us with the opportunity to expand our service offerings across our customer base. For example, we believe that our strong relationships with our External Telecom Services customers located in the Southwestern and Western regions of the U.S. provide us with

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        the opportunity to expand our EF&I Services in these regions. Similarly, our strong relationships with our EF&I Services customers in the Northeastern and Mid-Atlantic regions of the U.S. provide us with the opportunity to expand our External Telecom Services in that region.

             Maximizing Performance of Existing Operations. We have been able to increase internal growth by enhancing the performance of the businesses we have acquired through the integration of their resources with our existing operations. Although our operating subsidiaries retain responsibility for the operations, profitability and growth of their individual businesses, our executive management team has responsibility for overall operations, financing, capital expenditures, corporate strategy, acquisitions and the coordination of overall marketing and bidding strategies to maximize the utilization of our resources. By combining overlapping operations of the businesses we have acquired, we have achieved, and believe we can continue to achieve, more efficient asset and personnel utilization and reductions in incremental overhead and general and administrative expenses. As we grow internally and acquire additional businesses, we will seek to realize additional cost savings and other benefits through shared purchasing, bidding, scheduling and the establishment of best practices.

             Expanding Our Service Offerings. We believe that opportunities exist to grow internally by expanding the services we offer. We are targeting new services that are complementary to the services we currently offer, such as installing telecommunications software, installing and maintaining wireless networks and providing testing, turn-up, monitoring and dispatch repair and maintenance services. We believe that opportunities also exist in the Internal Telecom Services market to generate additional revenue by providing our current services for a broader set of manufacturers' products. In addition, we are expanding our design and engineering services, which are in particularly high demand by telecom services providers. The expansion of our design and engineering services can provide us with both an increased revenue stream and the opportunity to exert greater control over project flow and specifications, which in turn can provide us with a competitive advantage in bidding for the related installation and maintenance work.

     - Selectively Pursuing Strategic Acquisitions. We plan to continue to pursue strategic acquisitions in the fragmented telecom infrastructure services industry. We have acquired 18 companies since March 1998, including our acquisition of LISN, and have gained significant experience in identifying, purchasing and integrating telecom infrastructure businesses.

     - Attract, Train and Retain Highly Qualified Personnel. We focus on attracting and retaining a highly trained and motivated workforce in order to consistently deliver innovative customer solutions and high-quality service. Our strategy is to become the employer of choice in each of the markets in which we operate by offering our employees comprehensive ongoing internal technical and managerial training programs throughout their careers, competitive compensation and employee benefits, career development opportunities, geographic mobility and equity participation in our success.

TELECOM INFRASTRUCTURE SERVICES

     EXTERNAL TELECOM SERVICES

     Design and Engineering. We offer a variety of design and engineering capabilities as part of our External Telecom Services. We design aerial, buried and underground fiber optic, coaxial and copper cable systems for all segments of our customers' network infrastructure. Our engineering services include the design of service area concept boxes, terminals, buried and aerial drops and the proper administration of feeder and distribution cable pairs. For competitive access providers, we design building entrance laterals, fiber rings and conduit systems. We obtain rights of way and permits in support of engineering activities, and provide installation management and inspection personnel in conjunction with engineering services or on a stand-alone basis. In addition, for broadband services providers we perform make ready studies, strand

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mapping, field walk out, computer-aided radio frequency design and drafting, and fiber optic cable routing and design.

     Installation and Maintenance. We provide a full range of installation and maintenance services to our customers. The services we provide include the splicing and placing of cable, excavation of trenches in which to place the cable, placement of related structures such as poles, anchors, conduits, manholes, cabinets and closures, placement of drop cable from the main distribution lines to the customer's home and businesses, and maintenance and removal of these facilities. We have the capacity to directionally bore the placement of cables, a highly specialized and increasingly necessary method of placing buried cable networks in congested urban and suburban markets where trenching is highly impractical due to the disruptive effect of trenching on the surrounding area. We also employ a licensed rail plow device which enables us to bury cable on railway easements expeditiously at a low cost.

     INTERNAL TELECOM SERVICES

     EF&I Services

     Engineering. We engineer design configurations for a broad range of equipment installations, ranging from low-end frame relays, which serve as an interface between user and network equipment, to advanced broadband digital cross-connect systems and digital subscriber lines, or DSLs, and platforms, which enable high speed data and video transmission. Our engineers create computer-generated schematic drawings that are tailored to each specific installation project. All drawings are verified for accuracy with the central office records through site surveys or on-line database checks. Our engineers develop creative solutions to installation and upgrade projects for central office switching, transmission and power systems. Our engineers work closely with customers' engineers to develop detailed installation instructions and drawings to ensure that the installation process is performed efficiently and correctly.

     Equipment Furnishing. We provide accessory equipment such as shelves, racks and cable for use in the installation of central office equipment. This service ensures an availability of supplies and enables us to meet accelerated installation timetables. Our furnishing operations provide us with a significant competitive advantage as a result of our ability to ship equipment on a just-in-time basis in 24 hours or less and to pre-pack materials specific to a given job site on a lower cost basis.

     Installation. Our team of over 1,200 installation technicians has extensive experience installing a full range of central office equipment, including asynchronous and synchronous optical network multiplexers, T1 repeaters, digital loop carrier systems, data bridges, network monitoring devices, alarming systems, routers, power equipment, DSL and other equipment. Prior to beginning installation, the installation technician reviews engineering drawings and checks job site materials against specifications. The responsibilities of the installation team include taking inventory of equipment, mounting, cabling and wiring to schematics, performing functional equipment tests, integrating new equipment with the existing exchange, and updating all specifications and drawings. The installation team tests the system prior to reporting a completed package to engineering in order to ensure that the equipment functions properly.

  Network Services

     We provide a variety of interior wiring services which include the installation, design, engineering and maintenance of communications networks in commercial, institutional and governmental facilities. These services generally include the establishment and maintenance of computer operations, telephone systems, local area networks and wide area networks, Internet access and systems for monitoring environmental controls or security procedures.

ACQUISITION PROGRAM

     Since our formation in August 1997, we have acquired 18 telecom infrastructure services providers. These companies had pro forma revenues for the twelve months ended December 31, 1999 of

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approximately $587.2 million. For a list of the businesses we have acquired, see
"Management's Discussion and Analysis of Financial Condition and Results of Operation -- Acquisitions."

     We believe that we are regarded by acquisition candidates as an attractive acquirer because of the following factors:

     - our strategy for creating a nationwide comprehensive and professionally managed business servicing the telecom industry,

     - opportunities to participate in a larger organization with greater access to capital resources,

     - our decentralized operating strategy which retains the entrepreneurial spirit of the acquired businesses by allowing acquired companies to retain responsibility for their own individual operations, profitability and growth,

     - our potential for increased profitability due to centralized administrative functions, enhanced management information systems and economies of scale, and

     - the potential for owners of the businesses being acquired to realize some liquidity, while continuing to participate in our planned growth through continued equity ownership in our company.

     We have developed a set of financial, geographic and management criteria designed to assist management in the evaluation of acquisition candidates. We seek out acquisition candidates that have strong historical and projected financial performance and experienced management teams that will be compatible with our corporate culture and operating philosophy. In addition, we look for acquisition candidates that satisfy one or all of the following criteria:

     - whether the acquisition will add additional and/or complementary technical capabilities,

     - whether the acquisition will augment our market share or increase our range of services,

     - composition and size of the candidate's customer base,

     - whether the geographic location of the candidate will enhance or expand our market area or ability to attract other acquisition candidates, and

     - potential synergies gained by combining the acquisition candidate with our existing operations.

     We anticipate that acquisition candidates will typically have annual revenues ranging from $10 million to $40 million, although we would consider acquiring a company with revenues outside this range. All acquisitions are subject to initial evaluation and approval by our management before being recommended to our board of directors. The evaluation by management includes comprehensive financial, accounting and legal due diligence of the acquisition candidate. We expect the management of our acquired companies to continue to play an instrumental role in identifying and assisting in the completion of future acquisitions.

     We expect to use Parent's equity or debt securities for all or a portion of the consideration for future acquisitions. We may also be required to utilize our cash resources to pursue our acquisition program, whether through additional borrowings under our senior credit facilities, cash on hand or otherwise.

BIDDING AND CONTRACTS

     Our senior management team coordinates overall bidding strategies to maximize the utilization of our resources, with all bids over $1.0 million being approved by our senior management. Bids are prepared utilizing the local expertise of our operating subsidiaries. When appropriate, our operating subsidiaries work together in bidding for, winning and executing new contracts by pooling their available resources, technical expertise and coverage in different geographic areas.

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

     EXTERNAL TELECOM SERVICES

     Our three primary types of External Telecom Services contracts include:

     - installation contracts for specific projects,

     - master service agreements for all specified services within a defined geographic territory, and

     - turnkey agreements for comprehensive installation, design, engineering and maintenance services.


     Project-Specific Contracts. We refer to contracts covering bids for particular services at specified prices as project-specific contracts. Generally, these contracts cover most installation projects with a duration of one year or longer. The majority of these contracts provide that we will furnish a specified unit of service for a specified price. For example, we contract to install cable for a specified rate per foot. Pro forma revenue for project-specific contracts was approximately $156 million in 1997, $194 million in 1998, $269 million in 1999 and $166 million for the six months ended June 30, 2000.



     Master Service Agreements. We refer to contracts with telecom services providers to perform all work within a specific geographic area as master service agreements. Under master service agreements, project services are provided upon the execution of work orders, which will describe the work to be undertaken. Each master service agreement contemplates hundreds of individual installation and maintenance projects, generally resulting in less than $50,000 in revenue per project. These agreements generally have a term ranging from three to five years and often contain price adjustment provisions based on inflation. Under our master service agreements, our customers generally reserve the right to use their own regularly employed personnel to perform services. In addition, our customers generally retain the right to solicit competitive bids with respect to projects that exceed a specified dollar amount, generally $50,000. Pro forma revenue for master service agreements was approximately $41 million in 1997, $41 million in 1998, $40 million in 1999 and $31 million for the six months ended June 30, 2000.



     Turnkey Agreements. We refer to contracts covering a comprehensive spectrum of services, including the installation, design, engineering, and maintenance of telecommunications and broadband networks on a fixed unit-priced basis, as turnkey agreements. As we continue to grow and expand the scope of services we provide, we are able to enter into an increasing number of contracts to provide turnkey services. Even though these are generally long-term agreements, the pricing for our services is not necessarily fixed because these agreements often contain price adjustment provisions that are favorable to us, as well as performance and completion incentives. Because turnkey contracts are invoiced based on units of work completed at specified milestones per the contracts' terms, these agreements require substantial initial working capital and equipment, which historically have been partially funded by customer prepayments. Pro forma revenue for turnkey agreements was approximately $0 in 1997, $5 million in 1998, $38 million in 1999 and $23 million for the six months ended June 30, 2000.


     Our contracts for External Telecom Services are awarded on a competitive basis, a negotiated basis, or a combination of the two depending on the nature of the contract and the customer. Upon receipt of a request for proposal, we develop a detailed bid which meets the unique specifications and requirements of each project. This process often entails strategic business analysis, resource planning, network design, cost and engineering studies and, in some cases, development of financing alternatives for the project. Bids may be structured as fixed price or cost plus, depending on the requirements of the request for proposal, and are typically quoted on a per unit basis. In either case, we believe that we enjoy a favorable competitive position due to our ability to provide a full range of high quality installation, design, engineering and maintenance services nationwide. Although master service agreements have historically been awarded in a competitive bidding process, recent trends have been toward securing or extending these contracts on negotiated terms. With the rapid expansion of telecommunications and broadband networks, we believe that more master service agreements will be awarded on the basis of negotiated terms to the telecommunications or broadband services providers' preferred providers, as opposed to the competitive bidding process. All of our External Telecom Services contracts are generally terminable upon 90 days' notice or less.

     INTERNAL TELECOM SERVICES


     EF&I Services Contracts. We generally provide EF&I Services on a project-by-project basis. Each of these projects generates average revenue of approximately $20,000 and requires from two weeks to three months to complete, with the majority completed in less than a month. In 1998 we completed approximately 5,000 individual EF&I Services projects, and in 1999, we completed approximately 8,000 additional projects. Pro forma revenue for EF&I Services contracts was $21 million in 1996, $40 million in 1997, $76 million in 1998, $145 million in 1999 and $127 million for the six months ended June 30, 2000.


     Regional Bell Operating Companies are our primary customers for EF&I Services. We typically secure two or three-year, fixed price agreements with the Regional Bell Operating Companies, who generally establish non-binding contracts with only "preferred" vendors. We have achieved preferred status with many of our customers, including Bell Atlantic and Ameritech. These non-binding contracts outline the payment terms and pricing parameters for various types of projects. Although these contracts do not stipulate a minimum amount of work to be designated to a vendor during the term of the contract, preferred provider status does act as a barrier to entry, allowing preferred providers to perform their services at their maximum service capacity. Regional Bell Operating Companies such as Bell Atlantic typically limit their number of preferred vendors to between three and six vendors per region.

     We calculate the pricing of our projects for other customers based on the type of equipment to be installed and the complexity of the engineering and installation services required. We generally recognize revenue from EF&I Services contracts on our books as a percentage of project completion, with completion being measured by comparing actual costs incurred to estimated project costs, and bill our customers at job completion. Because our EF&I projects are generally short in duration (two weeks to three months, but generally less than one month) and are for less than $20,000, this method of revenue recognition does not present any material risk of misstating revenues. The lag between completion and billing is approximately two weeks and payments are due within 45 days from the billing date (net 30 terms). Progress billing is only allowed in the Bell Atlantic contract and on a job-by-job negotiated basis with other customers.

     Network Services Contracts. We generally provide our Network Services on a project-by-project basis for a fixed fee and recognize revenue on a percentage of completion basis as our costs are incurred. Each of these projects generates average revenue of approximately $15,000 and generally requires one week to 30 days to complete. These contracts are generally billed upon project completion. We also provide our Network Services under maintenance agreements, under which we agree to furnish a specified unit of service for a specified price and bill our customers based on the services performed.

CUSTOMERS


     We regularly serve a diverse group of more than 300 customers, which can be categorized in three broad market segments:


     - telecommunications services providers, such as Regional Bell Operating Companies, incumbent local exchange carriers, competitive local exchange carriers, long-distance service providers and independent telephone companies, which accounted for approximately 60% of our pro forma 1999 revenue;

     - broadband services providers, such as Media One and Time Warner, which accounted for approximately 33% of our 1999 pro forma revenue; and

     - commercial entities, such as Dell and Compaq, governmental entities such as the FDIC, and institutional entities, such as utility providers and public school districts, requiring Network Services, which together accounted for approximately 7% of our 1999 pro forma revenue.

     The following table sets forth our top ten customers, which accounted for approximately 69.7% of our pro forma revenue for the six months ended June 30, 2000:

                                TOP 10 CUSTOMERS


                                                                       % OF REVENUE FOR
                                                                     THE SIX MONTHS ENDED
NAME                           MARKET SEGMENT    SERVICES PROVIDED      JUNE 30, 2000
----                         ------------------  -----------------   --------------------
Verizon                      Telecommunications  Internal Telecom            25.2
AT&T Broadband               Telecommunications  Internal Telecom             9.6
Metro Media Fiber            Telecommunications  External Telecom             5.5
Charter Communications           Broadband       External Telecom             4.8
Time Warner                      Broadband       External Telecom             4.6
AT&T                         Telecommunications      Internal                 4.3
Williams Communications      Telecommunications  External Telecom             4.0
U.S. West                    Telecommunications  External Telecom             3.4
DTI                          Telecommunications  External Telecom             3.3
Media One                        Broadband       External Telecom             2.8


     In recent months, our revenue from Verizon has increased in both absolute terms and as a percentage of our revenue and this trend may continue for the foreseeable future. Verizon contributed approximately 61% of LISN's 1998 revenue. Because LISN's business with Verizon is governed by 13 separate relationships with individual Verizon operating units that are each independently responsible for issuance of work orders to LISN within their operating regions, customer diversification effectively exists within the Verizon relationship, since a change in our relationship with one unit will not necessarily affect our relationship with the other units. Verizon's need for telecom infrastructure services has kept LISN operating at or near full capacity for the past seven years in the regions LISN serves Verizon.

SALES AND MARKETING

     Our sales and marketing efforts are focused on increasing the value of comprehensive services provided to existing customers, actively cross-marketing additional services to our existing customer base and developing new customer relationships. These efforts are primarily the responsibility of regional management, supplemented by our executive management team with respect to national accounts. Regional management at each of our operating subsidiaries has been responsible for developing and maintaining successful long-term relationships with customers, which helps facilitate our repeat business and generate cross-marketing opportunities.

     We currently have a sales and marketing integration team, comprised of executive management of Parent and senior management of its subsidiaries, including LISN, working to maximize our sales and marketing opportunities. This team is actively identifying logical cross-selling opportunities, developing procedures for joint-bidding and developing procedures for delivering sales opportunities to the business unit best positioned to respond to the customer's requirements.

     Many of our customers or prospective customers have a qualification procedure for becoming an approved vendor based upon the satisfaction of particular performance and safety standards set by the customer. These customers often maintain a list of vendors meeting their standards and award contracts for individual jobs only to vendors which meet their standards. This customer approval process has been expedited by LISN's achievement in September 1998 of ISO 9002 certification. We strive to maintain our status as a preferred and qualified vendor to these customers.

BACKLOG

     We define our backlog as the uncompleted portion of services to be performed under project specific contracts and the estimated value of future services that we expect to provide under master service agreements and other contracts. As of June 30, 2000, our pro forma backlog was approximately $663 million. Of that amount, approximately $303 million was for work scheduled to be performed in 2000 and approximately $318 million is for work scheduled to be performed in 2001. All our backlog can be canceled at any time upon the notice provided in these agreements without penalty except, in some cases, for the recovery of our actual committed costs and profit on work performed up to the date of cancellation. However, we have not historically had any significant cancellations. We are unable to provide backlog information for periods prior to 1999 since our subsidiaries did not maintain any consistent information on contract backlog prior to their acquisition by Parent.

     Under our master service agreements and certain of our maintenance contracts, our customers do not commit to the volume of services to be purchased. Rather, these contractual provisions commit us to perform these services if requested by the customer and commit the customer to obtain these services from us if they are not performed internally. Many of the contracts are multi-year contracts and we include revenues from all the services projected to be performed over the life of the contract in our backlog based upon our historical relationships with our customers and experience in these types of contracts.

SAFETY AND RISK MANAGEMENT

     We are committed to ensuring that our employees perform their work in a safe environment. We regularly communicate with our employees to promote safety and to instill safe work habits through our company-wide employee training and educational programs. We have dedicated risk managers at each of our operating subsidiaries who review all accidents and claims, examine trends and implement changes in procedures or communications to address any safety issues. We also have a dedicated risk manager at our corporate headquarters who monitors the risk management programs at our subsidiaries and establishes overall corporate risk management objectives and standards.

EMPLOYEES


     As of June 30, 2000, we had approximately 5,885 employees, approximately 15% of whom were salaried, approximately 80% of whom were paid on an hourly basis and approximately 5% of whom were paid on a production basis. Our hourly employees have an average hourly wage of $15 per hour. Our employees are generally non-union, although we do provide union labor when required, as in certain markets such as New York City. As of June 30, 2000, approximately 20% of our employees were affiliated with unions. We maintain a core of technical and managerial personnel from which we draw to supervise all projects. As the need arises, we also subcontract with independent contractors to supply additional manpower to complete specific projects. As of June 30, 2000, on a pro forma basis, we had approximately 1,800 subcontracted workers. We consider relations with our employees to be good.


     We employ more than 750 qualified installers with skill levels that meet or exceed Bellcore GR-1275-CORE section 23, an industry-wide quality standard. Technicians go through a two-week formal training period and an estimated 12 to 18 more months on the job before they are fully trained. Most of the technicians have a trade school/high school education or have prior experience in the telecom sector. Recruiting, training and retaining technicians is a key focus area for us.

EQUIPMENT AND FACILITIES

     We operate a fleet of owned and leased trucks and trailers, support vehicles and specialty installation equipment, such as backhoes, excavators, trenchers, generators, boring machines, cranes, wire pullers and tensioners. The total size of the equipment fleet is approximately 2,200 units. We believe that these vehicles generally are well-maintained and adequate for our present operations. We believe that in the future, we will be able to lease or purchase this equipment at favorable prices due to our larger size and the volume of our leasing and purchasing activity.

     Our corporate headquarters are located in leased space in West Palm Beach, Florida. The total leased area for our corporate headquarters and our subsidiaries' headquarters that are leased is approximately 283,611 square feet and the total annual base rent for these facilities is approximately $2.0 million. The leases for these facilities have terms ranging from month-to-month to five years. None of the individual leases is material to our operations.

     The following is a list of our facilities, each of which is leased, with the exception of the headquarters for Schatz Underground Cable in Villa Ridge, Missouri, which includes the training, warehouse and distribution facility, the Schatz Underground Cable regional office in Kansas City, Missouri, the LISN headquarters in Amherst, Ohio and LISN's training and regional office in Lorain, Ohio. In addition to those facilities listed, our subsidiaries also lease various district field offices, equipment yards, shop facilities and temporary storage locations. We also lease other smaller properties as necessary to enable us to efficiently perform our obligations under master service agreements and other contracts. We believe that our facilities are generally adequate for our needs. We do not anticipate difficulty in replacing any facilities or securing additional facilities, if needed. All of our owned properties and our leases are pledged to secure repayment of the senior credit facilities.



FACILITY                                                            LOCATION
--------                                                       -------------------
Orius Headquarters..........................................   West Palm Beach, FL
Texel headquarters..........................................   Reston, VA
Copenhagen Utilities & Construction headquarters............   Clackamas, OR
Network Cabling Services headquarters.......................   Houston, TX
Schatz Underground Cable headquarters.......................   Villa Ridge, MO
Schatz Underground Cable regional facility..................   Kansas City, MO
DAS-CO of Idaho headquarters................................   Nampa, ID
State Wide CATV headquarters................................   Tampa, FL
CATV Subscriber Services headquarters.......................   Greensboro, NC
U.S. Cable headquarters.....................................   O'Fallon, MO
Channel Communications headquarters.........................   Sheboygan, WI
Cablemaster headquarters....................................   Fairview, PA
Mich-Com Cable Construction headquarters....................   Stuart, FL
Excel Cable Construction headquarters.......................   Jacksonville, FL
LISN headquarters...........................................   Amherst, OH
LISN regional office facility...............................   Beltsville, MD
LISN regional office facility...............................   E. Rutherford, NJ
LISN regional office facility...............................   Dallas, TX
LISN regional office facility...............................   Green Bay, WI
LISN regional office facility...............................   Elkhorn, WI
LISN regional office facility...............................   Washington, DC
LISN regional office facility...............................   Hunt Valley, MD
LISN engineering facility...................................   Westborough, MA
LISN regional office facility...............................   Chicago, IL
LISN training and regional office facility..................   Lorain, OH
LISN regional office facility...............................   Denver, CO
LISN regional office facility...............................   King of Prussia, PA
LISN regional office facility...............................   Atlanta, GA
LISN regional office facility...............................   Livermore, CA
LISN regional office facility...............................   Pittsburgh, PA
Fenix headquarters..........................................   Green Bay, WI
Midwest Splicing headquarters...............................   Arden Hills, MN
Irwin headquarters..........................................   Dallas, TX
Hattech headquarters........................................   Chantilly, VA
Hattech regional office facility............................   Keiser, OR

COMPETITION


     The telecom infrastructure services industry is highly fragmented. We believe that the seven largest public companies in the industry, together with Orius, accounted for less than 6% of total estimated industry revenues in 1999, with Orius accounting for approximately 1%. The industry consists of a small number of large companies with a national presence and hundreds of smaller local and regional companies that generally have more limited service capabilities and geographic coverage. The telecom infrastructure industry is highly competitive, requiring substantial resources and skilled and experienced personnel. We compete with other companies in all of the markets in which we operate, some of the larger of which may have greater financial, technical and marketing resources than we do, including Dycom Industries, Inc., MasTec, Inc., Quanta Services, Inc. and others. There are relatively few barriers to entry into the markets in which we operate and, as a result, any organization that has adequate financial resources, access to technical expertise and customer relationships may become a competitor to us. We may also face competition from the in-house service organizations of our existing or prospective customers which often employ personnel who perform some of the same types of services as those provided by us. Although a significant portion of these services is currently outsourced, we cannot assure you that our existing or prospective customers will continue to outsource service requirements for installation, design, engineering and maintenance services in the future.


     We believe that the principal competitive factors in the telecom infrastructure industry include technical expertise, reputation, price, quality of service, availability of skilled technical personnel, geographic presence, breadth of service offerings, adherence to industry standards and financial stability. We believe that we compete favorably within our industry on the basis of these factors.

LEGAL PROCEEDINGS

     We occasionally are a party to legal proceedings incidental to our ordinary business operations. At present, we are not a party to any pending legal proceedings that we believe could have a material adverse effect on our business, financial condition or results of operations.

ENVIRONMENTAL MATTERS

     Our facilities and operations are subject to federal, state and local environmental and occupational health and safety requirements, including those relating to discharges of substances to the air, water and land, the handling, storage and disposal of wastes and the cleanup of properties affected by pollutants. We do not currently anticipate any material adverse effect on our business or financial condition as a result of our efforts to comply with such requirements.

     In the future, federal, state, local or foreign governments could enact new or more stringent laws or issue new or more stringent regulations concerning environmental and worker health and safety matters that could effect our operations. Also, in the future, contamination may be found to exist at our facilities or off-site locations where we have sent wastes. We could be held liable for any newly-discovered contamination. It is possible that changes in environmental and worker health and safety requirements or liabilities from newly-discovered contamination could have a material effect on our business.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information concerning Parent's executive officers and directors:


NAME                                     AGE                         POSITION
----                                     ---                         --------
William J. Mercurio....................  59    President, Chief Executive Officer and Chairman of
                                               the Board of Directors
Robert E. Agres........................  40    Vice President and Chief Financial Officer
Joseph P. Powers.......................  54    Vice President -- Operations
Martin Kobs............................  49    President -- Telecommunications Services Group
Donald J. Vanke........................  57    President and CEO -- LISN and Director
John J. Leonbruno......................  41    President -- EF&I Services
E. Scott Kasprowicz....................  47    President -- Network Services
Catherine Caudell......................  51    Vice President -- Human Resources
Robert E. Beardsley....................  45    Vice President -- Information Systems
Gregory M. Barr........................  34    Director
Robert C. Froetscher...................  42    Director
Jack E. Reich..........................  49    Director
Avy H. Stein...........................  46    Director


     William J. Mercurio has been Parent's President, Chief Executive Officer and Chairman of Parent's Board of Directors since its formation in August 1997. Mr. Mercurio has more than 25 years of experience in our industry. From 1995 to 1997, Mr. Mercurio served as President and Chief Executive Officer of Able Telcom Holding Corp., a publicly-traded telecom installation, design, engineering and maintenance services company. From 1986 to 1995, Mr. Mercurio, who is a certified public accountant, owned a consulting and accounting firm. From 1971 to 1986, Mr. Mercurio held various positions with Burnup & Sims, Inc. at the time a publicly-traded telecom infrastructure service provider, including Senior Vice President, Chief Financial Officer and was a member of the Board of Directors. While at Burnup & Sims, Mr. Mercurio participated in over 30 acquisitions and was responsible for all financing and accounting matters.

     Robert E. Agres has been Parent's Chief Financial Officer since June 1998. From 1993 to 1997, Mr. Agres served as Senior Vice President and Chief Financial Officer of Triarc Beverage Group, where he was primarily responsible for Triarc's subsidiary, Royal Crown Company, Inc. From 1997 to 1998 Mr. Agres was a private financial consultant. Mr. Agres, who is a CPA, has more than 15 years of experience in accounting and financial reporting including work at two public companies and public accounting at KMG prior to joining Parent.

     Joseph P. Powers has been Parent's Vice President for Operations since its formation in August 1997. Mr. Powers has more than 32 years of experience in the telecom infrastructure services industry. From 1995 to 1997, he served as President of Able Communication Services, Inc., a wholly-owned subsidiary of Able Telcom. From 1990 to 1995, he was Director of Operations for Voltelcon, the telecom installation, design, engineering and maintenance services division of Volt Information Sciences.

     Martin Kobs was appointed President -- Telecommunications Services Group in October 1999. Prior to that position, Mr. Kobs served as Director -- Operations from July 1998 to October 1999. Mr. Kobs has over 26 years of experience in the telecom industry. From 1996 to 1998, Mr. Kobs served as President of Able Integrated Systems, a subsidiary of Able Telcom. From 1993 to 1996, Mr. Kobs was Director of Operations for Volt Information Sciences. From 1986 to 1998, he served as Operations Manager of Burnup & Sims Communications Services.


     Donald J. Vanke has served as a Director of Parent since the LISN acquisition. Mr. Vanke has been President and CEO of LISN since 1998 and, prior to that time, was Vice President of LISN. As Vice President, Mr. Vanke was responsible for quality, purchasing, finance and information systems. Prior to joining LISN, he was President and CEO of DCM, a manufacturer of direct current motors, from 1978 until 1984. Prior to that Mr. Vanke was Vice President of Tenna, a manufacturer of electric antennae and mirrors from 1972 until 1978. From 1964 until 1972, Mr. Vanke was a Manager at Ernst & Young.


     John J. Leonbruno was appointed President -- EF&I Services in September 2000. Prior to that position, Mr. Leonbruno served as Senior Vice President of Sales and Marketing at LISN from March 2000 to September 2000. Mr. Leonbruno has over 16 years of experience in the telecommunications industry. From 1996 to 2000, Mr. Leonbruno served as Vice President of Global Sales and Service with MCI Worldcom. From 1994 to 1996, Mr. Leonbruno served as General Manager of Custom Business with Ameritech.



     E. Scott Kasprowicz was appointed President -- Network Services in August 2000. Mr. Kasprowicz is the founder of Texel Corporation, one of our operating divisions, which we acquired from Mr. Kasprowicz in 1999. Mr. Kasprowicz has been the President of Texel since 1983 and has over 20 years of experience in the telecom industry. Texel is a provider of voice and data cable installation, and system design and engineering services.



     Catherine Caudell joined Orius as Vice President -- Human Resources in August 2000. Ms. Caudell has over 20 years of experience in the field of human resource management and performance technology. Prior to joining Orius, Ms. Caudell was Executive Vice President of Human Resources for Service Intelligence, a multi-state call center and customer service organization, from 1995 until 2000. From 1987 to 1995, Ms. Caudell was Vice President of Human Resources for Telstar Communications, where she was involved in taking the organization from 800 to over 25,000 employees.



     Robert E. Beardsley has served as Vice President -- Information Systems since June 2000. Prior to joining Orius, Mr. Beardsley was employed as a principal consultant with PricewaterhouseCoopers, LLP in its Management Consulting Services group from 1998 to 2000. From 1998 to 2000, Mr. Beardsley acted as Internal Project Manager for Harris Publishing. From 1994 to 1996, Mr. Beardsley was a principal at Practical Systems, which sold and deployed Solomon financial software. Mr. Beardsley is a certified public accountant.



     Gregory M. Barr has served as a Director of Parent since the LISN acquisition. Mr. Barr is a principal at Navis Partners (formerly Fleet Equity Partners). Prior to joining Navis, Mr. Barr was with McKinsey & Company where he worked as a management consultant in a variety of industries and at Goldman, Sachs & Company as a financial analyst in the Investment Banking Division. Mr. Barr serves on the board of directors of several privately-held companies.


     Robert C. Froetscher has served as a Director of Parent since the LISN acquisition. Mr. Froetscher is a Managing Director of Willis Stein & Partners. Prior to joining Willis Stein & Partners in 1998, Mr. Froetscher was Senior Vice President and General Manager of APAC Teleservices with responsibility for running two of APAC's divisions from 1996 to 1997. From 1994 to 1996 he was Vice President, Sales and Service for Ameritech's Consumer Division, directed 5,300 employees and had responsibility for a business that generated $4.5 billion in revenue in 1996. Previously, Mr. Froetscher spent almost nine years with MCI in a variety of executive positions in marketing, sales, service and operations.

     Jack E. Reich has served as a Director of Parent since the LISN acquisition. Mr. Reich has spent 25 years in the communications industry and held various positions in the local, long distance, data, equipment manufacturing and Internet segments of this industry. Currently, Mr. Reich is President of KJE, Inc., a management and investment consulting firm. Most recently, he served as President and Chief Executive Officer of e.spire Communications, Inc. from December 1996 through November 1998. e.spire is a public competitive local exchange carrier. Prior to joining e.spire, Mr. Reich served as President of Custom Business Service with Ameritech, Inc. Mr. Reich joined Ameritech from MCI where he held various positions from April 1986 to April 1994. Mr. Reich departed MCI as their President of the Multi-National Accounts Division responsible for marketing and operations to that company's largest customers. Mr. Reich currently serves on the board of directors of Digex, Inc. (DIGX), a publicly held web-hosting company.

     Avy H. Stein has served as a Director of Parent since the LISN acquisition. Mr. Stein is a Managing Director of Willis Stein & Partners. Prior to the formation of Willis Stein & Partners in 1994, Mr. Stein was a Managing Director of Continental Illinois Venture Corporation from 1989 through 1994. Previously, Mr. Stein served as a consultant to the CEO of NL Industries, Inc. From 1985 to 1988, he was founder/ CEO of Regent Corporation. From 1984 to 1985, Mr. Stein was President of Cook Energy Corporation and Vice President of Corporate Planning and Legal Affairs at Cook International, Inc. From 1980 through 1983, Mr. Stein was an attorney with Kirkland & Ellis. He also serves as a director of Racing Champions Corporation, CTN Media Group, Inc., Tremont Corporation and Aavid Thermal Technologies, Inc., as well as a number of private companies.


     Each director is elected to serve until the next annual meeting of stockholders or until a successor is duly elected and qualified. Each of the current directors were elected as provided by the terms of an investor rights agreement. See "Certain Relationships and Related Party Transactions -- Investor Rights Agreement." There are no family relationship between any of our executive officers or directors.

DIRECTOR COMPENSATION

     Parent does not currently pay any fees to its directors. However, all directors are reimbursed for out-of-pocket expenses incurred in connection with the rendering of services as a director.

EXECUTIVE COMPENSATION

     The following table sets forth information for the fiscal years ended December 31, 1999 and 1998 concerning compensation Parent paid to its chief executive officer and the four other executive officers who were its most highly compensated officers during those years who were compensated over $100,000 during that year. Other annual compensation primarily represents amounts paid for auto allowances.

                           SUMMARY COMPENSATION TABLE


                                                       ANNUAL COMPENSATION
                                                   ----------------------------     OTHER ANNUAL
NAME AND PRINCIPAL POSITION                        YEAR    SALARY       BONUS       COMPENSATION
---------------------------                        ----   --------     --------     ------------
William J. Mercurio..............................  1999   $373,750(1)  $100,000        $9,000
  President and Chief Executive Officer            1998    135,375      100,000         6,750

Robert E. Agres..................................  1999    155,833       25,000             0
  Vice President and Chief Financial Officer

Joseph P. Powers.................................  1999    191,667       60,000         6,600
  Vice President -- Operations                     1998    101,250       60,000         4,500

William Mullen(2)................................  1999    157,693       40,000         1,014
  President -- Broadband Services Group

Donald J. Vanke..................................  1999    300,000      505,770             0
  President and CEO -- LISN


---------------

(1) In connection with certain of our 1999 acquisitions, we paid Mr. Mercurio and Associates, P.A., an affiliate of Mr. Mercurio, a consulting fee of $550,000 for assistance in identification of, and due diligence with respect to, acquisition candidates.


(2) Mr. Mullen is no longer an officer of Orius.


OPTION GRANT TABLE

     No stock options were granted to the named executive officers during the year ended December 31, 1999. Parent's former stock option plan was terminated in connection with the LISN acquisition. Each of the outstanding options was terminated in exchange for an amount equal to the difference between (1) the per share price paid to the holders of Parent's common stock who received cash for their shares of common stock in connection with the LISN acquisition, less
(2) the exercise price of each option. In connection with the LISN acquisition, Mr. Agres received $132,949 in exchange for his options to purchase Parent's common stock.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table shows aggregate exercises of options in the year ended December 31, 1999 by the named executive officers and the aggregate value of unexercised options held by each named executive officer as of December 31, 1999.

                   AGGREGATE OPTION EXERCISES IN LAST FISCAL
                        YEAR AND YEAR-END OPTION VALUES

                                                                               YEAR END(#)      YEAR END($)
                                            SHARES                            -------------    -------------
                                           ACQUIRED                           EXERCISABLE/     EXERCISABLE/
                 NAME                     ON EXERCISE    VALUE REALIZED($)    UNEXERCISABLE    UNEXERCISABLE
                 ----                     -----------    -----------------    -------------    -------------
William J. Mercurio...................           --                --                   --                --
Robert E. Agres(1)....................       15,541           132,949                   --                --
Joseph P. Powers......................           --                --                   --                --
William Mullen........................           --                --                   --                --
Donald J. Vanke(2)....................           --                --         0/252,226.32     $0/$1,664,166

---------------

(1) Mr. Agres' options became vested and were exercised in connection with the LISN acquisition.

(2) At the time of the LISN acquisition, Mr. Vanke held options to purchase
    679.66 shares of LISN common stock. In connection with the LISN acquisition, these options were converted into the right to purchase 250,533.2 shares of Parent's common stock (as adjusted for our March 2000 10-for-1 stock split) and 1,693.12 shares of Parent's series C preferred stock. The calculated value of these options is based on the values per share at the time of the LISN acquisition.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Mr. Mercurio. In connection with the LISN acquisition, Parent entered into a senior management agreement with Mr. Mercurio. The agreement provides that Mr. Mercurio shall serve as president, chief executive officer and chairman of the board of Parent and shall devote his full business time and attention to its affairs. The agreement is for a term ending on February 28, 2003. Mr. Mercurio is entitled under the agreement to a base salary equal to $470,000 per year, which may be increased by the board in its discretion and will be subject to yearly increases based on the Consumer Price Index. In addition to his base salary, Mr. Mercurio is entitled to receive an annual bonus based upon Parent's financial performance, as measured by its EBITDA. Mr. Mercurio will not receive a bonus unless Parent's EBITDA is greater than 1.125 times its prior year's EBITDA. If EBITDA exceeds this amount, Mr. Mercurio is entitled to receive a bonus ranging from 50% to 100% of his base salary.

     Parent and Mr. Mercurio may each terminate the agreement at any time, with or without cause, provided that, if we terminate Mr. Mercurio without "cause," or if he terminates his employment with "good reason," we must continue to pay him his base salary for two years and must pay him a pro rata portion of his bonus for the year of his termination. "Cause" includes the commission of a felony or a crime involving moral turpitude; an act or omission with respect to Parent involving dishonesty or fraud that has resulted in or is likely to result in material harm to Parent; chronic drug or alcohol use; the repeated failure to perform his duties as directed by the board; negligent or willful misconduct with respect to Parent; or the material breach of the terms of his management agreement. "Good reason" means the relocation of our executive offices outside of West Palm Beach, Florida; a material breach by us of the terms of the management agreement; or the assignment to Mr. Mercurio of duties inconsistent with his position at Parent.

     If Parent terminates Mr. Mercurio for cause or if he terminates his employment without good reason, he would be entitled to receive only his base salary through the date of termination. If Mr. Mercurio is terminated for disability, he is entitled to receive his base salary for six months. In the event the agreement is terminated according to its terms in February 2003, Parent may, at its option, continue to pay Mr. Mercurio his base salary for one year as a severance payment. Mr. Mercurio has agreed not to compete with Parent until the later of (1) the second anniversary of the termination of the management agreement if Mr. Mercurio resigns without good reason or is terminated with cause or (2) the time as we cease making any severance payments to him under the management agreement.

     Under the management agreement, Parent agreed to sell to Mr. Mercurio shares of Parent's common stock equal to .75% of its outstanding common stock for a price per share equal to the price at which shares were purchased by all investors in the LISN acquisition. Mr. Mercurio purchased these shares on January 16, 2000 by issuance of a promissory note in the amount of $252,633, which is secured by a pledge of the 188,810 shares purchased. The note bears interest at a rate of 5.88% per annum. Fifty percent of these shares will vest over four years. The remaining 50% vest on the fifth anniversary of the closing of the LISN acquisition, provided that vesting will be accelerated with respect to 25% of this 50% in each year that Parent achieves its EBITDA target. All of Mr. Mercurio's shares will become immediately vested upon the occurrence of the following events: (1) Willis Stein & Partners ceases to own 50% of the shares owned by it as of the closing of the LISN acquisition, (2) if prior to an initial public offering of Parent, a person or group of persons who were not stockholders immediately after the LISN acquisition acquire a number of shares necessary to elect a majority of the board or (3) a change of control occurs. A "change of control" means (1) any person who was not a stockholder immediately following the LISN acquisition owns the greater of (a) 25% of Parent's voting stock or (b) the greatest combined voting power of any person who was a stockholder immediately following the LISN acquisition; (2) during any two year period, persons who constituted the board at the beginning of the period cease to constitute a majority of the board; (3) if Parent consummates a merger and stockholders who were stockholders prior to the merger cease to own 80% of the surviving company's equity; (4) a sale of all or substantially all of Parent's assets; or (5) any person commences a tender offer or receives an option to acquire 25% or more of Parent's voting stock, unless the board makes a good faith determination that this action would not constitute a material change in the control of Parent.

     If Mr. Mercurio ceases to be employed by Parent for any reason, Parent will have the option to repurchase his unvested shares at their original cost. Parent will be able to purchase his vested shares only if he fails to repay the promissory note issued to purchase the shares within 60 days following his termination. Mr. Mercurio's shares will be subject to the restrictions on transfer contained in the investor rights agreement, described under the heading "Certain Relationships and Related Party Transactions -- Investor Rights Agreement."

     Messrs. Agres and Powers. Parent also entered into employment agreements with Mr. Agres and Mr. Powers. Mr. Agres' agreement provides that he will be employed as Chief Financial Officer for a term ending December 14, 2001 and will receive a base salary of $195,000 per year. Mr. Powers agreement provides that he will be employed as a Vice President for a term ending February 28, 2003 and will receive a base salary of $230,000 per year. Parent may terminate Messrs. Agres' and Powers' employment at any time for "cause," which includes (1) a material breach of the terms of the executive's agreement, (2) willful misconduct in the performance of the executive's duties; (3) an act of fraud intended to result in the executive's enrichment at Parent's expense, (4) conviction of a felony or fraud, (5) entry of an order preventing the executive from performing activities that are essential to the performance of the executive's agreement, or (6) willful or deliberate conduct intended to materially damage Parent's business. If either of Messrs. Agres or Powers is terminated for cause or voluntarily terminates his employment, he would be entitled to receive his base salary through the date of termination. If either Messrs. Agres or Powers is terminated due to disability, he would be entitled to receive his base salary for one year following termination. If either is terminated without cause, he would be entitled to receive his base salary for the remainder of his employment term. Mr. Agres has agreed not to compete with Parent for a period ending the later of (1) December 14, 2001 and (2) one year after the termination of his employment. Mr. Powers has agreed not to compete with Parent for a period ending the later of (1) February 28, 2003 or (2) one year after the termination of his employment.

     Mr. Vanke. Mr. Vanke has an employment agreement with LISN, dated May 28, 1999, which expires on May 27, 2001. Mr. Vanke's employment agreement provides that he will serve as President and Chief Executive Officer of LISN and will receive a base salary of $300,000. In addition, Mr. Vanke receives a bonus equal to 100% of his base salary based on the achievement of certain EBITDA targets by LISN, as determined by Mr. Vanke and LISN's board of directors prior to the start of each fiscal year. If LISN terminates Mr. Vanke without cause or if he terminates his employment for good reason prior to May 2001, LISN must pay Mr. Vanke his base salary through the later of six months following his termination or through May 2001. If Mr. Vanke's employment is terminated for cause or if he terminates his employment without good reason, he will be entitled to only his base salary through the date of termination. "Cause" includes (1) the commission of a felony or fraud, (2) chronic drug or alcohol abuse or conduct causing LISN substantial public disgrace, (3) substantial and repeated failure to perform his duties as directed by LISN's board of directors, (4) gross negligence or willful misconduct or (5) any other material breach of his employment agreement. "Good Reason" includes the relocation of LISN's offices outside of the Cleveland, Ohio area or the Company's breach of the terms of the employment agreement. Mr. Vanke has agreed not to compete with LISN during his employment and for two years thereafter.



     Mr. Mullen. Pursuant to Mr. Mullen's employment agreement with us, we will pay his estate an amount equal to his base salary of $225,000 through August 2001.


STOCK OPTIONS

     Mr. Agres held options under Parent's former stock option plan, which was terminated in connection with the LISN acquisition. Each of his outstanding options was terminated in exchange for an amount equal to the difference between
(1) the per share price paid to holders of Parent's common stock who received cash for their shares of common stock in connection with the LISN acquisition, less (2) the exercise price for the option. In connection with the LISN acquisition, Mr. Agres received $132,949 in exchange for his options to Parent common stock.

PARENT EQUITY INCENTIVE PLAN

     In connection with the LISN acquisition, Parent adopted the 1999 Orius Management Equity Compensation Plan. The plan provides for the grant of shares of Parent's common stock, class B common stock and series C preferred stock or options to purchase these shares to its and its subsidiaries' employees, directors, officers, consultants and advisors. Under the plan, Parent has reserved for issuance (1) 1,253,321 shares of common stock, (2) 1,100,000 shares of class B common stock and (3) 7,000 shares of series C preferred stock. The plan is administered by Parent's board of directors.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

GENERAL

     We have, from time to time, entered into various transactions with certain of our officers, directors and principal stockholders and entities in which these parties have an interest. We believe that these transactions have been on terms no less favorable to us than could be obtained in a transaction with an independent third party.

TRANSACTIONS IN CONNECTION WITH THE LISN ACQUISITION

  General

     In connection with the LISN acquisition, Messrs. Mercurio, Agres, Powers and Mullen received the following in exchange for their equity interests in Parent and Mr. Vanke received the following in exchange for his equity interest in LISN:

                                                                   SERIES C       JUNIOR
NAMED EXECUTIVE                                          COMMON    PREFERRED   SUBORDINATED
OFFICER                                       CASH      STOCK(1)     STOCK        NOTES
---------------                            ----------   --------   ---------   ------------
William J. Mercurio(2)...................  $8,007,183    538,590     4,261      $2,945,133
Robert E. Agres(3).......................     410,213     18,650       148         101,981
Joseph P. Powers(4)......................   1,959,105    131,780     1,043         720,581
William Mullen...........................   3,415,154    229,710     1,818       1,256,132
Donald J. Vanke(5).......................          --    266,250     2,107       1,455,934

---------------

(1) As adjusted for our March 2000 10-for-1 stock split.

(2) Includes amounts received by trusts in which Mr. Mercurio's wife serves as trustee.

(3) Includes $132,949 received by Mr. Agres in exchange for his options to purchase Parent common stock.

(4) Includes amounts received by Mr. Powers' wife.

(5) Includes amounts received by Mr. Vanke in exchange for his additional investment of $900,000 at the time of the LISN acquisition.

  Investor Rights Agreement

     In connection with the LISN acquisition, Parent and each of its stockholders entered into an investor rights agreement. This agreement provides that Parent's board of directors will be established at seven directors or any higher number designated by Willis Stein & Partners. The agreement provides that the board will consist of:

     - Parent's chief executive officer, who will initially be Mr. Mercurio;


     - one person designated by Parent's stockholders prior to the LISN acquisition, provided that the designee is one of Parent's or Parent's subsidiaries' senior executives and the designee is reasonably acceptable to Willis Stein & Partners;


     - one person designated by Willis Stein & Partners, provided that the designee is one of Parent's or Parent's subsidiaries' senior executives and the designee is reasonably acceptable to Parent's chief executive officer, and who will initially be Mr. Vanke; and

     - the remainder shall be designated by Willis Stein & Partners, and initially will be Mr. Stein, Mr. Froetscher, Mr. Barr and Mr. Reich.

     The investor agreement generally restricts the transfer of any shares of Parent's stock or junior subordinated notes held by the parties to the investor agreement by requiring that Willis Stein & Partners approve any transfers of these securities, with some limited exceptions. The parties to the investor agreement have granted Parent a right of first refusal with respect to its stock and junior subordinated notes, which, if not exercised by Parent, may be exercised by Willis Stein & Partners and some of its other stockholders. Each party to the investor agreement has the right to participate in any transfer of shares by any other party to the agreement, with some limited exceptions. In addition, Parent has agreed not to issue any equity securities to Willis Stein & Partners or its affiliates unless the parties to the investor agreement are given the opportunity to purchase their pro rata share on substantially the same terms. Each party to the investor agreement has agreed to consent to a sale of Parent if Willis Stein & Partners votes to approve the sale.

     The investor agreement also provides that Willis Stein & Partners may request, at any time, that all or any portion of its common stock or class B common stock be registered with the SEC. In the event that Willis Stein & Partners makes a request for registration, the other parties to the investor agreement who hold common stock or class B common stock will be entitled to participate in the registration. Parent has also granted the parties to the investor agreement piggyback registration rights with respect to registrations by it and Parent has agreed to pay all expenses relating to the piggyback registrations.

  Consulting Agreement with Mr. Reich

     Mr. Reich receives consulting payments from us in an amount of $15,000 per month. In exchange, Mr. Reich provides consulting services for five days per month, in such areas as identifying and consummating acquisitions, sales and marketing and human resources. We compensate Mr. Reich for consulting in excess of five days per month at a rate of $3,000 per day. Mr. Reich received options to purchase shares of LISN common stock at the time this agreement was entered into, which were converted into options to purchase 9,394.99 shares of Parent common stock and 634.92 shares of Parent series C preferred in connection with the LISN acquisition.

RELATED PARTY LEASES

     Parent is a party to two leases with entities controlled by Mr. Ebersole, a former director of Orius, for the lease of Channel's headquarters and office space. The combined monthly rent for both leases is approximately $12,100. These leases expire in April 2000 and April 2001, respectively. The lease expiring in April 2000 has been on a year-to-year basis since 1995.


     U.S. Cable, Inc., a subsidiary of NATG, is a party to a lease agreement with WMC Properties, a general partnership that was 25% owned by William Mullen, a former director of Parent, at the time the lease was entered into. The lease is for U.S. Cable's headquarters and office space located in O'Fallon, Missouri at a current rate of $61,800 per year, subject to an increase of 3% per annum. The lease expires July 2003.



     Texel Corporation, a subsidiary of NATG, is a party to a lease agreement with Trison, LLC, an affiliate of Mr. Kasprowicz. The lease is for Texel's headquarters in Reston, Virginia at a rate of $406,042 per year, subject to an increase of 3% per annum. The lease expires June 30, 2005, and contains a renewal option for an additional five-year term.


1999 ACQUISITIONS

     In February 1999, we acquired Schatz, DAS-CO, Copenhagen and Network in a transaction that was designed to give tax-free treatment to the issuance of stock to the former stockholders of the acquired companies. To complete these acquisitions all of the existing stockholders of these companies exchanged their interests in the respective companies for new interests in Parent. HIG acquired 7,546.38 shares of Parent's series B preferred stock for $7.6 million, which was redeemed in connection with the LISN acquisition for an aggregate of $44.0 million in cash. Parent also sold 1,066,219 shares of its common stock to its then existing stockholders and employees for $2.4 million. The following officers, directors and former principal stockholders, and their immediate family members and affiliated entities, purchased the number of shares indicated at $2.34 per share in cash: Mr. Mercurio -- 132,319, Mr. Agres -- 41,444, and Mr. Mullen -- 106,717. In connection with the 1999 acquisitions, Parent paid (1) Mercurio and Associates, PA., an affiliate of Mr. Mercurio, a consulting fee of $550,000 for assistance in identification of, and due diligence with respect to, acquisition candidates and (2) HIG $267,000 for fees and expenses.


     In May 1999, we acquired the stock of Texel Corporation from Mr. Kasprowicz, one of our executive officers, for $26.3 million in cash plus the issuance of 1,030,335 shares of Parent's common stock. In

September 2000, we paid Mr. Kasprowicz approximately $3.0 million in settlement of litigation brought by Mr. Kasprowicz, alleging that amounts were owed to him as a purchase price adjustment in connection that purchase. In return for this payment, Mr. Kasprowicz has released all claims against Orius relating to this matter.


RECAPITALIZATION OF LISN

     LISN was recapitalized in May 1999 by an investor group led by Willis Stein & Partners, certain co-investors and members of LISN's management. Willis Stein & Partners and its co-investors contributed approximately $70.3 million in capital. Willis Stein & Partners and its co-investors received $49.2 million in junior subordinated notes, $10.6 million in preferred stock and $10.5 million in common stock. Members of management retained approximately 15% of LISN's equity.

     In connection with the recapitalization, LISN agreed to make a cash payment to three of its former stockholders based on LISN's results of operations for the year ended December 31, 1999, including Mr. Vanke. Based on LISN's results of operations, LISN paid these stockholders an aggregate of $4.0 million, $0.5 million of which was paid to a trust formed for the benefit of Mr. Vanke.

FAMILY RELATIONSHIPS

     Rosemarie Mulholland, the daughter of Mr. Mercurio, is Parent's Secretary and Treasurer. Ms. Mulholland, a certified public accountant, received total compensation of $90,967 from us in 1999, including a salary of $80,467 and an accrued bonus of $10,500. Ms. Mulholland also received options to purchase 9,325 shares of our common stock, which were repurchased in connection with the LISN Acquisition for $77,701 in cash.

                             PRINCIPAL STOCKHOLDERS

     All of the outstanding capital securities of NATG is owned by Parent. Orius Capital is a wholly owned subsidiary of NATG. The table below lists information about the beneficial ownership of Parent's capital stock as of June 30, 2000, including shares which these persons have the right to acquire within 60 days upon the exercise of options, by (a) each person whom we know to own beneficially more than 5% of any class of Parent's stock, (b) each of Parent's directors and named executive officers and (c) all of Parent's directors and executive officers as a group. Unless otherwise stated, each of the persons in the table has sole voting and investment power with respect to the securities beneficially owned and each person's address is the same as Parent's. We have otherwise calculated beneficial ownership in accordance with the applicable rules and regulations under the Exchange Act. See "Description of Parent's Securities" for a description of the terms of Parent's capital stock.


                                                       SERIES C PREFERRED        COMMON STOCK
                                                      --------------------   ---------------------
                                                      NUMBER OF   PERCENT    NUMBER OF    PERCENT
                                                       SHARES     OF CLASS     SHARES     OF CLASS
                                                      ---------   --------   ----------   --------
Willis Stein & Partners(1)..........................   84,896.6     41.3%    10,730,017     41.5%
  227 West Monroe Street, Suite 4300, Chicago, IL
     60606
Navis Partners(2)...................................   12,073.9      5.9      1,526,009      5.9
  50 Kennedy Plaza, Providence, RI 02903
Goldman, Sachs & Co.(3).............................   10,643.8      5.2      1,345,258      5.2
  One New York Plaza, 40th Floor, New York, NY 10004
Abu Dhabi Investment Authority (4)..................   10,643.8      5.2      1,345,258      5.2
  P.O. Box 7106 Corniche Street, Abu Dhabi, United
  Arab Emirates
William J. Mercurio(5)..............................    4,187.6      2.0        718,071      2.8
Robert E. Agres.....................................      147.6        *         18,650        *
Joseph P. Powers(6).................................    1,042.6        *        131,775        *
Donald J. Vanke.....................................    2,106.6      1.0        266,252      1.0
Gregory M. Barr(2)..................................         --       --             --       --
Robert C. Froetscher(1).............................         --       --             --       --
Jack E. Reich.......................................      423.3        *         62,633        *
Avy H. Stein(1).....................................         --       --             --       --
All Directors and Officers as a group (9 persons)...  108,546.6     52.8     13,917,058     53.8


---------------

 *  Less than one percent.

(1) Includes shares held by Willis Stein & Partners II, L.P. and Willis Stein & Partners Dutch, L.P. (the "Willis Stein entities"). John R. Willis and Avy
    H. Stein, as managers of Willis Stein & Partners Management II, L.L.C., which is the general partner of Willis Stein & Partners Management II, L.P., which is the general partner of the Willis Stein entities, may each be deemed to beneficially own the shares held of record by the Willis Stein entities. Each of these persons disclaims beneficial ownership of these shares. Mr. Froetscher is a Managing Director of Willis Stein & Partners. Mr. Froetscher disclaims beneficial ownership of the shares held of record by the Willis Stein entities.


(2) Includes shares held by Chisholm Partners III, L.P., Kennedy Plaza Partners, Fleet Venture Resources, Inc. and Fleet Equity Partners VI, L.P. These entities are affiliates of Navis Partners (formerly Fleet Equity Partners), of which Mr. Barr is a principal. Mr. Barr disclaims beneficial ownership of the shares held by these entities.


(3) Includes shares held by GS Private Equity Partners III, L.P., GS Equity Partners II, L.P., GS Private Equity Partners II Offshore, GS Private Equity Partners II Direct Fund, GS Private Equity Partners III Offshore and GS Private Equity Partners Connecticut, which are private equity investment funds affiliated with Goldman, Sachs & Co.

(4) The Abu Dhabi Investment Authority is an instrumentality of the government of the Emirate of Abu Dhabi and is wholly owned and controlled by that government.

(5) Includes shares held by various trusts in which Mr. Mercurio's wife serves as trustee.

(6) Includes shares held of record by Mr. Powers' wife.

                       DESCRIPTION OF PARENT'S SECURITIES

GENERAL


     Parent's authorized capital stock consists of: 10,000 shares of series A convertible preferred stock, par value $.0001 per share; 7,596.38 shares of series B convertible preferred stock, par value $.0001 per share; 200,000,000 shares of series C participating preferred stock, par value $.01 per share; 200,000,000 shares of series D preferred stock, par value $.01 per share; 200,000,000 shares of common stock, par value $.01 per share; and 200,000,000 shares of class B common stock, $.01 per share. As of June 30, 2000, there were no shares of series A preferred stock, no shares of series B preferred stock, 205,739.77 shares of series C preferred stock, no shares of series D preferred stock, no shares of class B common stock and 25,887,559.27 shares of common stock outstanding. Parent's classes of stock generally differ with respect to dividend payment, liquidation preference, redemption, conversion and voting rights. All classes of its stock vote together as a class on all matters to be voted upon by its stockholders. The common stock is entitled to one vote per share, the class B common is entitled to 10 votes per share and the series C preferred stock is entitled to 75 votes per share.


SERIES C PREFERRED STOCK

     Dividends on the series C preferred stock accrue daily at a rate of 12% per annum on the liquidation value of the series C preferred stock plus all accumulated and unpaid dividends. The liquidation value of the series C preferred stock is $1,000. These dividends are cumulative and must be paid before dividends are paid on any shares of common stock. Holders of series C preferred stock also participate in any dividends paid to the holders of common stock on an as converted basis. Upon a liquidation of Parent, the holders of series C preferred stock would be entitled to receive the liquidation value of their stock plus accrued and unpaid dividends prior to any distributions to the holders of common stock. The series C preferred stock will be redeemed on December 31, 2019 at its purchase price, plus accrued dividends and plus the liquidation value of the common stock into which it is convertible.

     Upon the consummation of an initial public offering, the holders of a majority of the series C preferred stock may cause all or any portion of the outstanding series C preferred stock to be converted into (1) shares of class B common (or, if no shares of class B common are outstanding, common stock), and
(2) shares of series D preferred stock. Each holder of series C preferred stock will receive (1) a number of shares of common stock equal to series C liquidation value divided by the conversion price for the series C preferred stock and (2) the number of shares of series D preferred stock with a liquidation value equal to the liquidation value of the series C preferred stock converted, plus accrued and unpaid dividends.

     The series D preferred stock is similar in rights and preferences to the series C preferred stock, but is not convertible into common stock and is redeemable by Parent at any time. In addition, a majority of the holders of the series D preferred stock may cause Parent to redeem some or all of the series D preferred stock at any time. Parent may pay the redemption price for the series D preferred stock by issuance of common stock with an equivalent fair market value in lieu of cash if it is prohibited by the terms of its debt from making the redemption payment in cash or if the holders of the series D preferred stock do not object to receiving the redemption payment in common stock.

COMMON STOCK

     Dividends on the common stock are payable when and as declared by Parent's board of directors, subject to the rights of the holders of any preferred stock. The holders of the common stock participate in any distributions upon liquidation ratably, subject to the rights of the holders of its preferred stock.

JUNIOR SUBORDINATED NOTES

     As of June 30, 2000, there was $141.7 million of Parent's junior subordinated notes outstanding. The LISN acquisition resulted in each stockholder of Parent, except to the extent the stockholder's shares are subject to put and call agreements, owning Parent common stock, series C preferred stock and junior subordinated notes with fair values representing approximately 9%-54%-37%, respectively, of the fair market value of the securities. Parent's obligations under the junior subordinated notes are subordinated to all of Parent's senior debt (as defined under the terms of the junior subordinated notes), including its guarantee in respect of the senior credit facilities and the notes. The junior subordinated notes bear interest at a rate of 12.0% per annum, a maximum of 40% of which is payable in cash beginning January 15, 2001, and the remainder of which is deferred and accrues as additional principal. In addition, after December 15, 2004, if at the end of any interest accrual period the amount of accrued and unpaid original issue discount exceeds an amount equal to the product of the issue price and the yield to maturity (the "Maximum Amount"), then interest will be paid so as to reduce the unpaid original issue discount to an amount less than the Maximum Amount. Cash interest can be paid by Parent only to the extent Parent has available funds and only so long as the payments are permitted under the terms of, among other things, the senior credit facilities and the notes.

     Because Parent is a holding company with no independent operations, the only sources of funds for making payments on the subordinated promissory notes are (1) dividends from NATG, the payment of which is limited by the terms of the senior credit facilities and the notes and (2) additional capital contributions from its stockholders. If there is a default under the junior subordinated notes because NATG is prohibited under the terms of the senior credit facilities or the notes from paying sufficient dividends for Parent to meet its cash interest obligations under its junior subordinated notes, or if Parent otherwise defaults on its obligations in respect of the junior subordinated notes, the holders of the junior subordinated notes will be prohibited from taking any actions or exercising any remedies against Parent or any of its subsidiaries until all senior debt, including the senior credit facilities and the Notes, has been repaid in full; provided, that the holders may accelerate their junior subordinated notes if senior debt is accelerated, but are prohibited from taking any further action. The junior subordinated notes become due and payable on the later of (1) December 15, 2009 and (2) the first anniversary of the date on which any debt raised in a high yield offering, such as the notes being issued in this offering, is repaid.

                    DESCRIPTION OF SENIOR CREDIT FACILITIES

     General. In connection with the LISN acquisition, NATG entered into the senior credit facilities with Bankers Trust Company, Bank of America, N.A. and certain other lenders. The senior credit facilities were amended and restated on July 5, 2000 to provide for the tranche C term loan. The senior credit facilities provide for aggregate borrowings of approximately $435.0 million. The senior credit facilities consist of the following:

     - $75.0 million tranche A term loan with a $50.0 million letter of credit subfacility;

     - $200.0 million tranche B term loan;

     - $60.0 million tranche C term loan; and

     - $100.0 million revolving credit facility to be used for permitted acquisition loans and for working capital purposes, with sublimits of $75.0 million for acquisition loans and $50.0 million for working capital loans and a maximum of $100.0 million in borrowings at any one time.

     As of July 5, 2000, there was $288.6 million of outstanding indebtedness under the senior credit facilities (excluding $2.0 million of letters of credit) and $50.0 million available under the senior credit facilities for working capital and other corporate purposes and $75.0 million available for acquisitions, although no more than $100.0 in the aggregate may be borrowed under the revolving credit facilities. The amount outstanding under the senior credit facilities includes $5.7 million of letters of credit issued under the tranche A term loan letter of credit subfacility. These letters of credit support the obligations under put and call agreements with some of Parent's stockholders. These letters of credit will be drawn to fully fund the amounts payable upon exercise of our call options. In addition, the amount available for working capital loans has been reduced by $7.2 million of letters of credit issued under the revolving credit facility to support other contingent obligations in connection with the put and call agreements. These letters of credit will expire in accordance with their terms without being drawn upon exercise of the call options. We used a portion of the proceeds of the offering of the outstanding notes to repay a portion of the tranche B term loan. See "Use of Proceeds."

     Interest. Amounts outstanding under the senior credit facilities bear interest, at our option, at a rate per annum equal to either (1) the base rate or (2) the eurodollar rate, as determined by Bankers Trust Company, in each case plus an additional margin. The base rate is the higher of (x) the rate announced from time to time by Bankers Trust Company as its prime lending rate, and (y) the overnight federal funds rate plus 0.5%. The additional margin for the revolving credit facility, including for any acquisition loans converted into term loans under that facility, and the tranche A term loan is initially 2.0% for base rate loans and 3.0% for eurodollar rate loans. The additional margin for tranche B term loans is initially 2.5% for base rate loans and 3.5% for eurodollar rate loans and the additional margin for the tranche C term loans is initially 2.75% for base rate loans and 3.75% for eurodollar rate loans. The additional margin for tranche A term loans and the revolving credit facility adjusts according to a performance pricing grid based on our ratio of total debt to EBITDA, ranging from (1) for base rate loans, 2.0% to 0.75% and (2) for eurodollar rate loans, 3.0% to 1.75%. As of July 5, 2000, our borrowings under the senior credit facilities bore interest at rates ranging from 9.6% to 10.3%.

     Maturity. Borrowings under the revolving credit facility that are used for working capital purposes are due December 15, 2004 and may be borrowed, repaid and reborrowed prior to maturity. Until December 15, 2001, amounts borrowed under the revolving credit facility that are used for acquisitions may be borrowed, repaid and reborrowed. On December 15, 2001, (1) any acquisition loans outstanding will be converted into an amortizing term loan, payable quarterly, with 20% of the loan payable in 2002, 25% of the loan payable in 2003 and 55% of the loan payable in 2004, with the final payment due December 15, 2004 and (2) to the extent that acquisition loans exceed $50.0 million on that date, amounts available for working capital purposes will be permanently reduced to the difference between $100.0 million and the amount of the converted acquisition loans.

     Borrowings under the tranche A term loan are due December 15, 2004, borrowings under the tranche B term loan are due December 15, 2006 and borrowings under the tranche C term loan are due December 15, 2007. The tranche A and tranche B term loans are payable quarterly in arrears beginning March 31, 2000. The tranche C term loans are payable quarterly in arrears beginning September 30, 2000. The tranche A, tranche B and tranche C term loans will be repaid as provided in the following annual amortization schedule.

                                                AMORTIZATION
                       ---------------------------------------------------------------
YEAR                   TRANCHE A TERM LOAN   TRANCHE B TERM LOAN   TRANCHE C TERM LOAN
----                   -------------------   -------------------   -------------------
1....................      $ 6,000,000           $ 1,573,593           $   300,000
2....................       11,250,000             1,573,593               600,000
3....................       15,000,000             1,573,593               600,000
4....................       18,750,000             1,573,593               600,000
5....................       24,000,000             1,573,593               600,000
6....................               --            74,745,672               600,000
7....................               --            74,745,672               600,000
8....................               --                    --            56,100,000

     Mandatory Prepayments. Parent must prepay the loans outstanding under the senior credit facilities with (1) the net proceeds of specified asset sales, (2) any "excess cash flow," as defined in the senior credit agreement, as of the 95(th)day following the end of each of Parent's fiscal years, (3) 50% of the net offering proceeds from the sale of Parent's equity securities or junior subordinated notes, and (4) the proceeds of the incurrence of any indebtedness, in each case subject to the exceptions set forth in the senior credit agreement.

     Prepayment Penalty on Tranche B Term Loan. If we repay all or any portion of the tranche B term loan or tranche C term loan prior to December 15, 2001, we must repay these term loans at 101% of their principal amount. The portion of the tranche B term loan repaid with the proceeds of the offering of the outstanding notes was repaid at 101% of the principal amount repaid.

     Use of Proceeds. Subject to the applicable sublimits, the proceeds of the revolving credit facility are available solely for working capital purposes, capital expenditures and other general corporate purposes and to finance acquisitions permitted under the terms of the senior credit facilities, subject to restrictions on the number and value of acquisitions made. The proceeds of the tranche A and tranche B term loans were used to finance the LISN acquisition and were fully drawn down at the closing of the LISN acquisition, other than the letters of credit issued under the tranche A term loan letter of credit subfacility, which loans will be made when the letters of credit are drawn upon in connection with our exercise of the call options. Tranche A and tranche B term loans may not be reborrowed. The proceeds of the tranche C term loan were used to repay loans outstanding under the revolving credit facility and related fees and expenses and may not be reborrowed.

     Security and Guarantees. The senior credit facilities are secured by a first priority security interest in substantially all of our existing and after-acquired tangible and intangible assets, including, without limitation, receivables, contract rights, securities, intellectual property, inventory, equipment, real estate and all stock and promissory notes, with the exception that no more than 65% of the voting stock of any of our foreign subsidiaries shall be pledged. All of the borrowers' obligations under the senior credit facilities are fully and unconditionally guaranteed by all of its present and future domestic subsidiaries and by Parent.

     Covenants. The senior credit facilities require us to meet certain financial tests, including, without limitation, minimum net worth, maximum leverage ratio, minimum fixed charge coverage ratio, minimum interest coverage ratio and maximum capital expenditure tests. In addition, borrowings under the acquisition facility are subject to additional debt incurrence tests. The senior credit facilities contain certain covenants, including the following:

     - restrictions on indebtedness;

     - restrictions on mergers, consolidations and some types of acquisitions and asset sales;

     - restrictions on dividends and stock repurchases; and

     - restrictions on the types of businesses in which we can engage.

     Events of Default. The senior credit facilities contain customary events of default, including, without limitation:

     - payment defaults;

     - breaches of representations and warranties;

     - covenant defaults;

     - cross-defaults to certain other indebtedness, including the Notes;

     - certain events of bankruptcy and insolvency;

     - the failure of any guaranty or security document supporting the senior credit facilities to be in full force and effect; and

     - a change of control of Parent.

                            DESCRIPTION OF THE NOTES

     The outstanding notes were issued under an indenture among the issuers, Parent, the other guarantors and United States Trust Company of New York, as trustee. The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture because it defines your rights. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the indenture may be obtained from the issuers. You can find definitions of certain capitalized terms used in this description under "-- Certain Definitions."

     The notes are unsecured obligations of the issuers, ranking subordinate in right of payment to all senior debt to the extent set forth in the indenture.

     The issuers issued the notes in fully registered form in denominations of $1,000 and integral multiples of $1,000. The trustee presently is acting as paying agent and registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar, which is currently the trustee's corporate trust office. The issuers may change any paying agent and registrar without notice to holders of the notes. The issuers will pay principal, and premium, if any, on the notes at the trustee's corporate trust office in New York, New York. At the issuers' option, interest may be paid at the trustee's corporate trust office or by check mailed to the registered address of holders of the notes.

     Any notes that remain outstanding after the completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

     In the event that Parent ceases to own and control a majority of the voting securities of NATG, all references in the indenture to Parent's board of directors will be deemed to be references to NATG's board of directors.

PRINCIPAL, MATURITY AND INTEREST

     Notes in an aggregate principal amount of $150.0 million were issued on the original issue date of the notes. Additional notes may be issued from time to time, subject to the limitations set forth under "-- Certain
Covenants -- Limitation on Incurrence of Additional Indebtedness." The aggregate principal amount of notes issued under the indenture shall not exceed $300.0 million. The notes will mature on February 1, 2010.

     Interest on the notes will accrue at the rate of 12 3/4% per annum and will be payable semiannually in cash on each February 1 and August 1 commencing on August 1, 2000, to the persons who are registered holders at the close of business on the fifteenth day of the month immediately preceding the applicable interest payment date. Interest payable at maturity will be payable to the person to whom principal is payable. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the original issue date of the notes. The interest rate on the notes is subject to increase in some circumstances.

     The notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     Optional Redemption. Except as described below, the notes are not redeemable before February 1, 2005. After February 1, 2005, the issuers may redeem the notes at their option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices if redeemed during the twelve-month period commencing on February 1 of the year set forth below. The redemption prices are expressed as percentages of the principal amounts of the notes.

YEAR                                                        PERCENTAGE
----                                                        ----------
2005.....................................................    106.375%
2006.....................................................    104.250%
2007.....................................................    102.125%
2008 and thereafter......................................    100.000%

     In addition, the issuers must pay accrued and unpaid interest on the notes redeemed.


     Optional Redemption Upon Equity Offerings. At any time, from time to time, on or prior to February 3, 2003, the issuers may, at their option, use the net cash proceeds of one or more equity offerings to redeem up to 35% of the aggregate principal amount of the notes issued under the indenture at a redemption price equal to 112.75% of the principal amount of the notes plus accrued and unpaid interest on the notes, if any, to the date of redemption. In order to do so, the following conditions must be met.


          (1) At least 65% of the aggregate principal amount of notes issued under the indenture must remain outstanding immediately after the redemption.

          (2) The issuers must make the redemption not more than 60 days after the consummation of the equity offering.

     The issuers are not prohibited, however, from acquiring the notes by means other than a redemption, whether by means of a tender offer or otherwise, assuming the acquisition of the notes does not otherwise violate any provision of the indenture.

SELECTION AND NOTICE OF REDEMPTION

     In the event that the issuers choose to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee either:

          (1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or,

          (2) on a pro rata basis, by lot or by any method the trustee deems fair and appropriate.

     No notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the net cash proceeds of an equity offering, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable, subject to DTC procedures. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on notes or portions of notes called for redemption as long as the issuers have deposited with the paying agent funds in satisfaction of the applicable redemption price.

SUBORDINATION

     The payment of all obligations on or relating to the notes is subordinated in right of payment, to the extent described below and in the indenture, to the prior payment in full in cash or cash equivalents of all obligations in respect of senior debt, including with respect to the senior secured credit agreement. However, payments and distributions made relating to the notes from the trust described under "-- Legal Defeasance and Covenant Defeasance" shall not be subordinated in right of payment.

     The holders of senior debt will be entitled to receive payment in full in cash or cash equivalents of all obligations due in respect of senior debt, including interest after the commencement of any bankruptcy or other like proceeding, whether or not the interest is an allowed claim in the proceeding, before the holders of notes will be entitled to receive any payment or distribution of any kind or character under the notes. This would apply in the event of any distribution to creditors of the issuers:

          (1) in a liquidation or dissolution of either issuer;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to either issuer or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshaling of either issuer's assets and liabilities.

     The issuers also may not make any payment or distribution of any kind or character under the notes or acquire any notes for cash or property or otherwise if:

          (1) a payment default on any senior debt occurs and is continuing; or

          (2) any other default occurs and is continuing on designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of the default from the representative of any designated senior debt. This notice is referred to as a payment blockage notice.

     Payments on and distributions with respect to any obligations under the notes may and shall be resumed:

          (1) in the case of a payment default, upon the date on which the default is cured or waived; and

          (2) in case of a nonpayment default, the earliest of:

             - the date on which all nonpayment defaults are cured or waived, so long as no other event of default exists,

             - 180 days after the date on which the applicable payment blockage notice is received or

             - the date on which the trustee receives notice from the
               representative for the designated senior debt rescinding the payment blockage notice, unless the maturity of any designated senior debt has been accelerated.

     No new payment blockage notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior payment blockage notice.

     No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be, or be made, the basis for a subsequent payment blockage notice unless the default shall have been cured or waived for a period of not less than 90 consecutive days. However, any subsequent action, or any breach of any financial covenants for a period commencing after the date of the initial payment blockage notice shall constitute a new default for this purpose.

     The issuers must promptly notify holders of senior debt if payment of the notes is accelerated because of an event of default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of an issuer, holders of the notes may recover less ratably than creditors of the issuer who are holders of senior debt.

     At July 5, 2000, the aggregate amount of senior debt outstanding would have been $288.6 million, excluding unused commitments of $100.0 million under our senior credit facilities.

GUARANTEES

     The guarantors will, jointly and severally, unconditionally guarantee the issuers' obligations under the notes and the indenture. Each guarantee will be subordinated to the prior payment in full of senior debt of the relevant guarantor in the same manner and to the same extent that the notes are subordinated to senior debt. Each guarantee will rank equally with all other senior subordinated debt of the relevant subsidiary guarantor. A guarantor will not be permitted to incur indebtedness that is junior in right of payment to senior indebtedness but senior in right of payment to its guarantee.

     At July 5, 2000:

     - outstanding senior debt of the guarantors would have been $288.6 million; and

     - the guarantors would have had no senior subordinated indebtedness other than the guarantees.

     Although the indenture limits the amount of indebtedness that the guarantor subsidiaries may incur, this indebtedness may be substantial and all of it may be senior debt of the guarantors.

     The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

     In the event a guarantor is sold or disposed of, whether by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets and whether or not the guarantor is the surviving corporation in the transaction, to a person which is not Parent, an issuer or a restricted subsidiary, the guarantor will be released from its obligation under its guarantee. The guarantor will be released from its guarantee only if, among other things, the sale or other disposition is in compliance with the indenture, including the covenants described under "-- Certain Covenants -- Limitation on Asset Sales" and "-- Certain Covenants -- Merger, Consolidation and Sale of Assets."

     In addition, a guarantor will be released from its obligations under the indenture, its guarantee and the registration rights agreement if Parent designates the subsidiary as an unrestricted subsidiary and the designation complies with the other applicable provisions of the indenture.

CHANGE OF CONTROL

     Upon the occurrence of a change of control, each holder will have the right to require that the issuers purchase all or a portion of the holder's notes at a purchase price equal to 101% of the principal amount of the notes plus accrued interest to the date of purchase.

     Within 30 days following the date upon which the issuers obtain actual knowledge that a change of control occurred, the issuers must send, by first class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the change of control offer. The notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date the notice is mailed, other than as may be required by law or stock exchange rule. Holders electing to have a note purchased in a change of control offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the purchase date.

     Prior to the mailing of the notice referred to above, but in any event within 30 days following the date upon which the issuers obtain actual knowledge of any change of control, the issuers covenant to:

          (1) repay in full and terminate all commitments under indebtedness under the senior secured credit agreement and all other senior debt the terms of which require repayment upon a change of control or offer to repay in full and terminate all commitments under all indebtedness under the senior secured credit agreement and all other senior debt and to repay the indebtedness owed to each lender which has accepted the offer; or

          (2) obtain the requisite consents under the senior secured credit agreement and all other senior debt to permit the repurchase of the notes as provided below.

     If the issuers do not first repay their senior debt or obtain the consent of the lenders of their senior debt as described above, the issuers will be prohibited from offering to repurchase or repurchasing the notes. The issuers' failure to comply with the covenant described in the immediately preceding paragraph may constitute an event of default described in clause (3), but shall not constitute an event of default described in clause (2), under "Events of Default" below.

     If a change of control offer is made, there can be no assurance that the issuers will have available funds sufficient to pay the change of control purchase price for all the notes that might be delivered by holders seeking to accept the change of control offer. In the event the issuers are required to purchase outstanding notes in a change of control offer, the issuers expect that they would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the issuers would be able to obtain this financing.

     The definition of change of control includes a phrase relating to the sale, lease, exchange or other transfer of "all or substantially all" of the assets of NATG and its restricted subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of NATG and its restricted subsidiaries taken as a whole, and therefore it may be unclear as to whether a change of control has occurred and whether the holders have the right to require the issuers to repurchase the notes.

     Neither the issuers nor the trustee may waive the covenant relating to a holder's right to redemption upon a change of control. Restrictions in the indenture described in this prospectus on the ability of Parent and its restricted subsidiaries to incur additional indebtedness, to grant liens on its property, to make restricted payments and to make asset sales may also make more difficult or discourage a takeover, whether favored or opposed by management. Consummation of any of these transactions in certain circumstances may require redemption or repurchase of the notes, and there can be no assurance that the issuers or the acquiring party will have sufficient financial resources to effect the redemption or repurchase. These restrictions and the restrictions on transactions with affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of Parent or any of its restricted subsidiaries by management. While the restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act or other securities laws to the extent those laws and regulations are applicable in connection with the repurchase of notes in a change of control offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, the issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the indenture by virtue of complying with those laws.

CERTAIN COVENANTS

     The indenture contains, among other things, the following covenants:

     Limitation on Restricted Payments. NATG shall not, and shall not permit any of its restricted subsidiaries to directly or indirectly:

     (1) declare or pay any dividend or make any distribution on or in respect of shares of NATG's capital stock to holders of its capital stock, other than dividends or distributions payable in qualified capital stock of NATG,

     (2) purchase, redeem or otherwise acquire or retire for value any capital stock of NATG or any capital stock of any subsidiary of NATG not held by an issuer or subsidiary guarantor, or any warrants, rights or options to purchase or acquire shares of any class of that capital stock, or declare or pay any dividend, or make any distribution, on or in respect of that capital stock,

     (3) make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any subordinated indebtedness, or

     (4) make any restricted investment.

     Each of the actions set forth in clauses (1), (2), (3) and (4) above are referred to as a "restricted payment".

     However, a restricted payment may be made, if at the time of the restricted payment and immediately after giving effect to the restricted payment,

     (1) no default or event of default has occurred and is continuing,

     (2) NATG is able to incur at least $1.00 of additional indebtedness, other than permitted indebtedness, in compliance with the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness," and

     (3) the aggregate amount of restricted payments, including the proposed restricted payment, made subsequent to December 31, 1999 shall not exceed the sum of:

          (a) 50% of the cumulative consolidated net income, or if cumulative consolidated net income is a loss, minus 100% of the loss, of NATG earned subsequent to December 31, 1999 and through the last day of the fiscal quarter ending prior to the date the restricted payment occurs (the "Reference Date") treating that period as a single accounting period; plus

          (b) 100% of the aggregate net cash proceeds of, or fair market value of property other than cash, determined in good faith by the board of NATG, constituting, any equity contribution received by NATG from a holder of NATG's capital stock to the extent not required to be used to repay indebtedness under the senior secured credit agreement or redeem notes under the indenture; plus

          (c) (A) the lesser of:

           - 100% of the aggregate amount of cash and/or fair market value of property other than cash, as determined in good faith by the board of directors of Parent, received by an issuer or subsidiary guarantor from the disposition or sale of any restricted investment, other than to a subsidiary of Parent, that was made after the original issue date of the notes and

           - the initial amount of that investment; plus

             (B) an amount equal to the net reduction in restricted investments in unrestricted subsidiaries of NATG resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to an issuer or subsidiary guarantor from an unrestricted subsidiary; plus

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                (C) to the extent any unrestricted subsidiary of NATG is
           redesignated as a restricted subsidiary, the lesser of:

                   - the amount of NATG's initial investment in the unrestricted subsidiary and

                   - the fair market value of NATG's Investment in the
                     unrestricted subsidiary as of the date of its redesignation;

        no amount shall be included in this clause (c) to the extent the amount is included in consolidated net income of NATG.

     The foregoing provisions in this covenant do not, however, prohibit:

          (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or notice of the redemption if the dividend or redemption would have been permitted on the date of declaration or notice;

          (2) the acquisition of any subordinated indebtedness, either:

           - solely in exchange for shares of qualified capital stock of Parent,

           - through the application of net proceeds of a substantially concurrent sale for cash, other than to a restricted subsidiary of Parent, of shares of qualified capital stock of Parent, or

           - with the net cash proceeds of permitted refinancing indebtedness used to refinance the subordinated indebtedness;

          (3) so long as no default or event of default has occurred and is continuing, dividends or loans to Parent to enable Parent to repurchase junior subordinated notes and/or capital stock of Parent from former or current employees, officers, directors or consultants of Parent or any of its subsidiaries or their authorized representatives upon the death, disability or termination of employment of these persons, in an amount not to exceed $2.0 million in any calendar year. NATG may carry over and make in a subsequent year, in addition to the amounts permitted for a given fiscal year, the amount of dividends or loans permitted to have been made but not made in any preceding fiscal year up to a maximum of $10.0 million in any fiscal year;

          (4) so long as no default or event of default has occurred and is continuing, dividends or loans to Parent not to exceed $100,000 in any fiscal year, to enable Parent to make payments to holders of its capital stock in lieu of issuance of fractional shares of its capital stock;

          (5) dividends or loans to Parent to enable Parent to repurchase, or the repurchase by NATG or a restricted subsidiary of NATG, for cash under the put/call agreements, shares of Parent common stock and Parent preferred stock issued and outstanding prior to the original issue date of the notes;

          (6) dividends or loans to Parent in an amount not to exceed $250,000 in any calendar year for the purpose of permitting Parent to pay its ordinary operating expenses, including, without limitation, directors' fees, indemnification obligations, professional fees and expenses;

          (7) dividends or loans to Parent solely for the purpose of paying franchise taxes, federal, state and local income taxes and any related interest and penalties, if any, payable by Parent, provided, that any the income is attributable to income of NATG and its restricted subsidiaries; or

          (8) so long as no default or event of default shall have occurred and be continuing or would occur as a consequence of the restricted payment, other restricted payments in an aggregate amount not to exceed $7.5 million since the original issue date of the notes.

     In determining the aggregate amount of restricted payments made subsequent to the original issue date of the notes in accordance with clause (3) of the first paragraph of this covenant, amounts expended under clauses (1), the first two bullet points of (2), (3), (4) and (6), in each case to the extent not duplicative of amounts already included.

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     The amount of all restricted payments other than cash or an investment, which shall be valued as set forth in the definition of investments, shall be the fair market value on the date of the restricted payment of the asset(s) or securities proposed to be transferred or issued to or by NATG or the subsidiary, as the case may be, in connection with the restricted payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the board of directors of Parent, whose resolution shall be conclusive. The board of directors' determination must be based upon an opinion or appraisal issued by an independent financial adviser if the fair market value exceeds $10.0 million.

     Not later than the date of making any restricted payment, NATG shall deliver to the trustee an officers' certificate stating that the restricted payment complies with the indenture and setting forth in reasonable detail the basis upon which the required calculations were computed. These calculations may be based upon Parent's latest available internal quarterly financial statements.

     Limitation on Incurrence of Additional Indebtedness. NATG shall not, and shall not permit any of its restricted subsidiaries to, directly or indirectly, incur any indebtedness, other than permitted indebtedness. However, if no default or event of default has occurred and is continuing at the time or as a consequence of the incurrence of the indebtedness, NATG or any subsidiary guarantor may incur indebtedness including, without limitation, acquired indebtedness, if on the date of the incurrence of the indebtedness, after giving effect to the incurrence of the indebtedness, the consolidated fixed charge coverage ratio is:

     - greater than 2.0 to 1.0 during the period commencing on the original issue date of the notes and ending January 31, 2002,

     - 2.25 to 1.0 during the period commencing February 1, 2002 and ending January 31, 2004, and

     - 2.5 to 1.0 after January 31, 2004.

In addition, NATG shall not, and shall not permit any of its restricted subsidiaries to, directly or indirectly, incur any contingent obligations in respect of any junior subordinated notes.

     Limitation on Transactions with Affiliates. NATG shall not, and shall not permit any of its restricted subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with or for the benefit of any affiliate other than:

     (1) affiliate transactions permitted under the following paragraph, and

     (2) affiliate transactions on terms that are no less favorable to NATG or the restricted subsidiary, as the case may be, than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a person that is not an affiliate of NATG or the restricted subsidiary.

     All affiliate transactions and each series of related affiliate transactions that are similar or part of a common plan involving aggregate payments or other property with a fair market value in excess of $2.5 million shall be approved by the board of directors of NATG or the restricted subsidiary, as the case may be. The approval shall be evidenced by a resolution stating that the board of directors has determined that the transaction complies with these provisions. If NATG or any restricted subsidiary enters into an affiliate transaction that involves an aggregate fair market value of more than $10.0 million, NATG or the restricted subsidiary, as the case may be, shall, prior to the consummation of the transaction, obtain an opinion that the affiliate transaction complies with the requirements of this covenant from an independent financial advisor and file the opinion with the trustee.

     The restrictions set forth in the preceding paragraph shall not apply to:

     (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, agents or consultants of Parent, NATG or any restricted subsidiaries of NATG as determined in good faith by Parent's board of directors or senior officers;

     (2) transactions exclusively between or among any of NATG or any restricted subsidiaries of NATG, provided that the transactions are not otherwise prohibited by the indenture;

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

     (3) any agreement as in effect as of the original issue date of the notes or any amendment to those agreements or any transaction contemplated by those agreements or any replacement agreement so long as any the amendment or replacement agreement is not more disadvantageous to NATG or its subsidiaries, as the case may be, in any material respect, than the original agreement as in effect on the original issue date of the notes;

     (4) restricted payments permitted under the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments";

     (5) any issuance of securities or other payments, awards or grants in cash, securities or otherwise under employment arrangements, stock options and stock ownership plans of Parent entered into in the ordinary course of business and approved by Parent's board of directors;

     (6) the payment of reasonable and customary management, consulting and advisory fees and related out of pocket expenses of Willis Stein and its affiliates, including, without limitation, in connection with acquisitions, divestitures, or financings by Parent or any of its restricted subsidiaries, in each case as may be approved by the board of directors of Parent in good faith;

     (7) loans and advances to employees and officers of Parent and its restricted subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any time outstanding;

     (8) indemnification agreements provided for the benefit of Parent or any restricted subsidiary of Parent from officers, directors, employees agents or consultants of Parent or any restricted subsidiary of Parent;

     (9) transactions effected as part of a qualified receivables transaction;
and

     (10) the payment to Jack Reich for consulting services under his consulting agreement with Parent and its subsidiaries as in effect as of the original issue date of the notes or any amendment to the agreement or any transaction contemplated by the agreement or in any replacement agreement so long as any amendment or replacement agreement is not more disadvantageous to Parent or its subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the original issue date of the notes.

     Limitation on Liens. NATG shall not, and shall not permit any of its restricted subsidiaries to, directly or indirectly,

     (1) create, incur, assume or permit to exist any lien on or with respect to any property or asset of any kind of NATG or any of its restricted subsidiaries, whether now owned or later acquired, or any income or profits from the property or assets, or

     (2) file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any lien with respect to the property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, unless,

          (a) in the case of liens securing subordinated indebtedness, the notes and guarantees are secured by a lien on the property, assets or proceeds that is senior in priority to the liens and

          (b) in all other cases, the notes and guarantees are equally and ratably secured.

     Notwithstanding the foregoing, this covenant shall not prohibit or apply to

     - liens securing the senior secured credit agreement;

     - liens securing senior debt and liens securing senior debt of the guarantors;

     - liens securing the notes and the guarantees;

     - liens of an issuer or subsidiary guarantor on assets of any other issuer or subsidiary guarantor; and

     - permitted liens.

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

     Prohibition on Incurrence of Senior Subordinated Debt. NATG shall not, and shall not permit any of its restricted subsidiaries to, directly or indirectly, incur any indebtedness, other than the notes and the guarantees and indebtedness owed to an issuer or a wholly owned restricted subsidiary of an issuer, that is by its terms, or by the terms of any agreement governing the indebtedness, is subordinated in right of payment to any other indebtedness of the person.

     This restriction shall not apply if the indebtedness:

     - is incurred by an issuer or subsidiary guarantor and

     - is by its terms, or by the terms of any agreement governing the indebtedness, made expressly subordinate to the obligations of the issuer or subsidiary guarantor under the indenture, the notes, in the case of an issuer, and the guarantees, in the case of a subsidiary guarantor, to the same extent and in the same manner as the obligations are subordinated to senior debt.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. NATG shall not, and shall not permit any of its restricted subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any restricted subsidiary of NATG to:

          (1) pay dividends or make any other distributions on or in respect of its capital stock;

          (2) make loans or advances to pay any indebtedness or other obligation owed to any issuer or subsidiary guarantor; or

          (3) transfer any of its property or assets to any issuer or subsidiary guarantor,

except for any encumbrances or restrictions existing under or by reason of:

          (a) applicable law, regulations or orders of any governmental or judicial authority;

          (b) the indenture, the notes, the guarantees, or the senior secured credit agreement to the extent incurred in accordance with the indenture;

          (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of NATG or any restricted subsidiary of NATG;

          (d) agreements existing on the original issue date of the notes to the extent and in the manner those agreements are in effect on the original issue date of the notes;

          (e) any restriction or encumbrance on assets being sold that is contained in contracts for the sale of assets permitted by the indenture pending the close of the sale;

          (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property acquired;

          (g) restrictions of the nature described in clause (3) above on the transfer of assets subject to any lien permitted under the indenture imposed by the holder of the lien;

          (h) any instrument governing indebtedness or capital stock of a person acquired by NATG or any of its restricted subsidiaries as in effect at the time of the acquisition, except to the extent the indebtedness or capital stock was incurred in connection with or in contemplation of the acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that, in the case of indebtedness, the indebtedness was permitted by the terms of the indenture to be incurred;

          (i) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

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

          (j) any encumbrance or restriction on a receivables entity effected in connection with a qualified receivables transaction;

          (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

          (l) an agreement governing indebtedness incurred to refinance the indebtedness issued, assumed or incurred under an agreement referred to in clause (b) or (d) above. The provisions relating to the encumbrance or restriction contained in the indebtedness must be no less favorable to the issuers or subsidiary guarantors in any material respect as determined by the board of directors of Parent in its reasonable and good faith judgment than the provisions relating to the encumbrance or restriction contained in agreements referred to in clause (b) or (d) above.

     Merger, Consolidation and Sale of Assets. No issuer shall, in a single transaction or series of related transactions, consolidate or merge with or into any person, or sell, assign, transfer, lease, convey or otherwise dispose of, or cause or permit any restricted subsidiary of the issuer to sell, assign, transfer, lease, convey or otherwise dispose of, all or substantially all of the assets of the issuer and its restricted subsidiaries, determined on a consolidated basis for the issuer and its restricted subsidiaries, whether as an entirety or substantially as an entirety to any person. This restriction shall not apply if:

          (1) either

        - the issuer shall be the surviving or continuing corporation, or

        - the surviving entity, if other than the issuer, (a) shall be a corporation, partnership, trust or a limited liability company organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (b) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, this indenture and the registration rights agreement on the part of the issuer to be performed or observed;

          (2) immediately after giving effect to the transaction and the assumption contemplated by clause (1)(b) above, including giving effect to any indebtedness and acquired indebtedness incurred or anticipated to be incurred in connection with the transaction, the issuer or the surviving entity, as the case may be, shall be able to incur at least $1.00 of additional indebtedness, other than permitted indebtedness, in compliance with the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness";

          (3) immediately before and immediately after giving effect to the transaction and the assumption contemplated by clause (1)(b) above, including, without limitation, giving effect to any indebtedness and acquired indebtedness incurred or anticipated to be incurred and any lien granted in connection with the transaction, no default or event of default shall have occurred or be continuing; and

          (4) the issuer or surviving entity, as the case may be, shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the applicable provisions of this indenture and that all conditions precedent in the indenture relating to the transaction have been satisfied.

The indenture does not prohibit the merger of an issuer with an affiliate incorporated solely for the purpose of reincorporating or similarly reorganizing in another jurisdiction.

     For purposes of the immediately preceding paragraph, the transfer of all or substantially all of the properties or assets of one or more restricted subsidiaries of an issuer the capital stock of which constitutes

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

all or substantially all of the properties and assets of the issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the issuer.

     Each guarantor, other than any guarantor whose guarantee is to be released in accordance with the terms of the guarantee and the indenture in connection with any transaction complying with the provisions of the covenant described under "-- Certain Covenants -- Limitation on Asset Sales", shall not, and NATG shall not cause or permit any guarantor to, consolidate with or merge with or into any person. This restriction shall not apply if:

     (1) the entity formed by or surviving any the consolidation or merger, if other than the guarantor, is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States or any state of the United States or the District of Columbia;

     (2) the entity assumes by supplemental indenture all of the obligations of the guarantor under the indenture and on its guarantee;

     (3) immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

     (4) immediately after giving effect to the transaction and the use of any net proceeds from the transaction on a pro forma basis, Parent could satisfy the provisions of clause (2) of the first paragraph of this covenant.

     Any merger or consolidation of a guarantor with and into an issuer, with the issuer being the surviving entity, or a guarantor that is a wholly owned subsidiary of an issuer need only comply with clause (4) of the first paragraph of this covenant.

     Notwithstanding anything to the contrary in this covenant, no transaction shall be permitted under this covenant unless after giving effect to the transaction, there shall be a co-issuer of the notes that is a corporation organized and existing under the laws of the United States or any state of the United States or the District of Columbia.

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of an issuer in accordance with this covenant in which the issuer is not the surviving entity, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the issuer under the indenture and the notes with the same effect as if the surviving entity had been named as an issuer.

     Limitation on Asset Sales. NATG shall not, and shall not permit any of its restricted subsidiaries to, consummate an asset sale, unless

     (1) NATG or the applicable restricted subsidiary, as the case may be, receives consideration at the time of the asset sale which, taken as a whole, is at least equal to the fair market value of the assets sold or otherwise disposed of, as determined in good faith, by Parent's board of directors;

     (2) at least 75% of the consideration received by the issuers or the restricted subsidiary, as the case may be, from the asset sale is received at the time of the disposition and consists of one of the following:

     - cash or cash equivalents;

     - any liabilities, as shown on NATG's or the restricted subsidiary's most recent balance sheet, of NATG or the restricted subsidiary, other than liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of the assets,

     - any securities, notes or other obligations received by NATG or the subsidiary from the transferee that are converted by NATG or the subsidiary into cash within 180 days after the asset sale, to the extent of the cash received; and

     - any combination of the foregoing.

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

     (3) upon the consummation of an asset sale, NATG shall apply, or cause its restricted subsidiary to apply, the net cash proceeds relating to the asset sale within 365 days of receipt of the net cash proceeds either:

     - to prepay any senior debt and, in the case of any senior debt under any revolving credit facility, effect a permanent reduction in the availability under the revolving credit facility. The permanent reduction in availability need not be made prior to December 15, 2001 to the extent that the senior debt being repaid had been borrowed under the acquisition subfacility of the revolving credit facility under the senior secured credit agreement

     - to invest in or to acquire other properties and assets that replace the properties and assets that were the subject of the asset sale or in properties and assets that will be used or useful in a permitted business ("replacement assets") and/or

     - to acquire all or substantially all of the assets of, or all of the voting stock of, another person engaged in a permitted business. If voting stock is acquired, the person must become a subsidiary guarantor.

NATG may not sell or otherwise dispose of any capital stock of the Orius Capital except in compliance with the covenant described under "-- Certain
Covenants -- Merger, Consolidation and Sale of Assets."

     Pending the final application of any net cash proceeds, NATG or the restricted subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the net cash proceeds in any manner that is not otherwise prohibited by the indenture. On the 366th day after an asset sale or the earlier date, if any, on which the senior management or board of directors, as the case may be, of NATG or the restricted subsidiary determines not to apply the net cash proceeds relating to the asset sale as set forth in clause (3) of the preceding paragraph (each, a "net proceeds offer trigger date"), the aggregate amount of net cash proceeds which has not been applied on or before the net proceeds offer trigger date as permitted in clause (3) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by NATG or the restricted subsidiary to make a net proceeds offer". The net proceeds offer shall be on a date not less than 30 nor more than 60 days following the applicable net proceeds offer trigger date, from all holders on a pro rata basis, that principal amount of notes equal to the net proceeds offer amount at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest on the notes, if any, to the date of purchase.

     If at any time any non-cash consideration received by NATG or the restricted subsidiary, as the case may be, in connection with any asset sale is converted into or sold or otherwise disposed of for cash, other than interest received with respect to any non-cash consideration, then the conversion or disposition shall be deemed to constitute an asset sale under the indenture and the net cash proceeds of the asset sale shall be applied in accordance with this covenant.

     The issuers may defer the net proceeds offer until there is an aggregate unutilized net proceeds offer amount equal to or in excess of $10.0 million resulting from one or more asset sales, at which time, the entire unutilized net proceeds offer amount, and not just the amount in excess of $10.0 million, shall be applied as provided in this paragraph.

     In the event of the transfer of substantially all, but not all, of the property and assets of NATG and its restricted subsidiaries as an entirety to a person in a transaction permitted under the covenant described under "-- Certain Covenants -- Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of NATG and its subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to the deemed sale as if it were an asset sale. In addition, the fair market value of the properties and assets of NATG or the subsidiaries deemed to be sold under the terms of this paragraph less the fair market value of all liabilities of the person related to the property and assets not transferred shall be deemed to be net cash proceeds for purposes of this covenant.

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

     NATG and its restricted subsidiaries will be permitted to consummate an asset sale without complying with the provisions of this covenant to the extent that:

     (1) at least 75% of the consideration for the asset sale constitutes replacement assets; and

     (2) the asset sale is for fair market value as determined in good faith by the board of directors of Parent.

Any consideration not constituting replacement assets received by NATG or any of its restricted subsidiaries in connection with any asset sale permitted to be consummated under this clause shall constitute net cash proceeds subject to the provisions of this covenant.

     Notice of each net proceeds offer shall be mailed or caused to be mailed, by first class mail, by NATG or the relevant subsidiary within 30 days following the applicable net proceeds offer trigger date to all holders of notes at their last registered addresses, with a copy to the trustee. A net proceeds offer shall remain open for a period of 20 business days or a longer period as may be required by law. The notice shall contain all instructions and materials necessary to enable the holders to tender notes in the net proceeds offer and shall comply with the procedures set forth in the indenture. To the extent that the aggregate amount of notes tendered is less than the net proceeds offer amount, NATG or the relevant restricted subsidiary may use the remaining net proceeds offer amount for general corporate purposes or for any other purpose not prohibited by the indenture, and any remaining net cash proceeds then be deemed not to constitute net cash proceeds.

     NATG and its restricted subsidiaries intend to comply with the requirements of Rule 14e-1 under the Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of notes as part of a net proceeds offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, NATG and its restricted subsidiaries shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this covenant by virtue of their compliance with those laws.

     The agreements governing the issuers' outstanding senior debt currently prohibit the issuers from purchasing any notes, and also provide that specified change of control or asset sale events would constitute a default under those agreements. Any future credit agreements or other agreements relating to senior debt to which the issuers become parties may contain similar restrictions and provisions. In the event a change of control or asset sale occurs at a time when the issuers are prohibited from purchasing notes, the issuers could seek the consent of their senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain the prohibition. If the issuers do not obtain the necessary consent or repay the borrowings, the issuers would be prohibited from purchasing the notes. In that case, the issuers' failure to purchase tendered notes would constitute an event of default under the indenture which would, in turn, constitute a default under the senior debt. In these circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

     Conduct of Business. NATG shall not, and shall not permit any of its restricted subsidiaries to, engage in any business other than permitted businesses.

     Orius Capital shall engage in no business other than the issuance of the notes. Orius Capital may only engage in those activities that are incidental to:

     - the maintenance of is corporate existence in compliance with applicable law,

     - legal, tax and accounting matters in connection with any of the foregoing activities and

     - entering into, and performing its obligations under, the documents to which it is a party.

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

     Reports to Holders. Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Parent and the issuers shall furnish the holders of notes:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent or the issuers were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Parent and its consolidated subsidiaries. If Parent shall cease to own more than a majority of the voting securities of NATG, of NATG and its consolidated subsidiaries, Parent's financial statements shall show, in reasonable detail, either on the face of the financial statements or in the related footnotes, the information required to be presented for the issuers and the guarantors under Staff Accounting Bulletin 53 or any successor interpretation or rule of the SEC,

     (2) with respect to the annual information only, a report by the certified independent accountants of Parent and its consolidated subsidiaries, or, if Parent shall cease to own more than a majority of the voting securities of NATG, of NATG and its consolidated subsidiaries, in each case, within five days after the time specified in the rules and regulations of the SEC;

     (3) all current reports that would be required to be filed with the SEC on Form 8-K if Parent or the issuers were required to file those reports, in each case within two days after the time periods specified in the SEC's rules and regulations.

     Following the consummation of the exchange offer, whether or not required by the rules and regulations of the SEC, Parent or NATG will file a copy of all of the above information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept the filing. Parent or NATG will make the information available to securities analysts and prospective investors upon request. In addition, for so long as any notes remain outstanding, NATG shall furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered under Rule 144A(d)(4) under the Securities Act. Parent and the issuers will also comply with the other provisions of TIA sec. 314(a).

     Additional Subsidiary Guarantees. NATG will cause any subsidiary of NATG that after the original issue date of the notes first becomes a guarantor of an issuer's obligations under the senior secured credit agreement to, within 10 days of the date on which it became a guarantor:

     (1) execute and deliver to the trustee a supplemental indenture under which the subsidiary shall unconditionally guarantee all of the issuers' obligations under the notes and the indenture on the terms set forth in the indenture; and

     (2) deliver to the trustee an opinion of counsel that the supplemental indenture has been duly authorized, executed and delivered by the subsidiary and constitutes a legal, valid, binding and enforceable obligation of the subsidiary.

After these conditions are satisfied, the subsidiary shall be a guarantor for all purposes of the indenture.

     In the event that the senior secured credit agreement shall no longer be in effect, NATG shall cause any domestic restricted subsidiary of NATG, other than a receivables entity or a restricted subsidiary that is already a guarantor, to promptly:

     (1) execute and deliver to the trustee a supplemental indenture under which the subsidiary shall unconditionally guarantee all of the issuers' obligations under the notes and the indenture on the terms set forth in the indenture; and

     (2) deliver to the trustee an opinion of counsel that the supplemental indenture has been duly authorized, executed and delivered by the subsidiary and constitutes a legal, valid, binding and enforceable obligation of the subsidiary.

After these conditions are satisfied, the subsidiary shall be a guarantor for all purposes of the indenture.

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     Payments for Consent NATG will not, and will not permit any of its subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless the consideration is offered to be paid and is paid to all holders of the notes that consent within the time frame set forth in the relevant solicitation documents.

     Disposal of Subsidiary Stock. Except for any sale of 100% of the capital stock or other equity securities of a restricted subsidiary effected in compliance with the covenants described under "-- Certain
Covenants -- Limitation on Restricted Payments" and "-- Certain
Covenants -- Merger, Consolidation and Sale of Assets," NATG will not, and will not permit any of its restricted subsidiaries to, directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of any restricted subsidiary of NATG, except:

          (1) to qualify directors if required by applicable law,

          (2) to an issuer or subsidiary guarantor, and

          (3) liens in favor of the lenders under the senior secured credit agreement.

EVENTS OF DEFAULT

     The following events are defined in the indenture as "events of default":

     (1) the failure to pay interest on any notes when the interest becomes due and payable and the default continues for a period of 30 days, whether or not the payment is prohibited by the subordination provisions of the indenture;

     (2) the failure to pay the principal on any notes, when the principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to purchase notes tendered pursuant to a change of control offer or a net proceeds offer or a mandatory redemption, whether or not the payment is prohibited by the subordination provisions of the indenture;

     (3) a default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 30 days after the issuers receive written notice specifying the default and demanding that the default be remedied from the trustee or the holders of at least 25% of the outstanding principal amount of the notes;

     (4) the failure to pay at final stated maturity, giving effect to any applicable grace periods and any extensions of the maturity date, the principal amount of any indebtedness of NATG or any restricted subsidiary of NATG or the acceleration of the final stated maturity of the indebtedness if the aggregate principal amount of the indebtedness, together with the principal amount of any other indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time. NATG or its restricted subsidiary shall have a 20-day grace period to cure this default;

     (5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against NATG or any of its significant subsidiaries and the judgments remain undischarged, unpaid or unstayed for a period of 60 days after the judgment or judgments become final and non-appealable;

     (6) specified events of bankruptcy affecting Parent, an issuer or any of their Significant Subsidiaries; or

     (7) (a) any guarantee or any provision of any guarantee shall cease to be in full force or effect, other than in accordance with its express terms, or (b) Parent or any other guarantor or any person acting by or on behalf of the guarantor shall deny or disaffirm the guarantor's obligations under its guarantee, or (c) Parent or any other guarantor shall default in the due performance or observance of any term,

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

covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, as provided in its guarantee.

     If an event of default, other than an event of default specified in clause
(6) above with respect to an issuer, shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of the notes then outstanding may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to the issuers and the trustee specifying the respective event of default and that it is a "notice of acceleration". Principle and accrued interest on the notes:

     (1) shall become immediately due and payable; or

     (2) if there are any amounts outstanding under the senior secured credit agreement, shall become immediately due and payable upon the first to occur of an acceleration under the senior secured credit agreement or 5 business days after receipt by the issuers and the representative under the senior secured credit agreement of the acceleration notice but only if the event of default is then continuing.

     If an event of default specified in clause (6) above with respect to an issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

     The indenture provides that, at any time after a declaration of acceleration of the notes, the holders of a majority in principal amount of the notes may rescind and cancel the declaration and its consequences:

     (1) if the rescission would not conflict with any judgment or decree;

     (2) if all existing events of default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

     (3) to the extent the payment of interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by the declaration of acceleration, has been paid;

     (4) if the issuers have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

     (5) in the event of the cure or waiver of an event of default of the type described in clause (6) of the description above of events of default, the trustee shall have received an officers' certificate to the effect that the event of default has been cured or waived. No rescission shall affect any subsequent default or impair any right consequent to any subsequent default.

     The holders of a majority in principal amount of the notes may waive any existing default or event of default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the TIA. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     Under the indenture, Parent and the issuers are required to provide officers' certificates to the trustee promptly upon any officer obtaining knowledge of any default or event of default that has occurred and, if applicable, describe the default or event of default and its status. In addition, Parent and the issuers are required to provide this certification at least annually whether or not they know of any default or event of default.

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NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     A director, officer, employee, member, stockholder or incorporator, as such, of Parent or any of its subsidiaries shall not have any liability for any obligations of the issuers in connection with the notes. However, this shall in no way limit the obligations of any guarantor in respect of the guarantees. Each holder by accepting a note waives and releases this liability, and this waiver and release are part of the consideration for the issuance of the notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The issuers may, at their option and at any time, elect to have their obligations and the obligations of the guarantors discharged with respect to the outstanding notes and guarantees. This is called legal defeasance. Legal defeasance means that the issuers shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

     (1) their obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

     (2) the rights, powers, trust, duties and immunities of the trustee and the issuers' obligations in connection with those rights, powers, trust, duties and immunities; and

     (3) the legal defeasance provisions of the indenture.

     In addition, the issuers may, at their option and at any time, elect to have the obligations of the issuers released with respect to specified covenants that are described in the indenture. This is called covenant defeasance. After the covenant defeasance, any omission to comply with those covenants shall not constitute a default or event of default under the notes. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, reorganization and insolvency event, described under "Events of Default" will no longer constitute an event of default with respect to the notes.

     In order to exercise either legal defeasance or covenant defeasance:

     (1) the issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination of the two, in an amount as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment or on the applicable redemption date, as the case may be;

     (2) in the case of legal defeasance, each issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

          (a) the issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

          (b) since the date of the indenture, there has been a change in the applicable federal income tax law,

     in either case to the effect that, and the opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

     (3) in the case of covenant defeasance, each issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

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

     (4) no default or event of default shall have occurred and be continuing on the date of the deposit, other than a default or event of default under the indenture resulting from the incurrence of indebtedness, all or a portion of which will be used to defease the notes concurrently with the incurrence;

     (5) the legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the indenture, other than a default or event of default under the indenture resulting from the incurrence of indebtedness, all or a portion of which will be used to defease the notes concurrently with the incurrence, or any other material agreement or instrument to which Parent or any of its restricted subsidiaries is a party or by which Parent or any of its restricted subsidiaries is bound;

     (6) each issuer shall have delivered to the trustee an officers' certificate stating that the deposit was not made by the issuers with the intent of preferring the holders over any other creditors of the issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the issuers or others;

     (7) each issuer shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with;

     (8) each issuer shall have delivered to the trustee an opinion of counsel to the effect that:

          (a) the trust funds will not be subject to any rights of holders of senior debt or guarantor senior debt, including, without limitation, those arising under the indenture; and

          (b) assuming no intervening bankruptcy of an issuer between the date of deposit and the 91st day following the date of deposit and that no holder is an insider of an issuer, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

     (9) specified other customary conditions precedent are satisfied.

     The opinion of counsel required by clause (2) above concerning legal defeasance need not be delivered if all notes not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the issuers.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect, except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture as to all outstanding notes when:

     (1) either:

          (a) all the notes authenticated and delivered have been delivered to the trustee for cancellation; or

          (b) all notes not previously delivered to the trustee for cancellation have become due and payable and the issuers shall have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay principal of, premium, if any, and interest on the outstanding notes not previously delivered to the trustee for cancellation, to the date of deposit together with irrevocable instructions from the issuers directing the trustee to apply the funds to the payment of the notes at maturity or redemption, as the case may be;

     (2) the issuers have paid all other sums payable under the indenture by them; and

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     (3) each issuer has delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the issuers, the guarantors and the trustee, without the consent of the holders, may amend the indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as the change does not, in the opinion of the trustee, adversely affect the rights of any of the holders in any material respect. In formulating its opinion on those matters, the trustee will be entitled to rely on evidence as it deems appropriate, including, without limitation, only on an opinion of counsel and an officers' certificate. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture, except that, without the consent of each holder affected, no amendment may:

     (1) reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

     (3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption or purchase price of the notes;

     (4) make any notes payable in money other than that stated in the notes;

     (5) make any change in provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on the notes on or after the due date of the notes or to bring suit to enforce payment on the notes;

     (6) modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the notes or any guarantee in a manner which adversely affects the holders; or

     (7) release Parent or any guarantor that is a significant subsidiary of Parent or an issuer from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture.

GOVERNING LAW

     The indenture provides that it, the notes and any guarantees will be governed by, and construed in accordance with, the laws of the state of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of these principles would require that the law of another jurisdiction be applied.

THE TRUSTEE

     The indenture provides that, except during the continuance of an event of default, the trustee will perform only those duties as are specifically set forth in the indenture or the TIA. During the existence of an event of default, the trustee will exercise the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The indenture and the provisions of the TIA contain limitations on the rights of the trustee, should it become a creditor of an issuer, to obtain payments of claims in some cases or to realize on property received in respect of any claim as security or otherwise. Subject to the TIA, the trustee will be permitted to engage in other transactions. If the trustee acquires any conflicting interest as described in the TIA, it must eliminate the conflict or resign.

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CERTAIN DEFINITIONS

     Set forth below is a summary of some of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all of these terms, as well as any other terms used in this description for which no definition is provided.

     "acquired indebtedness" means indebtedness of a person or any of its restricted subsidiaries existing at the time the person becomes a restricted subsidiary of NATG or at the time it merges or consolidates with or into NATG or any of its restricted subsidiaries or is assumed in connection with the acquisition of assets from the person. This indebtedness shall constitute acquired indebtedness whether or not incurred by the person in connection with, or in anticipation or contemplation of, the person becoming a restricted subsidiary of NATG or the acquisition, merger or consolidation.

     "acquisition loans" means all acquisition loans under and as defined in the senior secured credit agreement as in effect on the original issue date of the notes.

     "affiliate" means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control", as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise. For purposes of the covenant described under "-- Certain Covenants -- Limitation on Transactions with Affiliates," any person who owns more than 10% of voting equity of a second person or who is an officer or director of that second person shall be an affiliate of that second person.

     "asset acquisition" means

     (1) an investment by NATG or any of its restricted subsidiaries in any other person as a result of which the person shall become a restricted subsidiary of NATG or shall be merged with or into NATG or any restricted subsidiary of NATG or

     (2) the acquisition by NATG or any restricted subsidiary of NATG of the assets of any person, other than a restricted subsidiary of NATG, not in the ordinary course of business.

     "asset sale" means any direct or indirect sale, issuance, conveyance transfer, lease, other than operating leases entered into in the ordinary course of business, assignment or other transfer for value by Parent or any restricted subsidiary of NATG to any person other than NATG or any wholly owned restricted subsidiary of NATG of

     (1) any capital stock of any restricted subsidiary of NATG; or

     (2) any other property or assets of NATG or any restricted subsidiary of NATG other than in the ordinary course of business. An asset sale shall not include:

          (a) a transaction or series of related transactions for which NATG or any restricted subsidiary of NATG receives aggregate consideration of less than $1,000,000;

          (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of NATG as permitted under the covenant described under "-- Certain Covenants -- Merger, Consolidation and Sale of Assets;"

          (c) any sale or other disposition of obsolete assets no longer used or useful in the business of NATG or any of its restricted subsidiaries;

          (d) a disposition consisting of the making of a permitted investment, the making of a restricted payment permitted under the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments," or the liquidation of cash equivalents;

          (e) the leasing or licensing of real or personal property, including intellectual property, in the ordinary course of business for periods not in excess of one year, subject to automatic renewals;

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          (f) the issuance of capital stock by a restricted subsidiary of NATG to NATG or a wholly owned restricted subsidiary of NATG;

          (g) sales of accounts receivable and related assets of the type specified in the definition of "qualified receivables transaction" to a receivables entity for cash or purchase money notes in an amount equal to the fair market value of the accounts receivable and related assets;

          (h) transfers of accounts receivable and related assets of the type specified in the definition of "qualified receivables transaction," or of a fractional undivided interest in these accounts receivable, or related assets, by a receivables entity in a qualified receivables transaction; and

          (i) the cancellation of promissory notes issued to Parent as permitted under the covenant described under clause (9) of the covenant described under "-- Certain Covenants -- Limitations on Transactions with Affiliates."

     "board of directors" means, as to any person, the board of directors of that person or any duly authorized committee of that person's board of directors or, in the case of a person that is not a corporation, the analogous governing body of that person.

     "board resolution" means, with respect to any person, a copy of a resolution certified by the secretary or an assistant secretary of that person to have been duly adopted by the board of directors of that person and to be in full force and effect on the date of the certification, and delivered to the trustee.

     "business day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the city of New York are required or authorized by law or other governmental action to be closed.

     "capital stock" means

     (1) with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents, however designated and whether or not voting, of corporate stock, including each class of common stock and preferred stock of that person and including any warrants, options or rights to acquire any of these interests and instruments convertible into any of these interests, and

     (2) as to any person that is not a corporation, any and all partnership, membership or other equity interests of that person.

     "capitalized lease obligation" means, as to any person, the obligations of that person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of the obligations at any date shall be the capitalized amount of the obligations at that date, determined in accordance with GAAP.

     "cash equivalents" means

     (1) any evidence of indebtedness, maturing not more than one year after the date of issue, issued by the United States of America or any instrumentality or agency of the United States of America, the principal, interest and premium, if any, of which is guaranteed fully by, or backed by the full faith and credit of, the United States of America,

     (2) dollar denominated time deposits, certificates of deposit and bankers acceptances maturing not more than one year after the date of purchase, issued by:

          (a) any lender under the senior secured credit agreement,

          (b) a commercial banking institution having, or which is the principal banking subsidiary of a bank holding company having, combined capital and surplus and undivided profits of not less than $200.0 million and a commercial paper rating of "P-1" or higher according to Moody's, "A-1" or higher according to S&P or the equivalent rating by any other nationally recognized rating agency (referred to as, an "approved bank") or

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          (c) a non-United States commercial banking institution which is either currently ranked among the 100 largest banks in the world by assets, according to the American Banker, has combined capital and surplus and undivided profits of not less than $500.0 million or whose commercial paper or the commercial paper of the bank's holding company has a rating of "P-1" or higher according to Moody's, "A-1" or higher according to S&P or the equivalent rating by any other nationally recognized rating agency,

     (3) commercial paper, maturing not more than 270 days after the date of purchase, issued or guaranteed by a corporation, other than Parent or any subsidiary of Parent or any of their respective affiliates, organized and existing under the laws of any state within the United States of America with a rating of "P-1" or higher according to Moody's or "A-1" or higher according to S&P,

     (4) demand deposits with any bank or trust company maintained in the ordinary course of business,

     (5) repurchase or reverse repurchase agreements covering obligations of the type specified in clause (1) with a term of not more than seven days with any approved bank, and

     (6) shares of any money market mutual fund rated at least AAA or the equivalent rating by S&P or at least AAA or the equivalent by Moody's.

     "change of control" means

     (1) any sale, lease or transfer of all or substantially all of the assets of NATG and its restricted subsidiaries, taken as a whole, to any person or group, as that term is used in Section 13(d)(3) of the Exchange Act,

     (2) the liquidation or dissolution of Parent or any issuer,

     (3) prior to a qualified IPO,

          (a) Willis Stein and its affiliates cease to beneficially own, and have the exclusive power to vote, directly or indirectly, at least 35% of the outstanding voting securities of Parent entitled to vote, including, without limitation, under any valid and enforceable stockholders or other voting agreement, for the election of a majority of the members of the board of directors of Parent, and in any event sufficient to direct or cause the direction of the management and policies of Parent,

          (b) any person or group, as that term is used in Section 13(d)(3) of the Exchange Act, other than Willis Stein and its affiliates or a permitted group, shall become the owner, directly or indirectly, beneficially or of record, of a greater number of the voting securities of Parent than the number of voting securities of Parent then owned beneficially and of record by Willis Stein and its affiliates or

          (c) the nominees of Willis Stein and its affiliates shall at any time fail or cease to constitute a majority of the members of the board of directors of Parent,

     (4) after a Qualified IPO,

          (a) (i) any person or group, as that term is used in Section 13(d)(3) of the Exchange Act, other than Willis Stein and its affiliates or a permitted group, shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the outstanding voting securities of Parent and (ii) the percentage of voting securities beneficially owned by Willis Stein and its affiliates is less than the percentage so owned or acquired by that person or group, or

          (b) the replacement of a majority of the directors on the board of directors of Parent over a two-year period from the directors who constituted the board of directors of Parent at the beginning of that period, and the replacement shall not have been approved by a vote of at least a majority of the board of directors of Parent then still in office who either were members of the board of directors at the beginning of that period or whose election as a member of the board of directors was previously so approved, or

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     (5) Parent ceases to beneficially own and have the exclusive power to vote with respect to all of the issued and outstanding capital stock of NATG free and clear of all liens other than liens arising under the senior secured credit agreement.

     "common stock" of any person means any and all shares, interests or other participations in, and other equivalents, however designated and whether voting or non-voting, of that person's common stock, whether outstanding on the original issue date of the notes or issued after the original issue date of the notes, and includes, without limitation, all series and classes of common stock.

     "consolidated EBITDA" means, for any period, the sum, without duplication, of the amounts for that period of

          (1) consolidated net income,

          (2) consolidated interest expense,

          (3) provisions for taxes based on income,

          (4) total depreciation expense,

          (5) total amortization expense, and

          (6) other non-cash items reducing consolidated net income,

     less other non-cash items increasing consolidated net income other than the accrual of revenue in the ordinary course of business. All of the foregoing shall be determined on a consolidated basis for the person and its subsidiaries in conformity with GAAP.

     "consolidated fixed charge coverage ratio" shall mean the ratio of consolidated EBITDA of NATG during the four full fiscal quarters for which internal financial statements are available ending on or prior to the date of the transaction giving rise to the need to calculate the consolidated fixed charge coverage ratio to consolidated fixed charges of NATG for that four quarter period.

     For purposes of this definition, "consolidated EBITDA" and "consolidated fixed charges" shall be calculated after giving effect on a pro forma basis for the period of the calculation to

        (1) (a) the incurrence or repayment of any indebtedness of NATG or any of its restricted subsidiaries giving rise to the need to make the calculation, and the application of the proceeds from the incurrence or repayment, and

             (b) any incurrence or repayment of other indebtedness and

             (c) the application of the proceeds from the incurrence or repayment, other than the incurrence or repayment of indebtedness in the ordinary course of business for working capital purposes under the working capital facilities, occurring during the four quarter period or at any time subsequent to the last day of the four quarter period and on or prior to the date of the transaction giving rise to the need to make the calculation transaction date, as if the incurrence or repayment, as the case may be, and the application of the proceeds from the incurrence or repayment, occurred on the first day of the four quarter period, and

          (2) any asset sales or other dispositions or asset acquisitions, including, without limitation,

             (a) any asset acquisition giving rise to the need to make the calculation as a result of NATG or one of its restricted subsidiaries, including any person who becomes a restricted subsidiary as a result of the asset acquisition, incurring indebtedness and

             (b) any consolidated EBITDA, provided that the consolidated EBITDA shall be included only to the extent includable under the definition of "consolidated net income" or to the extent it is excluded under clause
        (2) of the definition of "consolidated net income", and shall be

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        calculated on a pro forma basis with respect to the asset acquisition taking into account the pro forma adjustments, if any, resulting from the asset acquisitions, attributable to the assets which are the subject of the asset acquisition or asset sale during the four quarter period or at any time subsequent to the four quarter period, occurring during the four quarter period or at any time subsequent to the last day of the four quarter period and on or prior to the date of the transaction giving rise to the need to make the calculation , as if the asset sale or other disposition or asset acquisition, including any related incurrence of indebtedness, occurred on the first day of the four quarter period.

     If NATG or any of its restricted subsidiaries directly or indirectly guarantees indebtedness of a third person, the preceding sentence shall give effect to the incurrence of the guaranteed indebtedness as if NATG or the restricted subsidiary had directly incurred or otherwise assumed the guaranteed indebtedness, calculated to avoid duplication. In calculating "consolidated fixed charges" for purposes of determining the denominator, but not the numerator, of the "consolidated fixed charge coverage ratio,"

     (1) interest on outstanding indebtedness, determined on a fluctuating basis as of the date of the transaction giving rise to the need to make the calculation and which will continue to be so determined of that date, shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on the indebtedness in effect on that date;

     (2) if interest on any indebtedness actually incurred on the date of the transaction giving rise to the need to make the calculation may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on that date will be deemed to have been in effect during the four quarter period; and

     (3) notwithstanding clause (1) above, interest on indebtedness determined on a fluctuating basis, to the extent the interest is covered by interest rate agreements relating to the indebtedness, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of those agreements.

     "consolidated fixed charges" shall mean, with respect to any person for any period, the sum, without duplication, of

     (1) consolidated interest expense, before amortization or write-off of debt issuance costs associated with the offering of the notes on the original issue date of the notes, plus

     (2) to the extent not included in consolidated interest expense, the product of

          (a) the amount of all dividend payments on any series of capital stock of that person, other than dividends paid in qualified capital stock, paid in cash during that period, times

          (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of that person, expressed as a decimal.

     "consolidated interest expense" shall mean, with respect to any person for any period, the sum of, without duplication:

     (1) the aggregate of the interest expense of that person and its restricted subsidiaries for the period determined on a consolidated basis in accordance with GAAP, including without limitation,

          (a) any amortization of debt discount and amortization or write-off of deferred financing costs,

          (b) the net costs under interest rate agreements,

          (c) all capitalized interest, and

          (d) the interest portion of any deferred payment obligation; and

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     (2) the interest component of capitalized lease obligations paid, accrued and/or scheduled to be paid or accrued by that person and its restricted subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

     "consolidated net income" shall mean, for any period for any person, the net income or loss of the person and its restricted subsidiaries on a consolidated basis for the period taken as a single accounting period determined in conformity with GAAP. There shall be excluded:

     (1) the income or loss of any person, other than a restricted subsidiary of the person, in which any other person, other than the first person or any of its restricted subsidiaries, has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the first person or any of its restricted subsidiaries by the second person during the period,

     (2) the income or loss of any other person accrued prior to the date it becomes a restricted subsidiary of the first person or is merged into or consolidated with the first person or any of its restricted subsidiaries or whose assets are acquired by the first person or any of its restricted subsidiaries,

     (3) the income of any subsidiary of the first person to the extent that the declaration or payment of dividends or similar distributions by that restricted subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that restricted subsidiary,

     (4) any after-tax gains or losses attributable to asset sales, without regard to the $1.0 million limitation set forth in the definition of asset sales, and

     (5) to the extent not included in clauses (1) through (4) above, any net non-cash extraordinary gains or net noncash extraordinary losses.

     For purposes of computing consolidated net income there shall be excluded from the computation of consolidated net income, without duplication and to the extent not otherwise excluded from the computation of consolidated net income,

          (a) non-recurring fees and expenses incurred in connection with the consummation of the LISN acquisition in an aggregate amount not to exceed $16.0 million, and

          (b) non-recurring fees and expenses incurred in connection with the issuance of the outstanding notes on the original issue date in an aggregate amount not to exceed $7.0 million.

     For purposes of computing consolidated net income, but only to the extent used in determining the consolidated fixed charge coverage ratio, there shall be excluded from the computation, without duplication and to the extent not otherwise excluded from the computation, non-recurring fees and expenses incurred in connection with the consummation of any asset acquisition in an aggregate amount not to exceed 5% of the total consideration for the asset acquisition.

     "contingent obligations" means as to any person, any obligation of that person guaranteeing or intending to guarantee any indebtedness, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the person, whether or not contingent,

        (1) to purchase any primary obligation or any property constituting direct or indirect security for the primary obligation,

        (2) to advance or supply funds (a) for the purchase or payment of any primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,

        (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the primary obligor to make payment of the primary obligation, or

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        (4) otherwise to assure or hold harmless the owner of the primary obligation against loss in respect of the primary obligation.

However, the term "contingent obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any contingent obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which the contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect of the primary obligation, assuming the person is required to perform under the primary obligation, as determined by the person in good faith.

     "currency agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect NATG or any of its restricted subsidiaries against fluctuations in currency values.

     "default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an event of default.

     "designated senior debt" means:

     (1) indebtedness under or in respect of the senior secured credit agreement and

     (2) any other indebtedness constituting both senior debt and guarantor senior debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing senior debt as "designated senior debt" by the issuers.

     "disqualified capital stock" means that portion of any capital stock which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable as a result of a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder of the capital stock on or prior to the maturity date. Any capital stock that would constitute disqualified capital stock solely because the holder of the capital stock has the right to require the repurchase of the capital stock upon the occurrence of a change of control or an asset sale, shall not constitute disqualified capital stock if the terms of the capital stock provide that the capital stock may not be repurchased or redeemed under those provisions unless the issuers have first complied with their obligations described under the captions "-- Change of Control" and "Certain Covenants -- Limitation on Asset Sales" and that the repurchase or redemption complies with the covenant under the caption "-- Certain
Covenants -- Limitation on Restricted Payments."

     "documents" has the meaning ascribed to this term in the senior secured credit agreement as in effect on the original issue date of the notes.

     "equity offering" means a public or private offering of qualified capital stock of Parent or an issuer, other than public offerings with respect to Parent's or an issuer's common stock on Form S-8 or any replacement form Form S-8.

     "existing debt" means the indebtedness of NATG and its restricted subsidiaries that was incurred prior to, and remained outstanding after, the issuance of the outstanding notes and the application of the proceeds from the issuance of the notes. Existing Debt shall not include any obligations in respect of the senior secured credit agreement.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in any other statements by any other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

     "guarantees" means the guarantees of the notes by the guarantors.

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     "guarantor" means:

          (1) Parent,

          (2) each restricted subsidiary of Parent other than the issuers, and

          (3) each restricted subsidiary of Parent that in the future executes a supplemental indenture in which the restricted subsidiary agrees to be bound by the terms of the indenture as a guarantor;

Any guarantor shall cease to be a guarantor when its guarantee is released in accordance with the terms of the indenture.

     "guarantor senior debt" means with respect to any guarantor, the principal of, premium, if any, interest, including any interest accruing subsequent to the filing of a petition of bankruptcy, whether or not the interest is an allowed claim under applicable law, fees, expenses, indemnities and other amounts and obligations incurred or owing on any indebtedness of a guarantor, whether outstanding on the date the outstanding notes were issued or created, incurred, assumed or guaranteed after that date. Any particular indebtedness will not be guarantor senior debt if the instrument creating or evidencing the debt provides that the indebtedness shall not be senior in right of payment to the guarantee of the guarantor. "Guarantor senior debt" shall also include the principal of, premium, if any, interest on, including any interest accruing subsequent to the filing of a petition of bankruptcy, whether or not the interest is an allowed claim under applicable law, on:

     (1) all monetary obligations of every nature under the senior secured credit agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities and

     (2) all IRA obligations, in each case whether outstanding on the original issue date of the outstanding notes or later incurred.

     However, "guarantor senior debt" shall not include

          (1) any indebtedness of a guarantor to a subsidiary of the guarantor,

          (2) indebtedness to, or guaranteed on behalf of, any director, officer, employee of either a guarantor or any subsidiary of a guarantor, including, without limitation, amounts owed for compensation,

          (3) indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,

          (4) indebtedness represented by disqualified capital stock,

          (5) any liability for federal, state, local or other taxes owed or owing a guarantor,

          (6) indebtedness to the extent incurred in violation of the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness,"

          (7) indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the guarantor, and

          (8) any indebtedness which is, by its express terms, subordinated in right of payment to any other indebtedness of a guarantor including, without limitation, in the case of Parent, indebtedness evidenced by the junior subordinated notes.

     "Hedging Obligations" of any person means any obligation of the person under

          (1) an interest rate agreement,

          (2) a currency agreement, and

          (3) any synthetic arrangement.

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     "incur" means, with respect to any indebtedness or other obligation of any person, to create, issue, incur, by conversion, exchange or otherwise, assume, including by the acquisition of assets subject to indebtedness, guarantee or otherwise become liable in respect of the indebtedness or other obligation or the recording, as required by GAAP or otherwise, of any indebtedness or other obligation on the balance sheet of person. However,

     (1) any amendment, modification or waiver of any document under which indebtedness was previously incurred shall only be deemed to be an incurrence of indebtedness if and to the extent the amendment, modification or waiver (A) increases the principal of, or interest rate or premium payable on, the indebtedness or (B) changes to an earlier date the stated maturity, or the date of any scheduled or required principal payment on, the indebtedness or the time or circumstances under which the indebtedness shall be redeemed, and

     (2) any indebtedness of a person existing at the time the person becomes, after the original issue date of the outstanding notes, a restricted subsidiary of NATG, whether by merger, consolidation, acquisition or otherwise, shall be deemed to be incurred by the restricted subsidiary at the time it becomes a restricted subsidiary of NATG.

     "indebtedness" of any person shall mean, without duplication,

     (1) all indebtedness of the person for borrowed money,

     (2) the deferred purchase price of assets or services, including any earn-out obligations in connection with any acquisition, which in accordance with GAAP would be shown on the liability side of the balance sheet of that person,

     (3) the face amount of all letters of credit issued for the account of that person and, without duplication, all unreimbursed drafts drawn under any letter of credit,

     (4) all indebtedness of a second person secured by any lien on any property owned by a first person, excluding advances or prepayments made to any borrower or any of their subsidiaries under turnkey agreements entered into in the ordinary course of business with TCI or any of its affiliates, whether or not the indebtedness has been assumed,

     (5) all capitalized lease obligations of that person,

     (6) all obligations of that person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations,

     (7) all hedging obligations of that person, and

     (8) all contingent obligations of that person, other than contingent obligations arising from the guarantee by that person of the obligations of Parent and/or its subsidiaries to the extent the guaranteed obligations do not constitute indebtedness and are otherwise permitted under the indenture.

Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

     "independent financial advisor" means an accounting, appraisal, valuation or investment banking firm (1) that does not, and whose directors, officers and employees or affiliates do not, have a direct or indirect financial interest in Parent or any of its subsidiaries and (2) which, in the judgment of the board of directors of Parent, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "interest payment date" means the stated maturity of an installment of interest on the notes.

     "interest rate agreement" means any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect Parent or any restricted subsidiary of Parent against fluctuations in interest rates.

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     "investment" by any person in any other person means, with respect to any person, any direct or indirect loan or other extension of credit, including, without limitation, a guarantee, or capital contribution to, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase, acquisition by the person of any capital stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by, any other person. "Investment" shall exclude extensions of trade credit by the issuers and their restricted subsidiaries on commercially reasonable terms in accordance with their normal trade practices and advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business. For the purposes of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments":

     (1) NATG shall be deemed to have made an "investment" equal to the fair market value of the net assets of any restricted subsidiary of NATG at the time that the restricted subsidiary is designated an unrestricted subsidiary. The aggregate amount of investments made subsequent to the original issue date of the outstanding notes shall exclude, to the extent the designation as an unrestricted subsidiary was included as a restricted payment, the fair market value of the net assets of any unrestricted subsidiary at the time that the unrestricted subsidiary is designated a restricted subsidiary, not to exceed the amount of the investment deemed made at the date of designation of the subsidiary as an unrestricted subsidiary.

     (2) The amount of any investment shall be the original cost of the investment plus the cost of all additional investments by NATG or any of its restricted subsidiaries, without any adjustments for increases or decreases in value, or write-ups, writedowns or write-offs of the investment, reduced by the payment of dividends or distributions, including tax sharing payments, in connection with the investment or any other amounts in connection with the investment.

     No payment of dividends or distributions or receipt of any amounts in respect of the investment shall reduce the amount of any investment if the payment of dividends or distributions or receipt of any amounts would be included in consolidated net income. If NATG or any restricted subsidiary of NATG sells or otherwise disposes of any capital stock of any Restricted Subsidiary of NATG such that, after giving effect to the sale or disposition, NATG no longer owns, directly or indirectly, more than 50% of the outstanding common stock of the restricted subsidiary, NATG shall be deemed to have made an investment on the date of the sale or disposition equal to the fair market value of the capital stock of the restricted subsidiary not sold or disposed of.

     "investor rights agreement" means the investor rights agreement, dated December 15, 1999, between Parent and its stockholders entered into in connection with the LISN acquisition, as in effect on the original issue date of the outstanding notes.

     "IRA obligation" means the obligations of a person under an interest rate agreement.

     "junior subordinated notes" means, collectively, those certain unsecured and unguaranteed 12% subordinated promissory notes dated December 15, 1999 outstanding on the original issue date of the outstanding notes and additional junior subordinated promissory notes issued after the original issue date of the outstanding notes with substantially similar terms.

     "lien" means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease similar in nature, and any agreement to give any security interest, and any option, trust or other preferential arrangement having the same practical effect.

     "maturity date" means February 1, 2010, the final maturity date of the notes.

     "Moody's" means Moody's Investors Service, Inc.

     "net cash proceeds" means, with respect to any asset sale, the proceeds in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of

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cash or cash equivalents, other than the portion of any deferred payment constituting interest, received by Parent or any of its restricted subsidiaries from the asset sale net of:

     (1) reasonable out-of-pocket expenses and fees relating to the asset sale, including, without limitation, legal, accounting and investment banking fees and sales commissions,

     (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

     (3) any portion of any of the proceeds which Parent determines in good faith should be reserved for post-closing adjustments, to the extent Parent delivers to the trustee an officers' certificate signed by the chief financial officer of Parent as to this determination. On the day all post-closing adjustments have been determined, which shall not be later than six months following the date of the respective asset sale, the amount, if any, by which the reserved amount in respect of the sale or disposition exceeds the actual post-closing adjustments payable by Parent or any of its restricted subsidiaries shall constitute net cash proceeds received by Parent or the restricted subsidiaries on that date, and

          (4) repayment of indebtedness that is required to be repaid in connection with the asset sale.

     "non-recourse debt" means indebtedness:

          (1) as to which neither NATG nor any of its restricted subsidiaries, other than a receivables entity,

         - provides credit support of any kind, including any undertaking, agreement or instrument that would constitute indebtedness,

         - is directly or indirectly liable as a guarantor or otherwise, or

         - constitutes the lender; and

          (2) as to which the lenders of the debt have been notified in writing that they will not have any recourse to the stock or assets of NATG or any of its restricted subsidiaries, other than a receivables entity.

     "noteholder" or "holder" means the person in whose name a note is registered on the registrar's books.

     "officer" means, with respect to any person, the chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the controller, the treasurer or the secretary of that person.

     "officers' certificate" of a person means a certificate signed by two officers of that person.

     "opinion of counsel" means a written opinion from legal counsel which opinion and counsel are reasonably acceptable to the trustee.

     "parent preferred stock" means the series C participating preferred stock of Parent.

     "permitted business" means the business of Parent and its restricted subsidiaries as of the original issue date of the notes and any business reasonably related, complementary or ancillary to that business or a reasonable expansion of that business.

     "permitted group" means any group of investors deemed to be a person, as defined in Section 13(d)(3) of the Exchange Act, by virtue of the investor rights agreement.

     "permitted indebtedness" means

          (1) obligations under this indenture, the notes and the guarantees,

          (2) indebtedness incurred under the senior secured credit agreement in an aggregate principal amount at any time outstanding not to exceed $410.0 million, less the amount of all permanent

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     prepayments of senior term loans actually made and permanent reductions of commitments relating to revolving loans or acquisition loans and the termination of unused rollover letters of credit availability,

          (3) existing debt,

          (4) IRA obligations covering indebtedness otherwise permitted by the indenture to the extent the notional principal amount of the IRA obligations does not exceed the principal amount of the indebtedness to which the IRA obligations relate,

          (5) the incurrence by NATG or any of its restricted subsidiaries of hedging obligations that are incurred for the purpose of fixing or hedging the value of foreign currencies or the cost of commodities purchased or received by NATG or any of its restricted subsidiaries,

          (6) permitted refinancing indebtedness,

          (7) indebtedness of NATG or a restricted subsidiary of NATG to NATG or a restricted subsidiary of NATG, provided, that

         - if as of any date any person other than NATG or a Restricted Subsidiary of NATG holds any indebtedness or holds a lien in respect of any indebtedness, other than a lien in connection with the senior secured credit agreement, that date shall be deemed the incurrence of indebtedness not constituting permitted indebtedness by the issuer of that indebtedness and.

         - if an issuer or subsidiary guarantor is the obligor on that indebtedness, that indebtedness shall constitute subordinated indebtedness,

          (8) indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that the indebtedness must be extinguished within five business days of incurrence,

          (9) obligations in respect of workers' compensation claims, self-insurance obligations, performance, surety and other similar bonds and completion guarantees provided by NATG or a restricted subsidiary of NATG in the ordinary course of business in accordance with customary industry practice, in amount and for purposes customary in the industry,

          (10) indebtedness arising from agreements of NATG or restricted subsidiary of NATG providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets, or a restricted subsidiary of NATG, other than guarantees of indebtedness incurred by any person acquiring all or any portion of the business, assets or restricted subsidiary for the purpose of financing the acquisition. The maximum assumable liability in respect of all of this indebtedness shall at no time exceed the gross proceeds actually received by an issuer or subsidiary guarantor in connection with the disposition,

          (11) capitalized lease obligations, mortgage financings and purchase money obligations of an issuer or subsidiary guarantor incurred for the purpose of financing all or a part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of an issuer or subsidiary guarantor, not to exceed $20.0 million at any one time outstanding,

          (12) guarantees by an issuer or subsidiary guarantor of indebtedness of an issuer or subsidiary guarantor that was incurred in accordance with the terms of the indenture,

          (13) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any indebtedness in the form of additional indebtedness with the same terms, so long as In each case, this amount is included in consolidated fixed charges of NATG as accrued,

          (14) the incurrence by a receivables entity of indebtedness in a qualified receivables transaction that is non-recourse debt, except for standard securitization undertakings,

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          (15) customary earn-out obligations owing in connection with any asset acquisition,

          (16) unsecured indebtedness of restricted subsidiaries of NATG not organized under the laws of the United States or any state of the United States and consisting of working capital lines of credit in an aggregate amount not to exceed the dollar equivalent of $5.0 million at any time outstanding,

          (17) the incurrence of indebtedness arising from the endorsement of negotiable instruments in the ordinary course of business, and

          (18) additional unsecured indebtedness of NATG or its restricted subsidiaries, other than contingent obligations NATG or its restricted subsidiaries with respect to junior subordinated notes, in an aggregate principal amount not to exceed $5.0 million at any one time outstanding.

     "permitted investments" means

          (1) investments by NATG or any restricted subsidiary of NATG, other than a receivables entity, in a person if as a result of the investment that person transfers or conveys all or substantially all of its assets to NATG or any restricted subsidiary of NATG, other than a receivables entity, provided, that the person's primary business is a permitted business,

          (2) investments by NATG or any restricted subsidiary of NATG, other than a receivables entity, in NATG or any restricted subsidiary of NATG, other than a receivables entity, or in any person if, as a result of the investment, that person shall become, whether by consolidation, merger or otherwise, a restricted subsidiary of NATG, provided, that the person's primary business is a permitted business,

          (3) investments by NATG or its restricted subsidiaries existing on the original issue date of the notes, which shall exclude any Investment described in clause (9) below,

          (4) investments in cash and cash equivalents;

          (5) loans and advances to employees and officers of Parent and its restricted subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding,

          (6) interest rate agreements entered into in the ordinary course of NATG's or its restricted subsidiaries' businesses and otherwise in compliance with the indenture,

          (7) investments in securities of trade creditors or customers received as a result of any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of the trade creditors or customers,

          (8) investments made by NATG or its subsidiaries as a result of consideration received in connection with an asset sale made in compliance with the covenant described under "-- Certain Covenants -- Limitation on Asset Sales",

          (9) investments in women/minority owned business enterprises in an aggregate amount not to exceed $5.0 million at any time,

          (10) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases,

          (11) investments by NATG or any Guarantor in a receivables subsidiary or any investment by a receivables subsidiary in any other person, in each case in connection with a qualified receivables transaction, provided, that the Investment in a receivables entity is in the form of a purchase money note or an equity interest,

          (12) indebtedness permitted to be incurred under the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness", and

          (13) additional investments not to exceed $5.0 million at any time.

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     "permitted liens" means

          (1) liens for taxes or claims either not delinquent or contested in good faith by appropriate proceedings and as to which Parent or a subsidiary shall have set aside on its books reserves as may be required by GAAP,

          (2) statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, provided that

             (a) any proceedings commenced for the enforcement of the liens shall have been stayed or suspended within 30 days of the commencement of the proceedings and

             (b) a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made,

          (3) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations, exclusive of obligations for the payment of borrowed money,

          (4) any attachment or judgment lien not constituting an event of default under clause (5) under the definition of "events of default",

          (5) permitted real property encumbrances, easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries,

          (6) any interest or title of a lessor under any capitalized lease obligation or mortgage permitted to be incurred under clause (11) of the definition of permitted indebtedness, provided that the liens do not extend to any property or assets which is not leased property subject to the capitalized lease obligation or mortgage or other property subject to a permitted lien held by the lien holder of the capitalized lease obligation,

          (7) liens to finance property or assets, including the cost of construction, of any restricted subsidiary of NATG acquired in the ordinary course of business provided that (a) the related purchase money obligations shall be permitted to be incurred under the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness," and shall not exceed the cost of the property or assets, including the cost of construction, and shall not be secured by any property or assets of NATG or any restricted subsidiary other than the property and assets so acquired and (b) the lien securing the indebtedness shall be created within 90 days of the acquisition or construction,

          (8) liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of NATG or any of its restricted subsidiaries, including rights of offset and set-off,

          (9) liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business,

          (10) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Parent and its restricted subsidiaries,

          (11) liens arising from filing Uniform Commercial Code financing statements regarding leases,

          (12) liens in favor of TCI or any of its affiliates securing advances made to NATG or any of its restricted subsidiaries under turnkey agreements entered into in the ordinary course of business with

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

     TCI or any of its affiliates, provided that the liens shall only attach to property, including proceeds of the property, which is purchased with the applicable advance and shall automatically terminate when the applicable advance has been fully paid,

          (13) liens attaching solely to cash earnest money deposits made by NATG or any of its restricted subsidiaries in connection with any letter of intent or purchase agreement entered into by it in connection with an asset acquisition,

          (14) liens deemed to exist in connection with repurchase agreements and other similar permitted investments,

          (15) customary rights of set off, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where any issuer maintains deposits in the ordinary course of business permitted by the indenture,

          (16) liens on accounts receivable for which attempts at collection have been undertaken by a third party authorized by the person owing the accounts receivable,

          (17) liens arising from the granting of a license by NATG or any restricted subsidiary of NATG to any person in the ordinary course of business,

          (18) liens arising by operation of law on insurance policies and the proceeds of insurance policies to secure premiums under the insurance policies,

          (19) liens relating solely to assets to be sold in any asset sale permitted in the indenture and arising out of the sale agreements governing the asset sale,

          (20) liens on property of a person existing at the time the person is acquired by, merged with or into, or consolidated with NATG or any restricted subsidiary of NATG, provided that the liens were in existence prior to the contemplation of the acquisition, merger or consolidation and do not extend to any assets other than those of the person acquiring merged into or consolidated with NATG or the restricted subsidiary,

          (21) liens existing on the original issue date of the notes,

          (22) liens on assets transferred to a receivables entity or on assets of a receivables entity, in either case incurred in connection with a qualified receivables transaction, and

          (23) liens incurred in the ordinary course of business of any restricted subsidiary of NATG with respect to obligations that do not exceed $3.0 million in the aggregate at any one time outstanding and that
     (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, other than trade credit in the ordinary course of business, and (b) do not in the aggregate materially detract from the value of the property or materially impair the use of the property in the operation of business by the restricted subsidiary.

     "permitted real property encumbrances" means

          (1) those liens, encumbrances and other matters affecting title to any real property securing senior debt to the extent found reasonably acceptable by the agent for the senior debt,

          (2) easements, encroachments, covenants, rights of way, minor defects, irregularities, encumbrances on title or similar restrictions on any real property securing senior debt which do not, in the reasonable opinion of the agents for that senior debt, materially impair the real property for the purposes for which it is held by the owner or lessor of the real property or the lien on the real property created in favor of that senior debt, and

          (3) municipal and zoning ordinances, which are not violated in any material respect by the existing improvements and the present use of any real property securing senior debt.

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

     "permitted refinancing indebtedness" means any refinancing by NATG or any restricted subsidiary of NATG of indebtedness incurred in accordance with the covenant described under the caption "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" (other than under clauses (2), (4), (5),
(6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), or (18) of
the definition of Permitted Indebtedness), in each case that does not:

          (A) result in an increase in the aggregate principal amount of indebtedness of the person as of the date of the proposed refinancing, plus the amount of any premium required to be paid under the terms of the instrument governing the indebtedness and plus the amount of reasonable expenses incurred by the person in connections with the refinancing; or

          (B) create indebtedness with: (1) a weighted average life to maturity that is less than the weighted average life to maturity of the indebtedness being refinanced or (2) a final maturity earlier than the final maturity of the indebtedness being refinanced;

     provided, that if (x) the indebtedness being refinanced ranked equally with the notes or the guarantees, the refinancing indebtedness shall rank either equally with or junior to the notes or the guarantees, as applicable, and (y) the indebtedness being refinanced constituted subordinated indebtedness, the refinancing indebtedness shall be subordinated to the notes and the guarantees, as applicable, at least to the same extent and in the same manner as the indebtedness being refinanced.

     "person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality any government or political subdivision.

     "principal" of any indebtedness, including the notes, means the principal amount of the indebtedness plus the premium, if any, on the indebtedness. In the case of indebtedness issued with original issue discount, "principal" shall refer to the accreted value of the indebtedness.

     "pro forma adjustments" means, with respect to a particular asset acquisition, adjustments to eliminate the effect of any non-recurring expenses or income from the asset acquisition with respect to NATG and its restricted subsidiaries or any acquired person or assets on consolidated EBITDA, determined in good faith by the chief financial officer of Parent and approved by the board of directors of Parent, as set forth in an officers' certificate delivered to the trustee setting forth in reasonable detail the basis for the adjustments.

     "purchase money note" means a promissory note of a receivables entity evidencing a line of credit, which may be irrevocable, from NATG or any of its restricted subsidiaries to a receivables entity in connection with a qualified receivables transaction, which note shall be repaid from cash available to the receivables entity, other than amounts required to be established as reserves under agreements, amounts paid to investors in respect of interest, principal and other amounts owing to the investors and amounts paid in connection with the purchase of newly generated receivables.

     "purchase money obligations" of any person shall mean any obligations of that person or any of its restricted subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of that person or any of its restricted subsidiaries within 180 days of the purchase.

     "put/call agreement" means the Orius call agreements, Orius put agreements, HIG call agreements and HIG put agreements, as each of these terms is defined in the reorganization agreement and as each may be amended, restated, supplemented or otherwise modified from time to time.

     "qualified capital stock" means any capital stock that is not disqualified capital stock or that is not indebtedness that is convertible or exchangeable into capital stock.

     "qualified IPO" means a bona fide underwritten sale to the public of Parent's common stock registered on a registration statement, other than on Form S-8 or any other form relating to securities

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

issuable under any benefit plan of Parent or any of its restricted subsidiaries, as the case may be, that is declared effective by the SEC and results in gross cash proceeds, exclusive of underwriter's discounts and commissions and other expenses, of at least $50.0 million.

     "qualified receivables transaction" means any transaction or series of transactions as a result of which NATG or any of its restricted subsidiaries may sell, convey or otherwise transfer to (a) a receivables entity, in the case of a transfer by NATG or any of its restricted subsidiaries, and (b) any other person in case of a transfer by a receivables entity, or may grant a security interest in:

     - any accounts receivable, whether now existing or arising or acquired in the future, of NATG or any of its restricted subsidiaries, and

     - any assets related to the accounts receivable including, without limitation, all collateral securing the accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect to the accounts receivable and equipment, proceeds of the accounts receivable and other assets, including contract rights, which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable,

     - all of the foregoing for the purpose of providing working capital financing on terms that are more favorable to NATG and its restricted subsidiary than would otherwise be available at that time.

     "receivables entity" means a wholly owned subsidiary of NATG, or another person in which NATG or any restricted subsidiary of NATG makes an investment and to which NATG or any restricted subsidiary of NATG transfers accounts receivable and related assets, that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the board of directors of NATG, as provided below, as a receivables entity and

     (1) no portion of the indebtedness or any other obligations, contingent or otherwise, of which

          (a) is guaranteed by NATG or any of its restricted subsidiaries, other than the receivables entity, excluding guarantees of obligations, other than the principal of, and interest on, indebtedness, under standard securitization undertakings,

          (b) is recourse to or obligates NATG or any of its restricted subsidiaries, other than the receivables entity in any way other than under standard securitization undertakings or

          (c) subjects any property or asset of NATG or any of its restricted subsidiaries, other than the receivables entity, directly or indirectly, contingently or otherwise, to the satisfaction of the obligations, other than under standard securitization undertakings,

     (2) with which neither NATG nor any of its restricted subsidiaries, other than the receivables entity, has any material contract, agreement, arrangement or understanding other than on terms no less favorable to NATG or the restricted subsidiary than those that might be obtained at the time from persons that are not affiliates of Parent, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and

     (3) to which neither NATG nor any restricted subsidiary of NATG, other than such receivables entity, has any obligation to maintain or preserve the entity's financial condition or cause the entity to achieve certain levels of operating results.

Any designation by the board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the board of directors giving effect to the designation and an officers' certificate certifying that the designation complied with the foregoing conditions.

     "record date" means the applicable record date specified in the notes. If any specified date is not a business day, the record date shall be the first day immediately preceding the specified day that is a business day.

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

     "redemption date," when used with respect to any note to be redeemed, means the date fixed for the redemption under the indenture and the notes.

     "redemption price," when used with respect to any note to be redeemed, means the price fixed for the redemption, payable in immediately available funds, under the indenture and the notes.

     "refinance" means, in respect of any security or indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or indebtedness in exchange or replacement for, the security or indebtedness in whole or in part. "Refinanced" and "refinancing" shall have correlative meanings.

     "registrar" means the person acting as registrar under the indenture.

     "registration rights agreement" means the registration rights agreement dated as of the original issue date of the outstanding notes among the issuers, the guarantors and the initial purchasers.

     "reorganization agreement" means the agreement and plan of reorganization, dated November 8, 1999, by and among LISN Holdings, Parent and Orius Merger Sub, Inc.

     "representative" means the indenture trustee or other trustee, agent or representative in respect of any designated senior debt. If, and for so long as, any designated senior debt lacks a representative, then the representative for the designated senior debt shall at all times be the holders of a majority in outstanding principal amount of the designated senior debt in respect of any designated senior debt.

     "responsible officer" means, when used with respect to the trustee, any officer in the corporate trust office of the trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the trustee who customarily performs functions similar to those performed by the persons who at the time hold these offices, respectively, or to whom any corporate trust matter is referred because of the officer's knowledge of and familiarity with the particular subject.

     "restricted investment" means any investment other than a permitted investment.

     "restricted subsidiary" of any person means any subsidiary of that person which at the time of determination is not an unrestricted subsidiary. For the avoidance of doubt, the issuers shall be deemed to be restricted subsidiaries of Parent, and Orius Capital shall be deemed to be a restricted subsidiary of NATG.

     "revolving loans" means all revolving loans under and as defined in the senior secured credit agreement as in effect on the original issue date of the notes.

     "rollover letters of credit" means all rollover letters of credit under and as defined in the senior secured credit agreement as in effect on the original issue date of the outstanding notes.

     "S&P" means Standard & Poor's Ratings Services.

     "senior debt" means the principal of, premium, if any, interest, including any interest accruing subsequent to the filing of a petition of bankruptcy whether or not the interest is an allowed claim under applicable law, fees and expenses on any indebtedness of an issuer, whether outstanding on the original issue date of the outstanding notes or later created, incurred, assumed or guaranteed. Any particular indebtedness shall not be senior debt if the instrument creating or evidencing the same expressly provides that the indebtedness shall not be senior in right of payment to the notes. "Senior debt" shall also include the principal of, premium, if any, and interest on, including any interest accruing subsequent to the filing of a petition of bankruptcy whether or not the interest is an allowed claim under applicable law, and all other amounts owing in connection with,

          - all monetary obligations of every nature under the senior secured credit agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities and

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

          - all IRA obligations, in each case whether outstanding on the original issue date of the outstanding notes or later incurred.

     Notwithstanding the above, "senior debt" shall not include

          (1) any indebtedness of an issuer to a subsidiary of Parent,

          (2) any indebtedness to, or guaranteed on behalf of, any director, officer or employee of Parent or any of its subsidiaries, including, without limitation, amounts owed for compensation,

          (3) indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,

          (4) indebtedness represented by Disqualified Capital Stock,

          (5) any liability for federal, state, local or other taxes owed or owing by an issuer,

          (6) indebtedness to the extent incurred in violation of the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness,"

          (7) indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to an issuer and

          (8) any indebtedness which is, by its express terms, subordinated in right of payment to any other indebtedness of an issuer.

     "senior loans" means all loans under and as defined in the senior secured credit agreement.

     "senior secured credit agreement" means the credit agreement, dated as of December 15, 1999, among NATG, LISN, LLC, the various lending institutions party to the credit agreement and Bankers Trust Company, as agent, together with the documents related to the credit agreement, including, without limitation, any guaranty agreements and security documents, in each case as these agreements may be amended.

     "senior term loan" means all term loans under and as defined in the senior secured credit agreement as in effect on the original issue date of the outstanding notes and shall include any acquisition term loans, as defined in the senior secured credit agreement as in effect on the original issue date of the notes to the extent termed out and any subsequent term loans under the senior secured credit agreement that refinance the term loans or acquisition term loans, or any subsequent term loans.

     "significant subsidiary," with respect to any person, means any restricted subsidiary of that person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "standard securitization undertakings" means representations, warranties, covenants and indemnities entered into by NATG or any subsidiary of NATG that are reasonably customary in qualified receivables transactions intended to create non-recourse debt.

     "subordinated indebtedness" means indebtedness of any issuer or guarantor which is expressly subordinated in right of payment to the obligations of the issuer or guarantor in respect of the indenture, the notes and the guarantees, as applicable.

     "subsidiary" means, with respect to any person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled, without regard to the occurrence of any contingency, to vote in the election of the person or persons, whether directors, managers, trustees or other persons performing similar functions, having the power to direct or cause the direction of the management and policies of the entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person or by a combination of that person and its subsidiaries.

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

     "subsidiary guarantor" means any guarantor that is also a subsidiary of NATG.

     "synthetic arrangement" means any derivative product that provides for the synthetic purchase or repurchase of any indebtedness or securities, including equity and debt securities.

     "TCI" shall mean TCI Atlantic, Inc., a Colorado corporation.

     "unrestricted subsidiary" of any person means (1) any subsidiary of such person that at the time of determination shall be or continue to be designated an unrestricted subsidiary by the board of directors of that person in the manner provided below and (2) any subsidiary of an unrestricted subsidiary.

     The board of directors of a person may designate any subsidiary, including any newly acquired or newly formed subsidiary, of that person to be an unrestricted subsidiary unless the subsidiary owns any capital stock of, or owns or holds any lien on any property of, Parent or any other restricted subsidiary of Parent that is not a subsidiary of the subsidiary to be so designated. To designate a subsidiary as an unrestricted subsidiary:

          (a) Parent must deliver a copy of the relevant board resolution to the trustee together with an officers' certificate from Parent certifying that the designation complies with the terms of the indenture, including the requirements set forth in this definition and in the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness," and

          (b) each subsidiary to be so designated and each of its subsidiaries must not have at the time of designation, and must not subsequently, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for any indebtedness as to which the lender has recourse to any of the assets of Parent or any of its restricted subsidiaries.

Under no circumstances may an issuer be designated as an unrestricted subsidiary.

     The board of directors may designate any unrestricted subsidiary to be a restricted subsidiary only if

          (1) immediately after giving effect to the designation, Parent would be able to incur at least $1.00 of additional indebtedness, other than permitted indebtedness, in compliance with the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness," and

          (2) immediately before and immediately after giving effect to the designation, no default or event of default shall have occurred and be continuing.

Any designation shall be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to the designation and an officers' certificate from Parent certifying that the designation complied with the foregoing provisions.

     "U.S. government obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer of the obligation's option.

     "U.S. legal tender" means the coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "voting securities" means any class of capital stock of a person pursuant to which the holders of the capital stock have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of the person, irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency.

     "weighted average life to maturity" means, when applied to any indebtedness at any date, the number of years obtained by dividing:

     (1) the then outstanding aggregate principal amount of the indebtedness into

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

     (2) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity, or other required payment of principal, including payment at final maturity, in respect of the indebtedness by (b) the number of years, calculated to the nearest one-twelfth, which will elapse between that date and the making of the payment.

     "wholly owned restricted subsidiary" of any person means any wholly owned subsidiary of that person, which at the time of determination is a restricted subsidiary of that person.

     "wholly owned subsidiary" of any person means any subsidiary of that person of which all the outstanding voting securities, are owned by that person or any wholly owned subsidiary of that person other than in the case of a foreign subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other persons under applicable law.

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                         BOOK-ENTRY; DELIVERY AND FORM

THE GLOBAL NOTES

     Rule 144A Global Note. Notes that were offered and sold to QIBs under Rule 144A were issued in the form of one or more registered notes in global form, without interest coupons (collectively, the "Rule 144A Global Note"). The Rule 144A Global Note was deposited on the original issue date of the notes with DTC and was registered in the name of Cede & Co., as nominee of DTC, or are in the custody of the trustee under the FAST Balance Certificate Agreement between DTC and the trustee. Interests in the Rule 144A Global Note were available for purchase only by QIBs.

     Regulation S Global Notes. Notes offered and sold in offshore transactions to Non-U.S. Persons in reliance on Regulation S were issued in the form of one or more registered notes in global form, without interest coupons (collectively, the "Regulation Global Note"). The Regulation S Global Note is deposited with, or on behalf of, a custodian for DTC in the manner described in the preceding paragraph for credit to the respective accounts of the purchasers or to other accounts as they may have directed at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System "Euroclear", or Clearstream Banking, societe anonyme.

     Investors may hold their interests in the Regulation S Global Note directly through Euroclear or Cedel, or through organizations other than Euroclear or Cedel that are participants in the DTC system. Euroclear and Cedel will hold the interests in the Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. These depositaries, in turn, will hold the interests in the Regulation S Global Note in customers' securities accounts in the depositaries' names on the books of DTC.

     Institutional Accredited Investor Global Note. In connection with the sale of notes to an institutional accredited investor, beneficial interests in any of the global notes may be exchanged for interests in a separate note in registered form, without interest coupons (the "Institutional Accredited Investor Global Note"), which was deposited on the original issue date of the outstanding notes with, or on behalf of, a custodian for DTC in the manner described in the preceding paragraphs.

     Except as set forth below, the rule 144A Global Note, the Regulation S Global Note and the Institutional Accredited Investor Global Note (collectively, the "global notes") may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

     All interests in the global notes, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems.

EXCHANGES AMONG THE GLOBAL NOTES

     Exchanges of beneficial interests in one global note for interests in another global note will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including Clearstream and Euroclear. Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in that global note and become an interest in the global note to which the beneficial interest is transferred and, accordingly, will then be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the global note to which the beneficial interest is transferred for as long as it remains an interest in that global note.

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CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is (1) a limited purpose trust company organized under the laws of the State of New York, (2) a "banking organization" within the meaning of the New York Banking Law, (3) a member of the Federal Reserve System,
(4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended and (5) a "clearing agency" registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, referred to as "indirect participants", that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     Under procedures established by DTC (1) upon deposit of each global note, DTC credited the accounts of participants designated by the initial purchasers with an interest in the global note and (2) ownership of the notes is shown on, and the transfer of ownership of the notes will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

     The laws of some jurisdictions may require that some types purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer the interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of the interest, may be affected by the lack of a physical definitive security in respect of the interest.

     So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by the global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders of notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take the action and the participants would authorize holders owning through the participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

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     Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing the notes under the indenture. Under the terms of the indenture, the issuers and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of these amounts to owners of beneficial interests in a global note, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in the system in accordance with the rules and procedures and within the established deadlines (Brussels time) of the system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     If (1) we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of this notice or cessation, (2) we, at our option, notify the trustee in writing that they elect to cause the issuance of notes in definitive form under the indenture or (3) upon the occurrence and continuation of an event of default under the indenture if DTC so requests, then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any issuance, the trustee is

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required to register the certificated notes in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons.

     Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each of these persons may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

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                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of ownership of the notes. This discussion is a general summary only and does not address all tax aspects of ownership of the notes that may be relevant to a prospective investor's particular circumstances. This discussion deals only with notes held as capital assets and does not deal with the consequences to special classes of holders of the notes, such as dealers in securities or currencies, life insurance companies, tax exempt entities, financial institutions, persons with a functional currency other than the U.S. dollar, U.S. expatriates or investors in pass-through entities such as partnerships. It does not deal with the effects of any arrangement entered into by a holder of the notes that partially or completely hedges the notes, or otherwise holds the notes as part of a synthetic security or other integrated investment. In general, this discussion assumes that a holder acquires notes at original issue. The discussion is based upon the Internal Revenue Code of 1986, as amended, and the related regulations, rulings, and judicial decisions as of the date of this prospectus, any of which may be repealed or modified in a manner resulting in federal income tax consequences that differ from those described below. This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, the discussion relies upon the description provided to us by the DTC, Euroclear, and Clearstream of their depository procedures and the procedures of their participants and indirect participants in maintaining a book-entry system reflecting beneficial ownership of the notes.

     PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING U.S. FEDERAL INCOME TAX CONSEQUENCES RESULTING FROM THEIR PARTICULAR SITUATIONS, AND STATE, LOCAL, FRANCHISE, GIFT AND ESTATE TAX CONSEQUENCES, OR OTHER CONSEQUENCES UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. HOLDERS

     The following discussion addresses the U.S. federal income tax consequences to a U.S. holder of a note. For purposes of this discussion, a "U.S. holder" is a noteholder that is (1) a citizen or resident of the United States for United States federal income tax purposes, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test prescribed under the Code, (2) a corporation, partnership, or other entity organized under the laws of the United States or any political subdivision of the United States, (3) an estate taxed by the United States without regard to its source of income or (4) a trust if the trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (a) a court within the United States can exercise primary supervision over its administration and (b) one or more United States persons have authority to control all of its substantial decisions.

  Exchange Offer in Connection with Registration of the Notes

     We have obtained an opinion from Kirkland & Ellis that the exchange of the outstanding notes for the exchange notes, which have substantially identical terms, in connection with the registration of the exchange notes will not be a taxable event for federal income tax purposes. Consequently, no gain or loss will be recognized by U.S. holders and non-U.S. holders of the outstanding notes upon receipt of the exchange notes and ownership of the exchange notes will be considered a continuation of ownership of the outstanding notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the exchange notes, a holder will have the same tax basis and holding period in the exchange notes that the holder had in the outstanding notes. The U.S. federal income tax consequences of holding and disposing of the exchange notes will be the same as those of holding and disposing of the outstanding notes.

  Payments of Interest

     Payments of stated interest on a note will be taxable as ordinary interest income at the time it is received or accrued, depending upon the method of accounting applicable to the holder of the note.

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  Additional Interest

     The interest rate on the notes may be increased if the notes are not registered with the SEC within prescribed time periods. We believe that the possibility that any additional interest will be paid is "remote and incidental" under applicable Treasury Regulations and, therefore, that any additional interest will be taxable to U.S. holders at the time that it accrues or is received in accordance with each U.S. holder's method of accounting. The Internal Revenue Service may take a different position, which could affect the time when the additional interest, if any, would be taxable to a U.S. holder.

  Sale, Exchange or Retirement of the Notes

     Upon the sale, exchange or retirement of the notes, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement, less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income, and the U.S. holder's adjusted tax basis in the notes. A U.S. holder's adjusted tax basis in the notes generally will be the U.S. holder's cost of the notes, less any principal payments received by the holder.

     Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of the notes will be capital gain or loss. The gain or loss will be long-term capital gain or loss if the notes have been held by the U.S. holder for more than twelve months. In the case of a noncorporate U.S. holder, long-term capital gain is subject to a maximum U.S. Federal tax rate of 20%. The deductibility of capital losses by U.S. holders is subject to certain limitations.

  Market Discount

     Any gain or loss on a disposition of a note would generally be a capital gain or loss. However, a subsequent purchaser of a note who did not acquire the note at its original issue, and who acquires the note at a price that is less than the stated redemption price of the note at its maturity (i.e., the face amount of the note if it is issued at par), may be required to treat the note as a "market discount bond." Any recognized gain on a disposition of the note would then be treated as ordinary income to the extent that it does not exceed the "accrued market discount" on the note. In general, accrued market discount is that amount that bears the same ratio to the excess of the stated redemption price of the note over the purchaser's basis in the note immediately after its acquisition, as the number of days the purchaser holds the note bears to the number of days after the date the purchaser acquired the note up to and including the date of its maturity. In addition, there are rules deferring the deduction of all or part of the interest expense on indebtedness incurred or continued to purchase or carry the bond and permitting a purchaser to elect to include accrued market discount in income on a current basis.

  Backup Withholding and Information Reporting

     In general, a U.S. holder of a note will be subject to backup withholding at the rate of 31% with respect to interest, principal and premium, if any, paid on a note unless the holder (1) is an entity, including corporations, tax-exempt organizations and certain qualified nominees, that is exempt from withholding and, when required, demonstrates this fact or (2) provides us with its Taxpayer Identification Number ("TIN"), which, for an individual, would be the holder's Social Security Number, certifies that the TIN provided is correct and that the holder has not been notified by the Internal Revenue Service that it is subject to backup withholding due to underreporting of interest or dividends and otherwise complies with applicable requirements of the backup withholding rules. In addition, payments of interest, principal and premium to U.S. holders that are not corporations, tax-exempt organizations or qualified nominees will generally be subject to information reporting requirements.

     The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the holder's federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

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NON-U.S. HOLDERS

     The following discussion addresses the principal U.S. federal income tax consequences to a noteholder that is not a U.S. holder. We refer to these holders in this discussion as non-U.S. holders. As discussed above, this discussion does not address all tax aspects of ownership of the notes that may be relevant to a prospective investor's particular circumstances, including holding the notes through a partnership or holding the notes through a hybrid entity, i.e. an entity that is a pass-through entity for U.S. tax purposes but not for foreign tax purposes.

  Payments of Interest

     Generally, payments of stated interest on a note will not be subject to U.S. federal income tax if the interest qualifies as portfolio interest. Interest on the notes will qualify as portfolio interest if the non-U.S. holder
(1) does not actually or constructively own 10% or more of the total combined voting power of our voting stock, (2) is not a "controlled foreign corporation" with respect to which we are a "related person," as those terms are defined in the Internal Revenue Code and (3) provides the required certifications that the beneficial owner of the notes is not a U.S. person. However, the interest on the notes will be taxed at regular U.S. federal income tax rates if the interest constitutes income that is effectively connected with the conduct of a U.S. trade or business and, if the non-U.S. holder can claim the benefit of an income tax treaty, the interest is attributable to a U.S. permanent establishment or fixed base. This income is referred to in this discussion as U.S. trade or business income. If the non-U.S. holder is a corporation, interest that constitutes U.S. trade or business income may also be subject to the "branch profits tax" at 30% or, if applicable, a lower rate determined by an income tax treaty.

     Interest that neither qualifies as portfolio interest nor constitutes U.S. trade or business income will be subject to U.S. withholding tax at the rate of 30%, unless the withholding tax is reduced or eliminated by an applicable income tax treaty. To claim the protection of an income tax treaty, a non-U.S. holder must provide a properly executed Form 1001 prior to the payment of interest, and must periodically update Form 1001 or, if necessary, provide us with the applicable successor form. New regulations scheduled to take effect on January 1, 2001, will replace these forms with new forms and procedures, and may require a non-U.S. holder to obtain a TIN and provide documentary evidence of residence in order to claim a treaty benefit.

  Sale, Exchange or Redemption of Notes

     Gain realized by a non-U.S. holder on the sale, exchange, redemption or other disposition of a note generally will not be subject to U.S. federal income tax unless (1) the gain constitutes U.S. trade or business income, (2) the non-U.S. holder is an individual who holds the note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition or (3) the non-U.S. holder is a former citizen or resident of the United States subject to certain rules related to that status.

  Federal Estate Tax

     Notes held by an individual who is not a citizen or resident of the United States for U.S. federal estate tax purposes at the time of his or her death will not be subject to U.S. federal estate tax if the interest on the notes qualifies for the portfolio interest exemption from U.S. federal income tax under the rules described above.

  Information Reporting and Backup Withholding

     We must report to the Internal Revenue Service and to each non-U.S. holder any interest that is subject to U.S. withholding tax or that is exempt from withholding tax under either a tax treaty or the portfolio interest exemption. Copies of these information returns may also be available to the tax

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authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information.

     Non-U.S. holders other than corporations may be subject to backup withholding and additional information reporting. Neither backup withholding nor information reporting will apply to payments of portfolio interest by us to a non-U.S. holder if the non-U.S. holder properly certifies that it is not a U.S. holder or otherwise establishes an exemption. However, the certification or exemption is not effective if we or our paying agent has actual knowledge that the holder is a U.S. holder or that the conditions of another exemption relied upon by the non-U.S. holder are not satisfied.

     Payments of principal on the notes by us to a non-U.S. holder may be subject to backup withholding and information reporting unless the non-U.S. holder properly certifies as to those items described below in connection with payments made by brokers or otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge that the holder is a U.S. holder or that the conditions of another exemption relied upon by the non-U.S. holder are not satisfied.

     Neither backup withholding nor information reporting will apply to the payment of proceeds from the disposition of the notes to or through the U.S. office of any broker if the non-U.S. holder (1) properly certifies (A) that he is not a U.S. holder, (B) that he does not expect to be present within the United States for 183 days or more during the calendar year and (C) none of his gains from transactions effected with the payor during the calendar year are expected to be effectively connected with a U.S. trade or business; or (2) otherwise establishes an exemption, and neither we nor our paying agent has actual knowledge that the conditions of any claimed exemption are not satisfied. If proceeds from the disposition of the notes are paid to or though the foreign office of a U.S. broker, information reporting, but not backup withholding, is required unless the broker has documentary evidence that the owner is a foreign person and the broker has no actual knowledge to the contrary. Similar rules apply to the foreign office of a foreign broker if either (1) the foreign broker is a controlled foreign corporation with the meaning of the Internal Revenue Code or (2) 50% or more of the gross income of the foreign broker during a specified testing period was effectively connected with the conduct of a trade or business within the United States. If proceeds from the disposition of the notes are paid to or through the foreign office of a foreign broker that does not have these characteristics, neither information reporting nor backup withholding is required.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or credit against the non-U.S. holder's federal income tax liability.

     New regulations revising the information and reporting rules will become effective on January 1, 2001. In general, these new regulations will not materially change the withholding and information reporting requirements, but will change various forms and certification procedures. Non-U.S. holders should consult their own tax advisors concerning the applicability and effect, if any, of the new regulations on an investment in the exchange notes.

                              PLAN OF DISTRIBUTION

     Each participating broker-dealer that receives exchange notes for its own account as a result of the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes if the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with these resales for a period of time as is necessary to comply with applicable law; provided that this period shall not be required to exceed 270 days.

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     We will not receive any proceeds from any sales of the exchange notes by participating broker dealers. Exchange notes received by participating broker-dealers for their own account as a result of the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from a participating broker-dealer and/or the purchasers of any exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account as a result of the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on the resale of the exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests these documents in the letter of transmittal.

     Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to their outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission of the notes to trading in the National Association of Securities Dealers Automated Quotation System. In addition, any market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, it may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the exchange notes and the guarantees and other legal matters, including the tax-free nature of the exchange, will be passed upon on our behalf by Kirkland & Ellis, a partnership that includes professional corporations, Chicago, Illinois.

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                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of Orius Corp. and subsidiaries (formerly LISN Holdings, Inc.) as of December 31, 1999 and 1998 and for each of the three years ended December 31, 1999 included in this prospectus have been included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Orius Corp. and subsidiaries (formerly NATG Holdings Inc.) as of December 14, 1999 and December 31, 1998 and for the period ended December 14, 1999 and the year ended December 31, 1998 included in this prospectus have been included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Channel Communications, Inc., f/k/a Kenya Corp., as of December 31, 1997 and for the year then ended included in this prospectus have been included in reliance on the report of Williams Young, LLC, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of U.S. Cable, Inc. as of September 30, 1997 and June 30, 1998 and for the year ended September 30, 1997 and the nine months ended June 30, 1998 included in this prospectus have been included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of CATV Subscriber Services, Inc. and its subsidiary as of December 31, 1997 and August 31, 1998 and for the year ended December 31, 1997 and the eight months ended August 31, 1998 included in this prospectus have been included in reliance of the report of PricewaterhouseCoopers LLP, independent accountants, given the authority of said firm as experts in auditing and accounting.

     The financial statements of DAS-CO of Idaho, Inc. as of February 26, 1999 and for the period ended February 26, 1999 included in this prospectus have been included in reliance of the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of DAS-CO of Idaho, Inc. as of December 31, 1998 and for each of two years in the period ended December 31, 1998 included in this prospectus have been included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Schatz Underground Cable, Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 included in this prospectus have been included in reliance on the report of Milhouse, Martz & Neal, L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Texel Corporation as of May 24, 1999 and for the period ended May 24, 1999 included in this prospectus have been included in reliance of the report of PricewaterhouseCoopers LLP, independent accountants, given the authority of said firm as experts in auditing and accounting.

     The financial statements of Texel Corporation as of December 31, 1997 and 1998 and for each of two years in the period ended December 31, 1998 included in this offering memorandum have been included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Hattech, Inc. as of December 31, 1999, December 31, 1998 and for each of the three years ended December 31, 1999 included in this prospectus have been included in reliance on the report of Offutt Childers & Putman, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

     We are not currently subject to the periodic reporting and other informational requirements of the Exchange Act. We have agreed that, whether or not it is required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the holders of the notes and file with the SEC, unless the SEC will not accept the filing, following the consummation of the exchange offer: (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we or Parent were required to file those forms, including a Management's Discussion and Analysis of Financial Condition and Results of Operations and, with respect to the annual information only, a report by our certified independent accountants and (2) all reports that would be required to be filed with the SEC on Form 8-K if we were required to file those reports. You may read and copy any reports we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. All reports filed with the SEC will be available on the SEC's web site at http://www.sec.gov. In addition, for so long as any of the notes remain outstanding, we have agreed to make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale of the notes, the information required by Rule 144A(d)(4) under the Securities Act.

                         INDEX TO FINANCIAL STATEMENTS

ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)
  Interim Financial Statements -- June 30, 2000 and 1999
  Consolidated Balance Sheets...............................    F-3
  Consolidated Statements of Income.........................    F-4
  Consolidated Statements of Cash Flow......................    F-5
  Notes to Consolidated Financial Statements................    F-6

ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)
  Financial Statements -- December 31, 1999, 1998 and 1997
  Report of Independent Accountants.........................   F-11
  Consolidated Balance Sheets...............................   F-12
  Consolidated Statements of Income.........................   F-13
  Consolidated Statements of Cash Flows.....................   F-14
  Consolidated Statements of Changes in Stockholders'
     Equity.................................................   F-16
  Notes to Consolidated Financial Statements................   F-17

ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)
  Financial Statements -- December 14, 1999, December 31,
     1998 and December 31, 1997
  Report of Independent Accountants.........................   F-31
  Consolidated Balance Sheets...............................   F-33
  Consolidated Statements of Income.........................   F-34
  Consolidated Statements of Cash Flows.....................   F-35
  Consolidated Statements of Changes in Stockholders'
     Equity.................................................   F-36
  Notes to Consolidated Financial Statements................   F-37

U.S. CABLE, INC.
  Financial Statements -- September 30, 1997 and June 30,
     1998
  Report of Independent Accountants.........................   F-50
  Balance Sheets............................................   F-51
  Statements of Operations..................................   F-52
  Statements of Cash Flows..................................   F-53
  Statements of Changes in Shareholders' Equity.............   F-54
  Notes to Financial Statements.............................   F-55

DAS-CO OF IDAHO, INC.
  Financial Statements -- December 31, 1997 and 1998 and
     February 26, 1999
  Report of Independent Accountants.........................   F-60
  Balance Sheet.............................................   F-62
  Statements of Income......................................   F-63
  Statements of Changes in Stockholders' Equity.............   F-64
  Statements of Cash Flows..................................   F-65
  Notes to Financial Statements.............................   F-66

SCHATZ UNDERGROUND CABLE, INC.
  Financial Statements -- December 31, 1998 and 1997
  Independent Auditor's Report..............................   F-69
  Balance Sheet.............................................   F-70
  Statement of Income and Retained Earnings.................   F-71
  Statement of Cash Flows...................................   F-72
  Notes to Financial Statements.............................   F-73

CATV SUBSCRIBER SERVICES, INC. AND ITS SUBSIDIARY
  Financial Statements -- December 31, 1997 and August 31,
     1998
  Report of Independent Accountants.........................   F-77
  Balance Sheets............................................   F-78
  Statements of Operations..................................   F-79
  Statements of Cash Flows..................................   F-80
  Statements of Changes in Shareholders' Equity.............   F-81
  Notes to Financial Statements.............................   F-82

TEXEL CORPORATION
  Financial Statements -- December 31, 1997 and 1998 and May
     24, 1999 and March 31, 1998 and 1999 unaudited
  Report of Independent Accountants.........................   F-87
  Balance Sheets............................................   F-89
  Statements of Operations..................................   F-90
  Statements of Cash Flows..................................   F-91
  Statements of Changes in Shareholders' Equity.............   F-92
  Notes to Financial Statements.............................   F-93

HATTECH, INC.
  Financial Statements -- December 31, 1999, 1998 and 1997
  Report of Independent Accountants.........................   F-97
  Balance Sheets............................................   F-98
  Statements of Income and Retained Earnings................   F-99
  Statements of Cash Flows..................................  F-100
  Notes to Financial Statements.............................  F-101

COPENHAGEN UTILITIES & CONSTRUCTION INC.
  Financial Statements -- December 31, 1997 and 1998 and
     February 26, 1999
  Report of Independent Accountants.........................  F-110
  Balance Sheets............................................  F-113
  Consolidated Statements of Operations.....................  F-114
  Statements of Cash Flows..................................  F-115
  Notes to Financial Statements.............................  F-116

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

                          CONSOLIDATED BALANCE SHEETS

                      JUNE 30, 2000 AND DECEMBER 31, 1999


                                                                  2000             1999
                                                              -------------    -------------
                                                               (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $          --    $  28,664,199
  Accounts receivable.......................................    158,427,789      128,780,860
  Costs and estimated earnings in excess of billings........     29,907,675       24,675,434
  Inventories...............................................     26,353,743       16,453,878
  Other current assets......................................        881,957        4,728,028
                                                              -------------    -------------
          Total current assets..............................    215,571,164      203,302,399
                                                              -------------    -------------
Property and equipment, net.................................     58,220,756       44,399,631
Goodwill, net...............................................    418,713,182      359,881,615
Other assets................................................     18,194,921       14,394,187
                                                              -------------    -------------
          Total assets......................................  $ 710,700,023    $ 621,977,832
                                                              =============    =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Borrowing under credit facility...........................  $  57,000,000    $          --
  Current portion of debt and leases........................     12,031,243        8,796,941
  Accounts payable -- trade.................................     34,808,300       29,640,803
  Accrued liabilities.......................................     40,775,106       34,050,765
  Payable to shareholder....................................             --       11,454,413
  Other current liabilities.................................     12,867,692        7,240,943
                                                              -------------    -------------
          Total current liabilities.........................    157,482,341       91,183,865
                                                              -------------    -------------
Long-term debt and leases...................................    521,934,804      458,069,425
Deferred tax liability......................................      5,643,962        5,609,352
                                                              -------------    -------------
                                                                685,061,107      554,862,642
                                                              -------------    -------------
Commitments and contingencies
Securities subject to put and call arrangements.............             --       54,946,000
Series C participating, redeemable preferred stock,
  200,000,000 authorized, 205,317 and 194,371 issued and
  outstanding at June 30, 2000 and December 31, 1999,
  respectively..............................................    241,246,473      199,019,074
Stockholders' equity (net capital deficiency):
  Common stock $.01 par value, 200,000,000 shares
     authorized.............................................        258,250          250,254
  Paid in capital...........................................     34,388,640       33,365,746
  Note due from stockholder.................................       (252,633)              --
  Retained deficit..........................................   (250,001,814)    (220,465,884)
                                                              -------------    -------------
          Total stockholders' equity (net capital
            deficiency).....................................   (215,607,557)    (186,849,884)
                                                              -------------    -------------
          Total liabilities and stockholders' equity (net
            capital deficiency).............................  $ 710,700,023    $ 621,977,832
                                                              =============    =============


  The accompanying notes are an integral part of these consolidated financial statements.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

                       CONSOLIDATED STATEMENTS OF INCOME

       FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)

                                                                  2000           1999
                                                              ------------    -----------
Revenues....................................................  $349,868,233    $60,197,910
Expenses:
  Direct costs..............................................   250,681,695     40,202,186
  General and administrative................................    37,028,933     11,717,592
  Depreciation and amortization.............................    13,760,478        174,374
                                                              ------------    -----------
          Total operating expenses..........................   301,471,106     52,094,152
                                                              ------------    -----------
Income from operations......................................    48,397,127      8,103,758
                                                              ------------    -----------
Other expense (income):
  Interest expense, net.....................................    30,903,961      1,372,246
  Other expense (income)....................................       (95,783)       (95,751)
                                                              ------------    -----------
          Total other expenses..............................    30,808,178      1,276,495
                                                              ------------    -----------
Income before provision for income taxes....................    17,588,949      6,827,263
                                                              ------------    -----------
  Provision for income taxes................................    10,297,878        651,268
                                                              ------------    -----------
Net income..................................................  $  7,291,071    $ 6,175,995
                                                              ============    ===========
Net income applicable to common shareholders:
  Net income as reported....................................  $  7,291,071    $ 6,175,995
  Accretion and dividends on Series C participating
     redeemable preferred stock.............................   (31,479,452)            --
                                                              ------------    -----------
Net (loss) income applicable to common shareholders.........  $(24,188,381)   $ 6,175,995
                                                              ============    ===========
Pro forma net income data:
  Net income as reported....................................  $  7,291,071    $ 6,175,995
  Pro forma adjustment to provision for income taxes........            --             --
                                                              ------------    -----------
  Pro forma net income......................................  $  7,291,071    $ 6,175,995
                                                              ============    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

          FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)

                                                                  2000             1999
                                                              -------------    -------------
Operating activities:
Net income..................................................  $   7,291,071    $   6,175,995
Adjustments to reconcile net cash provided by (used in)
  operating activities:
  Depreciation and amortization.............................     13,760,478          174,374
  Changes in assets and liabilities
     Accounts receivable....................................    (25,315,688)     (11,897,049)
     Inventories............................................     (7,260,264)      (1,351,780)
     Other assets...........................................        417,416          (93,564)
     Accounts payable and accrued liabilities...............      8,846,591       (1,276,016)
     Other liabilities......................................      4,053,623               --
                                                              -------------    -------------
          Net cash provided by (used in) operating
            activities......................................      1,793,227       (5,716,008)
                                                              -------------    -------------
Investing activities:
  Capital expenditures......................................    (13,165,801)      (1,325,874)
  Acquisitions..............................................    (59,522,642)              --
                                                              -------------    -------------
          Net cash used in investing activities.............    (72,688,443)      (1,325,874)
                                                              -------------    -------------
Financing activities:
  Borrowings on debt facilities.............................    108,533,287               --
  Proceeds from issuance of long-term debt..................    150,000,000       75,000,000
  Distributions paid to stockholders........................    (11,454,413)      (6,141,864)
  Repayment of long-term debt...............................   (151,639,902)      (1,182,200)
  Amounts paid for deferred financing costs.................     (4,626,719)      (2,269,238)
  Retirement of Common Stock................................             --     (125,718,555)
  Issuance of Common Stock..................................    (48,581,236)      67,731,151
  Redemption of securities subject to put and call
     arrangements...........................................                              --
                                                              -------------    -------------
          Net cash provided by financing activities.........     42,231,017        7,419,294
                                                              -------------    -------------
Net decrease in cash and cash equivalents...................    (28,664,199)         377,412
Cash and cash equivalents at beginning of period............     28,664,199        2,788,838
                                                              -------------    -------------
Cash and cash equivalents at end of period..................  $          --    $   3,166,250
                                                              =============    =============

  The accompanying notes are an integral part of these consolidated financial statements.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

OVERVIEW

     The interim consolidated financial statements of Orius Corp. ("Orius"), the successor to LISN Holdings, Inc. ("LISN"), and its subsidiaries (the "Company") as of June 30, 2000 and December 31, 1999 and for the period ended June 30, 2000 and 1999 include the accounts of Orius and its subsidiaries and in the opinion of management, includes all necessary adjustments, consisting of only normal recurring adjustments, to present fairly the consolidated financial position and results of operations of the Company for the periods presented. The accompanying unaudited consolidated financial statements have been prepared by the Company, without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures made are adequate to make the information presented not misleading. Accordingly, these unaudited consolidated financial statements and related notes should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus. Reported interim results of operations are based in part on estimates, and are not necessarily indicative of those expected for the year.

     The financial information as of and for the period ended June 30, 1999 represents the information of LISN, which was deemed the accounting acquirer in the December 15, 1999 business combination.

ORIUS/LISN TRANSACTION

     On December 15, 1999, Orius and LISN entered into a business combination in which the former stockholders of LISN acquired control of Orius and its subsidiaries. Accordingly, LISN is considered the acquiring corporation and corporate predecessor for accounting purposes. Also in connection with the transaction, the Company entered into a $275.0 loan and credit facility and a $100.0 million bridge loan that were utilized to pay off all the outstanding debt of the Company and LISN as of December 14, 1999 (the valuation date). The bridge loan and a portion of the loan and credit facility have been retired with the proceeds of a private placement of Senior Subordinated Debt in February 2000.

2. STOCK SPLIT

     On March 9, 2000, the Orius Board of Directors authorized a 10 for 1 stock split. All share amounts presented in these financial statements have been restated to reflect the split.

3. ORIUS/LISN TRANSACTION

     On December 15, 1999, LISN's former shareholders acquired control of Orius and its wholly-owned subsidiary, NATG, through the following steps:

     - Former LISN shareholders, members of management and certain co-investors invested an aggregate cash amount of $112.2 million in LISN immediately prior to the transaction. In exchange for this investment, a "strip" of Orius securities were issued comprised of $41.3 million of junior subordinated notes, $60.8 million of Series C redeemable preferred stock and $10.1 million of common stock.

     - Former LISN shareholders exchanged LISN common stock, preferred stock and junior subordinated notes for a similar strip of securities issued by Orius.

     - NATG borrowed $328.5 million under the new multi-tranche senior credit facilities and the senior subordinated term loan, and repaid approximately $256.1 million of LISN and Orius indebtedness.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

     - Convertible preferred stock, junior subordinated notes, warrants and a portion of the common stock of Orius were redeemed. This redemption included put and call arrangements with certain Orius security holders which will require payment of approximately $54.9 million and the issuance of additional strips of Orius securities in the first half of 2000.

     - Orius management rolled over approximately one-half of the value of their equity interests in Orius for a strip of securities comprised of $30.4 million in aggregate principal amount of Orius junior subordinated notes, $44.7 in preferred stock and $8.3 million in common stock. Although LISN is the acquiring corporation for accounting purposes, the transaction resulted in LISN becoming a wholly-owned subsidiary of NATG which is a wholly-owned subsidiary of Orius.

     As the accounting predecessor, LISN's historical financial statements are the historical financial statements of Orius.

     The total purchase consideration of $165.5 million in cash and $83.5 million in Orius rollover value (excluding amounts payable under put/call arrangements) plus transaction related expenses of $6.3 million exceeded the fair value of the tangible net assets acquired by $360.5 million, which is being amortized on a straight-line basis over 25 years.

4. ACCOUNTS RECEIVABLE

     The allowance for doubtful accounts was $974,581 and $916,601 at June 30, 2000 and December 31, 1999, respectively. Included in accounts receivable at June 30, 2000 are unbilled receivables of $13,545,667 and retainage of $12,475,593.

     The balances billed but not paid by customers pursuant to retainage provisions in customer contracts will be due upon completion of the contracts, substantially all of the retention balances at March 31, 2000 are expected to be collected within the next twelve months. Unbilled accounts receivable relate to the Company's unit based contracts and represent revenue the Company is entitled to based upon the units delivered as of the balance sheet date.

5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS


     Costs and estimated earnings, and related billings on uncompleted projects at June 30, 2000 and December 31, 1999.


                                                               2000            1999
                                                           ------------    ------------
Costs and estimated earnings on uncompleted contracts....  $114,826,073    $107,039,766
Billings to date.........................................    84,918,298      82,364,332
                                                           ------------    ------------
Net costs and earnings in excess of billings.............  $ 29,907,775    $ 24,675,434
                                                           ============    ============
Costs and estimated earnings in excess of billings.......  $ 30,107,379    $ 27,098,079
Billings in excess of costs and estimated earnings.......      (199,064)     (2,422,645)
                                                           ------------    ------------
Net costs and earnings in excess of billings.............  $ 29,907,775    $ 24,675,434
                                                           ============    ============

6. ACQUISITIONS

     On January 25, 2000, the Company acquired Irwin Utilities of Texas Inc. (Irwin). Irwin is a provider of external telecom services to broadband customers throughout the southern and central regions of the U.S. The total purchase consideration of $16.0 million, consisting of $12.0 million in cash and $4.0 million in common stock, preferred stock and junior subordinated debt, exceeded the fair value of the tangible net assets acquired by $12.3 million, which is being amortized on a straight-line basis over 25 years. Results for Irwin have been included in the consolidated results of the Company from the date of acquisition.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

     In April 2000, the Company acquired Fenix Communications, Inc. (Fenix) and Midwest Splicing and Activation, Inc. (Midwest). Fenix and Midwest provide external telecom services to broadband service providers. In May 2000, the Company acquired Hattech, Inc. (Hattech). Hattech provides a wide range of network integration services. The total purchase consideration of $57.2 million consisting of $48.7 million cash (excluding of $2.2 million of transaction related expenses) and $8.5 million in common stock, preferred stock and junior subordinated debt exceeded the fair value of the tangible net assets acquired by $45.3 million which is being amortized on a straight-line basis over 25 years. Results of Fenix, Midwest and Hattech have been included in the consolidated results of the Company from the date of acquisition.


     Total purchase consideration for these acquisitions is as follows:



                                            COMMON              PREFERRED          JUNIOR
                                      -------------------   -----------------   SUBORDINATED
                             CASH       SHARES     VALUE     SHARES    VALUE       NOTES        TOTAL
                             ----       ------     -----     ------    -----    ------------    -----
                                           (NUMBERS IN THOUSANDS, EXCEPT SHARE NUMBERS)
Irwin.....................  $12,000   269,052.30   $  361   2,128.76   $2,152      $1,471      $15,984
Fenix.....................   15,675   114,347.21      758     904.72      993         625       18,051
Midwest...................    7,750    16,313.09      108     932.21    1,023         736        9,617
Hattech...................   25,252    33,685.08      262   2,086.85    2,324       1,670       29,508
                            -------   ----------   ------   --------   ------      ------      -------
                            $60,677                $1,489              $6,492      $4,502      $73,160
                            =======                ======              ======      ======      =======



     Shares issued in connection with these transactions were valued using valuation models that take into account earnings multiples of comparable companies.


     The following unaudited pro forma financial information represents the unaudited pro forma results of operations as if the aforementioned acquisitions were completed on January 1, 1999. These pro forma results give effect to increased interest expense for acquisition-related debt and amortization of related goodwill. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of operations which would have been achieved had these acquisitions been completed on January 1, 1999, nor are the results indicative of the Company's future results of operations.


                                                              SIX-MONTH PERIOD
                                                               ENDED JUNE 30,
                                                              -----------------
                                                               2000      1999
                                                              -------   -------
                                                                 IN MILLIONS
Revenues....................................................  $369.5    $251.1
Net Income..................................................     6.7      (3.9)


7. LONG-TERM DEBT AND CAPITAL LEASES

     In December 1999 NATG entered into a new credit agreement with Deutsche Bank Securities Inc., Bankers Trust and a syndication of banks. The new credit agreement includes a revolving credit facility, in an aggregate amount not to exceed $100 million at any time, maturing on December 12, 2004, and a $275 million senior secured term loan credit facility. The term loan facility was allocated among a $75 million Term Loan A with a letter of credit facility, maturing on December 15, 2004; and a $200 million Term Loan B facility, maturing December 15, 2006.

     During the first quarter of 2000, the company completed a private offering of $150 million of 12.75% Senior Subordinated Notes due in 2010. A portion of the proceeds from this offering was used to pay down the principal amount outstanding on Term Loan B.

     Amounts under the revolving credit facility and Term Loan A facility bear interest, at NATG's choice, of either the Federal Funds Rate plus 0.50% or the Eurodollar rate, in each case plus an applicable margin of 0.75% to 2.00% and 1.75% to 3.00%, respectively, determined on the most recent total debt to

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

EBITDA ratio. Amounts under Term Loan B facility bear interest, at the Company's choice, of either Bankers Trust Prime Rate or the Federal Funds Rate plus 0.50%, in either case plus a margin of 2.50%. Loans made under the revolving credit facility and the Term Loan A facility are collateralized by a pledge of all the assets of the Company and its subsidiaries. The credit facility also contains affirmative and negative covenants relating to the Company's operations. The Company was in compliance with these covenants at June 30, 2000.

     As of June 30, 2000 and December 31, 1999, long-term debt and capital lease obligations consisted of the following:

     Bank Credit Facilities:

                                                                  2000            1999
                                                              ------------    ------------
Revolving credit facility, maturing on December 15, 2004;
  interest rate of prime or Federal Funds Rate plus 0.50% or
  Eurodollar Rate, plus a margin of 0.75% to 2.0% or 1.75%
  to 3.0%, respectively, determined based on the most recent
  total debt to EBITDA ratio................................  $ 57,000,000    $         --
Term Loan A, amortizing with final payment due December 15,
  2004; interest rate of prime or Federal Funds Rate plus
  0.50% or Eurodollar Rate, plus margin of 0.75% to 2.0% or
  1.75% to 3.0%, respectively, determined based on most
  recent total debt to EBITDA ratio.........................    72,000,000      28,531,511
Term Loan B, amortizing with final payment due December 15,
  2006; interest rate of prime or Federal Funds Rate plus
  0.50%, in either case plus a margin of 2.5%...............   156,572,528     200,000,000
Senior Subordinated Notes, interest paid semiannually with
  maturity on February 1, 2010; interest rate of 12.75%.....   150,000,000              --
Senior Subordinated bridge loan maturing December 15, 2007;
  interest rate of LIBOR plus 6.5%..........................            --     100,000,000
Junior Subordinated Notes including accrued interest of
  $9,095,879 and $671,505 at June 30, 2000 and December 31,
  1999, respectively, maturing on the later of December 15,
  2009 or the first anniversary of the date on which any
  debt in a high yield offering is repaid; interest rate of
  12%.......................................................   150,710,184     134,972,505
Other debt and capital lease obligations....................     4,683,335       3,362,350
                                                              ------------    ------------
          Total debt and capital lease obligations..........   590,966,047     466,866,366
Less current portion........................................   (69,031,243)     (8,796,941)
                                                              ------------    ------------
          Long-term debt....................................  $521,934,804    $458,069,425
                                                              ============    ============

8. SECURITIES SUBJECT TO PUT AND CALL ARRANGEMENTS

     At June 30, 2000 and December 31, 1999, securities subject to put and call arrangements are as follows:

                                                                2000           1999
                                                             -----------    -----------
Securities subject to put and call arrangements:
  Series B preferred stock.................................  $        --    $39,420,000
  Redeemable common stock..................................           --     15,526,000
                                                             -----------    -----------
                                                             $        --    $54,946,000
                                                             ===========    ===========

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

     As discussed in the footnotes to the December 31, 1999 audited financial statements certain of the Orius securities were subject to put and call arrangements whereby Orius Corp. had a call and the security holders had a put. In March 2000, the Series B preferred stock and $3,610,964 of the redeemable common stock were redeemed by Orius Corp. In connection with those redemptions, NATG borrowed $41.1 million from its credit facilities. The remainder of the redeemable common stock was redeemed by the Company in the second quarter through borrowings from its credit facilities and the issuance of junior subordinated debt and preferred stock.

9. SERIES C PARTICIPATING PREFERRED STOCK

     The Orius Series C participating preferred stock accrues dividends daily at a rate of 12% per annum based on a liquidation value $1,000 per share and participates in any dividends paid to holders of the common stock. The Series C participating preferred stock will be redeemed on December 31, 2019 at its purchase price, plus accrued dividends and the liquidation value of the common stock into which it is convertible.

     At June 30, 2000 and December 31, 1999, the total recorded value of the Series C preferred stock has been determined based upon purchase price of $1,000 per share, accrued and unpaid dividends of $11,852,610 and $995,918, respectively, and a value per common share of $7.77 and $1.34 (adjusted for the stock split discussed in Note 2), respectively. The purchase price of $1,000 per share and the value per common share of $1.34 were based upon the values of the preferred and common stock purchased in connection with the Orius/LISN transaction. Subsequent value per common share is adjusted quarterly based upon the Company's performance, recent transactions and comparable trading multiples.

     For the period ended December 31, 1999, the amount attributable to the accretion of the Series C preferred stock of $78,816,000, reflects the adjustment to the preferred stock held by the former LISN shareholders. For the six months ended June 30, 2000 the resulting accretion is $19,626,842. Accretion is recorded as an increase in the retained deficit and a reduction of the income available to common shareholders.

10. NOTE DUE FROM STOCKHOLDER

     In January 2000, pursuant to an employment agreement, the Company issued 188,810 shares of restricted common stock with a 5-year vesting period to its chairman and chief executive officer. These shares were purchased at fair value as determined by the LISN transaction in return for a full recourse promissory note with a term of 5 years and a stated interest rate of 6.46%. At June 30, 2000, the balance due of $252,633 is shown as a reduction in stockholders' equity.

11. SUBSEQUENT EVENTS

     In July 2000 the Company entered into additional borrowings of $60 million under Term Loan C of the senior credit facility which were primarily used to pay down amounts due under the revolving credit facility. Amounts under the Term Loan C due September 30, 2007 facility bear interest, at the Company's option, of either the higher of the Prime Rate or the overnight Federal Funds Rate plus 0.50% and a margin of 2.75%, or the Eurodollar rate and a margin of 3.75%.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Orius Corp.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' equity (net capital deficiency) and of cash flows present fairly, in all material respects, the financial position of Orius Corp. and Subsidiaries (formerly LISN Holdings, Inc., the Company) as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 31, 2000

           ORIUS CORP AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                  1999           1998
                                                              -------------   -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  28,664,199   $ 2,788,838
  Accounts receivable.......................................    128,780,860    13,260,102
  Costs and estimated earnings in excess of billings........     24,675,434     6,632,421
  Inventories...............................................     16,453,878     2,405,224
  Other current assets......................................      4,728,028        70,825
                                                              -------------   -----------
          Total current assets..............................    203,302,399    25,157,410
Property and equipment, net.................................     44,399,631     3,386,839
Goodwill, net...............................................    359,881,615            --
Other assets................................................     14,394,187        54,520
                                                              -------------   -----------
          Total assets......................................  $ 621,977,832   $28,598,769
                                                              =============   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of debt and leases........................  $   5,505,387   $    82,933
  Accounts payable -- trade.................................     29,640,803     3,294,811
  Accrued liabilities.......................................     34,050,765     5,874,098
  Payable to shareholder....................................     11,454,413            --
  Deferred tax liability....................................      5,948,752            --
  Other current liabilities.................................      1,292,191            --
                                                              -------------   -----------
          Total current liabilities.........................     87,892,311     9,251,842
                                                              -------------   -----------
Long-term debt and leases...................................    461,360,979     1,099,267
Deferred tax liability......................................      5,609,352            --
                                                              -------------   -----------
                                                                466,970,331     1,099,267
                                                              -------------   -----------
Commitments and contingencies
Securities subject to put and call arrangements.............     54,946,000            --
Series C participating, redeemable preferred stock,
  200,000,000 authorized; 194,372 issued and outstanding....    199,019,074            --
Stockholders' equity (net capital deficiency):
  Common stock, no par value, 200,000 shares authorized.....             --        11,000
  Common stock $.01 par value, 200,000,000 shares
     authorized.............................................         25,025            --
  Paid in capital...........................................     33,590,975            --
  Retained (deficit) earnings...............................   (220,465,884)   18,236,660
                                                              -------------   -----------
          Total stockholders' equity (net capital
            deficiency).....................................   (186,849,884)   18,247,660
                                                              -------------   -----------
          Total liabilities and stockholders' equity (net
            capital deficiency).............................  $ 621,977,832   $28,598,769
                                                              =============   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

                       CONSOLIDATED STATEMENTS OF INCOME

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1999

                                                           1999          1998          1997
                                                       ------------   -----------   -----------
Revenues.............................................  $167,018,298   $76,371,641   $40,226,291
Expenses:
  Direct costs.......................................   118,539,189    52,659,507    29,690,823
  General and administrative.........................    20,576,668    10,626,753     6,062,985
  Depreciation and amortization......................     1,357,765       383,469       179,247
                                                       ------------   -----------   -----------
          Total operating expenses...................   140,473,622    63,669,729    35,933,055
                                                       ------------   -----------   -----------
          Income from operations.....................    26,544,676    12,701,912     4,293,236
Other expense (income):
  Interest expense, net..............................    11,148,761       450,595       177,822
  Miscellaneous......................................       362,105       (14,913)      (52,600)
                                                       ------------   -----------   -----------
          Total other expenses.......................    11,510,866       435,682       125,222
                                                       ------------   -----------   -----------
          Income before provision from income taxes
            and extraordinary charge.................    15,033,810    12,266,230     4,168,014
Provision for income taxes...........................     4,936,866            --            --
                                                       ------------   -----------   -----------
Income before extraordinary charge...................    10,096,944    12,266,230     4,168,014
Extraordinary charge for debt retirement, net of tax
  benefit of $897,000................................     1,372,239            --            --
                                                       ------------   -----------   -----------
Net income...........................................  $  8,724,705   $12,266,230   $ 4,168,014
                                                       ============   ===========   ===========
Pro forma net income data:
  Net income as reported.............................  $  8,724,705   $12,266,230   $ 4,168,014
  Pro forma adjustment to provision for income
     taxes...........................................     1,199,320     4,293,180     1,417,125
                                                       ------------   -----------   -----------
  Pro forma net income...............................  $  7,525,385   $ 7,973,050   $ 2,750,889
                                                       ============   ===========   ===========
Net income applicable to common shareholders:
  Net income as reported.............................  $  8,724,705   $12,266,230   $ 4,168,014
  Accretion and dividends on Series C participating
     redeemable preferred stock......................   (79,811,918)           --            --
                                                       ------------   -----------   -----------
  Net (loss) income applicable to common
     shareholders....................................  $(71,087,213)  $12,266,230   $ 4,168,014
                                                       ============   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1999

                                                          1999           1998          1997
                                                      -------------   -----------   -----------
Cash flows from operating activities:
  Net income........................................  $   8,724,705   $12,266,230   $ 4,168,014
Adjustments to reconcile net income to net cash used
  for operating activities:
  Depreciation and amortization.....................      1,357,765       383,469       179,247
  Extraordinary charge..............................      1,372,239            --            --
  Deferred taxes....................................         64,100            --            --
  Change in assets and liabilities:
     Accounts receivable............................     (4,705,053)   (6,190,981)   (5,601,655)
     Costs and estimated earnings in excess of
       billings.....................................     (8,755,989)   (2,513,966)           --
     Inventories....................................        (82,260)   (1,527,110)           --
     Other assets...................................      2,919,324        17,677       (56,401)
     Accounts payable -- trade......................      4,849,725       388,861     1,078,044
     Accrued expenses...............................      8,039,232     3,095,168     1,545,116
                                                      -------------   -----------   -----------
          Net cash provided by operating
            activities..............................     13,783,788     5,919,348     1,312,365
                                                      -------------   -----------   -----------
Cash flows from investing activities:
  Purchases of property and equipment...............     (4,015,434)   (1,923,554)   (1,038,702)
  Purchase of Orius Corp., net of cash acquired.....   (166,130,033)           --            --
  Investment in other entities......................       (100,000)           --            --
  Increase in accounts receivable -- related
     party..........................................                           --      (619,521)
                                                      -------------   -----------   -----------
          Net cash used for investing activities....   (170,245,467)   (1,923,554)   (1,658,223)
                                                      -------------   -----------   -----------
Cash flows from financing activities:
  Amounts paid for deferred financing costs.........    (12,391,361)           --            --
  Decrease in overdraft.............................             --      (164,525)           --
  Distributions paid to shareholders................     (6,141,864)   (1,160,000)           --
  Proceeds from notes payable -- bank...............    403,531,510            --
  Payments of notes payable -- bank.................   (256,131,105)   (2,562,200)      821,508
  Issuance of junior notes..........................        637,000            --            --
  Issuance of common stock..........................     67,867,196            --            --
  Issuance of preferred stock.......................        136,955            --            --
  Investment by LISN shareholders...................    112,239,334            --            --
  Advances from bank for construction costs.........             --       673,742       570,658
  Retirement of common stock........................   (127,410,625)           --            --
                                                      -------------   -----------   -----------
          Net cash provided by (used for) financing
            activities..............................    182,337,040    (3,212,983)    1,392,166
                                                      -------------   -----------   -----------
  Net increase in cash..............................     25,875,361       782,811     1,046,308
  Cash at beginning of period.......................      2,788,838     2,006,027       959,719
                                                      -------------   -----------   -----------
  Cash at end of period.............................  $  28,664,199   $ 2,788,838   $ 2,006,027
                                                      =============   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1999

                                                                1999         1998       1997
                                                             -----------   --------   --------
Supplemental information disclosure:
  Interest paid............................................  $ 9,172,948   $111,875   $159,519
  Income taxes paid........................................  $ 1,055,422   $     --   $     --
Non-cash activity:
  Deferred stock redemption................................  $ 7,885,450   $     --   $     --
  Deferred taxes resulting from conversion to C
     corporation...........................................    4,574,200         --         --
  Exchange of common stock for junior notes................   58,100,000         --         --
  Exchange of common stock for preferred stock.............   12,491,500         --         --
  Deemed dividend on preferred stock.......................      826,042         --         --
  Transfer of junior notes and accrued interest to Orius...   62,677,993         --         --
  Rollover of Orius Corp. common stock.....................   83,421,453         --         --
  Exchange of common stock for Orius Corp. common stock....   15,260,297         --         --
  Exchange of Series A preferred stock for Orius Series C
     participating, redeemable preferred stock.............   13,525,078         --         --
  Accretion associated with Series C participating,
     redeemable preferred stock............................   79,811,918         --         --

  The accompanying notes are an integral part of these consolidated financial statements.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1999

                                                                                          TOTAL
                                                                                      STOCKHOLDERS'
                                                COMMON STOCK            RETAINED       EQUITY (NET
                                          -------------------------     EARNINGS         CAPITAL
                                            SHARES        AMOUNT        (DEFICIT)      DEFICIENCY)
                                          ----------   ------------   -------------   -------------
Balance at December 1996................  11,000,000   $     11,000   $          --   $      11,000
  Adjustment for LISN Holdings, Inc. and
     LISN Inc. combination..............                                  2,962,416       2,962,416
  Net income............................                                  4,168,014       4,168,014
                                          ----------   ------------   -------------   -------------
Balances at December 31, 1997...........  11,000,000         11,000       7,130,430       7,141,430
  Distributions to S Corporation
     stockholders.......................                                 (1,160,000)     (1,160,000)
  Net income............................                                 12,266,230      12,266,230
                                          ----------   ------------   -------------   -------------
Balances at December 31, 1998...........  11,000,000         11,000      18,236,660      18,247,660
  Distributions to S Corporation
     stockholders.......................                                 (6,141,864)     (6,141,864)
  Effects of recapitalization
     transaction:
     Retirement of common stock.........  (9,514,990)        (9,515)   (127,401,110)   (127,410,625)
     Issuance of common stock...........   5,055,480     67,731,151                      67,731,151
     Exchange of common stock for junior
       notes and Series A redeemable
       preferred stock..................  (5,080,050)   (52,608,384)    (17,983,116)    (70,591,500)
     Conversion to C corporation........                                 (4,577,600)     (4,577,600)
     Accretion of amounts due for
       redemption of common stock.......                                (11,511,641)    (11,511,641)
  Proceeds from private placement of
     Strips.............................       9,730        136,045                         136,045
  Effects of December 15, 1999
     transaction with Orius Corp.:
     Issuance of Orius common stock to
       LISN shareholders................   9,867,780
     Investment by LISN shareholders....   7,518,040     10,101,540                      10,101,540
     Exchange of former Orius
       shareholder interests............   6,169,490      8,254,163                       8,254,163
     Accretion associated with Series C
       participating, redeemable
       preferred stock including
       dividends........................                                (79,811,918)    (79,811,918)
  Net income............................                                  8,724,705       8,724,705
                                          ----------   ------------   -------------   -------------
Balances at December 31, 1999...........  25,025,480   $ 33,616,000   $(220,465,884)  $(186,849,884)
                                          ==========   ============   =============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 1998 AND 1997

1. BASIS OF PRESENTATION

OVERVIEW

     Orius Corp. (Orius or the Company), a holding company with no independent operations, is the parent of NATG Holdings, LLC (NATG) and is the successor to LISN Holdings, Inc. (LISN, formerly Arion, Inc.). NATG is engaged in the business of providing telecommunications infrastructure services in the continental United States.

     Prior to the Orius/LISN transaction discussed below, LISN and Orius Corp. and its subsidiaries operated separate businesses. During 1999, LISN underwent a recapitalization, and later in 1999 LISN and Orius entered into a business combination. See Note 15 for further discussion. The 1998 and 1997 financial statements presented herein are those of LISN. The 1999 statement of income presents the operation of only LISN through December 14, 1999 and includes the operations of NATG from December 15, 1999 through December 31, 1999.

LISN RECAPITALIZATION

     On May 28, 1999, Arion, Inc. (Arion) entered into a Recapitalization Agreement whereby, Arion was renamed LISN Holdings, Inc. The assets of Arion were then transferred to Arion Sub, Inc., a wholly-owned subsidiary of Arion. Also, on May 28, 1999, the shareholders of LISN, Inc. contributed all of their shares to Arion. Arion was formed in 1997 to purchase and warehouse LISN's inventory. The combination of LISN Holdings, Inc. and LISN, Inc. has been accounted for in a manner similar to a pooling of interests, as Arion and LISN were owned by the same shareholders in exactly the same ownership percentages and share amounts, and both the ownership and assets of the combined entity were identical before and after the two companies were combined. Accordingly, the 1998 Arion financial statements have been restated and referred to here as LISN Holdings, Inc. LISN, Inc. continued to operate as a wholly-owned subsidiary of Arion. In connection with this reorganization, Arion entered into a $75,000,000 credit facility that was utilized to pay off all outstanding debt of LISN, Inc. as of May 27, 1999, and to finance the redemption of Arion's outstanding shares. For further information, see Note 3.

ORIUS/LISN TRANSACTION

     On December 15, 1999, Orius and LISN entered into a business combination in which the former stockholders of LISN acquired control of Orius and its subsidiaries. Accordingly, LISN is considered the acquiring corporation and corporate predecessor for accounting purposes. Also in connection with the transaction, the Company entered into a $275,000,000 loan and credit facility and a $100 million bridge loan that were utilized to pay off all the outstanding debt of the Company and LISN as of December 14, 1999 (the valuation date). For further information, see Note 5.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates made in the preparation of these financial

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

statements include those related to the revenue recognized and costs and expenses associated with contracts in process at period end, allowances for doubtful accounts, and the estimated lives of long-lived assets. Actual results could differ from those estimates and such differences may be material to the financial statements.

REVENUE RECOGNITION

     Prior to the Orius/LISN transaction, substantially all of the Company's revenues were earned from contracts under fixed price arrangements. For fixed price contracts, the Company recognizes revenue and the related costs under the percentage-of-completion method. Revenues and earnings from these contracts are recognized as the related costs are incurred based on the relationship of costs incurred to total estimated contract costs. Costs and estimated earnings in excess of billings for contracts-in-progress represents revenue recognized but not yet billed. Billings in excess of costs and estimated earnings represents billings on contracts for which costs have not yet been incurred and revenue and earnings have not been recognized.

     In connection with the Orius/LISN transaction, the Company assumed and continues to offer contracts that provide for payments for units delivered by the Company. These contracts generally entitle the Company to revenue for each unit of work completed. Accordingly, the Company accounts for revenue and related costs associated with these types of contracts using the units-of-delivery revenue recognition method. Revenue is recognized as the related units are completed, and costs allocable to the delivered units are recognized as the cost of earned revenue. Unbilled revenues consist of work-in-process on contracts based on management's estimate of work performed, but not billed. All costs associated with unbilled revenues are recorded as expenses in the same period as the unbilled revenue.

     Additionally, the Company recognizes revenues from short-term contracts with duration less than two weeks under the completed contract method. Billings and costs are accumulated on the balance sheet, and no profit is recorded before completion or substantial completion of the work.

     At the time a loss on any contract becomes known, the entire amount of the estimated loss is accrued.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents. For purposes of the consolidated statements of cash flows, the Company considers these to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from 3 to 39 years. Leasehold improvements are amortized over the remaining term of the facilities' lease. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the period. Expenditures for maintenance and repairs are expensed as incurred.

INVENTORY

     Inventories are stated at the lower of cost, on a first-in, first-out basis, or market. Inventory consists of items purchased for use in projects and substantially all of the Company's inventories can be used in multiple projects.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

INCOME TAXES

     For federal tax purposes and in selected states, LISN had elected to be treated under Subchapter S of the Internal Revenue Code. As such, all income, expenses, and tax credits were passed through to the individual stockholders. State taxes were paid by LISN and recorded in general and administrative expenses in 1998 and 1997.

     Effective May 28, 1999, LISN converted to a C Corporation and accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the use of the liability method of computing deferred income taxes. Under this method deferred income taxes are recorded to reflect the income tax consequences on future years of temporary differences between the income tax and financial reporting bases of assets and liabilities as of the balance sheet date. Under the liability method, deferred income taxes are adjusted for tax rate changes as they occur. A net deferred tax liability of $4,577,600 was established on May 28, 1999 as a result of the conversion to a C corporation.

     The Company and its subsidiaries file a consolidated federal income tax return. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the Company's financial instruments approximate the recorded values due to the relatively short terms of the instruments and the floating interest rate on a substantial portion of the Company's debt. The Company has entered interest rate cap arrangements, but the fair values of those caps approximate their recorded values.

INTANGIBLE ASSETS

     The excess of the purchase price over the fair market value of the tangible net assets of acquired businesses (goodwill) is amortized on a straight-line basis over its estimated useful life of 25 years. The appropriateness of the carrying value of goodwill is reviewed periodically by the Company at a subsidiary level. An impairment loss for the difference between fair value and recorded value is recognized when the projected undiscounted future cash flows are less than the carrying value of goodwill. No impairment loss has been recognized in the period presented. Amortization expense from the date of the Orius/LISN transaction and included in these financial statements was $602,498 for 1999. The intangible assets at December 31, 1999 are net of accumulated amortization of $602,498.

     Included in other assets are intangible assets for deferred financing costs which are amortized over the term of the related debt facility. At December 31, 1999 deferred financing costs of $9,876,058 are included in other assets. For 1999, $755,267 of amortization expense related to these costs has been included in interest expense.

CONCENTRATIONS OF CREDIT RISK

     Substantially all of the Company's accounts receivable are due from companies within the telecommunications industry located throughout the United States. Credit is extended based on an evaluation of the customer's financial condition and, generally, collateral is not required. Credit losses are provided for in the consolidated financial statements.

     The Company maintains various bank accounts and at times, amounts may be in excess of FDIC insurance limits.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

STOCK OPTION PLANS

     In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation," which was effective for the Company beginning August 1, 1996. SFAS No. 123 requires expanded disclosures of stock based compensation arrangements with employees, and encourages, but does not require, compensation cost to be measured based on the fair value of the equity instrument awarded. Under SFAS No. 123, companies are permitted, however, to continue to apply Accounting Principle Board (APB) Opinion No. 25, which recognized compensation based on the intrinsic value of the equity instrument awarded. The Company applies APB Opinion No. 25 to its stock based compensation awards to employees. See Note 19.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes standards for the accounting and reporting of derivative instruments, including certain derivative instruments imbedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as other assets or liabilities in the statement of financial position, and measure those instruments at fair value. This statement is effective for the Company's 2001 financial statements. Due to the complexity of this statement, the Company is still evaluating its impact, if any, on our financial statements.


     In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition" (SAB 101), which affects the recognition and disclosures about revenues. SAB 101 is applicable for the Company's fourth quarter 2000 financial statements. Management expects its adoption will not be significant to the financial statements.


3. RECAPITALIZATION

     On May 28, 1999, the Company sold 50.554778 shares of common stock for $70,250,000 (less $2,518,849 of transaction related fees) and redeemed 95.149888 shares for $133,910,625 (less $6,500,000 which remained in the Company to fund employee bonuses which were recorded as expenses). An additional $11,454,413 will be redeemed during 2000 and is reflected as a liability at December 31, 1999. Also on May 28, 1999, 41.81114 shares of common stock were converted to Junior Notes (see Note 12) payable in the amount of $58,100,000 and 8.9894 shares of common stock were exchanged for 8.989394 shares of Series A Preferred stock with a market value of $12,491,500. In accordance with the Recapitalization Agreement, an additional 5.67469 shares of common stock were to be redeemed for $7,885,450 on January 2, 2000.

4. STOCK SPLIT

     The LISN Board of Directors authorized a stock split (10,000 to 1) effective August 16, 1999 resulting in 146,042.82 shares of common stock outstanding and 89,894 shares of Preferred Series A stock outstanding. All share amounts presented in these financial statements have been restated to reflect the share split.

5. ORIUS/LISN TRANSACTION

     On December 15, 1999, LISN's former shareholders acquired control of Orius and its wholly-owned subsidiary, NATG, through the following steps:

     - Former LISN shareholders, members of management and certain co-investors invested an aggregate cash amount of $112.2 million in LISN immediately prior to the transaction. In exchange for this

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

       investment, a "strip" of Orius securities were issued comprised of $41.3 million of junior subordinated notes, $60.8 million of Series C redeemable preferred stock and $10.1 million of common stock.

     - Former LISN shareholders exchanged LISN common stock, preferred stock and junior subordinated notes for a similar strip of securities issued by Orius.

     - NATG borrowed $328.5 million under the new multi-tranche senior credit facilities and the senior subordinated term loan, and repaid approximately $256.1 million of LISN and Orius indebtedness.

     - Convertible preferred stock, junior subordinated notes, warrants and a portion of the common stock of Orius were redeemed. This redemption included put and call arrangements with certain Orius security holders which will require payment of approximately $54.9 million and the issuance of additional strips of Orius securities in the first half of 2000. See Notes 15 and 21.

     - Orius management rolled over approximately one-half of the value of their equity interests in Orius for a strip of securities comprised of $30.4 million in aggregate principal amount of Orius junior subordinated notes, $44.7 in preferred stock and $8.3 million in common stock.

     Although LISN is the acquiring corporation for accounting purposes (because former LISN shareholders acquired approximately 75% of common equity interests) the transaction resulted in LISN becoming a wholly-owned subsidiary of NATG, which is a wholly-owned subsidiary of Orius. As the accounting predecessor, LISN's historical financial statements are the historical financial statements of Orius and include the results of Orius' operations from December 15, 1999 through December 31, 1999.


     Of the total purchase price of $314.5 million, $163.7 million was paid in cash to Orius stockholders in connection with the redemption for their existing equity interests, $83.5 million represents the value of the Orius securities which were retained by Orius stockholders or exchanged for new Orius equity, $61 million represents the amount of cash paid to Orius stockholders to redeem their equity securities pursuant to the put/call arrangements (of which $54.9 million remains outstanding at December 31, 1999) and $6.3 million represents transaction related expenses. The purchase price of $314.5 million exceeded the fair value of the tangible net assets acquired by $360.5 million, which is being amortized on a straight-line basis over 25 years.


     The excess purchase price over the fair value of the assets acquired has been allocated to goodwill. While the various synergies of the Orius/LISN combination are readily identifiable, the company believes that these are not reliably measurable and, accordingly, considers these to be elements of goodwill.

6. PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     In addition to the recapitalization discussed in Note 3 and the Orius/LISN transaction discussed in Note 5, Orius acquired twelve companies at various times during 1998 and 1999 prior to the Orius/LISN transaction. The following unaudited pro forma financial information represents the unaudited results of operations as if the Orius/LISN transaction and the twelve Orius acquisitions had occurred on January 1 of each year (in thousands):

                                                               YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
Revenues....................................................    $508,386       $341,097
Net income (loss)...........................................       7,092        (10,600)

     The pro forma results do not necessarily represent results which would have occurred if the combination had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

7. ACCOUNTS RECEIVABLE

     The allowance for doubtful accounts was $916,601 and $252,000 at December 31, 1999 and 1998, respectively. Included in accounts receivable at December 31, 1999 are unbilled receivables of $13,532,519 and retainage of $8,188,908.

     The balances billed but not paid by customers pursuant to retaining provisions in customer contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts, the majority of the retention balances at December 31, 1999 are expected to be collected within the next twelve months. Unbilled accounts receivable relate to the Company's unit based contracts and represent revenue the Company is entitled to based upon the units delivered as of the balance sheet date.

8. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

     Contracts totaling $174.5 million and $57.4 million were in process at December 31, 1999 and December 31, 1998, respectively. Costs and estimated earnings, and related billings on uncompleted projects at December 31 are as follows:

                                                                  1999          1998
                                                              ------------   -----------
Costs and estimated earnings on uncompleted contracts.......  $107,039,766   $40,008,845
Billings to date............................................    82,364,332    33,376,424
                                                              ------------   -----------
Net costs and earnings in excess of billings................  $ 24,675,434   $ 6,632,421
                                                              ============   ===========
Costs and estimated earnings in excess of billings..........    27,098,079     7,025,078
Billings in excess of costs and estimated earnings..........    (2,422,645)     (392,657)
                                                              ------------   -----------
Net costs and earnings in excess of billings................  $ 24,675,434   $ 6,632,421
                                                              ============   ===========

9. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following as of December 31, 1999 and 1998:

                                                          ESTIMATED
                                                         USEFUL LIFE      1999          1998
                                                         -----------   -----------   -----------
Land...................................................                $   519,250   $    99,250
Building and improvements..............................  3-39 years      7,026,897     2,152,599
Office equipment.......................................   3-6 years      5,598,133     1,027,062
Vehicles...............................................     5 years      9,558,244       903,581
Machinery and equipment................................    10 years     23,539,784       482,515
                                                                       -----------   -----------
                                                                        46,242,308     4,665,007
Less: accumulated depreciation.........................                 (1,842,677)   (1,278,168)
                                                                       -----------   -----------
Property and equipment, net............................                $44,399,631   $ 3,386,839
                                                                       ===========   ===========

     Depreciation expense amounted to $606,767, $383,469 and $179,247 for the years ended December 31, 1999, 1998 and 1997, respectively.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

10. ACCRUED LIABILITIES

     Accrued liabilities consist of the following as of December 31, 1999:

                                                                 1999          1998
                                                              -----------   ----------
Accrued compensation & benefits.............................  $19,761,433   $5,021,189
Accrued post acquisition adjustments........................    8,570,441           --
Accrued interest............................................    1,655,952           --
Other.......................................................    4,062,939      852,909
                                                              -----------   ----------
                                                              $34,050,765   $5,874,098
                                                              ===========   ==========

     Included in accrued liabilities are post acquisition adjustments related to companies acquired by NATG prior to the Orius/LISN transaction. Pursuant to certain of the purchase agreements, the Company will be required to give additional consideration of cash and Orius common stock to the former acquired company shareholders upon attainment of specified financial criteria over the period ended December 31, 1999 and the year ended December 31, 2000. The amount of cash and shares to be issued cannot be determined until the periods expire and the attainment of the criteria is established. The Company accounts for this additional consideration when the specified financial criteria are achieved and it is probable it will be paid. At December 31, 1999, based upon the attainment of fiscal 1999 targets for certain acquisitions, additional consideration of $3.0 million has been recorded as additional purchase price and included as a liability to the former stockholders of the acquired companies. If targets are achieved in 2000, the Company may be obligated to pay additional consideration of $2.9 million and issue up to 120,000 shares of common stock. Additionally, at December 31, 1999, certain purchase price adjustments in the amount of approximately $5.6 million related to 1999 acquisitions have also been recorded.

11. INVESTMENTS

     During 1999, LISN purchased 49% interests in two telecommunications infrastructure companies for aggregate consideration of $100,000. LISN also entered into credit agreements totaling $1.15 million with these investees pursuant to which LISN is committed to loaning funds for the investees' working capital. The Company accounts for these investments under the equity method.

     Losses of $468,000 were recorded as part of other expense for 1999 which represented the Company's 49% interest in the losses of the investees and charges associated with anticipated losses on loans made under the credit agreement to one of the investees. The investment value at December 31, 1999 is zero.

12. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     As of December 31, 1998, the Company had a line of credit which allowed it to borrow up to $10.0 million. The line of credit expired in May 1999. There were no borrowings on this line of credit as of December 31, 1998.

     On May 28, 1999, in connection with the Recapitalization Agreement (see
Note 3), LISN entered into a new $100.0 million Credit Agreement with BankBoston. N.A. ("BankBoston"). The balance due of $75.0 million plus accrued interest of $1,689,522 was repaid in connection with the Orius/LISN transaction. Unamortized deferred financing fees of $2,269,239 were written off resulting in an extraordinary charge to income of $1,372,239, net of tax benefits of $897,000.

     The Company moved into a new building in Amherst, Ohio in January 1998. The Company entered into a 15 year mortgage note for $1.2 million with an annual fixed interest rate of 9%, and monthly principal payments of $6,911 plus interest through March 16, 2013. The balance due on this debt was $1.2 million as of December 31, 1998. The outstanding balance was repaid in connection with the Orius/ LISN transaction.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

     On December 15, 1999, NATG entered into a new credit agreement with Deutsche Bank Securities Inc., Bankers Trust and a syndication of banks. The new credit agreement includes a revolving credit facility, in an aggregate amount not to exceed $100 million at any time, maturing on December 15, 2004, and a $275 million senior secured term loan credit facility. The term loan facility is allocated among a $75 million Term loan A with a letter of credit facility, maturing on December 15, 2004; and a $200 million Term loan B facility, maturing on December 15, 2006. At December 31, 1999, the total letters of credit issued under the $100 million revolving credit facility and the $75 million Term A loan facility were approximately $9.3 million and $46.5 million, respectively.

     Amounts under the revolving credit facility and Term loan A facility bear interest, at NATG's choice, of either the Federal Funds Rate plus 0.50% or the Eurodollar rate, in each case plus an applicable margin of 0.75% to 2.00% and 1.75% to 3.00%, respectively, determined on the most recent total debt to EBITDA ratio. Amounts under Term loan B facility bear interest, at NATG's choice, of either Bankers Trust Prime Rate or the Federal Funds Rate plus 0.50%, in either case plus a margin of 2.50%. Loans made under the revolving credit facility and the Term loan A facility are collateralized by a pledge of all of the assets of the Company and its subsidiaries. The credit facility also contains affirmative and negative covenants relating to NATG's operations.

     On December 15, 1999, NATG also entered into a credit agreement with various lending institutions for a $100 million senior subordinated bridge loan (the Bridge Loan) maturing December 15, 2007. Amounts under the Bridge Loan bear interest at the lower of LIBOR plus 6.5% or 16% per annum.

     At December 31, 1999, long-term debt and capital lease obligations consisted of the following:

                                                                  1999
                                                              ------------
Bank credit facilities:
  Revolving credit facility, maturing on December 15, 2004;
     interest rate of prime or Federal Funds Rate plus 0.50%
     or Eurodollar Rate, plus a margin of 0.75% to 2.0% or
     1.75% to 3.0%, respectively, determined based on the
     most recent total debt to EBITDA ratio.................  $         --
  Term loan A, amortizing with final payment due December
     15, 2004; interest rate of prime or Federal Funds Rate
     plus 0.50% or Eurodollar Rate, plus a margin of 0.75%
     to 2.0% or 1.75% to 3.0%, respectively, determined
     based on the most recent total debt to EBITDA ratio....    28,531,511
  Term loan B, amortizing with final payment due December
     15, 2006; interest rate of prime or Federal Funds Rate
     plus 0.50%, in either case plus a margin of 2.5%.......   200,000,000
  Senior subordinated bridge loan maturing December 15,
     2007; interest rate of LIBOR plus 6.5%.................   100,000,000
  Junior subordinated notes including accrued interest of
     $671,505 maturing on the later of December 15, 2009 or
     the first anniversary of the date on which any debt
     raised in a high yield offering is repaid; See Note 12;
     interest rate of 12%...................................   134,972,505
Other debt and capital lease obligations....................     3,362,350
                                                              ------------
Total debt and capital lease obligations....................   466,866,366
Less current portion........................................    (5,505,387)
                                                              ------------
Long-term debt..............................................  $461,360,979
                                                              ============

     In order to manage its interest rate risk, the Company entered into interest rate cap agreements with aggregate notional amounts of $68.9 million at December 31, 1999. These agreements limit the Company's exposure to increases in LIBOR over 8%. The premiums paid for the interest rate caps were deferred and are being amortized over the life of the caps and recognized as interest expense.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

CAPITAL LEASE OBLIGATIONS AND EQUIPMENT LOANS

     Certain subsidiaries have obligations outstanding under capital leases and other equipment financing arrangements. The remaining obligations are payable in monthly installments expiring at various dates through June 2003.

MATURITIES

     At December 31, 1999, the estimated aggregate annual repayments for long-term debt and capital lease obligations are as follows:

Maturities for fiscal years ending:
  2,000.....................................................  $  5,505,387
  2,001.....................................................     7,128,321
  2,002.....................................................     8,280,205
  2,003.....................................................     9,538,802
  2,004.....................................................    11,441,146
  Thereafter................................................   424,972,505
                                                              ------------
                                                              $466,866,366
                                                              ============

12. JUNIOR SUBORDINATED NOTES

     On May 28, 1999, in connection with the Recapitalization Agreement, LISN junior subordinated notes were issued for an aggregate principal balance of $58.1 million in exchange for common stock. These notes bear interest at a rate of 12% per annum compounded quarterly. On August 31, 1999, LISN issued an additional $637,000 in junior notes in association with a private placement (see
Note 14).

     In connection with the Orius/LISN transaction, these notes were exchanged for $62.6 million of Orius junior subordinated notes representing the aggregate unpaid principal and accrued interest outstanding at December 15, 1999.

     In addition to the $62.6 million of junior subordinated notes exchanged with the former LISN note holders, Orius junior subordinated notes were issued to Orius management in the amount of $30.4 million in partial exchange for the rollover of their equity value, and to new and existing investors in the amount of $41.3 million in partial exchange for their cash investment.

     The Orius junior subordinated notes bear interest at a rate of 12% per annum. A maximum of 40% of the interest is payable in cash beginning January 15, 2001 and the remainder is deferred and accrues as additional principal. Cash interest may be paid by Orius only to the extent Orius has available funds. NATG is limited by the terms of its debt agreements as to the amount of dividends which may be paid to Orius. In the event of default by Orius, the holders of the junior notes are prohibited from seeking remedy against NATG until all senior debt obligations are repaid.

13. LISN SERIES A PREFERRED STOCK

     On May 28, 1999 the Company authorized 200,000 shares of Series A Preferred Stock, par value $.01 per share. These shares bear interest at 12% per annum paid in kind (no dividends to be received until liquidity event). These shares rank senior to the common stock as to dividends and distributions upon the Company's liquidation, winding up and dissolution. These shares are subordinated to all of the Company's current and future liabilities and shall be redeemed on December 31, 2019.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

     In connection with the Orius/LISN transaction, these shares were converted into shares of Orius Series C preferred stock and at December 31, 1999 no shares of the Series A preferred stock remain outstanding.

14. PRIVATE PLACEMENTS OF LISN STRIPS

     During 1999, LISN sold to its employees strips of its securities for $10,000 each. Each strip consisted of 10.7586 shares of LISN's Company's Class B common stock, 10.8306 shares of LISN's Series A preferred stock, and $7,000 principal 12% Junior Subordinated Notes. LISN raised $910,000 through these sales resulting in the issuance of 979.03 shares of common stock and 985.58 shares of Series A preferred stock for $136,045 and $136,955, respectively.

15. SECURITIES SUBJECT TO PUT AND CALL ARRANGEMENTS

     At December 31, 1999, securities subject to put and call arrangements are as follows:

                                                                 1999
                                                              -----------
Securities subject to put and call arrangements:
  Series B preferred stock..................................  $39,420,000
  Redeemable common stock...................................   15,526,000
                                                              -----------
                                                              $54,946,000
                                                              ===========

     As discussed in Notes 1 and 5, certain of the Orius securities are subject to put and call arrangements whereby Orius Corp. has a call and the security holders have a put. In March 2000, the Series B preferred stock and a portion of the redeemable common stock were redeemed by Orius Corp. In connection with those redemptions, NATG borrowed $41.1 million from its credit facilities and paid Orius Corp. the funds. It is expected that the remainder of the redeemable common stock will be retired by the Company in the first half of 2000 and NATG will be required to fund that redemption through borrowings from its credit facilities.

16. SERIES C REDEEMABLE PARTICIPATING PREFERRED STOCK

     The Orius Series C participating preferred stock accrues dividends daily at a rate of 12% per annum based on a liquidation value of $1,000 per share and participates in any dividends paid to holders of the common stock. Upon a liquidation of the Company, the holders of the Series C preferred stock would be entitled to receive the liquidation value of their stock plus accrued and unpaid dividends prior to any distributions to the holders of common stock. The Series C preferred stock will be redeemed on December 31, 2019 at its purchase price, plus accrued dividends and the liquidation value of the common stock into which it is convertible.

     Upon an initial public offering, the Series C preferred stock is convertible at the option of the holders of a majority of the Series C preferred stock into shares of Series D preferred stock and common stock. Each share of Series C preferred stock is convertible into (1) a number of shares of Series D preferred with a liquidation value equal to $1,000 plus accrued and unpaid dividends on the Series C preferred stock, plus (2) a number of shares of common stock equal to $1,000 divided by the conversion price of the Series C preferred stock.

     The Series D preferred stock is similar in rights and preferences to the Series C preferred stock but is not convertible into common stock and is redeemable by the company at any time. In addition, the holders of majority of the Series D preferred stock can cause the company to redeem some or all of their shares of Series D preferred stock at any time.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

     At December 31, 1999, the total recorded value of the Series C preferred stock has been determined based upon a purchase price of $1,000 per share, accrued and unpaid dividends of $995,918 and a value per common share of $1.34. The purchase price of $1,000 per share and the value per common share of $1.34 were based upon the values of the preferred and common stock purchased in connection with the Orius/LISN transaction. Subsequent value per common share and accretion will be adjusted quarterly based on the Company's performance, recent transactions and comparable trading multiples.

     The amount attributable to the accretion to the redemption value of the Series C preferred stock of $78,816,000 is recorded as a direct reduction of retained earnings and is a reduction of income available to common shareholders and reflects the adjustment to the fair value of the preferred stock held by the former LISN shareholders.

17. INCOME TAXES

     The components of the provision for income taxes for the period ended December 31, 1999 are:

                                                                 1999
                                                              ----------
Current
  Federal...................................................  $2,866,250
  State.....................................................   1,109,517
                                                              ----------
                                                               3,975,767
                                                              ----------
Deferred....................................................      47,346
  Federal...................................................      16,754
                                                              ----------
  State.....................................................      64,100
                                                              ----------
          Total tax provision...............................  $4,039,867
                                                              ==========

     The types of temporary differences between the tax bases of assets and liabilities and their net financial reporting amounts that give rise to the deferred liabilities and assets at December 31, 1999 are as follows:

                                                                 1999
                                                              -----------
Accrued liabilities and reserves............................  $   870,906
Other.......................................................      146,521
                                                              -----------
Total deferred tax assets...................................    1,017,427
                                                              -----------
Unbilled accounts receivable................................    4,272,295
Accumulated depreciation and amortization...................    5,468,413
Reversal of cash basis......................................      931,371
Contract differences........................................      249,385
Other.......................................................      636,640
                                                              -----------
Total deferred tax liabilities..............................   11,558,104
                                                              -----------
Net deferred tax liability..................................  $10,540,677
                                                              ===========

     The expected provision for income taxes at the statutory Federal income tax rate and the actual provision for the period ended December 31, 1999 differs due primarily to the effects of state taxes and non-deductible goodwill amortization.

18. PROFIT SHARING AND 401(k) PLANS

     The Company has a profit sharing plan covering all eligible employees, as defined in the plan, which provides, in part, for annual discretionary Company contributions not to exceed the maximum amount allowable as a deduction for income tax purposes. Company contributions, included in general and

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

administrative expenses, were $1,050,000, $500,000 and $200,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

     The Company has a 401(k) plan for all eligible employees. Effective with the payroll dates after January 1, 1998, the Company contribution rate was 75% of the first 5% of compensation contributed by the employee. Total Company contributions amounted to $317,294, $221,501 and $61,685 for the years ended December 31, 1999, 1998 and 1997, respectively.

19. STOCK OPTION PLAN

     On July 19, 1999, the shareholders of the Company approved the Management Equity Agreement Plan (the "Plan"). The Plan authorized the granting of stock options for an aggregate of 3,398 shares of common stock to certain officers and key employees of the Company at an option price of $138.96 which is the estimated fair value on the effective date of the grant. The Options may be exercised only to the extent they have vested. As long as an employee investor remains employed by the Company or its Subsidiaries, 10% of such employee investor's options will become vested annually on March 31 of each year for a five year period commencing March 31, 2000 (each a "Vesting Date"). An additional 10% of an employee investor's options may vest and become exercisable on each Vesting Date, subject to achievement by the Company of target operating performance levels for the Company's then most recently completed fiscal year, which performance targets shall be determined annually in advance by the Board. All remaining options shall vest and become exercisable on July 19, 2006 as long as such employee investor has been and remains continuously employed by the Company as of such date. Upon sale of the Company, all or any portion of the options which have not previously vested shall become vested and exercisable upon the occurrence of such event. The options shall expire on July 19, 2009, if not earlier exercised. No options had vested as of December 31, 1999.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" for measuring compensation expense. The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation". If the Company had adopted the measurement criteria for calculating compensation expense prescribed by SFAS 123, there would have been no effect on the Company's consolidated financial statements for the nine months ended December 31, 1999.

     In connection with the LISN/Orius transaction, these options were equitably adjusted and converted into options of Orius common stock.

20. SEGMENTS

     Prior to the Orius/LISN transaction on December 15, 1999, the Company operated as one segment in the internal telecom service market providing engineering, furnishing and installation of network equipment and related components and maintenance services. Subsequent to the transaction and to strategically manage its business, the Company has designated an additional operating segment. The external telecom services segment provides installation, design engineering and maintenance of fiber optic, coaxial and copper cable networks for the telecom industry.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

     Identifiable assets for each operating segment at December 31, 1999 are as follows:

                                                                  1999
                                                              ------------
Internal telecom services...................................  $ 91,905,511
External telecom services...................................   152,597,325
                                                              ------------
Total identifiable assets...................................   244,502,836
                                                              ------------
Goodwill....................................................   359,881,615
Corporate...................................................    17,593,381
                                                              ------------
Total assets................................................  $621,977,832
                                                              ============

     Revenues and operating income for the year ended December 31, 1999 are primarily related to the internal telecom services operating segment.

21. COMMITMENTS AND CONTINGENCIES

LEASES

     The Company occupies certain facilities under noncancelable lease agreements classified as operating leases expiring at various dates through fiscal 2002, some of which have options to renew. The Company also leases certain vehicles and equipment under noncancelable operating agreements. Aggregate rental expense was approximately $559,000 and $313,000 for the years ended December 31, 1999 and 1998, respectively. Future minimum lease commitments under these leases are as follows:

                                                               OPERATING
                                                                LEASES
                                                              -----------
For fiscal years ending:
  2000......................................................  $ 2,967,589
  2001......................................................    2,562,525
  2002......................................................    2,431,040
  2003......................................................    2,282,787
  2004......................................................    1,712,527
  Thereafter................................................      382,307
                                                              -----------
                                                              $12,338,775
                                                              ===========

CREDIT LINES ISSUED TO INVESTEES

     As discussed in Note 10, the Company has made loan commitments to two investees. Any loans made pursuant to these commitments are exclusively for working capital purposes. At December 31, 1999, open commitments under these loan agreements total $890,000.

LITIGATION

     The Company is involved in litigation from time to time in the ordinary course of its business. In the opinion of management, it is expected that the ultimate resolution of these matters will not have a material effect on the Company's consolidated financial position or results of operations and cash flows.

22. RELATED PARTY TRANSACTIONS

     Certain subsidiaries of NATG lease administrative offices from partnerships and corporations of which certain officers of the subsidiaries are the general partners or shareholders. The total expense under these arrangements for the period December 15, 1999 to December 31, 1999, was insignificant. Future minimum

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY LISN HOLDINGS, INC.)

lease commitments under these arrangements are $140,715 in 2000, $121,500 in 2001, $83,070 in 2002 and $33,768 in 2003.

23. SUBSEQUENT EVENTS

     On January 31, 2000, the Company purchased Irwin Utilities of Texas, Inc. for $16.8 million.

     On February 9, 2000, NATG and Orius Capital Corp. (the "Issuers"), a wholly owned subsidiary of NATG, issued $150 million of 12 3/4% Senior Subordinated Notes due 2010 (the Notes). The proceeds from the Notes were used to repay the Bridge Loan and a portion of the Senior Term B. The Notes are fully and unconditionally guaranteed by the Company and all operating subsidiaries. Because (i) the direct and indirect subsidiaries are wholly owned by the Company, (ii) there are no nonguarantor direct or indirect subsidiaries, (iii) the guarantees and all direct and indirect subsidiaries are full and unconditional, and joint and several and (iv) management has determined that the financial statements of the guarantors would not be material to investors, financial information of the Issuers and the guarantor subsidiaries has not been disclosed in these financial statements. Additionally, there are no significant restrictions on the Issuers' ability to obtain funds from the subsidiaries by dividend or loan.

     During March 2000, Orius exercised its option to purchase $39.4 million of its outstanding preferred stock and $1.7 million of its common stock. The funds for the exercise of the call options were obtained from the Company's credit facilities and the payment to Orius was reflected as a decrease in the Orius Corp. securities subject to put and call arrangements.

     On March 9, 2000, the Orius Board of Directors authorized a 10 for 1 stock split. All share amounts presented in these financial statements have been restated to reflect the split.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Directors
of Orius Corp.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Orius Corp. and its subsidiaries (formerly NATG Holdings, Inc.) at December 14, 1999 and December 31, 1998, and the results of their operations and their cash flows for the year ended December 31, 1998 and the period ended December 14, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois

March 31, 2000

                       REPORT OF INDEPENDENT ACCOUNTANTS

Stockholder and Board of Directors of
Kenya Corporation and Subsidiary
Sheboygan, Wisconsin

     We have audited the accompanying consolidated balance sheet of Channel Communications, Inc. (f/k/a Kenya Corp.) as of December 31, 1997, and the related consolidated statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the consolidated financial position of Kenya Corporation and subsidiary as of December 31, 1997, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        /s/ WILLIAMS YOUNG, LLC

Madison, Wisconsin
February 27, 1998

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

                          CONSOLIDATED BALANCE SHEETS

                 AS OF DECEMBER 14, 1999 AND DECEMBER 31, 1998

                                                                  1999          1998
                                                              ------------   -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  5,513,136   $ 2,252,303
  Accounts receivable, net..................................   101,953,422    33,673,017
  Inventory.................................................    13,966,393     9,542,743
  Costs and estimated earnings in excess of billings, net...    10,340,896            --
  Other current assets......................................     4,932,153       852,481
                                                              ------------   -----------
          Total current assets..............................   136,706,000    46,320,544
Property and equipment, net.................................    37,794,883    15,474,071
Goodwill, net...............................................   102,430,132    26,860,511
Deferred financing costs, net...............................     4,835,284     1,400,527
Other assets, net...........................................     4,583,608       917,986
                                                              ------------   -----------
                                                              $286,349,907   $90,973,639
                                                              ============   ===========
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Current portion of long term debt.........................  $ 10,696,082   $ 5,864,268
  Borrowings under credit facility..........................    13,500,000     6,750,000
  Accounts payable..........................................    22,196,695     8,288,999
  Accrued liabilities.......................................    20,049,076     5,889,749
  Other liabilities.........................................     1,751,450     3,277,386
                                                              ------------   -----------
          Total current liabilities.........................    68,193,303    30,070,402
                                                              ------------   -----------
Long term debt, less current portion........................   157,848,906    42,649,585
Deferred income tax liability...............................     5,718,317     2,594,697
                                                              ------------   -----------
Total liabilities...........................................   231,760,526    75,314,684
                                                              ------------   -----------
Convertible preferred stock.................................    86,355,722     7,340,649
Value of redemption rights associated with junior
  subordinated convertible note.............................     9,417,349       493,358
                                                              ------------   -----------
                                                                95,773,071     7,834,007
                                                              ------------   -----------
Stockholders' equity (deficit):
  Warrants..................................................       868,538            --
  Common stock, par value $.01 per share; 51,804,555 shares
     authorized; 14,437,509 and 10,897,151 shares issued and
     outstanding at December 14, 1999 and December 31, 1998,
     respectively...........................................           140           105
  Additional paid-in capital................................    31,483,834     7,427,745
  Retained earnings (accumulated deficit)...................   (73,536,202)      397,098
                                                              ------------   -----------
          Total stockholders' (deficit) equity..............   (41,183,690)    7,824,948
                                                              ------------   -----------
          Total liabilities and stockholders' (deficit)
             equity.........................................  $286,349,907   $90,973,639
                                                              ============   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

                       CONSOLIDATED STATEMENTS OF INCOME

    FOR THE PERIODS ENDED DECEMBER 14, 1999, AND DECEMBER 31, 1998 AND 1997

                                                                                      CHANNEL
                                                           1999          1998          1997
                                                       ------------   -----------   -----------
Revenues.............................................  $314,821,066   $81,550,425   $20,267,800
Expenses:
  Direct costs.......................................   237,651,744    59,896,854    15,256,758
  General and administrative.........................    39,721,043     8,645,007     2,260,758
  Depreciation and amortization......................    10,293,153     3,758,708       823,602
                                                       ------------   -----------   -----------
          Total operating expenses...................   287,665,940    72,300,569    18,341,307
                                                       ------------   -----------   -----------
          Income from operations.....................    27,155,126     9,249,856     1,926,493
Other expense (income):
  Interest expense, net..............................    14,006,556     2,507,395       (66,314)
  Other income.......................................      (173,317)      (72,345)      (69,812)
                                                       ------------   -----------   -----------
          Total other expenses.......................    13,833,239     2,435,050      (136,126)
                                                       ------------   -----------   -----------
  Income before provision from income taxes and
     extraordinary item..............................    13,321,887     6,814,806     2,062,619
Provision for income taxes...........................     6,133,638     3,328,290      (137,387)
                                                       ------------   -----------   -----------
          Income before extraordinary charge.........     7,188,249     3,486,516
Extraordinary charge for debt retirement, net of tax
  benefit of $578,000................................       770,000            --            --
                                                       ------------   -----------   -----------
Net income...........................................  $  6,418,249   $ 3,486,516   $ 2,200,006
                                                       ============   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

     FOR THE PERIODS ENDED DECEMBER 14, 1999 AND DECEMBER 31, 1998 AND 1997

                                                                                      CHANNEL
                                                         1999            1998          1997
                                                     -------------   ------------   -----------
Cash flows from operating activities:
  Net income.......................................  $   6,418,249   $  3,486,516   $ 2,200,006
Adjustments to reconcile net income to net cash
  (used in) operating activities:
  Provision for uncollectible accounts.............        874,880        405,284        14,047
  Depreciation and amortization....................     10,293,153      3,758,708       823,602
  Extraordinary Charge.............................        770,000             --            --
  Amortization of deferred financing costs.........        636,502        166,919            --
  Loss (gain) on disposal of assets................             --         53,150       (13,705)
  Deferred income tax benefit......................        272,546       (307,439)     (220,276)
  Charge associated with stock compensation........      5,814,000             --            --
  Changes in assets and liabilities:
     (Increase) in accounts receivable.............    (40,727,147)    (3,859,919)   (2,982,762)
     (Increase) in inventories.....................     (3,593,650)    (9,542,743)           --
     (Increase) in costs and estimated earnings in
       excess of billings..........................     (6,701,936)            --            --
     (Increase) in other assets....................     (7,046,518)       114,337        95,673
     Increase in accounts payable and accrued
       liabilities.................................     16,845,962      2,318,033      (112,602)
     (Decrease) in other liabilities...............       (977,343)      (641,807)   (2,185,326)
                                                     -------------   ------------   -----------
          Net cash (used in) operating
            activities.............................    (17,121,302)    (4,048,961)   (2,381,343)
                                                     -------------   ------------   -----------
Cash flows from investing activities:
  Capital expenditures.............................     (8,924,866)    (3,923,200)     (211,947)
  Proceeds from the sale of assets.................             --         75,510        57,542
  Collection on notes receivable from
     stockholder...................................             --             --       548,614
  Purchases of subsidiaries, net of cash acquired,
     including payment to accounting acquiror in
     1998..........................................    (93,644,558)   (40,934,547)           --
                                                     -------------   ------------   -----------
          Net cash (used in) investing
            activities.............................   (102,569,424)   (44,782,237)      394,209
                                                     -------------   ------------   -----------
Cash flows from financing activities:
  Borrowings on notes payable and line of credit...    302,441,669     61,306,677            --
  Principal payments on notes payable and line of
     credit........................................   (184,012,666)   (13,434,749)           --
  Amounts paid for deferred financing costs........     (5,449,944)    (1,567,446)           --
  Distributions paid to stockholders...............             --         (6,117)   (2,593,439)
  Proceeds from issuance of common stock...........      2,403,123             --            --
  Proceeds from issuance of convertible preferred
     stock, net of costs...........................      7,569,377      4,438,500            --
                                                     -------------   ------------   -----------
          Net cash provided by financing
            activities.............................    122,951,559     50,736,865    (2,593,439)
                                                     -------------   ------------   -----------
Net increase in cash and cash equivalents..........      3,260,833      1,905,667    (4,580,573)
Cash and cash equivalents at beginning of year.....      2,252,303        346,636     4,927,209
                                                     -------------   ------------   -----------
Cash and cash equivalents at end of year...........  $   5,513,136   $  2,252,303   $   346,636
                                                     =============   ============   ===========
Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest.........................................  $  11,832,699   $  2,306,701   $    19,858
                                                     =============   ============   ===========
  Income taxes.....................................  $   6,109,426   $  2,769,243   $ 2,185,326
                                                     =============   ============   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

     FOR THE PERIODS ENDED DECEMBER 14, 1999 AND DECEMBER 31, 1998 AND 1997

                                                                                                       RETAINED         TOTAL
                                    COMMON STOCK         COMMON STOCK                  ADDITIONAL      EARNINGS     STOCKHOLDERS'
                                  -----------------   -------------------                PAID-IN     (ACCUMULATED      EQUITY
                                  SHARES    AMOUNT      SHARES     AMOUNT   WARRANTS     CAPITAL       DEFICIT)       (DEFICIT)
                                  ------   --------   ----------   ------   --------   -----------   ------------   -------------
Balance at December 31, 1996....    275    $ 27,500           --      --          --   $       386   $  8,512,674   $  8,540,560
  Distributions.................                                                                       (2,593,439)    (2,593,439)
  Net Income....................                                                                        2,200,006      2,200,006
                                   ----    --------   ----------    ----    --------   -----------   ------------   ------------
Balance at December 31, 1997....    275      27,500           --      --          --           386      8,119,241      8,147,127
  Distributions.................                                                                         (166,787)      (166,787)
  Shares exchanged..............   (275)    (27,500)   2,779,387      27          --        27,473             --             --
  Cash payment to accounting
    acquiror....................                                                        (4,440,635)    (7,646,365)   (12,087,000)
  Common stock issued for
    acquisitions................                       8,117,764      78          --    11,840,521             --     11,840,599
  Accretion associated with
    junior subordinated
    convertible note............                                                                         (493,358)      (493,358)
  Accretion associated with
    convertible preferred stock,
    including dividends.........                                                                       (2,902,149)    (2,902,149)
  Net income....................                                                                        3,486,516      3,486,516
                                   ----    --------   ----------    ----    --------   -----------   ------------   ------------
Balance at December 31, 1998....     --          --   10,897,151     105          --     7,427,745        397,098      7,824,948
  Warrants issued...............                                             868,538                                     868,538
  Common stock issued for
    acquisitions................                       2,511,279      25                15,838,476                    15,838,501
  Other common stock
    issuances...................                       1,029,079      10                 2,403,613                     2,403,623
  Charge associated with stock
    compensation................                                                         5,814,000                     5,814,000
  Accretion associated with
    junior subordinated
    convertible note............                                                                       (8,923,991)    (8,923,991)
  Accretion associated with
    junior convertible preferred
    stock, including
    dividends...................                                                                      (71,427,558)   (71,427,558)
  Net income....................                                                                        6,418,249      6,418,249
                                   ----    --------   ----------    ----    --------   -----------   ------------   ------------
Balance at December 14, 1999....     --    $     --   14,437,509    $140    $868,538   $31,483,834   $(73,536,202)  $(41,183,690)
                                   ====    ========   ==========    ====    ========   ===========   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                DECEMBER 14, 1999 AND DECEMBER 31, 1998 AND 1997

1. COMMENCEMENT AND NATURE OF OPERATIONS

     North American Tel-Com Group, Inc. (NATG) was formed in 1997 to create a nationwide provider of comprehensive telecom infrastructure services. Prior to March 31, 1998, NATG had no substantive operations. As further discussed in Note 2, NATG entered into a series of transactions with four other companies on March 31, 1998 and NATG began its commercial operations (the Simultaneous Business Combination). Also discussed in Note 2, NATG went through a reorganization during 1999 that resulted in the formation of Orius Corp. and NATG became an indirect wholly-owned subsidiary of Orius Corp. (the Reorganization).

     Orius Corp. entered into a business combination with LISN Holdings, Inc. on December 15, 1999. That transaction was accounted for as a reverse acquisition purchase with LISN Holdings, Inc. being deemed the accounting acquiror. As a result of the acquisition by LISN Holdings, Inc., the 1999 financial statements present the operations for Orius Corp. and its subsidiaries (the Company) as of and for the period ended December 14, 1999.

2. THE SIMULTANEOUS BUSINESS COMBINATION AND THE REORGANIZATION

THE SIMULTANEOUS BUSINESS COMBINATION

     On March 31, 1998, NATG and several other parties simultaneously entered into a series of transactions and agreements including: a new stockholders' agreement; preferred stock coupled with a redemption agreement (Notes 9 and 10) and a junior subordinated note (Note 8) was issued to HIG Cable, Inc. (HIG), a subsidiary of HIG Capital Management; a credit facility and loan agreement were entered; and four stock exchange agreements were entered. The result of these transactions was the commencement of Orius' operations.

     Pursuant to the new stockholders agreement and the four stock exchange agreements, Channel Communications, Inc. (Channel); Cablemasters Corp. (Cablemasters); Excel Cable Construction, Inc. (Excel); and Mich-Com Cable Services Incorporated (Mich-Com) each exchanged its common stock for common stock of NATG and cash. In accordance with APB Opinion No. 16, Channel was deemed to be the accounting acquiror of the other companies involved in the Simultaneous Business Combination. This designation was made because after giving effect to the transactions on March 31, 1998, Channel held the largest percentage of voting common stock and was the largest entity involved in the Simultaneous Business Combination. Accordingly, the cash paid of $12.1 million to the former Channel shareholders was accounted for as a reduction of Channel's March 31, 1998 equity and no value was ascribed to the NATG shares of common stock received by the former Channel shareholders.

     The 1997 financial statements presented herein are those of Channel.

THE REORGANIZATION

     At December 31, 1998, the organization consisted of eight subsidiaries operating under NATG: Channel; Cablemasters; Excel; Mich-Com; U.S. Cable, Inc. (U.S. Cable); CATV Subscriber Services, Inc. (CATV); Statewide CATV, Inc. (Statewide); and Burn-Techs, Inc. (Burn-Techs). At December 31, 1998, the common stock of NATG was owned by the former owners of these companies and certain executive officers and founders of NATG. HIG Cable, Inc. owned all the outstanding preferred stock.

     On February 8, 1999, a reorganization occurred in connection with the acquisition of four companies and related financing. Orius Corp., a Delaware corporation, was formed, and it formed NATG Holdings, LLC (NATG Holdings), a Delaware limited liability company. Orius Corp. held all of the interest in NATG Holdings. NATG Holdings formed a subsidiary, NATG Merger Sub., which was merged with and

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

into NATG with NATG as the surviving corporation. As a result of the Reorganization, NATG became an indirect wholly owned subsidiary of Orius. The Reorganization resulted in all of the stockholders of NATG holding shares of Orius.

     Shares of common and preferred stock of NATG were converted into one-tenth of a share of common and preferred stock of Orius, respectively. This one-for-ten exchange was the same for all stockholders and has been reflected in these financial statements by restating all share amounts.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     The Company's operations consist primarily of installation, design, engineering, and maintenance services for the telecom industry in the United States.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include Orius Corp. and its subsidiaries, all of which are wholly-owned. All material intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates made in the preparation of these financial statements include those related to the revenue recognized and costs and expenses associated with contracts in process at period end, allowances for doubtful accounts, and the estimated lives of long-lived assets. Actual results could differ from those estimates and such differences may be material to the financial statements.

REVENUES

     Prior to the acquisitions made in 1999, substantially all of the Company's revenues were earned from contracts that provided for payments for units delivered by the Company. These contracts generally entitle the Company to revenue for each unit completed. Accordingly, the Company accounts for revenue and related costs associated with these types of contracts using the units-of-delivery revenue recognition method. Revenue is recognized as the related units are completed, and costs allocable to the delivered units are recognized as the cost of earned revenue. Unbilled revenues consist of work-in-process on contracts based on management's estimate of work performed, but not billed. All costs associated with unbilled revenues are recorded as expenses in the same period as the unbilled revenue. The Company also receives advances from customers related to certain of these contracts which are reflected as deferred revenues on the balance sheet.

     With the acquisitions discussed in Note 4, the Company assumed and began to offer contracts under fixed price arrangements. Consequently, the Company modified its revenue recognition policy to include these types of contracts. For fixed price contracts, the Company recognizes revenue and the related costs under the percentage-of-completion method. Revenues and earnings from these contracts are recognized as the related costs are incurred based on the relationship of costs incurred to total estimated contract costs. Costs and estimated earnings in excess of billings for contracts-in-progress represents revenue recognized but not yet billed. Billings in excess of costs and estimated earnings represents billings on contracts for which costs have not yet been incurred and revenue and earnings have not been recognized.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

     Additionally, NATG recognizes revenues from short-term contracts with duration less than two weeks under the completed contract method. Billings and costs are accumulated on the balance sheet, and no profit is recorded before completion or substantial completion of the work.

     At the time a loss on any contract becomes known, the entire amount of the estimated loss is accrued.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include all highly liquid investments with a maturity of three months or less at the time of purchase. For purposes of the consolidated statements of cash flows, the Company considers these to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation and amortization is computed over the estimated useful life of the assets utilizing the straight-line method. The estimated useful lives of the assets are:
buildings -- 20-30 years; leasehold improvements -- the term of the respective lease or the estimated useful life of the improvements, whichever is shorter; vehicles -- 3-7 years; equipment and machinery -- 3-7 years; computer software and hardware -- 3-5 years; and furniture and fixtures -- 5-7 years. Maintenance and repairs are expensed as incurred; expenditures that enhance the value of the property or extend its useful life are capitalized. When assets are sold or returned, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in income.

INVENTORY

     Inventories are stated at the lower of cost, on a first-in, first-out basis, or market. Inventory consists of items purchased for resale at cost based on terms of customer contracts. Accordingly, there is no cost other than the purchase price of the items purchased included in the carrying value. Substantially all of the Company's inventories can be used in multiple contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of the Company's financial instruments approximate their recorded values due to the relatively short-terms of the instruments and the floating interest rate of the Company's debt. CONCENTRATIONS OF CREDIT RISK

     Substantially all of the Company's accounts receivable are due from companies within the telecommunications industry located throughout the United States. Credit is extended based on an evaluation of the customer's financial condition and, generally, collateral is not required. Credit losses are provided for in the consolidated financial statements.

     The Company maintains various bank accounts and at times, amounts may be in excess of FDIC insurance limits.

INTANGIBLE ASSETS

     The excess of the purchase price over the fair market value of the tangible net assets of acquired businesses (goodwill) is amortized on a straight-line basis over estimated useful lives of 10 to 25 years. The appropriateness of the carrying value of goodwill is reviewed periodically by the Company at a subsidiary level. An impairment loss for the difference between fair value and recorded value is recognized

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

when the projected undiscounted future cash flows are less than the carrying value of goodwill. No impairment loss has been recognized in the period presented. Amortization expense was $3,321,242 and $766,953 for the fiscal periods ending December 14, 1999 and December 31, 1998, respectively. The intangible assets at December 14, 1999 and December 31, 1998 are net of accumulated amortization of $4,088,196 and $766,953, respectively.

     Deferred financing costs of $5,471,786 and $1,567,446 at December 14, 1999 and December 31, 1998, respectively, are being amortized over the term of the related debt facility. For the period ended December 14, 1999 and December 31, 1998, $636,502 and $166,919, respectively, of amortization expense related to these costs has been included in interest expense.

INCOME TAXES

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities.

     Prior to the transaction on March 31, 1998, the Company, with the consent of its stockholder, has elected to be an S corporation under the Internal Revenue Code. Therefore, no provision or liability for federal and state income taxes has been included for these periods.

STOCK OPTION PLANS

     In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation," which was effective for the Company beginning August 1, 1996. SFAS No. 123 requires expanded disclosures of stock based compensation arrangements with employees, and encourages, but does not require, compensation cost to be measured based on the fair value of the equity instrument awarded. Under SFAS No. 123, companies are permitted, however, to continue to apply Accounting Principle Board (APB) Opinion No. 25, which recognizes compensation based on the intrinsic value of the equity instrument awarded. The Company applies APB Opinion No. 25 to its stock based compensation awards to employees and properly discloses the required pro forma effect of applying SFAS No. 123 on net income included in Note 15.

RECLASSIFICATIONS

     Certain amounts presented in the prior year financial statements have been reclassified to conform to the current year presentation.

4. ACQUISITIONS

     Orius acquired seven companies during 1998 (excluding Channel) for total consideration of $39.6 million plus transaction related expenses of $1.2 million. The cash paid for acquisitions totaled $27.6 million (net of cash acquired of $3.0 million) and the value of the common stock issued totaled $11.8 million. Additionally, approximately $7.5 million of debt was assumed. All of the 1998 acquisitions were accounted for as purchases and were included in the Company's operations from the dates of acquisition. The total goodwill associated with these transactions was approximately $27.6 million.

     During 1999, five companies were acquired for total consideration of $107.75 million plus transaction related expenses of $1.65 million. Additionally, approximately $7.1 million of debt was assumed. Cash paid for the four acquisitions totaled $91.9 million (net of cash acquired of $4.8 million) and the value of common stock issued (2,511,279 shares) totaled $15.8 million. The purchase price of each acquisition is subject to a customary purchase price adjustment mechanism. All the 1999 acquisitions were accounted

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

for as purchases and were included in the results of operations from the date of acquisition. The goodwill associated with the 1999 acquisitions totaled $78.9 million.

     Pursuant to certain of the purchase agreements, the Company may be required to give additional consideration of cash and Orius common stock to the former acquired-company shareholders upon attainment of specified financial criteria over the periods ended December 31, 1999 and the year ending December 31, 2000. The amount of shares and cash to be issued cannot be determined until the periods expire and the attainment of the criteria is established. The Company accounts for this additional consideration when the specified financial criteria are achieved and it is probable it will be paid. At December 14, 1999, based upon the expected attainment of fiscal 1999 targets for certain acquisitions, additional consideration of $1.5 million has been recorded as additional purchase price and included as a liability to the former stockholders of the acquired companies. If targets are achieved in 2000, the Company may be obligated to pay additional consideration of $2.9 million and issue up to 120,000 shares of common stock.

     Since its commencement of operations, the following acquisitions have been made by Orius:

                                                ACQUISITION      PRIMARY           PRINCIPAL
                                                   DATE          LOCATION          CUSTOMERS
                                                -----------   --------------   ------------------
Cablemasters Corp.............................    3/31/98      Pennsylvania         Cable TV
Excel Cable Construction, Inc.................    3/31/98        Florida            Cable TV
Mich-Com Cable Services Incorporated..........    3/31/98        Florida            Cable TV
U.S. Cable, Inc...............................    6/30/98        Missouri           Cable TV
CATV Subscriber Services, Inc.................    8/31/98     North Carolina        Cable TV
State Wide CATV, Inc..........................    8/31/98        Florida            Cable TV
Burn-Techs, Inc...............................    8/31/98        Florida       Telecommunications
Schatz Underground Cable......................    2/26/99        Missouri      Telecommunications
Copenhagen Utilities & Construction,..........    2/26/99         Oregon       Telecommunications
Das-Co of Idaho...............................    2/26/99         Idaho        Telecommunications
Network Cabling Services......................    2/26/99         Texas         Network Services
Texel Corporation.............................    5/25/99        Virginia       Network Services

     The following unaudited pro forma financial information represents the unaudited pro forma results of operations as if the aforementioned acquisitions completed during the periods ended December 31, 1998 and December 14, 1999 had been completed on January 1, 1998. These pro forma results give effect to increased interest expense for acquisition-related debt and amortization of related goodwill. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have been achieved had these acquisitions been completed on January 1, 1998 nor are the results indicative of the company's future results of operations (in thousands and unaudited).

                                                              PERIOD ENDED    YEAR ENDED
                                                              DECEMBER 14,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
Revenues....................................................    $341,368       $264,740
Net income..................................................    $ 10,236       $  9,777

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

     At December 14, 1999, contracts accounted for using the percentage-of-completion method totaling $89.7 million were in process. Costs and estimated earnings, and related billings on uncompleted projects at December 14, 1999 are as follows (in thousands):

Costs and estimated earnings on uncompleted contracts.......  $41,189,851
Billings to date............................................   30,848,955
                                                              -----------
Net costs and estimated earnings in excess of billings......   10,340,896
                                                              ===========
Costs and estimated earnings in excess of billings..........   10,955,078
Billings in excess of costs and estimated earnings..........     (614,182)
                                                              -----------
Net costs and estimated earnings in excess of billings......  $10,340,896
                                                              ===========

6. ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                                              DECEMBER 14,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
Contract billings...........................................  $ 84,751,120   $23,673,522
Unbilled accounts receivable................................     9,606,214     7,519,615
Retainage...................................................     8,197,404     2,818,579
                                                              ------------   -----------
                                                               102,554,738    34,011,716
Less allowance for doubtful accounts........................      (601,316)     (338,699)
                                                              ------------   -----------
Accounts receivable, net....................................  $101,953,422   $33,673,017
                                                              ============   ===========

     The balances billed but not paid by customers pursuant to retaining provisions in customer contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts, the majority of the retention balances at December 14, 1999 are expected to be collected within the next twelve months. Unbilled accounts receivable relate to the Company's unit based contracts and represent revenue the Company is entitled to based upon the units delivered as of the balance sheet date.

7. PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost less accumulated depreciation and consist of the following:

                                                              DECEMBER 14,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
Land, building and leasehold improvements...................  $  4,247,324   $   616,258
Vehicles....................................................    13,823,791    12,957,646
Equipment and machinery.....................................    28,276,378     7,579,213
Office equipment, including furniture and fixtures, and
  computer equipment and software...........................     5,367,356       770,931
                                                              ------------   -----------
                                                                51,714,849    21,924,048
  Less: accumulated depreciation............................   (13,919,966)   (6,449,977)
                                                              ------------   -----------
Property and equipment, net.................................  $ 37,794,883   $15,474,071
                                                              ============   ===========

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

     Certain subsidiaries of the Company have entered into lease arrangements accounted for as capitalized leases. The carrying value of assets under capital leases at December 14, 1999 and December 31, 1998 was $950,227 and $474,326, net of accumulated depreciation of $283,895 and $76,628, respectively. Assets under capital leases are included as a component of vehicles and equipment and machinery.

8. DEBT AND CAPITAL LEASE OBLIGATIONS

                              BANK CREDIT FACILITY

                                                              DECEMBER 14,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
Bank credit facility:
  Revolving credit facility, maturing on April 1, 2005;
     interest rate of LIBOR or Federal Funds Rate plus
     0.50%, in either case plus a margin of 2.00% or 0.50%,
     respectively...........................................  $         --   $  6,750,000
  Revolving credit facility, maturing on February 26, 2004;
     interest rate of LIBOR or Federal Funds Rate plus
     0.50%, plus a margin ranging from 2.25% to 3.00% for
     LIBOR and 1.25% to 2.00% for Federal Funds Margin based
     on leverage ratio, beginning June 30, 1999.............    13,500,000             --
  Term loan, amortizing with final payment due April 1,
     2003; interest rate of LIBOR or Federal Funds plus
     0.50%, in either case plus a margin of 2.00% or 0.50%,
     respectively...........................................            --     27,625,000
  Term loan, amortizing with final payment due April 1,
     2005; interest rate of LIBOR or Federal Funds plus
     0.50%, in either case plus a margin of 2.375% or
     0.876%, respectively...................................            --     18,950,000
  Term loan A, amortizing with final payment due December 1,
     2003; interest rate of LIBOR or Federal Funds plus
     0.50%, plus a margin ranging from 2.25% to 3.00% for
     LIBOR and 1.25% to 2.00% for Federal Funds. Margin
     based on leverage ratio, beginning
     June 30, 1999..........................................    92,400,000             --
  Term loan B, amortizing with final payment due December 1,
     2004; interest rate LIBOR on Federal Funds Rate plus
     0.50%, in either case plus a margin of 3.75% or 2.75%,
     respectively...........................................    57,600,000             --
  Term loan C, amortizing with final payment due December 1,
     2005; interest rate LIBOR on Federal Funds Rate plus
     0.50%, in either case plus a margin of 5.00% or 4.00%,
     respectively...........................................    14,231,464             --
  Junior subordinated convertible note, due April 15, 2005,
     interest rate of 9.00%.................................     1,150,000      1,063,750
  Other debt and capital lease obligations..................     3,163,524        875,103
                                                              ------------   ------------
          Total debt and capital lease obligations..........   182,044,988     55,263,853
  Less: current portion.....................................   (24,196,082)   (12,614,268)
                                                              ------------   ------------
  Long-term debt............................................  $157,848,906   $ 42,649,585
                                                              ============   ============

     On February 26, 1999, NATG Holdings entered into a new credit agreement with Merrill Lynch, Pierce Fenner & Smith Incorporated and PNC Bank, National Association ("PNC"), as joint lead arrangers and a new syndication of banks ("New Credit Agreement"). The New Credit Agreement, which was amended on May 24 and September 23, 1999, includes a $50.0 million revolving credit facility,

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

maturing in five years, and a $168.5 million senior secured term loan credit facility. The term loan facility is allocated among a $95.5 million Term A facility, maturing on December 1, 2003; a $58 million Term loan B facility, maturing of December 1, 2004; and a $15 million Term loan C facility, maturing on December 1, 2005. NATG Holdings borrowed under the New Credit Agreement to complete its acquisitions in February and May 1999 and to repay substantially all indebtedness of NATG, and terminate all commitments to make extensions of credit to NATG, under NATG's old credit facility with PNC.

     Amounts under the revolving credit facility and term loan facility bear interest, at NATG Holdings' choice, at either LIBOR plus an applicable margin or the higher of PNC's corporate base rate of interest or the Federal Fund Rate plus 0.50% (the "ABR"), in each case plus an applicable margin. For LIBOR loans, the margin is 3.00% for the revolving credit facility and Term loan A facility, 3.75% for the Term loan B facility and 5.00% for the Term loan C facility. For ABR loans, the margin is 2.00% for the revolving facility and Term loan A facility, 2.75% for the Term loan B facility and 4.00% for the Term loan C facility. Outstanding amounts under the revolving credit facility and term loan facility are secured by substantially all of NATG Holdings' assets and the pledge of all the outstanding shares of common stock of each of Orius' direct and indirect subsidiaries, including NATG. The credit facility also contains affirmative and negative covenants relating to NATG Holdings' operations.

     As a result of the termination and repayment of the indebtedness outstanding under the old credit facility, the deferred financing costs associated with the old credit facility totaling $1,348,000 were written off resulting in an extraordinary charge to income of $770,000, net of tax benefits of $578,000.

CAPITAL LEASE OBLIGATIONS AND EQUIPMENT LOANS

     In addition to the borrowings under the credit facility, certain subsidiaries have obligations outstanding under capital leases and other equipment financing arrangements. The remaining obligations are payable in monthly installments expiring at various dates through June 2003.

MATURITIES

     At December 14, 1999, the estimated aggregate annual repayments for notes payable and capital lease obligations are as follows:

Maturities for fiscal years:
  2000......................................................  $ 24,196,082
  2001......................................................    24,348,597
  2002......................................................    27,073,905
  2003......................................................    26,905,927
  2004......................................................    48,861,646
  Thereafter................................................    30,658,831
                                                              ------------
                                                              $182,044,988
                                                              ============

JUNIOR SUBORDINATED CONVERTIBLE NOTE

     On March 31, 1998, the Company sold to HIG a $1,000,000, 9% junior subordinated convertible note, due April 15, 2005 (the Junior Convertible Note). The debt may be converted at any time, at the option of HIG or at the Company's option upon an initial public offering, into 692,627 shares of the Company's common stock. As further discussed in Note 10, the Company and HIG entered into a redemption agreement that gives HIG certain rights to put its converted common stock to the Company. Due to the conversion feature of the Junior Convertible Note coupled with the redemption rights of HIG, the liability

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

associated with the Junior Convertible Note is adjusted at each balance sheet date to the greater of the principal plus interest due or the fair market value of the converted common stock. At December 14, 1999, the fair market value of the common stock is estimated at $13.38 per share. Accordingly, the liability for the Junior Convertible Note is recorded at $9,267,349. The amount attributable to the accretion to the fair value of the converted common stock for the periods ended December 14, 1999 and December 31, 1998 of $8,923,991 and $493,358, respectively, is recorded as a reduction of retained earnings and on a separate line in the balance sheet. The interest charge for the periods ended December 14, 1999 and December 31, 1998 totaled $90,000 and $63,500, respectively and was recorded as interest expense.

9. CONVERTIBLE PREFERRED STOCK

     During 1998, The company issued 10,000 shares of Series A Convertible Preferred Stock (Series A Preferred) to HIG for $4,438,500, net of $61,500 of issue costs. The Series A Preferred has an 8% cumulative dividend, is convertible to shares of Orius common stock, has full voting rights on an as-if converted basis and its conversion is at the discretion of HIG. Further, HIG was given certain redemption rights discussed in Note 10. In connection with the Reorganization discussed above, the number of shares of common stock into which the Series A Preferred was convertible was changed to 3,116,828. At December 14, 1999 and December 31, 1998, the total recorded value of the Series A Preferred has been determined based upon the convertible common shares into which the Series A Preferred was convertible as of those dates at $2.34 per common share and $13.38 per common share, respectively. The 1998 per common share price was based upon the pricing of the February 26, 1999 Series B Convertible Preferred Stock discussed below and the value of the common stock used in the December 15, 1999 transaction with LISN Holdings, Inc. discussed in Note 19. The accretion to estimated fair value and dividends during the periods ended December 14, 1999 and December 31, 1998 was $34,993,495 and $2,902,149, respectively.

     In connection with the acquisitions on February 26, 1999, HIG Cable West, Inc. purchased 7,596.38 shares of Series B Convertible Preferred Stock (Series B Preferred) for $7,569,377. The Series B Preferred has the same rights as the Series A Preferred and may be converted into 3,252,290 shares of Orius Corp. common stock. At December 14, 1999, the recorded value of the Series B Preferred has been determined based upon the converted common shares of 3,252,290 at $13.38 per share, or $43,515,640. The accretion to estimated fair value and dividends from February 26, 1999 to December 14, 1999 totaled $36,434,063.

10. HIG REDEMPTION RIGHTS

     The Company entered into a redemption agreement on March 31, 1998 with HIG (the Redemption Agreement) that allows HIG to redeem its converted shares of common stock derived from the Series A and Series B Preferred and Junior Convertible Note. Pursuant to the Redemption Agreement, HIG may cause the Company to redeem its converted shares of common stock at the earlier of a sale of the Company, a merger involving the Company, commencement of liquidation or bankruptcy proceedings, or April 15, 2005. Conversion can only occur for all of the shares of Preferred Stock at once and the junior Convertible Note must be converted at the same time. The redemption value of the converted shares of common stock is the greater of fair market value at the date of redemption or the initial purchase price for the Preferred Stock and junior Convertible Note plus any accumulated and unpaid dividends and interest. In the event of an initial public offering of Orius common stock, HIG's redemption rights are terminated.

11. WARRANTS TO PURCHASE COMMON STOCK

     In connection with entering the new credit agreement on February 26, 1999, the Company issued to the joint lead arrangers and certain of the banks that participated in the new credit agreement warrants to

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

purchase a total of 371,853 shares of common stock. The warrants expire March 31, 2009 and entitle the holders to purchase common stock for $.01 per share. The warrants are exercisable any time after the consummation of an initial public offering, September 30, 2003 or in the event of a merger or other change of control.

     The estimated fair market value of the warrants at the date of issuance of $868,538 has been reflected in the separate component of stockholders' equity entitled warrants. An offsetting amount has been reflected as a discount or reduction of the Company's long-term debt. The $858,538 of discount is being recognized as interest expense using the effective interest method over 66 months which is the weighted average life of the credit agreement components including the full capacity of the revolver and the Term A, B and C loans.

12. ISSUANCE OF COMMON STOCK

     On February 26, 1999, the Company issued to certain of its then existing stockholders 1,029,079 shares of common stock in exchange for cash of $2,403,623.

13. INCOME TAXES

     Effective January 1, 1997, Channel elected to be treated as an S corporation for income tax purpose as allowed under the Internal Revenue Code. With this conversion, the Company's net deferred tax balance of $220,276 was reversed as a credit to the provision for income taxes. The tax liabilities for the year ended December 31, 1997 were the responsibility of the individual shareholder. In connection with the transaction on March 31, 1998, the Company's S corporation status was terminated. With this termination, the Company was required to recognize a deferred tax liability and corresponding charge to income of $330,254 with payment to be spread over four years.

     The components of the provision for income taxes for the periods ended December 14, 1999 and December 31, 1998 are as follows:

                                                                 1999         1998
                                                              ----------   ----------
Current
  Federal...................................................  $3,512,646   $2,912,700
  State.....................................................   1,770,446      723,029
                                                              ----------   ----------
                                                               5,283,092    3,635,729
                                                              ----------   ----------

Deferred....................................................     267,205     (555,460)
  Federal...................................................       5,341      (82,213)
                                                              ----------   ----------
  State.....................................................     272,546     (637,693)
                                                              ----------   ----------
          Total tax provision...............................  $5,555,638   $2,998,036
                                                              ==========   ==========

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

     The types of temporary differences between the tax bases of assets and liabilities and their net financial reporting amounts that give rise to the deferred liabilities and assets at December 14, 1999 and December 31, 1998 are as follows:

                                                                 1999         1998
                                                              ----------   ----------
Allowance for doubtful accounts.............................  $  525,750   $  463,327
Other.......................................................     146,521      103,088
                                                              ----------   ----------
          Total deferred tax assets.........................     672,271      566,415
                                                              ----------   ----------
Accumulated depreciation and amortization...................   5,718,307    1,893,553
Reversal of cash basis......................................     931,371    1,267,559
Other.......................................................     886,025           --
                                                              ----------   ----------
          Total deferred tax liabilities....................   7,535,703    3,161,112
                                                              ----------   ----------
          Net deferred tax liability........................  $6,863,432   $2,594,697
                                                              ==========   ==========

     A reconciliation of the expected provision for income taxes at the statutory Federal income tax rate and the actual provision for the period ended December 14, 1999 and December 31, 1998 are as follows:

                                                                1999                1998
                                                          -----------------   -----------------
                                                            AMOUNT      %       AMOUNT      %
                                                          ----------   ----   ----------   ----
Expected total tax at statutory rate....................  $3,753,360   35.0   $2,317,034   34.0
State taxes, net of federal benefit.....................   1,150,673   10.7      519,677    6.8
Nondeductible amortization..............................     919,821    8.6      268,452    2.8
Other, net..............................................    (268,216)  (2.5)    (107,127)  (1.5)
                                                          ----------   ----   ----------   ----
                                                          $5,555,638   51.8   $2,998,036   42.1
                                                          ==========   ====   ==========   ====

14. EMPLOYEE BENEFIT PLANS

     Certain subsidiaries of the Company have defined contribution plans that provide retirement benefits to all employees that elect to participate. Under the plans, participating employees may defer up to 15% of their base pre-tax compensation. Generally, the Company's contributions to the plans are discretionary.

15. STOCK OPTION PLANS

     The Company has reserved 518,045 shares of common stock under its 1998 Incentive Stock Option Plan (the "Plan") which was approved by the stockholders on March 30, 1998. The Plan provides for the granting of options to key employees. Options are exercisable over a period of 10 years. A summary of the status of the Plan as of December 14, 1999 and December 31, 1998 and the changes during the years then ended is presented below:

                                                                                     WEIGHTED
                                                                                     AVERAGE
                                                                        PRICE PER    EXERCISE
                                                              SHARES      SHARE       PRICE
                                                              -------   ----------   --------
Options granted.............................................  340,060   $4.83-8.69    $5.46
                                                              -------   ----------    -----
Options outstanding, December 31, 1998......................  340,060    4.83-8.69     5.46
                                                              -------   ----------    -----
Options granted.............................................  366,820    6.76-8.69     7.37
Options forfeited...........................................   54,868    4.83-8.69     5.99
                                                              -------   ----------    -----
Options outstanding, December 14, 1999......................  652,012   $4.83-8.69    $6.55
                                                              =======   ==========    =====

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

     Grants of options under the plan are accounted for using the intrinsic value method. Accordingly, no compensation cost has been recognized for grants made to date. There would have been no difference in net income for the period ended December 31, 1998 had compensation cost been determined under the provisions of SFAS 123 regarding the minimum fair value of each grant. For purposes of this calculation in 1998, the fair value of each option grant is estimated as of the date of grant using the Black-Scholes option pricing model. The weighted-average assumptions used in determining fair value as disclosed for SFAS 123 were risk-free interest rates ranging from 5.0% to 5.7% and an option life of six years. There would have been no difference in net income for the period ended December 14, 1999 because the Company accelerated the vesting of all options in connection with the transaction discussed in Note 19. As a result of the acceleration, compensation expense of $5,814,000 was recognized and that amount would have been approximately the same under SFAS No. 123.

16. MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

     The operating subsidiaries obtain contracts from both public and private concerns. For the periods ended December 14, 1999 and December 31, 1998, and 1997 approximately 36%, 56%, and 72%, respectively, of the contract revenues were from three customers (TCI, Time Warner, and MediaOne), with the largest customer representing approximately 16% and 24%, for the two most recent periods, respectively, of the contract revenues.

     Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable. The three customers noted above represent a significant portion of the Company's customer base. As of December 14, 1999 and December 31, 1998, the total outstanding trade receivables from these customers was approximately $37.4 million and $13 million, respectively, or 38% and 50%, respectively, of the Company's outstanding trade receivables.

17. COMMITMENTS AND CONTINGENCIES

     The Company and its subsidiaries have entered operating leases covering office facilities, vehicles and equipment that have non-cancelable terms in excess of one year. Certain of these leases contain renewal provisions and generally require the Company to pay insurance, maintenance, and other operating expenses. Total expense incurred under operating lease agreements for the periods ended December 14, 1999 and December 31, 1998 and 1997, were approximately $4,325,647, $1,183,300 and $352,913, respectively.

For fiscal years ending:
  2000......................................................  $ 2,669,705
  2001......................................................    2,250,375
  2002......................................................    2,159,168
  2003......................................................    2,045,102
  2004......................................................    1,459,250
  Thereafter................................................      382,307
                                                              -----------
  Total payments............................................  $10,965,907
                                                              ===========

18. RELATED PARTY TRANSACTIONS

     Certain subsidiaries of the Company lease administrative offices from partnerships and corporations of which certain officers of the subsidiaries are the general partners or shareholders. The total expense under these arrangements was $1,145,747 during the period ended December 14, 1999. The future minimum lease commitments under these arrangements are $700,814 in 2000, $365,140 in 2001, $329,140 in 2002 and 2003 and $55,028 in 2004.

          ORIUS CORP. AND SUBSIDIARIES (FORMERLY NATG HOLDINGS, INC.)

19. SUBSEQUENT EVENTS

     On December 15, 1999, the Company merged with LISN Holdings, Inc. In connection with that transaction, all Orius common stock and common stock equivalents (including the Series A and B Preferred Stock, Junior Convertible Note and stock options) were either cashed out or exchanged for new securities at an equivalent value of $13.38 per share. Additionally, all of the Orius debt was retired.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Orius Corp.

     In our opinion, the accompanying balance sheets and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of U.S. Cable, Inc. at September 30, 1997 and June 30, 1998, and the results of its operations and its cash flows for the year ended September 30, 1997 and the nine months ended June 30, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                            /s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
April 1, 1999

                                U.S. CABLE, INC.

                                 BALANCE SHEETS

                      SEPTEMBER 30, 1997 AND JUNE 30, 1998

                                                                 1997          1998
                                                              -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 4,251,340   $ 2,069,038
  Accounts receivable.......................................    2,426,636     3,771,432
  Deferred billings.........................................    1,393,030     2,706,321
  Inventory.................................................      315,112       204,609
  Prepaid expenses..........................................      105,678        81,133
  Income tax receivable.....................................           --       574,211
                                                              -----------   -----------
          Total current assets..............................    8,491,796     9,406,744
                                                              -----------   -----------
Property and equipment, net.................................    1,465,180     1,079,415
                                                              -----------   -----------
Other assets................................................      235,111       176,255
                                                              -----------   -----------
          Total assets......................................  $10,192,087   $10,662,414
                                                              ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................  $   167,433   $        --
  Accounts payable..........................................      665,798     1,014,495
  Accrued payroll and payroll taxes.........................    3,294,402     3,026,879
  Accrued expenses..........................................       74,351        30,918
  Income taxes payable......................................      103,389            --
                                                              -----------   -----------
          Total current liabilities.........................    4,305,373     4,072,292
                                                              -----------   -----------
Long-term debt..............................................      649,187            --
                                                              -----------   -----------
Shareholders' equity:
  Redeemable common stock, no par value, 40,000 shares
     authorized; 36,720 (1997) and 27,356 (1998) shares
     issued and outstanding.................................      901,541     1,904,022
  Retained earnings.........................................    6,329,855     4,686,100
  Less treasury stock, 16,267 (1997) shares at cost.........   (1,993,869)           --
                                                              -----------   -----------
          Total shareholders' equity........................    5,237,527     6,590,122
                                                              -----------   -----------
          Total liabilities and shareholders' equity........  $10,192,087   $10,662,414
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                                U.S. CABLE, INC.

                            STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
                       AND THE PERIOD ENDED JUNE 30, 1998

                                                                 1997          1998
                                                              -----------   -----------
Revenues....................................................  $16,111,159   $12,354,223
                                                              -----------   -----------
Cost of revenues:
  Materials.................................................      404,374       466,178
  Subcontracting fees.......................................    6,299,154     5,006,676
  Direct labor..............................................    1,860,541     1,445,939
  Overhead expenses.........................................    3,543,693     2,326,318
                                                              -----------   -----------
          Total cost of revenues............................   12,107,762     9,245,111
                                                              -----------   -----------
Gross profit................................................    4,003,397     3,109,112
General and administrative expenses.........................    2,175,709     3,440,357
                                                              -----------   -----------
Income (loss) from operations...............................    1,827,688      (331,191)
                                                              -----------   -----------
Other (income) expenses:
  Interest income...........................................     (125,026)     (134,320)
  Interest expense..........................................       58,885        30,150
  Miscellaneous.............................................      (22,738)     (145,101)
                                                              -----------   -----------
          Total other (income)..............................      (88,879)     (249,271)
                                                              -----------   -----------
Income (loss) before income taxes...........................    1,916,567       (81,974)
Provision (Benefit) for income taxes........................      766,725       (19,598)
                                                              -----------   -----------
Net income (loss)...........................................  $ 1,149,842   $   (62,376)
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                                U.S. CABLE, INC.

                            STATEMENTS OF CASH FLOWS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
                       AND THE PERIOD ENDED JUNE 30, 1998

                                                                 1997         1998
                                                              ----------   -----------
Cash flows from operating activities
  Net income (loss).........................................  $1,149,842   $   (62,376)
                                                              ----------   -----------
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Gain on investments, net..................................      (2,599)      (29,629)
  Gain on sale of equipment, net............................     (40,028)      (70,947)
  Depreciation..............................................     458,508       334,187
  Equity in earnings of affiliated company..................      (8,398)      (20,259)
  Deferred income tax provision.............................     (25,000)       15,000
  Changes in assets and liabilities
     Accounts receivable....................................     774,118    (1,344,796)
     Deferred billings......................................     650,560    (1,313,291)
     Inventory..............................................      71,361       110,503
     Other assets...........................................       6,396        24,545
     Accounts payable.......................................    (421,080)      348,697
     Accrued payroll and payroll taxes......................     894,596      (267,523)
     Accrued expenses.......................................     (18,385)      (43,433)
     Income taxes payable/receivable........................      78,569      (692,600)
                                                              ----------   -----------
          Total adjustment..................................   2,418,618    (2,949,546)
                                                              ----------   -----------
Net cash provided (used) by operating activities............   3,568,460    (3,011,922)
                                                              ----------   -----------
Cash flows from investing activities:
  Purchases of property and equipment.......................    (699,134)     (493,830)
  Proceeds from sale of property and equipment..............     146,856       616,355
  Proceeds from distributions of investment earnings........      30,654            --
  Proceeds from sale of investments.........................          --       120,049
  Net increase in cash value of life insurance..............     (15,026)      (11,305)
                                                              ----------   -----------
Net cash (used in) provided by investing activities.........  $ (536,650)  $   231,269
                                                              ----------   -----------
Cash flows from financing activities:
  Proceeds from borrowing on long-term debt.................     391,730            --
  Principal payments on long-term debt......................    (561,999)     (816,620)
  Payments of dividends to shareholders.....................    (207,392)     (205,056
  Sales of treasury stock...................................   1,132,328     1,620,027
  Purchases of treasury stock...............................    (391,730)           --
                                                              ----------   -----------
Net cash provided by financing activities...................     362,937       598,351
                                                              ----------   -----------
Net decrease increase in cash and cash equivalent...........   3,394,747    (2,182,302)
Cash and cash equivalent --
  Beginning of year.........................................     856,593     4,251,340
                                                              ----------   -----------
Cash and cash equivalent --
  End of year...............................................  $4,251,340   $ 2,069,038
                                                              ==========   ===========

    The accompanying notes are an integral part of the financial statements.

                                U.S. CABLE, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
                     AND FOR THE PERIOD ENDED JUNE 30, 1998

                                               COMMON STOCK                        TREASURY STOCK
                                            -------------------    RETAINED     --------------------
                                            SHARES     AMOUNT      EARNINGS     SHARES     AMOUNT
                                            ------   ----------   -----------   ------   -----------
BALANCE AT SEPTEMBER 30, 1996.............  36,720   $  232,174   $ 5,387,405   19,697   $(2,065,100)
  Net income..............................                          1,149,842
  Dividends paid..........................                           (207,392)
  Purchases of 1,822 shares...............                                       1,822      (391,730)
  Sales of 5,252 shares...................              669,367                 (5,252)      462,961
                                            ------   ----------   -----------   ------   -----------
BALANCE AT SEPTEMBER 30, 1997.............  36,720   $  901,541   $ 6,329,855   16,267   $(1,993,869)
  Net loss................................                            (62,376)
  Dividends...............................                           (205,056)
  Sales of 6,903 shares...................            1,017,666                 (6,903)      602,361
  Retirement of 9,364 shares..............  (9,364)     (15,185)   (1,376,323)  (9,364)    1,391,508
                                            ------   ----------   -----------   ------   -----------
BALANCE AT JUNE 30, 1998..................  27,356   $1,904,022   $ 4,686,100       --   $        --
                                            ======   ==========   ===========   ======   ===========

    The accompanying notes are an integral part of the financial statements.

                                U.S. CABLE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       THE YEAR ENDED SEPTEMBER 30, 1997
                     AND FOR THE PERIOD ENDED JUNE 30, 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of certain significant accounting policies followed in the preparation of the financial statements.

PRINCIPAL ACTIVITIES

     U.S. Cable, Inc. (the "Company,") incorporated on December 12, 1963, is a cable installation contractor for cable companies throughout the United States. During the course of its business, the Company grants unsecured credit to its customers.

BASIS OF ACCOUNTING

     The Company's policy is to prepare its financial statements on the accrual basis of accounting.

REVENUE RECOGNITION

     Revenue is recorded as units and footages are actually installed. If the unit price of a contract is determined to be below estimated cost, the entire estimated ultimate loss is accrued.

DEFERRED BILLINGS

     Deferred billings consist of unbilled accounts receivable for work performed prior to the balance sheet date. All costs associated with the deferred billings are also recognized as expenses as of the balance sheet date.

ACCOUNTS RECEIVABLE

     Accounts receivable include amounts that represent retainage on contracts which is collectible at the conclusion of the contracts. Retainage included in the accounts receivable balance totaled $288,770 and $607,200 as of September 30, 1997 and June 30, 1998, respectively. Historically, the Company has not experienced any significant bad debts or pricing adjustments and, accordingly, there is no provision for bad debts or other allowances recorded as of any balance sheet date.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include all highly liquid investments purchased with original maturities of three months or less.

INVENTORY

     Inventory is stated at the lower of cost, on a first-in, first-out (FIFO) basis, or market. Inventory consists primarily of purchased materials used in the installation of cable systems.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using various accelerated and straight-line methods. Repairs and maintenance charges which do not increase the useful lives of the assets are charged to expense as incurred. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and resulting gain or loss included in other income.

                                U.S. CABLE, INC.

TREASURY STOCK

     The Company's common stock is no par value. When common stock is repurchased, it is recorded as treasury stock at the cost of repurchase. When treasury stock is sold, treasury stock is reduced by the lesser of the sale price or original cost with any excess proceeds over cost used to increase common stock. All treasury stock was retired during the period ended June 30, 1998.

INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes, which have not been material, are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The fair values of the Company's financial instruments approximate the carrying values due to their short-term maturities.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and such differences may be material to the financial statements.

     Estimates are used in the Company's revenue recognition of work-in-process, costs associated with the work-in-progress, allowances for doubtful accounts, depreciation and amortization, and in the estimated lives of assets.

NOTE 2 -- STATEMENT OF CASH FLOWS

     For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                                                                1997      1998
                                                              --------   -------
Cash paid during the year for:
Interest....................................................  $ 59,714   $49,732
                                                              ========   =======
Income taxes................................................  $713,156   $83,791
                                                              ========   =======

                                U.S. CABLE, INC.

NOTE 3 -- PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                                 1997          1998
                                                              -----------   -----------
Land........................................................  $   140,075   $        --
Buildings and improvements..................................      414,903            --
Vehicles....................................................    1,170,674     1,398,052
Construction equipment......................................      848,179       885,981
Office equipment............................................      117,477        68,701
                                                              -----------   -----------
                                                                2,691,308     2,352,734
Accumulated depreciation....................................   (1,598,441)   (1,614,133)
                                                              -----------   -----------
          Total.............................................  $ 1,092,867   $   738,601
                                                              ===========   ===========

NOTE 4 -- INVESTMENT IN AFFILIATED COMPANY

     The Company has an investment in an affiliated company which is accounted for using the equity method of accounting. The total investment was $19,026 at September 30 1997. The Company sold its interest in the affiliated company during 1998 for $62,144 resulting in a gain of $38,789. Cash received from the affiliates in the form of distributions has not been significant.

NOTE 5 -- LONG-TERM DEBT

     Long-term debt at September 30, 1997 consists of the following:

                                                                1997
                                                              ---------
Promissory note to shareholder with annual installments of
  $83,143 plus interest at the one-year U.S. Treasury Bill
  rate determined at each anniversary.......................  $ 415,714
Promissory note to shareholder payable in monthly
  installments of $1,032 including interest at 8.75% secured
  by certain land...........................................     37,232
Promissory note to shareholder payable in monthly
  installments of $1,032 including interest at 8.75% secured
  by certain land...........................................     37,232
Promissory note to shareholder, payable in annual
  installments of $65,288 plus interest (tied to the rate on
  US Treasury Bills)........................................    326,442
                                                              ---------
          Total.............................................    816,620
Less current portion........................................   (167,433)
                                                              ---------
          Total.............................................  $ 649,187
                                                              =========

NOTE 6 -- INCOME TAXES

     The components of the provision for income taxes are:

                                                              SEPTEMBER 30,   JUNE 30,
                                                                  1997          1998
                                                              -------------   --------
Current:
  Federal...................................................    $664,369      $(20,676)
  State.....................................................     127,356       (13,922)
                                                                --------      --------
                                                                 791,725       (34,598)
Deferred....................................................     (25,000)       15,000
                                                                --------      --------
Total tax provision (benefit)...............................    $766,725      $(19,598)
                                                                ========      ========

                                U.S. CABLE, INC.

     The difference between income tax expense (or benefit) calculated by multiplying the Federal statutory rate by income (or loss) before income taxes and the reported amount of income tax expense (or benefit) is due state taxes and nondeductible meals and entertainment expenses. Deferred tax assets and liabilities are not significant.

NOTE 7 -- RETIREMENT PLAN

     The Company has a qualified 401(k) profit sharing plan covering all full-time employees employed one year. The Company matches 100% of the employee deferral amount up to 2.5% of the employee's compensation. Total Company contributions were $38,937 for the year ended September 30, 1997, and $30,845 for the period ended June 30, 1998.

NOTE 8 -- COMMON STOCK

     All of the common stock of U.S. Cable, Inc., is subject to an agreement between the company and its shareholders who have the right to require the Company to repurchase shares at fair market value in the event of death, retirement and certain financial hardships.

NOTE 9 -- CONCENTRATIONS OF BANK BALANCE

     The Company maintains accounts with a bank totaling $4,251,340 and $2,069,038 at September 30, 1997 and June 30, 1998, respectively. The cash at this bank is primarily invested in cash equivalents.

NOTE 10 -- CONCENTRATION OF CUSTOMERS

     Sales to three major customers; Media One, Time Warner and Cox Communications, who operate cable television networks, for the year ended September 30, 1997 and the period ended June 30, 1998 were $13,889,838 and $10,857,676, respectively representing 95%, 86% and 88% of sales, respectively. Account receivable from the three major customers at September 30, 1997 and June 30, 1998 were $3,475,362, and $6,102,784, and, respectively representing 91% and 94% of account receivable balance, respectively.

NOTE 11 -- DIVIDEND

     The Board of Directors of the Company declared and paid the dividends of $11 and $8 per share for the year ended September 30, 1997 and the period ended June 30, 1998, respectively.

NOTE 12 -- RELATED PARTY TRANSACTIONS

     The Company paid consultancy fees of $250,000 to its shareholders for the period ended June 30, 1998 in connection with the negotiation of the sale of the Company's common stock to North American Tel-Com Group, Inc. ("NATG"). These amounts were recorded as administrative expenses.

     The Company sold certain land, buildings, construction equipment and other investments to a shareholder for $672,894 during the period ended June 30, 1998 resulting in a gain of approximately $110,000 which was recorded as miscellaneous income. Management believes the prices paid by the shareholder approximated fair market value.

     The Company sold and purchased shares of common stock to certain employees of the Company during all the periods presented. The share prices for these transactions were determined by a formula which management believes resulted in share prices that approximated the fair value of the common stock. There were no differences between the formula prices per share and the prices per share paid or received by the company. Accordingly, no compensation expense was recorded in the financial statements for any of these transactions.

                                U.S. CABLE, INC.

NOTE 13 -- LEASE COMMITMENT

     Prior to June 30, 1998, the Company sold its building to a shareholder and leased it back commencing from July 1, 1998 under a capital lease agreement. Under the capital lease agreement, the Company is required to pay the annual lease payment for a term of five years commencing from July 1, 1998. The lease payments are as follows:

1999........................................................  $ 60,000
2000........................................................    60,000
2001........................................................    60,000
2002........................................................    60,000
2003........................................................    60,000
                                                              --------
                                                               300,000
Less: Imputed interest......................................   (54,567)
                                                              --------
                                                              $245,433
                                                              ========

NOTE 14 -- SALE OF COMMON STOCK

     On June 30, 1998 the Company's shareholders entered into a stock exchange agreement with NATG. Pursuant to that transaction, all the shares of the Company's common stock were exchanged for cash and shares of NATG common stock. The financial statements of the Company as of and for the period ended June 30, 1998 do not reflect the share exchange agreement.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders
of Das-Co of Idaho, Inc.:


     In our opinion, the accompanying balance sheet and the related statements of income, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Das-Co of Idaho, Inc. (the "Company") at February 26, 1999, and the results of its operations and its cash flows for the period January 1, 1999 through February 26, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/ PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
August 16, 2000

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders
of Das-Co of Idaho, Inc.


     In our opinion, the accompanying balance sheets and the related statements of income, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Das-Co of Idaho, Inc. (the "Company") at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PRICEWATERHOUSECOOPERS LLP


Boise, Idaho
May 3, 1999

                             DAS-CO OF IDAHO, INC.

                                 BALANCE SHEET

                                                                              DECEMBER 31,
                                                          FEBRUARY 26,   -----------------------
                                                              1999          1998         1997
                                                          ------------   ----------   ----------
ASSETS
Current assets:
     Cash and cash equivalents..........................  $ 1,498,988    $  826,986   $  283,383
     Accounts receivable................................    5,213,097     4,551,536    4,182,269
     Unbilled accounts receivable for
       contracts-in-process.............................      390,136       433,416      844,114
     Inventory..........................................      213,501       166,881      159,526
     Other current assets...............................       19,087         3,213       59,412
                                                          -----------    ----------   ----------
          Total current assets..........................    7,334,809     5,982,032    5,528,704
Property and equipment, net.............................    2,966,524     3,097,182    3,422,112
                                                          -----------    ----------   ----------
          Total assets..................................  $10,301,333    $9,079,214   $8,950,816
                                                          ===========    ==========   ==========
LIABILITIES
Current liabilities:
     Current portion of long-term debt..................  $   175,780    $  208,500   $  206,180
     Accounts payable...................................    2,359,590     1,258,516      683,810
     Accrued liabilities................................      205,482       115,662      127,982
     Profit sharing contribution payable................       16,667       100,000      100,000
     Deferred revenue...................................           --       306,669           --
                                                          -----------    ----------   ----------
          Total current liabilities.....................    2,757,519     1,989,347    1,117,972
Long-term debt..........................................      284,829       284,828      510,154
                                                          -----------    ----------   ----------
          Total liabilities.............................    3,042,348     2,274,175    1,628,126
                                                          -----------    ----------   ----------
Contingencies and Commitments (Note 8)..................           --            --           --

STOCKHOLDERS' EQUITY
Common stock, par value $1 per share; 5,000 shares
  authorized and issued (including 1,200 shares held in
  treasury).............................................        5,000         5,000        5,000
Retained earnings.......................................    7,259,292     6,805,346    7,322,997
                                                          -----------    ----------   ----------
          Total.........................................    7,264,292     6,810,346    7,327,997
Less treasury stock, at cost............................       (5,307)       (5,307)      (5,307)
                                                          -----------    ----------   ----------
          Total stockholders' equity....................    7,258,985     6,805,039    7,322,690
                                                          -----------    ----------   ----------
          Total liabilities and stockholders' equity....  $10,301,333    $9,079,214   $8,950,816
                                                          ===========    ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                             DAS-CO OF IDAHO, INC.

                              STATEMENTS OF INCOME

                        FOR THE PERIOD AND YEARS ENDED:


                                                       JANUARY 1, 1999
                                                           THROUGH             DECEMBER 31,
                                                        FEBRUARY 26,     -------------------------
                                                            1999            1998          1997
                                                       ---------------   -----------   -----------
Revenues.............................................    $5,292,295      $21,778,456   $19,126,148
                                                         ----------      -----------   -----------
Costs and expenses:
  Cost of revenues...................................     3,639,454       15,415,090    13,682,534
  Selling, general and administrative................       402,357        3,900,768     3,502,691
                                                         ----------      -----------   -----------
          Total......................................     4,041,811       19,315,858    17,185,225
                                                         ----------      -----------   -----------
Income from operations...............................     1,250,484        2,462,598     1,940,923
Other income (expense):
  Interest income....................................         9,121           86,981        62,683
  Interest expense...................................        (5,659)         (42,914)      (72,991)
  Gain (loss) on disposal of assets..................            --           (4,238)        6,848
                                                         ----------      -----------   -----------
Income before income tax provision...................     1,253,946        2,502,427     1,937,463
Provision for income taxes...........................            --               --            --
                                                         ----------      -----------   -----------
          Net income.................................    $1,253,946      $ 2,502,427   $ 1,937,463
                                                         ==========      ===========   ===========


    The accompanying notes are an integral part of the financial statements.

                             DAS-CO OF IDAHO, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                            COMMON STOCK                                  TOTAL
                                           ---------------    RETAINED     TREASURY   STOCKHOLDERS'
                                           SHARES   AMOUNT    EARNINGS      STOCK        EQUITY
                                           ------   ------   -----------   --------   -------------
Balance at December 31, 1996.............  5,000    $5,000   $ 6,715,534   $(5,307)    $ 6,715,227
Net income...............................                      1,937,463                 1,937,463
Distributions............................                     (1,330,000)               (1,330,000)
                                           -----    ------   -----------   -------     -----------
Balance at December 31, 1997.............  5,000     5,000     7,322,997    (5,307)      7,322,690
Net income...............................                      2,502,427                 2,502,427
Distributions............................                     (3,020,078)               (3,020,078)
                                           -----    ------   -----------   -------     -----------
Balance at December 31, 1998.............  5,000     5,000     6,805,346    (5,307)      6,805,039
Net income...............................                      1,253,946                 1,253,946
Distributions............................                       (800,000)                 (800,000)
                                           -----    ------   -----------   -------     -----------
Balance at February 26, 1999.............  5,000    $5,000   $ 7,259,292   $(5,307)    $ 7,258,985
                                           =====    ======   ===========   =======     ===========

    The accompanying notes are an integral part of the financial statements.

                             DAS-CO OF IDAHO, INC.

                            STATEMENTS OF CASH FLOWS

                        FOR THE PERIOD AND YEARS ENDED:


                                                        JANUARY 1, 1999
                                                            THROUGH             DECEMBER 31,
                                                          FEBRUARY 26,     -----------------------
                                                              1999            1998         1997
                                                        ----------------   ----------   ----------
Increase (decrease) in cash and cash equivalents from:
OPERATING ACTIVITIES:
  Net income..........................................     $1,253,946      $2,502,427   $1,937,463
  Adjustments to reconcile net cash provided by
     operating activities:
     Depreciation and amortization....................        131,229         937,988      883,658
     (Gain) loss on disposal of assets................             --           4,238       (6,848)
  Changes in assets and liabilities:
     Accounts receivable..............................       (661,561)       (369,267)  (1,439,915)
     Unbilled accounts receivable for
       contracts-in-process...........................         43,280         410,698     (352,258)
     Inventories......................................        (46,620)         (7,355)    (139,356)
     Other current assets.............................        (15,875)         56,199      (15,852)
     Accounts payable.................................      1,101,074         574,706       30,677
     Accrued liabilities..............................         89,820         (12,320)      62,631
     Deferred revenue.................................       (306,669)        306,669           --
     Other............................................        (83,902)             --           --
                                                           ----------      ----------   ----------
  Net cash inflow from operating activities...........      1,504,722       4,403,983      960,200
                                                           ----------      ----------   ----------
INVESTING ACTIVITIES:
     Capital expenditures.............................             --      (1,014,322)    (758,280)
     Proceeds from sale of assets.....................             --          90,362        6,848
                                                           ----------      ----------   ----------
  Net cash outflow from investing activities..........             --        (923,960)    (751,432)
                                                           ----------      ----------   ----------
FINANCING ACTIVITIES:
     Principal payments on long-term debt.............        (32,720)       (223,006)    (177,713)
     Distributions....................................       (800,000)     (2,713,414)  (1,330,000)
                                                           ----------      ----------   ----------
  Net cash outflow from financing activities..........       (832,720)     (2,936,420)  (1,507,713)
                                                           ----------      ----------   ----------
  Net cash inflow (outflow) from all activities.......        672,002         543,603   (1,298,945)
  Cash and cash equivalents at beginning of year......        826,986         283,383    1,582,328
                                                           ----------      ----------   ----------
  Cash and cash equivalents at end of year............     $1,498,988      $  826,986   $  283,383
                                                           ==========      ==========   ==========
Supplemental disclosure of cash flow information:
  Cash paid for interest..............................     $    4,448      $   42,914   $   72,991
  Noncash investing and financing activities:
     Distribution of equipment to stockholders........     $       --      $  306,664   $       --


    The accompanying notes are an integral part of the financial statements.

                             DAS-CO OF IDAHO, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     DAS-CO of Idaho, Inc. (the Company) is primarily engaged in the business of installing underground utility, telephone, and cable transmission lines. The Company is headquartered in Nampa, Idaho, and has offices in Twin Falls and Pocatello, Idaho. The Company performs work under contracts with utility and communications companies primarily in the Western United States.

     On February 26, 1999 (the "acquisition date"), the Company was sold to North American Tel-Com Group, Inc.(NATG) headquartered in West Palm Beach, Florida, (the acquisition).

     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such differences may be material to the financial statements.

     Revenue: Revenues from contracts are recognized as the related costs are incurred based on the relationship of costs incurred to total estimated contract costs. Unbilled accounts receivable for contracts-in-process represents revenue recognized but not billed. Deferred revenue represents billings on contracts for which costs have not yet been incurred and revenue has not been recognized. At the time a loss on a contract becomes known, the entire amount of the estimated loss is accrued.

     Cash and cash equivalents: Cash and cash equivalents include cash balances on deposit with banks, overnight repurchase agreements, and various other financial instruments purchased with a remaining maturity of three months or less. At times, balances on deposit with banks may exceed amounts insured by the Federal Deposit Insurance Corporation.

     Inventory: Inventories are stated at the lower of cost, on a first-in, first-out basis, or market.

     Property and Equipment: Property and equipment is stated at cost. Depreciation and amortization is computed over the estimated useful life of the assets utilizing the straight-line method. The estimated useful lives of the assets are: leasehold improvements -- the term of the respective lease or the estimated useful life of the improvements, whichever is shorter; vehicles -- 5 years; equipment and machinery -- 5 years; computer equipment -- 3-5 years; and other equipment -- 10 years. Maintenance and repairs are expensed as incurred; expenditures that enhance the value of the property or extend its useful life are capitalized. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in income.

     Income Taxes: Prior to the acquisition date, the Company was an S corporation for income tax purposes, and accordingly, any income tax liabilities for the periods prior to acquisition were the responsibility of the respective stockholders.

     Subsequent to the acquisition date, the Company became part of the consolidated group for federal income tax purposes.

                             DAS-CO OF IDAHO, INC.

2. ACCOUNTS RECEIVABLE:

     Accounts receivable consist of the following:

                                                                               DECEMBER 31,
                                                           FEBRUARY 26,   -----------------------
                                                               1999          1998         1997
                                                           ------------   ----------   ----------
Contract billings........................................   $4,385,190    $4,117,007   $4,180,459
Retainages...............................................      827,907       434,529        1,810
                                                            ----------    ----------   ----------
          Total..........................................   $5,213,097    $4,551,536   $4,182,269
                                                            ==========    ==========   ==========

     The balances billed but not paid by customers pursuant to retainage provisions in customer contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, retainages are expected to be collected within twelve months.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                             DECEMBER 31,
                                                        FEBRUARY 26,   -------------------------
                                                            1999          1998          1997
                                                        ------------   -----------   -----------
Land and leasehold improvements.......................  $   282,400    $   282,400   $   267,601
Equipment and machinery...............................    5,083,807      5,149,400     5,224,075
Vehicles..............................................    2,274,269      2,274,269     2,048,723
Office equipment......................................      252,865        252,865       256,175
Computer equipment....................................      128,337        128,337       134,337
                                                        -----------    -----------   -----------
                                                          8,021,678      8,087,271     7,930,911
Less accumulated depreciation and amortization........   (5,055,154)    (4,990,089)   (4,508,799)
                                                        -----------    -----------   -----------
Property and equipment, net...........................  $ 2,966,524    $ 3,097,182   $ 3,422,112
                                                        ===========    ===========   ===========

4. DEBT:

     Long-term debt consists of the following:

                                                                               DECEMBER 31,
                                                            FEBRUARY 26,   ---------------------
                                                                1999         1998        1997
                                                            ------------   ---------   ---------
Contract payable with monthly payments of $19,802,
  including interest at 7.062%, due April 2001; equipment
  is pledged as collateral................................   $ 460,609     $ 493,328   $ 704,606
Contract payable with monthly payments of $1,099,
  including interest at 7.9%, due November 1998; equipment
  is pledged as collateral................................          --            --      11,728
                                                             ---------     ---------   ---------
                                                               460,609       493,328     716,334
Less current portion......................................    (175,780)     (208,500)   (206,180)
                                                             ---------     ---------   ---------
Total long-term debt......................................   $ 284,829     $ 284,828   $ 510,154
                                                             =========     =========   =========

     At February 26, 1999, the Company had an unsecured $1 million revolving line of credit available through a financial institution, bearing interest at 2% over the LIBOR index rate (7.94% at February 26, 1999). The note was guaranteed by the stockholders. There were no amounts outstanding at February 26,

                             DAS-CO OF IDAHO, INC.

1999 and December 31, 1998 and 1997. As part of the acquisition, the line of credit agreement was terminated.

     Maturities of long-term debt at February 26, 1999 are as follows:

1999........................................................   $175,780
2000........................................................    223,583
2001........................................................     61,246
                                                               --------
                                                               $460,609
                                                               ========

5. PROFIT SHARING PLAN:

     The Company sponsors a 401(k) profit sharing plan covering substantially all full-time employees. Company discretionary contributions to the plan totaled $16,667, $100,000 and $100,000 for 1999, 1998 and 1997, respectively.

6. TRANSACTIONS WITH RELATED PARTY:

     During 1999, the Company leased office and shop facilities from businesses owned by a related party on a month-to-month basis. On February 26, 1999 these lease agreements were restructured to require minimum annual lease payments of $168,744 for each of the next five years. Rental expense for these leases totalled $169,200, $155,000 and $28,124 for 1997, 1998 and 1999, respectively.

7. MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

     In 1999, revenues from two customers represented approximately 67% and 21%; in 1998, revenues from three customers represented approximately 41%, 13%, and 12% of total revenue; and in 1997, revenues from three customers represented approximately 50%, 16%, and 15% of total revenue.

     Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company grants credit, generally without collateral, to its customers, which include utility companies, telecommunications providers and commercial companies located primarily in the Western United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors throughout the Western United States.

8. CONTINGENCIES AND COMMITMENTS:

     The company is subject to lawsuits and other legal claims in the normal course of its operations. Management believes that the resolution of any such lawsuits and legal claims, if any, will not have a material impact on the Company's financial position, results of operations or cash flows.

9. SALE OF COMMON STOCK

     On February 26, 1999 the Company's shareholders entered into a stock exchange agreement with NATG. Pursuant to the agreement, all the shares of the Company's common stock were exchanged for cash and shares of NATG common stock. The financial statements of the Company as of and for the period ended February 26, 1999 do not reflect the share exchange agreement.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
Schatz Underground Cable, Inc. and Orius Corp.

     We have audited the accompanying balance sheet of Schatz Underground Cable, Inc. as of December 31, 1998 and 1997, and the related statements of income, retained earnings and cash flows for the two years ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Schatz Underground Cable, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the two years ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ MILHOUSE, MARTZ & NEAL, L.L.P.

Maryland Heights, Missouri
February 17, 1999

                         SCHATZ UNDERGROUND CABLE, INC.

                                 BALANCE SHEET

                           DECEMBER 31, 1998 AND 1997

                                                                 1998          1997
                                                              -----------   -----------
ASSETS
Current assets:
  Cash (Note 12)............................................  $ 2,080,720   $   917,337
  Accounts receivable, trade (Notes 1, 4 & 11)..............    5,533,608     4,947,062
  Inventory (Notes 1, 2 & 4)................................      873,287       391,886
  Prepaid expenses..........................................      269,579       210,762
  Deferred income tax benefit (Note 6)......................    1,193,204        47,200
  Prepaid income taxes......................................           --            --
                                                              -----------   -----------
          Total current assets..............................    9,950,398     6,514,247
Property, plant and equipment (Notes 1 & 3).................    7,483,645     6,858,690
Other assets (Note 1).......................................       19,332        13,615
                                                              -----------   -----------
          Total assets......................................  $17,453,375   $13,386,552
                                                              ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable, line of credit (Note 4)....................  $        --   $        --
  Notes payable, current (Note 5)...........................    2,543,486     2,115,383
  Accounts payable..........................................      540,973       535,598
  Accrued salaries..........................................    3,672,358       473,300
  Accrued income taxes......................................      225,784       448,877
  Other accrued expenses....................................      268,775       200,469
  Customer deposits.........................................      316,498       386,233
                                                              -----------   -----------
          Total current liabilities.........................    7,567,874     4,159,860
Notes payable, long-term (Note 5)...........................    4,182,397     3,829,194
Deferred income taxes (Note 6)..............................      163,769       186,000
Stockholders' equity:
  Common stock, $1 par value; authorized 30,000 shares;
     issued and outstanding 1,000 shares....................        1,000         1,000
  Paid-in capital...........................................        7,392         7,392
  Retained earnings.........................................    5,530,943     5,203,106
                                                              -----------   -----------
          Total stockholders' equity........................    5,539,335     3,211,498
                                                              -----------   -----------
          Total liabilities and stockholders equity.........  $17,453,375   $13,386,552
                                                              ===========   ===========

    The accompanying notes are an integral part of the Financial Statements.

                         SCHATZ UNDERGROUND CABLE, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                 1998           1997
                                                              -----------    -----------
Revenues, net...............................................  $31,254,221    $29,530,683
Direct costs................................................   21,065,985      2,229,328
                                                              -----------    -----------
  Gross margin..............................................   10,188,236      7,237,398
General and administrative expenses.........................    9,136,881      4,948,418
                                                              -----------    -----------
  Income from operations....................................    1,051,355      2,288,980
Other income (expense):
  Interest income...........................................       61,373         33,031
  Other income..............................................       34,699         56,104
  Gain on sale of equipment.................................       41,249         (4,282)
  Interest expense..........................................     (636,850)      (582,709)
  Total other expense.......................................     (499,529)      (497,856)
                                                              -----------    -----------
  Income before provision for income taxes..................      551,826      1,791,124
Provision for income taxes (Note 6):
  Current...................................................    1,392,224        728,420
  Deferred..................................................   (1,168,235)       (20,084)
                                                              -----------    -----------
                                                                  223,989        701,336
                                                              -----------    -----------
  Net income................................................      327,837      1,082,788
Retained earnings, beginning of year........................    5,203,106      4,120,318
                                                              -----------    -----------
  Retained earnings, end of year............................  $ 5,530,943    $ 5,203,106
                                                              ===========    ===========

    The accompanying notes are an integral part of the Financial Statements.

                         SCHATZ UNDERGROUND CABLE, INC.

                            STATEMENT OF CASH FLOWS

                     FOR THE YEARS ENDED DECEMBER 31, 1998

                                                                   1998           1997
                                                                -----------    -----------
Cash flows from operating activities:
  Net income................................................    $   327,837    $ 1,082,788
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Gain on disposal of property, plant and equipment......        (41,249)         4,282
       Depreciation and amortization........................      2,200,018      1,972,539
       Deferred taxes.......................................     (1,168,235)       (20,084)
       Changes in assets and liabilities:
          Increase in accounts receivable...................       (586,546)       (43,572)
          Increase in inventory.............................       (481,401)       468,387
          Increase in prepaid expenses......................        (58,817)       (11,326)
          Increase in prepaid income taxes..................             --         28,209
          Increase in other assets..........................         (5,717)        (4,143)
          Increase in accounts payable......................          5,375          1,886
          Increase in accrued expenses......................      3,267,364       (226,840)
          Decrease in customer deposits.....................        (69,735)        35,895
          Decrease in accrued income taxes..................       (223,093)       448,877
                                                                -----------    -----------
          Net cash provided by operating activities.........      3,165,801      4,059,959
                                                                -----------    -----------
Cash flows from investing activities:
  Purchase of property, plant and equipment.................     (2,917,848)    (2,705,201)
  Proceeds from sale of property and equipment..............        134,124         32,890
                                                                -----------    -----------
          Net cash used by investing activities.............     (2,783,724)    (2,672,311)
                                                                -----------    -----------
Cash flows from financing activities:
  Payments on and proceeds from line of credit, net.........             --     (1,225,000)
  Loan proceeds -- long term................................      2,223,266      4,860,170
  Payments on long-term debt................................     (1,251,960)    (4,111,675)
  Payments to stockholder, net..............................       (190,000)      (190,000)
                                                                -----------    -----------
          Net cash provided by (used for) financing
            activities......................................        781,306       (696,505)
                                                                -----------    -----------
Net increase in cash........................................      1,163,383        691,143
Cash, beginning of year.....................................        917,337        226,194
                                                                -----------    -----------
Cash, end of year...........................................    $ 2,080,720    $   917,337
                                                                ===========    ===========
Schedule of noncash investing and financing transactions:
  Cost of property, plant and equipment purchased...........    $ 2,944,135    $ 2,807,580
  Net book value of trade-ins...............................        (26,287)      (102,739)
                                                                -----------    -----------
          Cash paid for property, plant and equipment.......    $ 2,917,848    $ 2,705,201
                                                                ===========    ===========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest...............................................    $   636,850    $   583,524
     Income taxes...........................................      1,627,615        251,334

    The accompanying notes are an integral part of the Financial Statements.

                         SCHATZ UNDERGROUND CABLE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     The Company is a provider of installation, design, engineering and maintenance services for the telecom industry. The company operates in the St. Louis metropolitan area, as well as throughout the United States.

REVENUE AND COST RECOGNITION

     Revenues from fixed price contracts are recognized on the percentage-of-completion method for individual contracts. Revenues are recognized based on fixed prices per contract for amount of work performed. Changes in job performance, estimated profitability and final contract settlements may result in revisions to costs and income, and are recognized in the period in which the revisions are determined.

     Contract costs include all direct materials, subcontracts, labor costs and those indirect costs related to contract performance. General and administrative costs are charged to expenses as incurred.

CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE, TRADE

     Trade accounts receivable are recorded net of allowance for doubtful accounts of $40,000 at December 31, 1998 and 1997.

INVENTORY

     Materials are valued at cost on the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Depreciation has been provided for in the financial statements using accelerated methods over the estimated useful lives. Repairs and maintenance are charged to expense in the year incurred. Additions and improvements are capitalized.

OTHER ASSETS

     At December 31, 1998 and 1997, other assets consist of the following:

                                                               1998      1997
                                                              -------   -------
Deposits....................................................  $11,715   $13,615
Construction in progress....................................    7,617        --
                                                              -------   -------
                                                              $19,332   $13,615
                                                              =======   =======

ACCRUED HEALTH INSURANCE

     During 1997 and through May 31, 1998, employees and their dependents were provided comprehensive health care coverage under a self-funded plan. The Company pays the first $50,000 in medical expenses per covered individual per year. Any additional costs are paid by the Plan's underwriters. Premiums due the underwriters are accrued and paid monthly. The Company's self-funded liability is accrued based on actual claims filed. The reserve liability for accrued health insurance benefits payable was $52,466 at December 31, 1997. The Company ceased to be self-funded on June 1, 1998 and paid all remaining self-funded liability; therefore, no liability exists at December 31, 1998.

                         SCHATZ UNDERGROUND CABLE, INC.

LEASE AGREEMENTS

     Annual rentals pertaining to leases which convey merely the right to use property are charged to current operations. Leases which are in substance installment purchases of property are recorded as acquisitions with the asset and the related obligation recorded in the balance sheet.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of financial instruments have been estimated by management to approximate fair value.

ADVERTISING

     The costs of advertising are expensed as incurred.

2. RESTRICTED CASH

     At December 31, 1997, $7,500 of cash has been segregated to fund the insurance company draws in connection with the health plan benefit discussed in
Note 1.

3. INVENTORY

     Inventory consists of the following:

                                                                1998       1997
                                                              --------   --------
Work-in-process.............................................  $865,046   $369,512
Materials...................................................     8,241     22,374
                                                              --------   --------
                                                              $873,287   $391,886
                                                              ========   ========

4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                                 1998          1997
                                                              -----------   -----------
Trucks, automobiles, equipment and tools....................  $15,217,306   $13,311,204
Office furniture and equipment..............................      216,662       156,592
Buildings and improvements..................................    1,661,519     1,489,684
Land........................................................      350,000       350,000
                                                              -----------   -----------
                                                               17,445,487    15,307,480
Less accumulated depreciation...............................    9,961,842     8,448,790
                                                              -----------   -----------
                                                              $ 7,483,645   $ 6,858,690
                                                              ===========   ===========

     Depreciation expense was $2,200,018 for year ended December 31, 1998.

5. NOTE PAYABLE, LINE-OF-CREDIT

     The Company has an annually renewable agreement for a $2,000,000 line-of-credit with Jefferson Bank and Trust Company, which provides for accounts receivable and inventory financing. Borrowings bear interest at 1/2% above the Bank's prime rate and are secured by accounts receivable, inventory, and personal guaranty of the stockholder.

                         SCHATZ UNDERGROUND CABLE, INC.

     At December 31, 1998 and 1997, no amount had been drawn against the line-of-credit.

6. NOTES PAYABLE

                                                                 1998         1997
                                                              ----------   ----------
Note payable, stockholder, payable in quarterly installments of $47,500 plus interest at 9% Matures December 31,
  2005......................................................  $1,330,000   $1,520,000
Note payable, Jefferson Bank and Trust Company, payable in
  monthly installments of $8,929 including interest at 8.5%.
  Matures March 22, 2001 with outstanding balance due;
  secured by real estate and a personal guaranty of the
  stockholder...............................................     805,415      842,383
Note payable, Jefferson Bank and Trust Company, payable in
  monthly installments of $33,333 plus interest at prime
  plus 1/2%. Matures April 22, 2001, secured by equipment
  and a personal guaranty of the stockholder................     933,333    1,353,333
Note payable, Jefferson Bank and Trust Company, payable in
  monthly installments of $25,000 plus interest at prime
  plus 1/2% Matures April 22, 2001; secured by equipment and
  a personal guaranty of the stockholder....................     700,000    1,000,000
Note payable, Jefferson Bank and Trust Company, payable in
  monthly installments of $50,000 plus interest at prime
  plus 1/2%. Matures February 20, 2002 Secured by equipment
  and personal guarantee of the stockholder.................   1,900,000           --
Note payable, Jefferson Bank and Trust Company, interest
  only at prime plus 1/2%. Maximum borrowings of $1,200,000
  to finance equipment purchased during 1997. Matures April
  22, 1998 secured by equipment and a personal guaranty of
  the stockholder. The intent is to refinance the note over
  four years commencing March 20, 1998. At December 31,
  1997, this note is classified as a current liability......          --    1,173,423
Note payable, Jefferson Bank and Trust Company, interest
  only of prime plus 1/2%. Matures February 20, 1999.
  Secured by equipment and personal guarantee of the
  stockholders..............................................     996,689           --
Note payable, individual, payable in monthly installments of
  $1,822 including interest at 10.0% 5 year amortization.
  Matures March 15, 2002 secured by a freightliner truck....      60,446       75,438
                                                              ----------   ----------
                                                               6,725,883    5,944,577
Less current portion........................................   2,543,486    2,115,385
                                                              ----------   ----------
                                                              $4,182,397   $3,829,194
                                                              ==========   ==========

     Maturities of debt for 1999 and the succeeding years are as follows:

                                                                AMOUNT
                                                              ----------
1999........................................................  $2,543,486
2000........................................................   1,552,089
2001........................................................   1,764,932
2002........................................................     295,376
2003........................................................     190,000
Thereafter..................................................     380,000
                                                              ----------
                                                              $6,725,883
                                                              ==========

7. INCOME TAXES

     The Corporation provides for deferred income taxes for temporary differences between the financial and income tax reporting of accrued shareholder bonus, depreciation, accrued vacation and allowance for doubtful accounts.

                         SCHATZ UNDERGROUND CABLE, INC.

8. RELATED PARTY TRANSACTIONS

     The Company has a note payable with the stockholder as explained in Note 5.

     The Company leases additional facilities and real estate from the stockholders at $2,550 and $2,000 a month, respectively, under month-to-month leases.

9. RETIREMENT PLAN

     The Company has a retirement plan (401k) which covers all employees meeting minimum age and service requirements. The Company makes a matching contribution of 25% of the first 4% of compensation an employee contributes. The Company made $47,241 in matching contributions for the year ended December 31, 1998.

     Under the plan, the Company can make discretionary contributions to the plan. For the year ended December 31, 1998, no discretionary contributions were made.

10. LEASE COMMITMENTS

     The Company currently leases a facility in Kansas City under a long-term lease expiring May 30, 1999. Minimum rental commitments under this lease are as follows:

YEAR ENDED
DECEMBER 31,
------------
1999........................................................  $17,500
                                                              =======

     The Company leases equipment under month-to-month leases. The Company also leases a facility at Nixa and real estate in Villa Ridge from the stockholder under month-to-month leases.

11. MAJOR CUSTOMERS

     Sales to four major customers were approximately $26,221,856 for the year ended December 31, 1998, representing 83.7% of total sales for the year.

12. CREDIT RISK

     The Company is involved in construction for various levels of government and therefore issues credit under binding construction contracts to these agencies. The Company also is engaged in commercial construction and issues credit under binding construction contracts to various companies.

13. CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the organization to credit risk include cash on deposit with one financial institution amounting to $2,070,597 at December 31, 1998, which was insured for up to $100,000 by the U.S. Federal Deposit Insurance Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Orius Corp.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, retained earnings and of cash flows present fairly, in all material respects, the financial position of CATV Subscriber Services, Inc. and its subsidiary (the "Company") at December 31, 1997 and August 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1997 and the eight months ended August 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                            /s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
April 23, 1999

                 CATV SUBSCRIBER SERVICES, INC. AND SUBSIDIARY

                                 BALANCE SHEETS

                    AT DECEMBER 31, 1997 AND AUGUST 31, 1998

                                                              DECEMBER 31,    AUGUST 31,
                                                                  1997           1998
                                                              ------------    -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................   $   31,100     $   231,418
  Accounts receivable, net..................................    5,976,705       4,713,417
  Deferred billings.........................................    1,364,080       2,975,188
  Inventory.................................................           --         138,421
  Prepaid expenses & other current assets...................      134,848         493,941
                                                               ----------     -----------
          Total current assets..............................    7,506,733       8,552,385
                                                               ----------     -----------
Property and equipment, net.................................    1,837,508       2,154,989
                                                               ----------     -----------
Other assets................................................       47,887          24,031
                                                               ----------     -----------
          Total assets......................................   $9,392,128     $10,731,405
                                                               ==========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................   $3,108,447     $   190,676
  Capital lease obligation, current.........................      246,763         347,445
  Accounts payable..........................................      883,702         465,882
  Amounts due to -- NATG....................................           --       3,317,768
  Accrued costs in excess of billings.......................      784,000       1,709,503
  Accrued payroll and payroll taxes.........................       42,406         120,491
  Accrued expenses..........................................      912,431       1,063,840
                                                               ----------     -----------
          Total current liabilities.........................    5,977,749       7,215,605
                                                               ----------     -----------
Long-term liabilities:
  Notes payable.............................................      582,043         251,060
  Capital lease obligation, noncurrent......................      192,698         319,818
  Deferred income tax payable...............................      159,093         188,947
                                                               ----------     -----------
          Total long-term liabilities.......................      933,834         759,825
                                                               ----------     -----------
Shareholders' equity:
  Common stock, par value $10; 10,000 shares authorized;
     1,615 (1997) and 1,806 (1998) shares issued and
     outstanding............................................       16,150          18,060
  Paid-in capital...........................................        5,015         813,700
  Retained earnings.........................................    2,459,380       1,924,215
                                                               ----------     -----------
          Total shareholders' equity........................    2,480,545       2,755,975
                                                               ----------     -----------
          Total liabilities and shareholders' equity........   $9,392,128     $10,731,405
                                                               ==========     ===========

    The accompanying notes are an integral part of the financial statements.

                 CATV SUBSCRIBER SERVICES, INC. AND SUBSIDIARY

                            STATEMENTS OF OPERATIONS

                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
                        THE PERIOD ENDED AUGUST 31, 1998

                                                              DECEMBER 31,   AUGUST 31,
                                                                  1997          1998
                                                              ------------   -----------
Revenues....................................................  $21,546,731    $19,411,946
                                                              -----------    -----------
  Cost of revenues:
  Materials.................................................      489,937        404,313
  Subcontracting fees.......................................    8,302,304      8,333,115
  Direct labor..............................................    6,096,415      4,505,819
  Overhead expenses.........................................    4,375,972      3,070,671
                                                              -----------    -----------
          Total cost of revenues............................   19,264,628     16,313,918
                                                              -----------    -----------
Gross profit................................................    2,282,103      3,098,028
General and administrative expenses.........................    1,972,025      3,493,019
                                                              -----------    -----------
(Loss) income from operations...............................      310,078       (394,991)
                                                              -----------    -----------
Other (income) expense:
  Interest expense, net.....................................      333,332        289,788
  Miscellaneous.............................................       31,170             --
                                                              -----------    -----------
          Total other (income) expense......................      364,502        289,788
                                                              -----------    -----------
Loss before income taxes....................................      (54,424)      (684,779)
Income tax benefit..........................................       (1,725)      (247,564)
                                                              -----------    -----------
Net loss....................................................  $   (52,699)   $  (437,215)
                                                              ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                 CATV SUBSCRIBER SERVICES, INC. AND SUBSIDIARY

                            STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      AND THE PERIOD ENDED AUGUST 31, 1998

                                                                 1997           1998
                                                              -----------    -----------
Cash flows from operating activities:
Net (loss)..................................................  $   (52,699)   $  (437,215)
                                                              -----------    -----------
Adjustment to reconcile net (loss) to net cash used in
  operating activities:
  Loss on sale of equipment.................................       31,509             --
  Depreciation expense......................................      505,639        296,369
  Provision for bad debt....................................      385,017      1,014,578
  Deferred income tax provision.............................       33,813       (354,734)
  Changes in assets and liabilities
     Accounts receivable....................................   (2,065,764)       248,710
     Deferred billings......................................   (1,364,080)    (1,611,108)
     Inventory..............................................           --       (138,421)
     Prepaid and other current assets.......................       (5,387)        25,495
     Other assets...........................................       (3,164)        23,856
     Accounts payable.......................................      844,807       (417,820)
     Accrued costs in excess of billings....................      784,000        925,503
     Accrued payroll and payroll taxes......................       17,437         78,085
     Accrued expenses.......................................      (12,990)       151,409
     Accrued income taxes...................................     (359,198)            --
                                                              -----------    -----------
          Total adjustment..................................   (1,208,361)       241,922
                                                              -----------    -----------
Net cash used in operating activities.......................  $(1,261,060)   $  (195,293)
                                                              -----------    -----------
Cash flows from investing activities:
  Purchases of property and equipment.......................     (254,448)      (271,421)
  Proceeds from sale of property and equipment..............       19,920             --
  Net (increase) in cash value of life insurance............       (9,993)            --
                                                              -----------    -----------
Net cash (used in) investing activities.....................     (244,521)      (271,421)
                                                              -----------    -----------
Cash flows from financing activities:
  Proceeds from borrowing on long-term debt.................    9,366,314        257,350
  Principal payments on long-term debt......................   (7,913,819)    (3,506,104)
  Payment of capital lease obligation.......................     (320,075)      (114,627)
  Amounts received from NATG................................           --      3,317,768
  Payment of dividends......................................           --        (97,950)
  Proceeds from issuance of stock...........................           --        810,595
                                                              -----------    -----------
Net cash provided by financing activities...................    1,132,420        667,032
                                                              -----------    -----------
Net increase (decrease) in cash and cash equivalent.........     (373,161)       200,318
Cash and cash equivalent -- Beginning of year...............      404,261         31,100
                                                              -----------    -----------
Cash and cash equivalent -- End of year.....................  $    31,100    $   231,418
                                                              ===========    ===========
Non-Cash Transactions:
  Capital lease obligations.................................  $   207,242    $   342,429
                                                              ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                 CATV SUBSCRIBER SERVICES, INC. AND SUBSIDIARY

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                  FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE
                          PERIOD ENDED AUGUST 31, 1998

                                                      NUMBER OF
                                                    SHARES ISSUED
                                                         AND         COMMON      RETAINED     PAID-IN
                                                     OUTSTANDING      STOCK      EARNINGS     CAPITAL
                                                    -------------    -------    ----------    --------
BALANCE AT DECEMBER 31, 1996......................      1,615        $16,150    $2,512,079    $  5,015
  Net loss........................................                                 (52,699)
                                                        -----        -------    ----------    --------
BALANCE AT DECEMBER 31, 1997......................      1,615        $16,150    $2,459,380    $  5,015
  Net loss........................................                                (437,215)
  Dividends paid..................................                                 (97,950)
  Issuance of 191 shares..........................        191          1,910                   808,685
                                                        -----        -------    ----------    --------
BALANCE AT AUGUST 31, 1998........................      1,806        $18,060    $1,924,215    $813,700
                                                        =====        =======    ==========    ========

    The accompanying notes are an integral part of the financial statements.

                 CATV SUBSCRIBER SERVICES, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of certain significant accounting policies followed in the preparation of the financial statements.

COMPANY'S ACTIVITIES

     CATV Subscriber Services, Inc. (the Company), incorporated in North Carolina in March 1972, is a provider of infrastructure services to cable television system operators.

BASIS OF ACCOUNTING

     The Company's policy is to prepare its financial statements on the accrual basis of accounting. The consolidated financial statements include the accounts of CATV Subscriber Services, Inc., and its wholly owned inactive subsidiary, Arizona Cable Concepts, Inc. Intercompany accounts have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and such differences may be material to the financial statements.

     Estimates are used in determining the Company's revenue recognition of work-in-progress, costs associated with the work-in-progress, allowances for doubtful accounts, depreciation and amortization, and in the estimated useful lives of assets.

REVENUE RECOGNITION

     Revenue is recorded as units and footages are actually installed. If the unit price of a contract is determined below cost, the entire estimated ultimate loss is accrued.

DEFERRED BILLINGS

     Deferred billings consist of unbilled accounts receivable on work performed prior to December 31, 1997 and August 31, 1998. All costs associated with the deferred billings are also recognized as expenses as of the balance sheet date.

ACCRUED COSTS IN EXCESS OF BILLINGS

     Accrued costs in excess of billings represents estimated cost required to complete the current units of production in excess of amounts billed for those units of production.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include all highly liquid investments purchased with original maturities of three months or less.

INVENTORY

     Inventory is stated at the lower of cost, on a first-in, first-out (FIFO) basis, or market, and consists of materials purchased for installation of cable television networks.

                 CATV SUBSCRIBER SERVICES, INC. AND SUBSIDIARY

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using various accelerated and straight-line methods for income tax and financial statement purposes. Repairs and maintenance charges which do not increase the useful lives of the assets are charged to expense as incurred. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and resulting gain or loss included in current income.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of the Company's financial instruments approximate their carrying value due to the short-term maturities of these financial instruments.

INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes) and certain reserves recorded for book purposes that are not currently deductible for tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

NOTE 2 -- STATEMENT OF CASH FLOWS

     For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                                                             YEAR ENDED       EIGHT MONTHS
                                                            DECEMBER 31,    ENDED AUGUST 31,
                                                                1997              1998
                                                            ------------    ----------------
Cash paid during the year for:
  Interest................................................    $333,332          $289,788
                                                              ========          ========
  Income taxes............................................    $359,198          $201,983
                                                              ========          ========

NOTE 3 -- ACCOUNTS RECEIVABLE

     Accounts receivable consisted of the following at December 31, 1997 and August 31, 1998:

                                                                 1997          1998
                                                              ----------    -----------
Trade receivables...........................................  $5,433,509    $ 5,097,585
Retainage...................................................     928,213        745,732
Allowance for doubtful accounts.............................    (385,017)    (1,129,900)
                                                              ----------    -----------
Accounts receivable, net....................................  $5,976,705    $ 4,713,417
                                                              ==========    ===========

     Retainage consists of amounts that are not due until the completion of a contract. The allowance for doubtful accounts was increased by $997,374 during 1998 for the write-off of receivables from St. Martin Cable TV, FWI, (SMCTV). The Company filed a claim against SMCTV in mid-1997 and has received only insignificant payments since that time. During 1988, the Company elected to not pursue the collection of the receivable due to costs associated with doing so.

                 CATV SUBSCRIBER SERVICES, INC. AND SUBSIDIARY

NOTE 4 -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                  1997           1998
                                                               -----------    -----------
Land.......................................................    $    37,018    $        --
Office building............................................         93,628             --
Leasehold improvements.....................................          2,344          2,344
Automobiles and trucks.....................................      2,315,510      2,820,681
Equipment and tools........................................      1,684,571      1,847,788
Furniture and fixtures.....................................        147,568        223,676
                                                               -----------    -----------
                                                                 4,280,639      4,894,489
Accumulated depreciation...................................     (2,443,131)    (2,739,500)
                                                               -----------    -----------
          Total............................................    $ 1,837,508    $ 2,154,989
                                                               ===========    ===========

NOTE 5 -- LONG-TERM DEBT

     Long-term debt at December 31, 1997 and August 31, 1998, consists of the following:

                                                                   1997         1998
                                                                ----------    --------
Notes payable to BB&T Bank with monthly installments of
  $33,333 plus interest at prime plus 1.5%. Secured by St.
  Martin Cable TV system and all Company assets.............    $  987,993    $     --
Note payable to BB&T Bank. Monthly interest payable at prime plus 2% and a principal due upon demand. Secured by all
  Company assets............................................     2,341,991          --
Notes payable to Ford Motor Credit payable in monthly
  installments ranging from $405 to $906 with terms of 36 to
  60 months: interest ranges from 8.25% to 10.95%...........       308,970     387,401
Notes payable to GMAC Financial Services with 48 monthly
  payments of principal and interest of $795; interest at
  9.50%.....................................................        17,726      12,474
Notes payable to Mazda American Credit payable in 36 monthly
  installments of $1,198; interest at 8.25%.................            --      37,128
Other equipment loans.......................................        33,810       4,733
                                                                ----------    --------
          Total.............................................     3,690,490     441,736
Less current portion........................................     3,108,447     190,676
                                                                ----------    --------
          Total.............................................    $  582,043    $251,060
                                                                ==========    ========

                 CATV SUBSCRIBER SERVICES, INC. AND SUBSIDIARY

     Maturities of long-term debt for each of the 5 years subsequent to August 31, 1998 are as follows:

1999........................................................  $190,676
2000........................................................   130,655
2001........................................................    79,940
2002........................................................    33,770
2003........................................................     6,695
                                                              --------
                                                              $441,736
                                                              ========

     On August 30, 1998, NATG loaned the Company $3,317,768 which was used to repay certain of the Company's indebtedness.

NOTE 6 -- INCOME TAXES

     The components of the provision (benefit) for income taxes for the year ended December 31, 1997 and the period ended August 31, 1998:

                                                                1997        1998
                                                              --------    ---------
Current:
  Federal...................................................  $(30,918)   $  93,238
  State.....................................................    (4,620)      13,932
                                                              --------    ---------
                                                               (35,538)     107,170
                                                              --------    ---------
Deferred:
  Federal...................................................    29,417     (308,619)
  State.....................................................     4,396      (46,115)
                                                              --------    ---------
                                                                33,813     (354,734)
                                                              --------    ---------
Total tax benefit...........................................  $ (1,725)   $(247,564)
                                                              ========    =========

     The effective income tax rate for 1997 and 1998 varies from the federal statutory rate of 34% due primarily to state taxes, as detailed above, and certain non-deductible entertainment expenses.

     Deferred tax assets in the amount of $389,000 due to reserves for the St. Martin receivable are included in prepaid expenses and other current assets as of August 31, 1998. The deferred tax liabilities of $159,093 and $188,947 at December 31, 1997 and August 31, 1998, respectively consist primarily of tax depreciation in excess of book. There are no other significant deferred tax amounts recorded as of December 31, 1997 or August 31, 1998.

NOTE 7 -- CONCENTRATION OF CUSTOMERS

     The Company's customer base is highly concentrated with customers operating cable television networks. For the year ended December 31, 1997 and the eight months ended August 31, 1998 and as of those dates, five customers Media One, Falcon Communications, Cox Communications, Charter Communications and Time Warner, accounted for approximately 77% and 87%, respectively, of net revenues and accounts receivable.

                 CATV SUBSCRIBER SERVICES, INC. AND SUBSIDIARY

NOTE 8 -- LEASE COMMITMENT

     The Company and its subsidiary maintain various capital leases for equipment. Future minimum lease payments for each of the years subsequent to August 31, 1998 are as follows:

1999........................................................  $347,445
2000........................................................   180,425
2001........................................................    93,469
2002........................................................    45,924
                                                              --------
                                                              $667,263
                                                              ========

NOTE 9 -- SUBSEQUENT EVENT

     On August 31, 1998, the company's shareholders entered into an agreement to exchange all of the common stock of CATV for cash and stock of the Company. The effect of this stock exchange agreement has not been reflected in these accounts.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder of
TEXEL Corporation and the
Board of Directors of Orius Corp.

     In our opinion, the accompanying balance sheets and the related statements of operations, changes in shareholder's equity and of cash flows present fairly, in all material respects, the financial position of TEXEL Corporation (the Company) as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
May 14, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder of
TEXEL Corporation

     In our opinion, the accompanying balance sheet and the related statement of operations, changes in shareholder's equity and of cash flows present fairly, in all material respects, the financial position of TEXEL Corporation (the "Company") at May 24, 1999, and the results of its operations and its cash flows for the period from January 1, 1999 through May 24, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PRICEWATERHOUSECOOPERS LLP



Washington, D.C.

June 11, 1999

                               TEXEL CORPORATION

                                 BALANCE SHEETS

                                                                   DECEMBER 31,           MAY 24,
                                                             ------------------------   -----------
                                                                1997         1998          1999
                                                             ----------   -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents................................  $1,395,669   $ 3,144,841   $   798,383
  Accounts receivable......................................   4,725,915     7,172,628     9,303,721
  Costs in excess of billings on uncompleted contracts.....     177,080       644,353       616,624
  Prepaid expenses.........................................      52,570            --         5,168
                                                             ----------   -----------   -----------
          Total current assets.............................   6,351,234    10,961,822    10,723,896
Property and equipment, net................................     195,395       920,046     1,039,447
                                                             ----------   -----------   -----------
          Total assets.....................................  $6,546,629   $11,881,868   $11,763,343
                                                             ==========   ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................  $  757,528   $ 2,028,443   $ 1,357,170
  Accrued expenses.........................................     414,636       618,298       550,118
  Billings in excess of costs on uncompleted contracts.....      40,351        73,153       240,819
                                                             ----------   -----------   -----------
          Total current liabilities........................   1,212,515     2,719,894     2,148,107
Deferred rent..............................................          --       198,065       329,284
                                                             ----------   -----------   -----------
          Total liabilities................................   1,212,515     2,917,959     2,477,391
                                                             ----------   -----------   -----------
Shareholders' equity:
  Common stock, par value $1.00, authorized 1,000 shares;
     issued and outstanding 200 shares.....................         200           200           200
  Retained earnings........................................   5,333,914     8,963,709     9,285,752
                                                             ----------   -----------   -----------
          Total shareholders' equity.......................   5,334,114     8,963,909     9,285,952
                                                             ----------   -----------   -----------
          Total liabilities and shareholders' equity.......  $6,546,629   $11,881,868   $11,763,343
                                                             ==========   ===========   ===========

   The accompanying notes are an integral part of these Financial Statements.

                               TEXEL CORPORATION

                            STATEMENTS OF OPERATIONS


                                                            FOR THE YEARS ENDED      JANUARY 1, 1999
                                                               DECEMBER 31,              THROUGH
                                                         -------------------------       MAY 24,
                                                            1997          1998            1999
                                                         -----------   -----------   ---------------
Contract and service revenue...........................  $21,832,078   $29,648,953     $11,669,426
Cost of sales..........................................   14,989,003    20,633,959       7,029,802
                                                         -----------   -----------     -----------
          Gross profit.................................    6,843,075     9,014,994       4,639,624
Selling, general and administrative expenses...........    1,265,074     1,862,802         745,253
                                                         -----------   -----------     -----------
          Income from operations.......................    5,578,001     7,152,192       3,894,371
Other (income) expense
  Interest income......................................     (102,617)     (127,621)         44,172
  Other expense........................................      101,730        88,145          (3,627)
                                                         -----------   -----------     -----------
Net Income.............................................  $ 5,578,888   $ 7,191,668     $ 3,934,916
                                                         ===========   ===========     ===========
Pro Forma Tax Provision (Unaudited):
  Income before income taxes...........................  $ 5,578,888   $ 7,191,668     $ 3,934,916
  Pro forma provision for income taxes.................    2,120,000     2,732,800       1,495,250
                                                         -----------   -----------     -----------
          Total........................................  $ 3,458,888   $ 4,458,868     $ 2,439,666
                                                         ===========   ===========     ===========


   The accompanying notes are an integral part of these Financial Statements.

                               TEXEL CORPORATION

                            STATEMENTS OF CASH FLOWS


                                                            FOR THE YEARS ENDED      JANUARY 1, 1999
                                                               DECEMBER 31,              THROUGH
                                                         -------------------------       MAY 24,
                                                            1997          1998            1999
                                                         -----------   -----------   ---------------
Cash flows from operating activities:
  Net income...........................................  $ 5,578,888   $ 7,191,668     $ 3,934,916
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation......................................       83,767       101,434          51,185
     Changes in:
       Accounts receivable.............................     (735,921)   (2,446,713)         (2,549)
       Prepaid expenses................................      (52,570)       52,570      (2,131,093)
       Billings in excess of costs.....................       40,351        32,802          (5,168)
       Accounts payable................................      193,091     1,270,915         167,666
       Accrued expenses................................       30,805       203,662        (671,273)
       Costs in excess of billings.....................      (97,607)     (467,273)        (68,180)
       Deferred rent...................................           --       198,065          27,729
                                                         -----------   -----------     -----------
          Net cash provided by operating activities....    5,040,804     6,137,130         131,219
                                                         -----------   -----------     -----------
  Cash flows from investing activities:
  Purchases of property and equipment..................      (89,460)     (826,085)      1,434,452
                                                         -----------   -----------     -----------
          Net cash used in investing activities........      (89,460)     (826,085)       (174,162)
                                                         -----------   -----------     -----------
  Cash flows from financing activities:
  Distributions to stockholder.........................   (4,751,016)   (3,561,873)          6,125
                                                         -----------   -----------     -----------
          Net cash used in financing activities........   (4,751,016)   (3,561,873)       (168,037)
                                                         -----------   -----------     -----------
Increase in cash and cash equivalents..................      200,328     1,749,172      (3,612,873)
Cash and cash equivalents, beginning of year...........    1,195,341     1,395,669      (3,612,873)
                                                         -----------   -----------     -----------
Cash and cash equivalents, end of year.................  $ 1,395,669   $ 3,144,841     $(2,346,458)
                                                         ===========   ===========     ===========


   The accompanying notes are an integral part of these Financial Statements.

                               TEXEL CORPORATION

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998
                       AND THE PERIOD ENDED MAY 24, 1999

                                                     COMMON   COMMON    RETAINED
                                                     SHARES   STOCK     EARNINGS        TOTAL
                                                     ------   ------   -----------   -----------
Balance at January 1, 1997.........................   200      $200    $ 4,506,042   $ 4,506,042
  Net income.......................................    --        --      5,578,888     5,578,888
  Distributions to shareholder.....................    --        --     (4,751,016)   (4,751,016)
                                                      ---      ----    -----------   -----------
Balance at January 1, 1998.........................   200       200      5,333,914     5,334,114
  Net income.......................................    --        --      7,191,668     7,191,668
  Distributions to shareholder.....................    --        --     (3,561,873)   (3,561,873)
                                                      ---      ----    -----------   -----------
Balance at December 31, 1998.......................   200       200      8,963,709     8,963,909
  Net income.......................................    --        --      3,934,916     3,934,916
  Distributions to shareholder.....................    --        --     (3,612,873)   (3,612,873)
                                                      ---      ----    -----------   -----------
Balance at May 24, 1999............................   200      $200    $ 9,285,752   $ 9,285,952
                                                      ===      ====    ===========   ===========

   The accompanying notes are an integral part of these Financial Statements.

                               TEXEL CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

     Texel Corporation (the "Company") was incorporated in 1983 under the laws of the Commonwealth of Virginia. The Company is a provider of premise wiring services, primarily in the Washington, D.C. metropolitan area. The Company's corporate headquarters are located in Reston, Virginia and as of April 30, 1999, the Company had two regional field offices in Columbia, Maryland and Richmond, Virginia.

     Effective May 25, 1999 all of the Company's outstanding shares were sold to Orius Corporation. See subsequent event Note 11.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONTRACT REVENUE

     The Company recognizes revenue from contracts in process on the percentage of completion method of accounting based on contract costs incurred to date compared with total estimated contract costs. Contract costs include all direct labor, material, subcontract, depreciation, and other direct project costs related to contract performance. General and administrative costs are charged to expense as incurred.

     Service revenue is recognized when the work is complete. This work is primarily short term and completed within five days or less.

     Revenues recognized in excess of amounts billed are classified as current assets under costs in excess of billings, and amounts billed in excess of revenues recognized to date are classified as current liabilities as billings in excess of costs. Contract retentions are included in accounts receivable.

     Included in accounts receivable are unbilled amounts which represent revenue billable for completed contracts. Such amounts were billed within 60 days of year end.

INCOME TAXES

     The Company elected subchapter S-Corporation status effective January 1, 1984. As an S-Corporation, the shareholder reports profits or losses of the Company, for Federal and State income tax purposes, on his individual income tax return. As an S-Corporation, the Company was not subject to certain income taxes at the corporate level. Substantially all payments made to the shareholder are in the form of S-Corporation shareholder distributions. In conjunction with the sale of the Company's outstanding stock, the Company's S-Corporation filing status will be terminated and the Company will begin to be taxed as a C-Corporation for federal and state income tax purposes. Pro forma income taxes are calculated at a combined federal and state tax rate of 38%.

CASH AND CASH EQUIVALENTS

     Cash equivalents are highly liquid short-term investments readily convertible into cash. Cash equivalents consist primarily of time deposits and certificates of deposit with various financial institutions. These investments are carried at cost, which approximates market and mature within 90 days and therefore are subject to minimal risk.

PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts and the resulting gain or loss is included in the income. Renewals and betterments are capitalized. Repairs and maintenance are charged to expense when incurred.

                               TEXEL CORPORATION

     Depreciation is computed using the straight-line and accelerated methods over the following estimated useful lives:

Furniture and fixtures......................................   7.5 years
Machinery and equipment.....................................   5.5 years
Automobiles.................................................   5.5 years
Computer software...........................................   5.5 years

     Leasehold improvements are amortized over the shorter of the life of the lease or the life of the asset. Such periods generally approximate seven years.

     Depreciation expense in 1997, 1998 and 1999 was $83,767, $101,434 and $51,185 respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's assets and liabilities approximate fair value due to the short-term maturity of these financial instruments.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates.

3. MAJOR CUSTOMERS

     Sales to individual customers representing more than 10% of total sales were approximately $5,933,000, $11,246,000 and $4,159,000 in 1997, 1998 and
1999, respectively. These amounts represent sales to 2 customers in each year.

4. ACCOUNTS RECEIVABLE

     Accounts receivable consisted of the following at December 31, 1997 and 1998 and May 24, 1999:

                                                         1997         1998        1999
                                                      ----------   ----------   --------
Contract billings...................................  $4,261,637   $4,924,667   $ 54,984
Unbilled accounts receivable........................     360,083    1,845,201    334,366
Retainage...........................................      44,012      345,424     19,628
Rebates and other...................................      60,183       57,336     26,549
                                                      ----------   ----------   --------
          Total.....................................  $4,725,915   $7,172,628   $930,372
                                                      ==========   ==========   ========

     The balances billed but not paid by customers pursuant to retainage provisions in customer contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balances at December 31, 1997 and 1998 and May 24, 1999 are expected to be collected within twelve months of year end.

                               TEXEL CORPORATION

5. PROPERTY AND EQUIPMENT

     Property and equipment, stated at cost, consisted of the following at December 31, 1997 and 1998 and May 24, 1999:

                                                       1997         1998         1999
                                                     ---------   ----------   ----------
Leasehold improvements.............................  $   3,413   $  687,427   $  687,427
Automobiles........................................    345,061      424,502      551,242
Machinery and equipment............................    292,938      338,392      316,630
Computer software..................................     83,891       83,891       83,891
Furniture and fixtures.............................     50,598       67,774       87,300
                                                     ---------   ----------   ----------
                                                       775,901    1,601,986    1,726,490
Less accumulated depreciation......................   (580,506)    (681,940)    (687,043)
                                                     ---------   ----------   ----------
          Property and equipment, net..............  $ 195,395   $  920,046   $1,039,447
                                                     =========   ==========   ==========

6. COSTS AND BILLINGS ON UNCOMPLETED CONTRACTS

                                                             1997         1998          1999
                                                           ---------   -----------   -----------
Costs incurred on uncompleted contracts..................  $ 387,343   $ 2,673,895   $ 2,298,410
Billings on uncompleted contracts........................   (250,614)   (2,102,695)   (1,922,605)
                                                           ---------   -----------   -----------
                                                           $ 136,729   $   571,200   $   375,805
                                                           =========   ===========   ===========
Costs in excess of billings on uncompleted contracts.....    177,080       644,353       616,624
Billings in excess of costs on uncompleted contracts.....    (40,351)      (73,153)     (240,819)
                                                           ---------   -----------   -----------
                                                           $ 136,729   $   571,200   $   375,805
                                                           =========   ===========   ===========

7. LEASE COMMITMENTS

     The Company leases office space at various locations under noncancelable operating leases expiring through 2005. Each lease agreement provides for an annual escalation of 3%.

     Certain office space is leased from Trison LLC, a real estate company owned by the sole shareholder of the Company. The lease requires monthly payments of approximately $33,000 over a 7-year term, with a 5-year renewal option. Based on the terms of the lease, the Company received 10-month rent abatement in return for making necessary leasehold improvements to the office space. The rent abatement is recognized on a straight line basis over the term of the lease. Rent expense for office space for the year ended December 31, 1998 was $307,323.

     Minimum rental payments due under noncancelable operating leases are as follows:

                                                        RELATED
                                                         PARTY       OTHER      TOTAL
                                                       ----------   -------   ----------
1999.................................................  $  231,076   $21,456   $  252,530
2000.................................................     396,130    18,059      414,189
2001.................................................     396,130    16,798      412,928
2002.................................................     396,130    17,303      413,433
2003.................................................     396,130     8,779      404,909
Thereafter...........................................     594,196        --      594,196
                                                       ----------   -------   ----------
          Total future minimum lease payments........  $2,409,792   $80,935   $2,492,187
                                                       ==========   =======   ==========

                               TEXEL CORPORATION

8. ACCRUED EXPENSES

     Accrued expenses were comprised of the following at December 31, 1997 and 1998 and May 24, 1999:

                                                            1997       1998      1999
                                                          --------   --------   -------
Salaries, wages and benefits............................  $196,244   $273,352   $38,570
Profit sharing..........................................   115,304    177,399        --
Vacation accrual........................................    49,448     59,012     7,149
Other...................................................    53,640    108,535     9,292
                                                          --------   --------   -------
          Total.........................................  $414,636   $618,298   $55,011
                                                          ========   ========   =======

9. PROFIT SHARING PLAN

     A defined contribution retirement plan is maintained by the Company. All full-time employees who have attained the age of twenty-one and completed one year of service are eligible to participate in the plan. The participants may elect to make a contribution up to 15% of their compensation not exceeding $9,500 in 1998 as defined by the plan. The Company matches 20% of employee contributions up to 4% of the employee's compensation. Vesting of Company contributions occur ratably over a 7-year period. The Company also provides a discretionary contribution to the profit sharing plan. During 1997, 1998 and 1999 approximately $125,000, $177,000 and 0, respectively, was expensed related to this contribution.

10. OTHER RELATED PARTY TRANSACTIONS

     The president and sole shareholder of the Company is the 30% shareholder of Texel Systems, Inc., which is a company that performs certain phone and cable system installation services. The Company occasionally uses Texel Systems, Inc. as a subcontractor on its projects, and vice-versa. Total revenue and expense recorded by the Company for services provided to or obtained from Texel Systems, Inc. was approximately $44,000 and $173,000, respectively in 1998 and $5,000 and $15,000, respectively in 1999.

11. SUBSEQUENT EVENT

     On May 25, 1999, the Company's sole shareholder sold all of the Company's outstanding stock to Orius Corp. for cash and Orius common stock totaling approximately $39 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders of Hattech, Inc.

     We have audited the accompanying balance sheets of Hattech, Inc. as of December 31, 1999, 1998 and 1997, and the related statements of income and retained earnings and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hattech, Inc. as of December 31, 1999, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ OFFUTT CHILDERS & PUTMAN, P.C.
---------------------------------------------------------

Vienna, Virginia
August 16, 2000

                                 HATTECH, INC.

                                 BALANCE SHEETS

                            MARCH 31, 2000 AND 1999

                                                                 2000         1999
                                                              ----------   ----------
                                                                    (UNAUDITED)
                                       ASSETS

CURRENT ASSETS
  Cash......................................................  $  (14,858)  $    3,668
  Accounts receivable -- billed, net of allowance...........   3,447,129    5,952,939
  Accounts receivable -- unbilled...........................   1,396,401       94,046
  Notes receivable..........................................      11,500       11,583
  Notes receivable -- Stockholders..........................          --    1,012,396
  Inventory.................................................   1,520,521    1,031,206
  Other current assets......................................     136,535       12,431
                                                              ----------   ----------
     TOTAL CURRENT ASSETS...................................   6,497,228    8,118,269
INVESTMENT..................................................          --       40,433
PROPERTY AND EQUIPMENT, net.................................     968,345      517,617
DEPOSITS....................................................      12,995       11,564
                                                              ----------   ----------
     TOTAL ASSETS...........................................  $7,478,568   $8,687,883
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable.............................................  $3,165,173   $1,098,364
  Notes payable -- stockholders.............................     523,566      244,575
  Capital lease obligations, current........................      65,733      118,741
  Accounts payable and accrued expenses.....................     566,899    1,588,486
  Accrued salaries and related liabilities..................     826,870      778,729
  Accrued profit sharing contribution.......................     150,477      118,719
  Deferred revenue..........................................          --      785,714
                                                              ----------   ----------
     TOTAL CURRENT LIABILITIES..............................   5,298,718    4,733,328
LONG TERM LIABILITIES
  Capital lease obligations, noncurrent.....................      24,807       62,514
  Deferred rent.............................................      41,326       27,649
                                                              ----------   ----------
          TOTAL LIABILITIES.................................   5,364,851    4,823,491
                                                              ----------   ----------
STOCKHOLDERS' EQUITY
  Common stock, $.01 par value, 9,000 shares authorized, 304
     shares issued and outstanding..........................           3            3
  Paid in capital...........................................   1,012,394    1,012,394
  Retained earnings.........................................   1,101,320    2,851,995
                                                              ----------   ----------
     TOTAL STOCKHOLDERS' EQUITY.............................   2,113,717    3,864,392
COMMITMENTS
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.............  $7,478,568   $8,687,883
                                                              ==========   ==========

                      (See notes to financial statements)

                                 HATTECH, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                     QUARTERS ENDED MARCH 31, 2000 AND 1999

                                                                 2000         1999
                                                              ----------   ----------
                                                                    (UNAUDITED)
REVENUE.....................................................  $7,056,928   $6,931,505
                                                              ----------   ----------
DIRECT EXPENSES
  Labor.....................................................   1,603,921    1,453,067
  Subcontractors............................................     426,200      879,000
  Materials.................................................     790,441      741,073
  Meals, travel and lodging.................................   1,292,218      802,982
  Other.....................................................     457,482      398,206
                                                              ----------   ----------
     TOTAL DIRECT EXPENSES..................................   4,570,262    4,274,328
                                                              ----------   ----------
GROSS PROFIT................................................   2,486,666    2,657,177
                                                              ----------   ----------
INDIRECT EXPENSES
  Other indirect expenses...................................   2,387,997    1,755,417
  Depreciation..............................................     112,318       38,500
                                                              ----------   ----------
     TOTAL INDIRECT EXPENSES................................   2,500,315    1,793,917
                                                              ----------   ----------
Operating Income (Loss).....................................     (13,649)     863,260
                                                              ----------   ----------
OTHER (INCOME) EXPENSES
  Interest income...........................................          --           --
  Gain/loss on investment...................................          --           --
  Interest expense..........................................     104,180       25,320
                                                              ----------   ----------
     TOTAL OTHER (INCOME) EXPENSES..........................     104,180       25,320
                                                              ----------   ----------
NET INCOME (LOSS)...........................................    (117,829)     837,940
RETAINED EARNINGS, beginning of quarter.....................   1,219,149    2,014,055
STOCKHOLDER DISTRIBUTIONS...................................          --           --
                                                              ----------   ----------
RETAINED EARNINGS, end of quarter...........................  $1,101,320   $2,851,995
                                                              ==========   ==========

                      (See notes to financial statements)

                                 HATTECH, INC.

                            STATEMENTS OF CASH FLOWS
                     QUARTERS ENDED MARCH 31, 2000 AND 1999

                                                                 2000         1999
                                                              -----------   ---------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $  (117,829)  $ 837,940
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization..........................      112,318      38,500
     Changes in assets and liabilities:
       Accounts receivable..................................    1,585,567    (739,956)
       Other current assets.................................     (112,932)     36,757
       Inventory............................................      114,247    (408,677)
       Deposits.............................................           --          --
       Accounts payable and accrued expenses................     (737,733)    457,407
       Accrued salaries and related liabilities.............     (479,322)    537,946
       Accrued profit sharing contribution..................          477      37,500
       Deferred revenue.....................................     (142,857)   (214,286)
       Deferred rent........................................        3,417       3,417
                                                              -----------   ---------
          Net cash provided by operating activities.........      225,353     586,548
                                                              -----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in notes receivable..............................        4,000      (1,583)
  Capital expenditures......................................      (56,169)    (53,461)
                                                              -----------   ---------
          Net cash used in investing activities.............      (52,169)    (55,044)
                                                              -----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in note payable -- line of credit................   (1,230,226)   (501,223)
  Principal payments under capital lease obligations........      (38,961)    (27,359)
                                                              -----------   ---------
          Net cash used in financing activities.............   (1,269,187)   (528,582)
                                                              -----------   ---------
NET INCREASE (DECREASE) IN CASH.............................   (1,096,003)      2,922
CASH, beginning of quarter..................................    1,081,145         746
                                                              -----------   ---------
CASH, end of quarter........................................  $   (14,858)  $   3,668
                                                              ===========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the quarter for interest.................  $   114,670   $  43,920
                                                              ===========   =========

                      (See notes to financial statements)

                                 HATTECH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                            MARCH 31, 2000 AND 1999

1. BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared by the Company, without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures made are adequate to make the information presented not misleading. Accordingly, these unaudited financial statements and related notes should be read in conjunction with the financial statements and notes thereto included in this prospectus. Reported interim results of operations are based in part on estimates, and are not necessarily indicative of those expected for the year.

2. NOTES RECEIVABLE -- STOCKHOLDERS

     The Company issued 154 shares of common stock in March 1999 in exchange for notes receivable. The notes receivable were collected on December 30, 1999.

3. SUBSEQUENT EVENT

     In May, 2000, the Company became a wholly owned subsidiary of Orius Corp.

                                 HATTECH, INC.

                                 BALANCE SHEETS

                        DECEMBER 31, 1999, 1998 AND 1997

                                                              1999          1998        1997
                                                           -----------   ----------   --------
ASSETS

Current assets:
  Cash...................................................  $ 1,081,145   $      746   $124,623
  Accounts receivable -- billed, net of allowance........    4,093,097    2,576,913    174,827
  Accounts receivable -- unbilled........................    2,336,000    2,730,116    112,280
  Notes receivable.......................................       15,500       10,000         --
  Inventory..............................................    1,634,768      622,529         --
  Other current assets...................................       23,603       49,188         --
                                                           -----------   ----------   --------
          Total current assets...........................    9,184,113    5,989,492    411,730
Investment...............................................           --       40,433     40,433
Property and equipment, net..............................    1,024,494      502,656         --
Deposits.................................................       12,995       11,564        400
                                                           -----------   ----------   --------
          Total assets...................................  $10,221,602   $6,544,145   $452,563
                                                           ===========   ==========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable..........................................  $ 4,395,399   $1,599,587   $147,904
  Notes payable -- stockholders..........................      523,566      244,575         --
  Capital lease obligations, current.....................       92,957      114,957         --
  Accounts payable and accrued expenses..................    1,304,632    1,131,079     52,519
  Accrued salaries and related liabilities...............    1,306,192      240,783     54,818
  Accrued profit sharing contribution....................      150,000       81,219         --
  Deferred revenue.......................................      142,857    1,000,000         --
                                                           -----------   ----------   --------
          Total current liabilities......................    7,915,603    4,412,200    255,241
Long term liabilities:
  Capital lease obligations, noncurrent..................       36,544       93,657         --
  Deferred rent..........................................       37,909       24,232         --
                                                           -----------   ----------   --------
          Total liabilities..............................    7,990,056    4,530,089    255,241
                                                           -----------   ----------   --------
Stockholders' equity:
  Common stock, $.01 par value, 9,000 shares authorized,
     304 and 150 shares issued and outstanding...........            3            1          1
  Paid in capital........................................    1,012,394           --         --
  Retained earnings......................................    1,219,149    2,014,055    197,321
                                                           -----------   ----------   --------
          Total stockholders' equity.....................    2,231,546    2,014,056    197,322
Commitments
                                                           -----------   ----------   --------
          Total liabilities and stockholders' equity.....  $10,221,602   $6,544,145   $452,563
                                                           ===========   ==========   ========

                      (See notes to financial statements)

                                 HATTECH, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                            1999          1998         1997
                                                         -----------   -----------   ---------
Revenue................................................  $31,847,052   $20,279,804   $ 713,785
                                                         -----------   -----------   ---------
Direct expenses
  Labor................................................    6,830,519     2,629,488     261,516
  Subcontractors.......................................    3,349,390     6,710,977      24,277
  Materials............................................    3,710,892     2,351,472          --
  Meals, travel and lodging............................    5,065,561     1,514,481     152,664
  Other................................................    1,069,644       524,007          --
                                                         -----------   -----------   ---------
          Total direct expenses........................   20,026,006    13,730,425     438,457
                                                         -----------   -----------   ---------
Gross profit...........................................   11,821,046     6,549,379     275,328
                                                         -----------   -----------   ---------
Indirect expenses
  Other indirect expenses..............................   10,622,163     4,482,074     164,415
  Depreciation.........................................      274,868       111,475      12,318
                                                         -----------   -----------   ---------
          Total indirect expenses......................   10,897,031     4,593,549     176,733
                                                         -----------   -----------   ---------
Operating income.......................................      924,015     1,955,830      98,595
                                                         -----------   -----------   ---------
Other (income) expenses
  Interest income......................................      (50,093)           --          --
  Gain/loss on investment..............................       (9,567)           --      31,618
  Interest expense.....................................      235,846       107,096       5,001
                                                         -----------   -----------   ---------
          Total other (income) expenses................      176,186       107,096      36,619
                                                         -----------   -----------   ---------
Net income.............................................      747,829     1,848,734      61,976
Retained earnings, beginning of year...................    2,014,055       197,321     235,345
Stockholder distributions..............................   (1,542,735)      (32,000)   (100,000)
                                                         -----------   -----------   ---------
Retained earnings, end of year.........................  $ 1,219,149   $ 2,014,055   $ 197,321
                                                         ===========   ===========   =========

                      (See notes to financial statements)

                                 HATTECH, INC.

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                            1999          1998         1997
                                                         -----------   -----------   ---------
Cash flows from operating activities:
  Net income...........................................  $   747,829   $ 1,848,734   $  61,976
  Adjustments to reconcile net income to net cash used
     in operating activities:
     Depreciation and amortization.....................      274,868       111,475      12,318
     Bad debt expense..................................       11,079            --
     (Gain) loss on investment.........................       (9,567)           --      31,618
     Inventory reserve.................................       20,000            --
     Changes in assets and liabilities:
       Accounts receivable.............................   (1,133,147)   (5,019,922)   (287,107)
       Other current assets............................       25,585       (49,188)         --
       Inventory.......................................   (1,032,239)     (622,529)         --
       Deposits........................................       (1,431)      (11,164)       (400)
       Accounts payable and accrued expenses...........      173,553     1,078,560      42,997
       Accrued salaries and related liabilities........    1,065,409       185,965      54,818
       Accrued profit sharing contribution.............       68,781        81,219          --
       Deferred revenue................................     (857,143)    1,000,000          --
       Deferred rent...................................       13,677        24,232
                                                         -----------   -----------   ---------
          Net cash used in operating activities........     (632,746)   (1,372,618)    (83,780)
                                                         -----------   -----------   ---------
Cash flows from investing activities:
  Proceeds from investment.............................       50,000            --     130,000
  Increase in notes receivable.........................       (5,500)      (10,000)         --
  Capital expenditures.................................     (750,649)     (334,708)    (12,318)
                                                         -----------   -----------   ---------
          Net cash (used in) provided by investing
            activities.................................     (706,149)     (344,708)    117,682
                                                         -----------   -----------   ---------
Cash flows from financing activities:
  Proceeds from issuance of stock......................    1,012,396            --          --
  Increase in note payable -- line-of-credit...........    2,795,812     1,496,338     153,249
  Principal payments of long term debt.................           --       (44,655)     (5,345)
  Principal payments under capital lease obligations...     (125,170)      (70,809)         --
  Increase in notes payable -- stockholders............      278,991       244,575          --
  Stockholder distributions............................   (1,542,735)      (32,000)   (100,000)
                                                         -----------   -----------   ---------
          Net cash provided by financing activities....    2,419,294     1,593,449      47,904
                                                         -----------   -----------   ---------
Net increase (decrease) in cash........................    1,080,399      (123,877)     81,806
Cash, beginning of year................................          746       124,623      42,817
                                                         -----------   -----------   ---------
Cash, end of year......................................  $ 1,081,145   $       746   $ 124,623
                                                         ===========   ===========   =========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest...............  $   215,855   $    88,496   $   5,001
                                                         ===========   ===========   =========

                      (See notes to financial statements)

                                 HATTECH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 1 -- ORGANIZATION AND BUSINESS

     Hattech, Inc. (the Company) was incorporated in the Commonwealth of Virginia on January 23, 1995. The Company provides engineering and installation of telecommunications equipment services to customers throughout the United States.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH

     For purposes of the statement of cash flows, cash consists of demand deposits held in banks.

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company believes it is not exposed to any significant credit risk for amounts in excess of the insured limits.

ACCOUNTS RECEIVABLE

     The Company maintains its books and records on the accrual basis of accounting. Accounts receivable are reported at their gross value, less an allowance for doubtful accounts as deemed necessary. The allowance for doubtful accounts was $5,149 at December 31, 1999. There was no allowance for doubtful accounts at December 31, 1998 and 1997. Unbilled accounts receivable consist primarily of sales to customers which cannot be billed until the project is substantially complete.

REVENUE RECOGNITION

     Revenue on time and material contracts is recognized on the basis of billable rates times hours delivered plus materials expense incurred. Revenue on fixed-price contracts is recognized on the basis of percentage-of-completion using a method which approximates costs incurred in relation to the estimated costs. Losses on contracts are provided for in the period in which they are first determined.

     Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

INVENTORY

     Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. The Company's inventory is comprised primarily of materials and cable.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Property and equipment under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value of the property at the inception of the lease.

     Depreciation on property and equipment is calculated using the straight-line and accelerated methods over the estimated useful lives of the assets, generally 3 to 10 years. Property and equipment held under capital leases which contain a bargain purchase option or transfer of ownership are depreciated in the same manner described above. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

                                 HATTECH, INC.

ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

     The Company elected to be taxed as an "S" Corporation effective January 1, 1996 under the Internal Revenue Code. Consequently, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income.

NOTE 3 -- INVESTMENT

     The Company had a 42% interest as a general partner in a joint venture that designed and installed telecommunication equipment for customers overseas. The joint venture is reflected on the accompanying balance sheets at December 31, 1998 and 1997 using the equity method of accounting.

     The Company and its partner in the joint venture were in litigation over the value of the Company's interest in the joint venture. The litigation was settled during 1999. As part of the settlement, the Company received $50,000 and the joint venture was dissolved.

NOTE 4 -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31:

                                                                 1999        1998      1997
                                                              ----------   --------   -------
Equipment...................................................  $  605,179   $247,756   $ 7,735
Computer equipment and software.............................     473,689    271,153    10,486
Furniture and fixtures......................................     180,760     50,703        --
Building improvements.......................................     122,725     62,740        --
Vehicles....................................................      46,057         --        --
                                                              ----------   --------   -------
                                                               1,428,410    632,352    18,221
          Less accumulated depreciation.....................     403,916    129,696    18,221
                                                              ----------   --------   -------
                                                              $1,024,494   $502,656   $    --
                                                              ==========   ========   =======

NOTE 5 -- NOTE PAYABLE

     The Company has a line-of-credit with a bank which provides for borrowings up to $7,500,000 ($5,000,000 at December 31, 1998 and $500,000 at December 31,
1997). Borrowings are limited to eligible accounts receivable and eligible inventory, as defined in the Loan and Security Agreements. The current line-of-credit matures on September 30, 2000. Borrowings bear interest at .5% (1% at December 31, 1998 and 1.375% at December 31, 1997) above the prime rate as published in the Wall Street Journal and are secured by all of the Company's assets, assignment of life insurance policies on the stockholders, and deeds of trust on the stockholders' residences. Borrowings are also guaranteed by the Company's stockholders and their spouses. At December 31, 1999, 1998 and 1997, $4,395,399, $1,599,587 and $103,249, respectively, were outstanding.

     In addition, the Company had a $50,000 term loan as of December 31, 1997 with the same bank. The loan agreement was dated July 14, 1997 with the loan maturing on July 14, 2000. The loan was to be

                                 HATTECH, INC.

repaid in 35 principal payments of $1,380 and one final principal and interest payment of $1,713.99. Monthly payments of accrued interest were also due at a rate of 1.375% over the prime rate (initial rate of 9.875%). The loan was secured by all of the Company's assets, assignment of life insurance policies on the stockholders and deeds of trust on the stockholders' residences. The term loan was included in the $5,000,000 line-of-credit agreement executed in 1998.

NOTE 6 -- NOTES PAYABLE -- STOCKHOLDERS

     The stockholders' loaned the Company funds during 1999 and 1998. The loans are evidenced by notes that are unsecured and bear interest at 6% per annum. The notes are subordinate to the line-of-credit described in Note 5.

     The aggregate amount of notes payable to stockholders at December 31, 1999 and 1998 was $523,566 and $244,575, respectively.

     Interest expense incurred during 1999 and payable to the stockholders' at December 31, 1999 was $14,675. There was no interest expense incurred to the stockholders during 1998.

NOTE 7 -- COMMON STOCK

     There were no transactions affecting common stock in 1998. The following is a summary of transactions affecting common stock during the year ended December 31, 1999:

                                                               COMMON STOCK     ADDITIONAL
                                                              ---------------    PAID-IN
                                                              SHARES   AMOUNT    CAPITAL
                                                              ------   ------   ----------
Balance, January 1, 1999....................................   150       $1     $       --
Issuance of stock...........................................   154        2      1,012,394
                                                               ---       --     ----------
Balance, December 31, 1999..................................   304       $3     $1,012,394
                                                               ===       ==     ==========

     The Company issued 154 shares of common stock in 1999 in exchange for notes receivable. The notes receivable were collected on December 30, 1999

     The Company issued 68 shares of common stock at par value ($.68) to the current stockholders during 1997.

NOTE 8 -- LEASES AND COMMITMENTS

     The Company is obligated under various capital leases for a vehicle, computers and equipment that expire throughout the next four years. At December 31, 1999 and 1998, the gross amount of capital leases included in the Company's property and equipment was as follows:

                                                                1999        1998
                                                              --------    --------
Equipment...................................................  $223,700    $223,700
Computer equipment and software.............................    55,723      55,723
Vehicle.....................................................    46,057          --
                                                              --------    --------
                                                               325,480     279,423
  Less accumulated amortization.............................   146,476      51,419
                                                              --------    --------
                                                              $179,004    $228,004
                                                              ========    ========

                                 HATTECH, INC.

     The Company also has noncancellable operating leases for office and warehouse facilities that expire over the next three years. Some of the operating leases include scheduled rent escalations and also require the Company to pay its proportionate share of building expenses as additional rent. The aggregate cash payments for leases with rent escalations are being expensed ratably over the related lease term resulting in deferred rent.

     Future minimum lease payments under noncancellable operating leases and the present value of future minimum capital lease payments as of December 31, 1999 are:

                                                              CAPITAL     OPERATING
                  YEAR ENDING DECEMBER 31,                     LEASES       LEASES
                  ------------------------                    --------    ----------
2000........................................................  $100,495    $  597,463
2001........................................................    20,335       473,799
2002........................................................    10,739       470,544
2003........................................................     8,055            --
                                                              --------    ----------
                                                               139,624    $1,541,806
                                                                          ==========
Less interest at rates ranging from 6.21% to 15.31%.........    10,123
                                                              --------
Present value of net minimum capital lease payments.........   129,501
Less current portion........................................    92,957
                                                              --------
Obligations under capital leases, noncurrent................  $ 36,544
                                                              ========

     The Company's rental expense for operating leases in 1999 and 1998, including additional rent of $109,472 and $107,974, was $768,194 and $645,370, respectively. Amortization of assets recorded under capital leases during 1999 and 1998 was $95,057 and $51,419, respectively, and is included in depreciation expense.

     The Company has the right to terminate its primary lease for office and facilities space under certain conditions.

NOTE 9 -- CONCENTRATIONS

     The Company was the primary provider of field engineering and installation services for one of its customers. The Company also provided warehouse and staging facility services for the customer. The services were provided pursuant to a Services Agreement that commenced February 1, 1998 and terminated February 1, 2000.

     Revenue generated from this customer comprised approximately 70%, 97% and 100% of total revenue for the years ended December 31, 1999, 1998 and 1997, respectively. Approximately 58%, 90% and 100% of billed and unbilled accounts receivable at December 31, 1999, 1998 and 1997, respectively, are due from this customer.

     Two other customers had balances that approximated 15% and 11% of total accounts receivable at December 31, 1999.

     The Company obtains the majority of its inventory from two suppliers. Although no formal purchase agreement exists, the Company believes the relationships will continue.

     The Company has an agreement effective July 1, 1997 with a union that covers approximately 39% of the Company's labor force in 1999. The agreement terminates on June 30, 2002.

                                 HATTECH, INC.

NOTE 10 -- PROFIT SHARING

     The Company amended its 401(k) Profit Sharing Plan (the Plan) in 1999 and 1998 to eliminate minimum age and length of service requirements. The Plan allows eligible employees to defer a portion of their annual compensation, subject to the limits in Section 401(k) of the Internal Revenue Code. The Company, at its discretion, may make profit sharing contributions to the Plan. Such contributions vest ratably over a five year period. The Company made profit sharing contributions of $150,000 and $81,219 in 1999 and 1998, respectively.

NOTE 11 -- EMPLOYEE STOCK BASED COMPENSATION

     The Company adopted an Employee Stock Based Compensation Agreement in December 1999. The agreement entitles participants to receive compensation in the form of "stock based compensation units," as defined in the agreement. The board of directors, at its discretion, grants "stock based compensation units." The agreement provides for ratable vesting over a five-year period.

     The value of each "stock based compensation unit" is determined at the end of each fiscal year through the year ending December 31, 2003, at which time the final value of the "stock based compensation units" will be determined. The value of each "stock based compensation unit" is determined by a formula defined in the agreement.

     In the event that there is a change in control transaction, as defined in the agreement, prior to December 31, 2003, participants will be entitled to receive their vested portion of the "stock based compensation units" within 60 days of the change in control. Participants that remain with the Company after a change in control will continue to receive compensation equal to the amount they would have received, on each vesting date, had there not been a change in control.

     The value of the "stock based compensation units" at December 31, 1999 was $46,999 and is included in the accompanying financial statements as an expense and a liability.

NOTE 12 -- 1998 FINANCIAL STATEMENTS RESTATED

     Certain errors, resulting in the overstatement of reported net income in the Company's previously issued 1998 unaudited financial statements, have been corrected as a result of the audits for the years ended December 31, 1998 and 1997. The changes to retained earnings at December 31, 1997 and to the 1998 statement of income and retained earnings are summarized as follows:

                                                              RETAINED
                                                              EARNINGS   NET INCOME
                                                              --------   ----------
As previously reported......................................  $139,850   $1,906,205
  Overstatement of revenues.................................   112,280     (112,280)
  Overstatement of salaries.................................   (54,809)      54,809
                                                              --------   ----------
As restated.................................................  $197,321   $1,848,734
                                                              ========   ==========

NOTE 13 -- NONCASH INVESTING AND FINANCING ACTIVITIES

     Capital lease obligations of $46,057 and $279,423 were incurred in 1999 and 1998, respectively, when the Company entered into leases for a vehicle and computer and office equipment.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management of
Copenhagen Utilities & Construction, Inc.
and the Board of Directors of Orius Corp.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, retained earnings and of cash flows present fairly, in all material respects, the financial position of Copenhagen Utilities & Construction, Inc. (the "Company") at December 31, 1997 and 1998 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PRICEWATERHOUSECOOPERS LLP


Portland, Oregon
May 20, 2000

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Management of


Copenhagen Utilities & Construction, Inc.


and the Board of Directors of Orius Corp.



     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, retained earnings and of cash flows present fairly, in all material respects, the financial position of Copenhagen Utilities & Construction, Inc. (the "Company") at December 31, 1997 and 1998 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PRICEWATERHOUSECOOPERS LLP


Portland, Oregon


May 20, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Orius Corp.:



     In our opinion, the accompanying balance sheet and the related statements of income, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Copenhagen Utilities & Construction, Inc. (the "Company") at February 26, 1999, and the results of its operations and its cash flows for the period January 1, 1999 through February 26, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

September 11, 2000

                   COPENHAGEN UTILITIES & CONSTRUCTION, INC.

                          CONSOLIDATED BALANCE SHEETS


                DECEMBER 31, 1997 AND 1998 AND FEBRUARY 26, 1999



                                                             1997          1998          1999
                                                          -----------   -----------   -----------
ASSETS
Current assets:
  Cash..................................................  $ 1,100,760   $ 1,638,845   $   432,586
  Short-term investments................................      750,000       750,000       750,000
  Accounts receivable, net..............................    5,522,908     3,980,602     3,320,332
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..............................    2,438,416     2,217,739     1,990,349
  Deferred income taxes.................................       16,000        21,000        21,000
  Prepaid expenses and other current assets.............       76,300       105,938        91,560
  Income taxes receivable...............................                     94,103        94,103
                                                          -----------   -----------   -----------
          Total current assets..........................    9,904,384     8,808,227     6,699,930
Vehicles, equipment and leasehold improvements, net.....    2,098,858     1,835,429     1,781,108
                                                          -----------   -----------   -----------
          Total assets..................................  $12,003,242   $10,643,656   $ 8,481,038
                                                          ===========   ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................................  $ 2,519,770   $ 1,300,495   $ 1,271,245
  Accrued liabilities...................................    2,548,086     3,185,607       650,663
  Long-term debt, current portion.......................       61,023       129,364       129,364
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..............................      780,404       250,437       278,032
                                                          -----------   -----------   -----------
          Total current liabilities.....................    5,909,283     4,865,903     2,329,304
Long-term debt..........................................      835,277        28,032         2,423
                                                          -----------   -----------   -----------
          Total liabilities.............................    6,744,560     4,893,935     2,331,727
                                                          -----------   -----------   -----------
Contingencies (Note 12)
Stockholders' equity:
  Common stock:
     Voting; 10,000 shares authorized, 2,496 issued and
       outstanding in 1997 and 1998, par value $.02.....           50            50            50
     Nonvoting; 90,000 shares authorized, 59,904 shares
       issued and outstanding in 1997 and 1998, par
       value $.02.......................................        1,198         1,198         1,198
     Additional paid-in capital.........................                    651,319       651,319
     Retained earnings..................................    5,257,434     5,097,154     5,496,744
                                                          -----------   -----------   -----------
          Total stockholders' equity....................    5,258,682     5,749,721     6,149,311
                                                          -----------   -----------   -----------
          Total liabilities and stockholders' equity....  $12,003,242   $10,643,656   $ 8,481,038
                                                          ===========   ===========   ===========


    The accompanying notes are an integral part of the Financial Statements.

                   COPENHAGEN UTILITIES & CONSTRUCTION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998


          AND FOR THE PERIOD JANUARY 1, 1999 THROUGH FEBRUARY 26, 1999



                                                              1997          1998          1999
                                                           -----------   -----------   ----------
Contract revenue.........................................  $48,377,526   $35,191,894   $3,877,516
Contract costs...........................................   39,166,200    27,092,236    2,639,110
                                                           -----------   -----------   ----------
     Gross profit........................................    9,211,326     8,099,658    1,238,406
General and administrative expenses......................    6,888,750     8,541,112      634,467
                                                           -----------   -----------   ----------
     Income (loss) from operations.......................    2,322,576      (441,454)     603,939
                                                           -----------   -----------   ----------
Other (income) expense:
  Interest income........................................     (207,866)     (238,701)     (19,033)
  Interest expense.......................................       43,126        68,882        8,795
  (Gain) loss on disposal of assets......................       (3,238)      (35,355)          --
                                                           -----------   -----------   ----------
                                                              (167,978)     (205,174)     (10,238)
                                                           -----------   -----------   ----------
     Income (loss) before income tax provision...........    2,490,554      (236,280)     614,177
Income tax provision (benefit)...........................      900,000       (76,000)     214,587
                                                           -----------   -----------   ----------
     Net income (loss)...................................    1,590,554      (160,280)     399,590
Retained earnings, beginning of year.....................    3,816,880     5,257,434    5,097,154
Dividends paid...........................................     (150,000)           --           --
                                                           -----------   -----------   ----------
Retained earnings, end of period.........................  $ 5,257,434   $ 5,097,154   $5,496,744
                                                           ===========   ===========   ==========


    The accompanying notes are an integral part of the Financial Statements.

                   COPENHAGEN UTILITIES & CONSTRUCTION, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998


          AND FOR THE PERIOD JANUARY 1, 1999 THROUGH FEBRUARY 26, 1999



                                                             1997          1998          1999
                                                          -----------   -----------   -----------
Cash flows from operating activities:
  Net income (loss).....................................  $ 1,590,554   $  (160,280)  $   399,590
                                                          -----------   -----------   -----------
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization......................      635,084       839,632       160,000
     Gain on disposal of assets.........................       (3,238)      (35,355)           --
     Net changes in operating assets and liabilities:
       Accounts receivables.............................      645,554)    1,542,306       660,280
       Prepaid expenses and other current assets........      (21,264)      (29,638)       14,378
       Costs and estimated earnings in excess of
          billings on uncompleted contracts.............     (549,642)      220,677       227,390
       Deferred income tax..............................       11,000        (5,000)           --
       Billings in excess of costs and estimated
          earnings on uncompleted contracts.............      180,963      (529,967)       27,595
       Accounts payable.................................        2,550    (1,219,275)       29,250
       Accrued liabilities..............................    1,164,688     1,072,971    (2,534,944)
       Income taxes payable (receivable)................     (259,754)     (529,553)           --
                                                          -----------   -----------   -----------
          Total adjustments.............................      514,833     1,326,798    (1,474,551)
                                                          -----------   -----------   -----------
          Net cash provided by (used in) operating
            activities..................................    2,105,387     1,166,518    (1,074,961)
                                                          -----------   -----------   -----------
Cash flows from investing activities:
  Proceeds from disposal of assets......................       23,300        38,500            --
  Purchase of vehicles, equipment and leasehold
     improvements.......................................     (449,190)     (464,648)     (105,679)
  Purchase of short-term investments....................     (750,000)           --            --
                                                          -----------   -----------   -----------
          Net cash used in investing activities.........   (1,758,190)     (426,148)     (105,679)
                                                          -----------   -----------   -----------
Cash flows from financing activities:
  Dividends paid........................................     (150,000)           --            --
  Contributions from shareholders.......................           --       109,085            --
  Payments on long-term debt............................     (720,223)     (311,370)      (25,609)
                                                          -----------   -----------   -----------
          Net cash used in financing activities.........     (870,223)     (202,285)      (25,609)
                                                          -----------   -----------   -----------
          Net increase (decrease) in cash...............       59,274       538,085    (1,206,259)
Cash at beginning of year...............................    1,041,486     1,100,760     1,638,845
                                                          -----------   -----------   -----------
Cash at end of year.....................................  $ 1,100,760   $ 1,638,845   $   432,586
                                                          ===========   ===========   ===========
Supplemental disclosure of noncash investing and
  financing transactions:
  Notes payable assumed by a related party recorded as
     additional paid-in capital.........................  $        --   $   542,234   $        --
                                                          ===========   ===========   ===========
  Equipment purchased with notes payable................  $   405,277   $   114,700            --
                                                          ===========   ===========   ===========
Supplemental disclosure of cash flow information:
  Cash paid for income taxes............................  $ 1,148,754   $   458,553            --
                                                          ===========   ===========   ===========
  Cash paid for interest................................  $    72,336   $    51,290            --
                                                          ===========   ===========   ===========


    The accompanying notes are an integral part of the Financial Statements.

                   COPENHAGEN UTILITIES & CONSTRUCTION, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

     Copenhagen Utilities & Construction, Inc. (the "Company,") an Oregon corporation since 1975, operates in Oregon, Washington, California and Nevada. The Company is a provider of installation, design, engineering and maintenance services for the telecom industry. The Company also provides installation services for gas and water utilities. The Company is located in Clackamas, Oregon and Sacramento, California.

     These financial statements include the accounts of a special purpose entity, Excel Equipment LLC, and is owned by the same shareholders as the Company. On December 31, 1998, in preparation for the sale of the outstanding shares of stock of the Company as discussed in Note 13, substantially all assets of Excel were transferred to the Company, and the Company assumed a portion of the Company's long-term debt. In connection with this transfer amounts owing related entities by Excel totaling $542,234 was not assumed by the Company and accordingly, was recorded as a contribution of capital.

     Following is a summary of the Company's significant accounting policies:

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents. The cost of these investments approximates fair value. At times, temporary cash investments may be in excess of the Federal Deposit Insurance Corporation insurance limit. The Companies deposits in high credit quality investments with reputable financial institutions.

SHORT-TERM INVESTMENTS

     Short-term investments are stated at fair market value as of the balance sheet date. Unrealized holding gains or losses are reported in the balance sheet as a separate component of stockholders' equity until realized. Realized gains and losses are included in operations.


     The Company reported no unrealized gains or losses as the market value of short-term investments approximated their cost at December 31, 1997 and 1998 and February 26, 1999.


ACCOUNTING FOR LONG-TERM CONTRACTS

     The accompanying financial statements have been prepared using the percentage-of-completion method of accounting for long-term contracts. This accounting method provides for the recognition of revenue on contracts which are not yet completed. The amount of revenue recognized is based on the percentage that contract costs incurred to date bear to estimated total contract costs, except that anticipated losses are recognized in their entirety without reference to percentage-of-completion. Contract costs include all subcontracts, direct labor and benefits, materials and allocated equipment and indirect costs.

     The Company allocates equipment and indirect costs to each contract based on equipment usage and direct labor rates. These rates are reviewed and adjusted periodically to reflect changes in the Company's total equipment and indirect costs.

     Revisions in estimated costs and earnings are reported in the accounting period in which the facts requiring revisions become known.

     Profits and losses from service and minor installation contracts are recognized in the period the work is completed.

                   COPENHAGEN UTILITIES & CONSTRUCTION, INC.

OPERATING CYCLE

     Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets as they will be liquidated in the normal course of contract completion, although this may require more than one year.

VEHICLES, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Vehicles, equipment and leasehold improvements are stated at cost. Maintenance and repairs of a routine nature are charged to operations as incurred; additions and improvements are capitalized. Gains and losses from sales or retirements are included in operations.

     Depreciation is computed by accelerated methods over the estimated useful lives of the related assets, which are as follows:

Construction vehicles and equipment.........................       5 years
Office furniture and equipment..............................  5 to 7 years
Leasehold improvements......................................      15 years

     Amortization of leasehold improvements is classified as depreciation expense for financial reporting.

INCOME TAXES

     Deferred income taxes are provided for the expected future income tax effect of differences between the tax basis of assets and liabilities and their financial reporting amounts. At the balance sheet date, based on enacted tax laws and statutory tax rates applicable to the years in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

     The Company's cash and accounts receivable subject the Company to concentrations of potential credit risk. The Company limits its risk by depositing cash only with established financial institutions which maintain high credit standings. The Company limits its exposure to losses on accounts receivable by maintaining a broad customer base and performing the majority of its contracts for public agencies.


     The Company has a long-term service contract to provide service for one major customer. The Company had total revenues of $16,521,016, $15,219,596 and $1,648,875 for fiscal years 1997 and 1998 and the period January 1, 1999 through February 26, 1999, which comprises approximately 34.2%, 43.5% and 42.5%, respectively.


2. SHORT-TERM INVESTMENTS:


     Short-term investments at December 31, 1997 and 1998 and February 26, 1999 consist of municipal bonds with an approximately 5.60% effective annual yield. The market value of these investments approximated cost.

                   COPENHAGEN UTILITIES & CONSTRUCTION, INC.

3. ACCOUNTS RECEIVABLE:


     Accounts receivable consist of the following at December 31, 1997 and 1998 and February 26, 1999:



                                                        1997         1998         1999
                                                     ----------   ----------   ----------
Construction contracts.............................  $4,134,239   $3,533,164   $3,021,724
Retainage on construction contracts................   1,398,669      457,438      308,608
                                                     ----------   ----------   ----------
                                                      5,532,908    3,990,602    3,330,332
Less allowance for uncollectible accounts..........      10,000       10,000       10,000
                                                     ----------   ----------   ----------
                                                     $5,522,908   $3,980,602   $3,320,332
                                                     ==========   ==========   ==========



     Retainage billed but not due until contract completion is $1,398,669, $457,438 and $308,608 at December 31, 1997 and 1998 and February 26, 1999,
respectively. The Company expects to collect the retainage over the next year upon contract completion.


4. LONG-TERM CONTRACTS IN PROGRESS:


     Following is a summary of long-term contracts in progress for the years ended December 31, 1997 and 1998 and the period January 1, 1999 to February 26, 1999:



                                 1997                         1998                         1999
                       -------------------------   --------------------------   --------------------------
                        ESTIMATED                   ESTIMATED                    ESTIMATED
                          TOTAL       CONTRACT        TOTAL        CONTRACT        TOTAL        CONTRACT
                        CONTRACT       TO DATE      CONTRACT       TO DATE       CONTRACT       TO DATE
                       -----------   -----------   -----------   ------------   -----------   ------------
Contract costs.......  $43,967,855   $30,758,952   $45,321,883   $ 42,768,316   $25,697,740   $ 16,293,513
Gross profit.........    6,403,291     3,318,369     9,450,258      9,111,308     4,266,046      3,146,683
                       -----------   -----------   -----------   ------------   -----------   ------------
  Contract revenue...  $50,371,146    34,077,321   $54,772,141     51,879,624   $29,963,786     19,440,196
                       ===========                 ===========                  ===========
Less billings........                (32,419,309)                 (49,912,322)                 (17,727,879)
                                     -----------                 ------------                 ------------
  Net
    underbillings....                $ 1,658,012                 $  1,967,302                 $  1,712,317
                                     ===========                 ============                 ============



                                                        1997         1998         1999
                                                     ----------   ----------   ----------
Costs and estimated earnings in excess of billings
  on uncompleted contracts.........................  $2,438,416   $2,217,739   $1,990,349
Billings in excess of costs and estimated earnings
  on uncompleted contracts.........................    (780,404)    (250,437)    (278,032)
                                                     ----------   ----------   ----------
                                                     $1,658,012   $1,967,302   $1,712,317
                                                     ==========   ==========   ==========

                   COPENHAGEN UTILITIES & CONSTRUCTION, INC.

5. VEHICLES, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:


     Vehicles, equipment and leasehold improvements at December 31, 1997 and 1998 and February 26, 1999:



                                                        1997          1998          1999
                                                     ----------    ----------    ----------
Construction vehicles and equipment..............    $5,633,278    $5,995,829    $6,101,508
Office furniture and equipment...................       338,780       500,407       500,407
Leasehold improvements...........................       126,786       126,786       126,786
                                                     ----------    ----------    ----------
                                                      6,098,844     6,623,022     6,728,701
Less accumulated depreciation....................     3,999,986     4,787,593     4,947,593
                                                     ----------    ----------    ----------
                                                     $2,098,858    $1,835,429    $1,781,108
                                                     ==========    ==========    ==========


6. LINE OF CREDIT:


     The Company maintains an operating line of credit agreement with U.S. Bank which renews annually in May. Funds are available to a maximum of $750,000, subject to availability of collateral (80% of eligible accounts receivable). Borrowings under this agreement bear interest at the bank's prime lending rate. There were no outstanding borrowings under the line of credit agreement at December 31, 1997 or 1998 or February 26, 1999.



     The line of credit agreement contains certain restrictive covenants related to the Company's current ratio, net worth and debt to equity ratio. The Company was in compliance with all requirements at February 26, 1999.



     The Company maintains a term-financing line of credit agreement with U.S. Bank for equipment acquisitions. Under this agreement, the Company may borrow up to $750,000 (not to exceed 80% of the sales price of equipment acquired). Borrowings bear interest at the bank's prime lending rate plus one-half percent. Loans are amortized over three to five years. There were no outstanding borrowings under the equipment line of credit agreement at December 31, 1997 or 1998 or February 26, 1999.


7. LONG-TERM DEBT:


     Long-term debt consists of the following at December 31, 1997 and 1998 and February 26, 1999:



                                                                1997       1998       1999
                                                              --------   --------   --------
Contracts payable to Case Credit Corporation (12) and
  Western Traction Company (1) in aggregate monthly average
  installments of $11,775, including interest ranging from
  6% to 7.90%; maturing in November 1999; collateralized by
  construction equipment....................................  $284,138   $157,396   $131,787
Related party long-term debt:
  Leota Johnson, monthly installments of $3,533, including
     interest of 7.5%; maturing in February 2010............   353,470         --         --
  Johnson Family Trust monthly installments of $2,581,
     including interest of 7.5%; maturing in February
     2010...................................................   258,692         --         --
                                                              --------   --------   --------
                                                               896,300    157,396    131,787
Less amount due within one year.............................    61,023    129,364    129,364
                                                              --------   --------   --------
                                                              $835,277   $ 28,032   $  2,423
                                                              ========   ========   ========

                   COPENHAGEN UTILITIES & CONSTRUCTION, INC.

8. INCOME TAXES:


     The income tax provision (benefit) reported in the accompanying statements of operations and retained earnings consist of the following for the years ended December 31, 1997 and 1998 and the period January 1, 1999 to February 26, 1999:


                                                1997                                  1998                       1999
                                ------------------------------------   -----------------------------------   ------------
                                 CURRENTLY      DEFERRED                CURRENTLY     DEFERRED                CURRENTLY
                                  PAYABLE      PROVISION                 PAYABLE      PROVISION                PAYABLE
                                (RECEIVABLE)   (BENEFIT)     TOTAL     (RECEIVABLE)   (BENEFIT)    TOTAL     (RECEIVABLE)
                                ------------   ----------   --------   ------------   ---------   --------   ------------
Federal.......................    $790,000      $ 8,000     $798,000     $(71,000)     $ 2,000    $(69,000)    $190,982
State.........................      99,000        3,000      102,000                    (7,000)     (7,000)      23,605
                                  --------      -------     --------     --------      -------    --------     --------
                                  $889,000      $11,000     $900,000     $(71,000)     $(5,000)   $(76,000)    $214,587
                                  ========      =======     ========     ========      =======    ========     ========
Effective tax rate............                                  36.1%                                (32.2)%
                                                            ========                              ========

                                        1999
                                --------------------
                                DEFERRED
                                PROVISION
                                 BENEFIT     TOTAL
                                ---------   --------
Federal.......................     $--      $190,982
State.........................     --         23,605
                                   --       --------
                                   $--      $214,587
                                   ==       ========
Effective tax rate............                  34.9%
                                            ========



     The income tax provision (benefit) result in effective rates which differ from the statutory rate primarily due to the effect of state income taxes.



     Deferred income taxes are recognized for the expected future income tax effect of differences between the tax bases of assets and liabilities and their financial reporting amounts (temporary differences). Following is a summary of temporary differences and the related deferred income tax effect as of December 31, 1997 and 1998 and February 26, 1999:



                                            1997                       1998                       1999
                                  ------------------------   ------------------------   ------------------------
                                   AMOUNT OF     DEFERRED     AMOUNT OF     DEFERRED     AMOUNT OF     DEFERRED
                                   TEMPORARY    INCOME TAX    TEMPORARY    INCOME TAX    TEMPORARY    INCOME TAX
SOURCES OF TEMPORARY DIFFERENCES  DIFFERENCES     EFFECT     DIFFERENCES     EFFECT     DIFFERENCES     EFFECT
--------------------------------  -----------   ----------   -----------   ----------   -----------   ----------
Accrued insurance reserves......    $35,000      $12,000       $25,000      $10,000      $ 25,000      $10,000
Allowance for uncollectible
  accounts receivable...........     10,000        4,000        10,000        4,000        10,000        4,000
State tax net operating losses
  net of federal provision......                               165,000        7,000       165,000        7,000
                                                 -------                    -------                    -------
Deferred income tax benefit.....                 $16,000                    $21,000                    $21,000
                                                 =======                    =======                    =======



     Recoverable income taxes totaling $94,103 reported in the accompanying December 31, 1998 and February 26, 1999 balance sheets result from federal and state estimated tax payments which exceeded the Company's current income tax obligations.


9. OPERATING LEASE COMMITMENTS:

     The Company leases office and shop facilities in Clackamas, Oregon and Sacramento, California from its stockholders under lease agreements which require the Company to pay certain operating costs such as property taxes, insurance and utilities in addition to the basic rent.

     The combined rent commitment under these leases is $19,000 per month through February 2004, exclusive of operating costs.


     Rent expense charged to operations under all operating leases, including the leases with the Company's stockholders described above, totaled approximately, $1,719,100, $1,085,000 and $180,300 for 1997 and 1998 and for the
period January 1, 1999 through February 26, 1999, respectively. Rent expense paid to a related party was $168,000 for each of the years ended 1997 and 1998 and $28,650 for the period January 1, 1999 to February 26, 1999.

                   COPENHAGEN UTILITIES & CONSTRUCTION, INC.

10. EMPLOYEE BENEFIT PLANS:

RETIREMENT PLANS:


     The Company's hourly field employees and certain salaried employees participate in a multi-employer money purchase pension plan sponsored by the Associated General Contractors of America, Inc. Contributions charged to operations under this plan totaled approximately $683,000, $604,000 and $34,000 for 1997 and 1998 and the period January 1, 1999 through February 26, 1999, respectively.



     The Company maintains a defined contribution retirement plan under provisions of Internal Revenue Code Section 401(k) for its eligible employees not covered by the money purchase pension plan described above. The plan requires the Company to match 50% of employee contributions, to a maximum Company contribution of 3% of the employee's annual compensation (up to specified limits set by law). The plan also allows for discretionary contributions to be determined annually by the Company's Board of Directors. Contributions charged to operations under this plan totaled approximately, $64,000, $54,000, and $7,000 for the years ended December 31, 1997 and 1998 and the period January 1, 1999 through February 26, 1999, respectively.


INCENTIVE BONUS PLAN:


     The Company has an incentive bonus plan for certain key employees under which the employees can share in profits which the Company earns in excess of predetermined norms. Bonuses earned under this formula have been paid or accrued as of year-end. Bonuses paid by the Company were $4,035,000 and $5,218,500 during fiscal years 1997 and 1998, respectively. No bonuses were paid or accrued for the period January 1, 1999 through February 26, 1999.


11. RECAPITALIZATION:

     In July 1997 the Company's stockholders recapitalized the Company by creating a second class of (nonvoting) capital stock to facilitate business succession plans. The stockholders exchanged 1,248 shares of $1 par value voting common stock for 2,496 of voting common stock and 59,904 shares of nonvoting common stock.

12. CONTINGENCIES:

     The Company is a party to certain claims and suits arising out of the conduct of its business. While there can be no assurance as to their ultimate outcome, management does not believe these matters will have a material adverse effect on its consolidated financial condition or operating results.

13. SUBSEQUENT EVENT:

     On February 26, 1999, the stockholders of the Company sold all outstanding shares of stock to the Orius Corporation of West Palm Beach, Florida for cash and common stock.

------------------------------------------------------
------------------------------------------------------

     WE HAVE NOT AUTHORIZED ANY ONE TO GIVE ANY INFORMATION OR REPRESENT ANYTHING TO YOU OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS.


     UNTIL DECEMBER 13, 2000, ALL DEALERS THAT, BUY, SELL OR TRADE THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.


                             ---------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Prospectus Summary........................     1
Risk Factors..............................    10
Forward-Looking Statements May Prove
  Inaccurate..............................    20
LISN Acquisition..........................    21
Exchange Offer; Registration Rights.......    24
Use of Proceeds...........................    34
Capitalization............................    34
Unaudited Pro Forma Financial
  Statements..............................    35
Supplemental Unaudited Pro Forma Financial
  Data....................................    40
Selected Historical Financial Data........    45
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................    46
Business..................................    56
Management................................    69
Certain Relationships and Related Party
  Transactions............................    75
Principal Stockholders....................    78
Description of Parent's Securities........    79
Description of Senior Credit Facilities...    81
Description of the Notes..................    84
Book Entry; Delivery and Form.............   125
United States Federal Income Tax
  Consequences............................   129
Plan of Distribution......................   132
Legal Matters.............................   133
Independent Accountants...................   134
Available Information.....................   135
Index to Financial Statements.............   F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                              --------------------
                                   PROSPECTUS
                              --------------------

                                  [ORIUS LOGO]

                               NATG HOLDINGS, LLC
                              ORIUS CAPITAL CORP.

                        EXCHANGE OFFER FOR $150,000,000

                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2010

                               September 14, 2000


------------------------------------------------------
------------------------------------------------------

              PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20: INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants' directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Orius Corp. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

REGISTRANTS INCORPORATED UNDER DELAWARE LAW

     Orius Capital Corp., Arion Sub, Inc. and Irwin Telecom Holdings, Inc. are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

     Orius Capital Corp. and Arion Sub, Inc. The certificates of incorporation of each of Orius Capital Corp. and Arion Sub, Inc. provide that, to the fullest extent permitted by the Delaware Statute, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

     The bylaws of each of Orius Capital Corp. and Arion Sub, Inc. provide that each person who was or is made a party or is threatened to be made a party to or is involved in proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, was serving in an indemnified capacity, shall be indemnified and held harmless by the corporation to the fullest extent that it is empowered to do so unless prohibited from doing so by the Delaware Statute against all expense, liability and loss (including reasonable attorney's fees); provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred by each of these corporation's bylaws is a contract right and includes the right to be paid by the corporation the expenses incurred defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the indemnification of its directors and officers.

     The bylaws of these corporations further provide that the rights to indemnification and to the advancement of expenses conferred in the bylaws are not exclusive of any other right which any person has under the corporation's certificates of incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Irwin Telecom Holdings, Inc. Irwin Telecom Holdings, Inc.'s certificate of incorporation provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the Delaware Statute for the unlawful payment of dividends, or (4) for any transaction from which the director derived any improper personal benefit.

     Irwin Telecom Holdings, Inc.'s bylaws further provide that each person who was or is made a party or is threatened to be made a party to a proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, was serving in an indemnified capacity, shall be indemnified and held harmless by the corporation to the fullest extent permitted by applicable law, including attorney's fees; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation.

     The bylaws of Irwin Telecom Holdings, Inc. further provide that the rights to indemnification conferred in the bylaws are not exclusive of any other right which any person has under the corporation's certificates of incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

REGISTRANTS FORMED UNDER THE DELAWARE LIMITED LIABILITY COMPANY ACT

     NATG Holdings, LLC is a limited liability company formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a company's limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     Article XIII of NATG Holdings, LLC's Amended and Restated Limited Liability Company Agreement provides that to the greatest extent not inconsistent with the laws and public policy of Delaware, it will indemnify, as a matter of right, any member, any member's representative, officers, directors, shareholders, employees and agents and any of its officers who are made a party to any proceeding because such member or individual is or was a member or an officer, representative, director, shareholder, employee or agent of a member or any of its officers against all liability incurred by such member or individual in connection with any such action or proceeding.

REGISTRANTS INCORPORATED UNDER FLORIDA LAW

     Orius Corp., North American Tel-Com Group, Inc., Statewide CATV, Inc., Excel Cable Construction, Inc., Fenix Holdings, Inc., Irwin Telecom Services, Inc., Fenix Telecommunications Services, Inc., Hattech, Inc. and Network Cabling Holdings, Inc. are incorporated under the laws of the state of Florida. Section
607.0850 of the Florida Business Corporation Act (the "Florida Statute") provides that a corporation may indemnify directors and officers, as well as other employees and agents, along with a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses incurred in legal proceedings connected with their service to the corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, had no reasonable cause to believe his or her conduct was unlawful. In the case of a proceeding brought by or in the right of the corporation, the corporation may also indemnify directors and officers as provided above, except that no indemnification may be made in respect of any claim or issue as to which a person is adjudged liable to the corporation unless a court rules that such person is fairly and reasonably entitled to indemnification despite the adjudication of liability. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Florida Statute provides that its indemnification provisions are not are not exclusive and that a corporation may make any further indemnification of its directors, officers, agents and employees unless a judgment or other final adjudication establishes that the persons action or omissions were material to the cause of action and constituted:

          (1) a violation of criminal law, unless the person had reasonable cause to believe his conduct was lawful;

          (2) a transaction in which the person derived improper personal benefit;

          (3) in the case of a director, for unlawful distributions under the Florida Statute; and

          (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation or a shareholder.

     The Florida Statute further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Florida Statute.

     Orius Corp., North American Tel-Com, Inc., Fenix Holdings, Inc., Network Cabling Holdings, Inc., Fenix Telecommunications Services, Inc., Irwin Telecom Services, Inc. and Hattech, Inc. Orius Corp.'s and North American Tel-Com Inc.'s respective articles of incorporation provide that, to the fullest extent permitted by the Florida Statute, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Fenix Holdings, Inc.'s and Hattech, Inc.'s articles of incorporation provide that the corporation shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or director, to the full extent permitted by law.

     Their respective bylaws provide that any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed proceeding, because he served in an indemnified capacity, shall be indemnified by the corporation, and the corporation may advance his related expenses to the full extent permitted by Florida law. In discharging his duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the corporation whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accounts, or other persons as to matters that the director, officer, employee, or agent believes to be within that person's professional or expert competence, or (3) in the case of a director, reasonably believes that the committee is competent. Their bylaws further provide that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled and that the corporations may, upon the affirmative vote of a majority of their respective boards of directors, purchase insurance for the purpose of indemnifying these persons.

     State Wide CATV, Inc. State Wide CATV, Inc.'s bylaws provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was serving in an indemnified capacity, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlements, actually and reasonably incurred by him or her in connection with such proceeding, including any appeal of such action, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. However, no indemnification shall be provided in any action or suit by or in the right of the corporation to procure a judgment in its favor, with respect to any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation.

     Excel Cable Construction, Inc. Excel Cable's articles of incorporation provide that, to the fullest extent permitted by the Florida Statute, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Excel Cable's bylaws provide that the corporation shall indemnify each of its directors and officers, whether or not then in office (and his executor, administrator and heirs), against all reasonable expenses actually and necessarily incurred by him in connection with the defense of any litigation to which he may have been made a party because he is or was a director or officer of the corporation. He shall have no right to reimbursement, however, in relation to matters as to which he has been adjudged liable to the corporation for negligence or misconduct in the performance of his duties. The right to indemnity for expenses will also apply to the expenses of suits which are compromised or settled if the court having jurisdiction of the matter shall approve such settlement. Excel Corporation's bylaws further provide that the right to indemnification provided in the bylaws shall be in addition to and not exclusive of, all other rights to which such director or officer may be entitled including, without limiting the generality of the expenses as provided in Section 608.13 (14) (15) and (16) of the Florida Statute and that the board of directors of the corporation may authorize the purchase and maintenance of insurance to the extend provided in Section 608.13(17) of the Florida Statute.

REGISTRANTS INCORPORATED UNDER IDAHO LAW

     DAS-CO of Idaho, Inc. is incorporated under the laws of the state of Idaho. Sections 30-1-851 and 30-1-856 of the Idaho Business Corporation Act (the "Idaho Statute") provide, among other things, that an Idaho corporation may indemnify any person who was or is a party to a proceeding, by reason of the fact he is or was a director or officer of the corporation, if he conducted himself in good faith and reasonably believed that his conduct was in the best interests of, or not opposed to the best interests of, the corporation, or, with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, the Idaho Statute prevents a corporation from indemnifying a director in a proceeding brought by or in the right of a corporation that results in a settlement or judgment against the director (other than reasonable expenses incurred in connection with the proceeding), or a proceeding in which the director received an improper financial benefit as a result of his conduct. Section 856 of the Idaho Statute prevents a corporation from indemnifying an officer for conduct that constitutes either an intentional infliction of harm on the corporation or shareholders, or an intentional violation of criminal law. Where a director or officer is successful on the merits or otherwise in the defense of any proceeding referred to above, the corporation must indemnify him against reasonable expenses incurred by him in connection with the proceeding. A director or officer who is a party to a proceeding may also apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that indemnification is either required by the Idaho Statute or fair and reasonable under the relevant circumstances.

     The Idaho Statute also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have the power to indemnify him under the Idaho Statute.

     DAS-CO's articles of incorporation provide that, to the furthest extent permitted by the corporation's bylaws and Idaho law, the corporation is authorized to indemnify any of its officers, directors, employees and agents. DAS-CO's articles of incorporation provide that the board of directors is entitled to determine the terms of the indemnification, including the advancement of expenses.

REGISTRANTS INCORPORATED UNDER KANSAS LAW

     Channel Communications, Inc. is incorporated under the laws of the state of Kansas. Under Section 17-6305 of the Kansas General Corporation Code (the "Kansas Statute"), a corporation may indemnify any person serving in an indemnified capacity against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Kansas Statute further provides that a corporation may purchase and maintain insurance on behalf of any person serving in an indemnified capacity against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Kansas Statute.

     Channel's articles of incorporation and bylaws do not contain provisions regarding indemnification.

REGISTRANTS INCORPORATED UNDER MICHIGAN LAW

     Mich-Com Cable Services Incorporated is incorporated under the laws of the state of Michigan. Under the Michigan Business Corporation Act (the "Michigan Statute"), a corporation is permitted it to indemnify any person who was, is or is threatened to be made a party to any proceeding, other than an action, suit or proceeding by or in the right of the corporation, by reason of the fact that he or she was serving in an indemnified capacity against expenses, including attorney fees, and judgments, penalties, fines and amounts paid in settlement that are actually and reasonably incurred by him or her in connection with the proceeding, if the indemnified person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval with respect to a claim, issue, or matter in which the indemnified person has been found liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Michigan Statute further provides that its provisions concerning indemnification and advancement of expenses are not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a corporation's articles of incorporation, its bylaws or a contractual arrangement. In addition, the Michigan Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Michigan Statute.

     Mich-Com Cable Service's bylaws provide that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

          (1) for any breach of the director's duty of loyalty to the corporation or its shareholders;

          (2) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

          (3) for unlawful distributions under Section 551(1) of the Michigan Statute; and

          (4) for any transaction from which the director derived an improper personal benefit.

REGISTRANTS INCORPORATED UNDER MISSOURI LAW

     Schatz Underground Cable, Inc. is incorporated under the laws of the state of Missouri. Under Section 351.355 of the General and Business Corporation Law of Missouri (the "Missouri Statute"), a corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed proceeding, other than an action by or in the right of such corporation, by reason of the fact that such person is or was serving in an indemnified capacity. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Missouri Statute also permits such persons to seek indemnification under any applicable bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Missouri Statute also permits a corporation to provide further indemnity, in addition to that otherwise contemplated by the Missouri Statute, if provided for in the articles of incorporation or a bylaw or agreement authorized by a stockholder vote, provided that no such indemnification can be made for conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Missouri Statute also permits corporations to maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the Missouri Statute.

     Schatz Underground Cable's certificate of incorporation provides that each present or former director or officer or other person serving in an indemnified capacity, and his legal representatives, shall be indemnified by the corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any proceeding in which he is made a party by reason of his serving in an indemnified capacity; provided that in neither case shall the corporation indemnify such persons with respect to any matters as to which he shall finally be adjudged in any such action, suit or proceeding, to have been liable for negligence or misconduct in the performance of his duties as such director or officer. The indemnification in Schatz's certificate of incorporation shall apply also in respect of any amount paid in compromise of any proceeding asserted against such director or officer, provided the board of directors shall have first approved the proposed compromise settlement and determined that the officer or director involved was not guilty of negligence or misconduct. The right to indemnification under Schatz's certificate of incorporation are not be exclusive of any other rights to which its directors or officers may be lawfully entitled.

REGISTRANTS INCORPORATED UNDER NORTH CAROLINA LAW

     CATV Subscriber Services, Inc. is incorporated under the laws of the state of North Carolina. Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act (the "North Carolina Statute") require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     In addition, the Section 55-8-51 of the North Carolina Statute provides that a corporation may indemnify an individual made a party because he is or was a director or officer of the corporation if he conducted himself in good faith and reasonably believe his conduct was in the best interests of the corporation. The corporation may not indemnify an individual in connection with a proceeding by or in the right of the corporation if the individual was adjudged liable to the corporation in the proceeding or, in connection with any other proceeding, if the individual was was adjudged liable on the basis that personal benefit was improperly received by him. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the North Carolina Statute. A corporation may also indemnify its employees, officers and agents to the same extent it indemnifies its directors. CATV's articles of incorporation and bylaws do not contain provisions concerning indemnification.

     Additionally, Section 55-8-57 of the North Carolina Statute authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the North Carolina Statute to indemnify that person.

REGISTRANTS INCORPORATED UNDER OHIO LAW

     LISN Company and LISN, Inc. are incorporated under the laws of the state of Ohio. Section 1701.13(E) of the Ohio Revised Code (the "Ohio Statute") allows indemnification by a corporation to any person made or threatened to be made a party to any proceeding, other than a proceeding by or in the right of the corporation, by reason of the fact that he is or was serving in an indemnified capacity, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in the person shall have been adjudged to be liable for negligence or misconduct to the corporation unless a court determines that the person, in view of all of the facts and circumstances of the case, is fairly and reasonably entitled to indemnification. Where an officer or director or other indemnified person s successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Ohio Statute further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Ohio Statute. The indemnification provided under the Ohio Statute is not exclusive and is in addition to any indemnification provided under a corporation's articles, regulations or other agreement.

     LISN, Inc.'s code of regulations provides that, to the fullest extent authorized or permitted by law, the corporation shall indemnify and save harmless any and all of its past, present and future shareholders, directors and officers; and, if the board of directors so determines, any employees and other agents of the corporation acting in any capacity at the request of or on behalf of the corporation from and against any and all expenses, fees, liabilities or amounts paid in settlement (including, but not limited to, attorneys' fees and court costs) reasonably incurred by an indemnified individual with respect to any threatened, pending or completed proceeding under which the indemnified individual is a party or participant because of actions or omissions of the corporation or any shareholder, director, officer, employee, agent or other person acting in any capacity at the request of or on behalf of the corporation. LISN Company's code of regulations provide for similar indemnification, but prohibit indemnification for gross negligence or willful misconduct.

     In addition, LISN Inc.'s and LISN Company's respective codes of regulations provide that, whether or not the indemnification, provisions in the code of regulations apply, the corporation may purchase and maintain insurance upon and/or furnish similar protection for any indemnified individual to cover any liability such indemnified individual might incur from the exercise of the indemnified individual's duties for the corporation or the indemnified individual's capacity as an agent or representative of the corporation.

REGISTRANTS INCORPORATED UNDER OREGON LAW

     Copenhagen Utilities & Construction, Inc. is incorporated under the laws of the state of Oregon. The Oregon Business Corporation Act provides that an Oregon corporation may indemnify any individual made a party to a proceeding because the individual is or was a directors, other than an action by or in the right of the corporation, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Similar provisions apply with respect to actions by or in the right of the corporation, except that no right of indemnification will be granted if the person is adjudged to be liable to the corporation. Every person who has been wholly successful, on the merits or otherwise, in the defense of any proceeding described above is entitled to indemnification as a matter of right. In addition, a corporation may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities whether or not the corporation would be able to indemnify such persons under Oregon law. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

     Copenhagen Utilities' articles of incorporation provide that directors of the corporation shall, to the fullest extent permitted by Oregon law, not be liable to the corporation or its shareholders for monetary damages for his conduct as a director. Copenhagen Utilities' articles of incorporation further provide that the corporation is authorized, to the fullest extent permitted Oregon law and subject to its bylaws, to indemnify any of its officers, directors, employees and agents, and that the board of directors of the corporation is entitled to determine the terms of the indemnification, including the advancement of expenses.

     Copenhagen Utilities' bylaws provide that, unless prohibited by the Oregon Statute, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed proceeding by reason of the fact that he or she was serving in an indemnified capacity, shall be indemnified and held harmless by the corporation to the fullest extent permitted by applicable law against all expense, liability and loss, including attorneys' fees, reasonably incurred or suffered by such person. However, the Copenhagen's bylaws provide that, with respect to proceedings seeking to enforce rights to indemnification, the corporation shall not indemnify any such person seeking indemnification in connection with a proceeding initiated by the person, unless the proceeding was authorized by the board of directors of the corporation.

REGISTRANTS INCORPORATED UNDER PENNSYLVANIA LAW

     Cablemasters, Corp. is incorporated under the laws of the state of Pennsylvania. The Pennsylvania Business Corporation Law provides that a Pennsylvania corporation may, under specified circumstances, indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are directors, officers, employees and agents, against expenses, including attorney's fees, and, in the case of proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any proceeding.

     Cablemasters' bylaws provide that it shall indemnify its directors and officers and any other person designated as an indemnified representative by its board of directors against any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature, including, without limitation, attorneys' fees and disbursements, incurred in connection with any proceeding in which an individual may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

          (1) where such indemnification is expressly prohibited by applicable law;

          (2) where the conduct of the indemnified representative has been finally determined:

             (i) to constitute willful misconduct or recklessness under the Pennsylvania Statute or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

             (ii) to be used upon or attributable to the receipt by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or

          (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

     Cablemasters' bylaws further provide that it shall not indemnify any person for any liability incurred in a proceeding initiated or participated in as an intervenor or amicus curiae by the person seeking indemnification unless the initiation of or participation in the proceeding was authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

REGISTRANTS ORGANIZED UNDER TEXAS LAW

     Network Cabling Services, Inc. is incorporated under the laws of the state of Texas and Irwin Telecom Services, L.P. and Network Comprehensive Telecom, L.P. are limited partnerships organized under the laws of the state of Texas.
Article 2.02-1 of the Texas Business Corporation Act and Section 11.02 of the Texas Revised Limited Partnership Act (the "Texas L.P. Act" and together with the Texas Business Corporation Act, the "Texas Statutes") authorize a Texas corporation or limited partnership to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or a general partner, as the case may be. The Texas Statutes provide that, unless a court of competent jurisdiction determines otherwise, indemnification is permitted only the indemnified person conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as a director of the corporation or a general partner of a limited partnership, that his conduct was in the corporation's or limited partnership's best interests, and, in all other cases, that his conduct was at least not opposed to the corporation's or limited partnership's best interests, or, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A person may be indemnified under the Texas Statutes against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person (including court costs and attorneys' fees), but if the person is found liable to the corporation or limited partnership, or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and shall not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the corporation or limited partnership.

     A corporation or limited partnership is obligated under the Texas Statutes to indemnify a director or officer, in the case of a corporation, or a general partner, in the case of a limited partnership, against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was director or officer or general partner, as the case may be, if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under the Texas Statutes, a corporation or limited partnership may, to the extent consistent with law, provided further indemnification in it's articles of incorporation, bylaws, by action of its board of directors, limited partnership agreement, contract or as permitted by common law and may purchase and maintain insurance or another arrangement on behalf of person serving in an indemnified capacity against any liability asserted against such person.

     The articles of incorporation and bylaws of Network Cabling Services do not contain provisions governing indemnification.

     Irwin Telecom Services, L.P.'s and Network Comprehensive Telecom, L.P.'s agreements of limited partnership provide that the general partner, its officers, directors, employees and owners shall not be liable, responsible or accountable in damages to any partner, or the partnership, for any act or omission on behalf of the partnership performed or omitted by them in good faith and in a manner reasonably believed by them to be within the scope of the authority granted to the general partner by the agreement of limited partnership and in the best interests of the partnership, unless they have been guilty of gross negligence or willful misconduct. To the full extent permitted by the Texas L.P. Act, the partnership shall indemnify the general partner, its officers, directors and members, for, and hold the general partner, its officer, directors and members, harmless from, any loss or damage incurred by them by reason of any act or omission so performed or omitted by them (and not involving gross negligence or willful misconduct). To the full extent authorized or permitted by the Texas L.P. Act, the partnership shall pay or reimburse reasonable expenses (including reasonable attorneys' fees) incurred by the general partner, its officers, directors and members, who are a party to a proceeding in advance of final disposition of such proceeding. The partnership may purchase and maintain insurance on behalf of the general partner, its officers, directors, employees and owners against any liability asserted against or incurred by them as a result of being the general partner, its officers, directors or members of the general partner, whether or not the partnership would have the power to indemnify such person against the same liability under the limited partnership agreement or the Texas L.P. Act.

REGISTRANTS INCORPORATED UNDER VIRGINIA LAW

     Texel Corporation is incorporated under the laws of the state of Virginia. The Virginia Stock Corporation Act (the "Virginia Statute") permits a corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed proceeding by reason of the fact that such person is or was serving in an indemnified capacity. The indemnity may include expenses, including attorneys' fees, incurred by such person in connection with such proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Virginia corporation may not indemnify a director who, in the case of proceeding brought by the corporation, is adjudged to be liable to the corporation, or, in the case of proceeding alleging improper personal benefit, is found to have improperly received a personal benefit. Indemnification in connection with a proceeding brought by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Virginia Statute also permits such persons to seek indemnification under any applicable bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Virginia Statute also permits a corporation to provide further indemnity, in addition to that otherwise contemplated by the Virginia Statute, if provided for in the articles of incorporation or a bylaw or agreement authorized by a stockholder vote, provided that no such indemnification can be made for willful misconduct or a knowing violation of criminal law. The Virginia Statute also permits corporations to maintain insurance for officers and directors against liabilities incurred while acting in such capacities, whether or not the corporation would be empowered to indemnify such persons under the Virginia Statute.

     Texel Corporation's articles of incorporation and bylaws do not contain provisions regarding indemnification.

REGISTRANTS ORGANIZED UNDER WISCONSIN LAW

     U.S. Cable, Inc. is incorporated under the laws of the state of Wisconsin and Fenix Telecom Services Limited Partnership is a limited partnership organized under the laws of the state of Wisconsin.

Sections 180.0850 to 180.0859 of the Wisconsin Corporate Statutes (the "Wisconsin Statute") require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed proceeding, to the extent the director or officer has been successful on the merits or otherwise in the defense of the proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. If the director or officer is not successful in defense of the proceeding, a corporation must indemnify the director or officer unless the liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (3) a transaction from which the person derived an improper personal profit; or (4) willful misconduct. A corporation's articles of incorporation may limit its obligation to indemnify under these provisions, although U.S. Cable's articles do not contain such a limitation. The Wisconsin Statute also provides that a corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the Wisconsin Statute. U.S. Cable's bylaws provide for indemnification of its officers in accordance with the terms of the Wisconsin Statute.

     The agreement of limited partnership of Fenix Telecom Services Limited Partnership provides that, to the fullest extent permitted by the Wisconsin Revised Uniform Limited Partnership Act, the partnership will indemnify the general partner, its officers, directors and members for any loss or damage incurred by them by reason of any act or omission, provided that the act or omission does not involve gross negligence or willful misconduct. The agreement of limited partnership also provides that the partnership may purchase insurance on behalf of the general partner, its officers, directors and members against any liability asserted against such persons, regardless of whether the partnership would have the power to indemnify such persons.

REGISTRANTS INCORPORATED UNDER MINNESOTA LAW

     Midwest Splicing & Activation, Inc. is incorporated under the laws of the state of Minnesota. Midwest's articles of incorporation provide that directors shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for actions specifically stated in Section 302A.251, Subd. 4(a) through (e) of the Minnesota Business Corporation Act. This provision provides that a director's personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director may be eliminated or limited in a corporation's articles, other than for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (3) illegal distributions, (4) transactions for which the director derived improper personal benefit, and (5) for acts or omissions occurring prior to the effective date of the articles.

     Midwest's bylaws provide that it shall indemnify to the fullest extent permitted by law each present or former director or officer or other person serving in an indemnified capacity, and his legal representatives, against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any proceeding in which he is made a party by reason of his serving in an indemnified capacity; provided that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action, had no reason to believe her conduct was unlawful. Midwest's bylaws provide that the right to indemnification under the bylaws is not exclusive of any other rights to which its directors or officers may be lawfully entitled and that the corporation may purchase insurance, but only for acts for which indemnification would be available under the bylaws.

ITEM 21. EXHIBITS.

          (a) The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
   1.1         Purchase Agreement, dated February 4, 2000, among NATG
               Holdings, LLC and Orius Capital Corp. (the "Issuers"), and
               Orius Corp., North American Tel-Com Group, Inc., CATV
               Subscriber Services, Inc., Cablemasters Corp., Channel
               Communications, Inc., Excel Cable Construction, Inc.,
               Mich-Com Cable Services Incorporated, State Wide CATV, Inc.,
               U.S. Cable, Inc., DAS-CO of Idaho, Inc., Network Cabling
               Services, Inc., Schatz Underground Cable, Inc., Copenhagen
               Utilities & Construction, Inc., Texel Corporation, LISN
               Company, LISN, Inc., Arion Sub, Inc., Irwin Telecom
               Services, L.P. and Irwin Telecom Holdings, Inc.
               (collectively, the "Guarantors") and Deutsche Bank
               Securities Inc. and Banc of America Securities LLC
               (collectively, the "Initial Purchasers").
   2.1         Agreement and Plan of Reorganization, dated November 8,
               1999, by and among Orius Corp., Orius Merger Sub., Inc. and
               LISN Holdings, Inc.
   2.2         Amendment Number One to Agreement and Plan of
               Reorganization, dated January 13, 2000, by and among Orius
               Corp., Orius Merger Sub, Inc. and LISN Holdings, Inc.
   3.1         Second Amended and Restated Articles of Incorporation of
               Orius Corp.
   3.2         Bylaws of Orius Corp.
   3.3         Certificate of Formation of NATG Holdings, LLC.
   3.4         Amended and Restated Limited Liability Company Agreement of
               NATG Holdings, LLC.
   3.5         Certificate of Incorporation of Orius Capital Corp.
   3.6         Bylaws of Orius Capital Corp.
   3.7         Amended and Restated Articles of Incorporation of North
               American Tel-Com Group, Inc.
   3.8         Bylaws of North American Tel-Com Group, Inc.
   3.9         Articles of Incorporation of CATV Subscriber Services, Inc.
   3.10        Bylaws of CATV Subscriber Services, Inc.
   3.11        Certificate of Incorporation of Cablemasters Corp.
   3.12        Bylaws of Cablemasters Corp.
   3.13        Articles of Incorporation of Channel Communications, Inc.
   3.14        Bylaws of Channel Communications, Inc.
   3.15        Articles of Incorporation of Excel Cable Construction, Inc.
   3.16        Bylaws of Excel Cable Construction, Inc.
   3.17        Articles of Incorporation of Mich-Com Cable Services
               Incorporated
   3.18        Bylaws of Mich-Com Cable Services Incorporated.
   3.19        Articles of Incorporation of State Wide CATV, Inc.
   3.20        Bylaws of State Wide CATV, Inc.
   3.21        Articles of Incorporation of U.S. Cable, Inc.
   3.22        Restated Bylaws of U.S. Cable, Inc.
   3.23        Amended and Restated Articles of Incorporation of DAS-CO of
               Idaho, Inc.
   3.24        Bylaws of DAS-CO of Idaho, Inc.
   3.25        Articles of Incorporation of Network Cabling Services, Inc.
   3.26        Bylaws of Network Cabling Services, Inc.
   3.27        Articles of Incorporation of Schatz Underground Cable, Inc.
   3.28        Bylaws of Schatz Underground Cable, Inc.
   3.29        Amended and Restated Articles of Incorporation of Copenhagen
               Utilities & Construction, Inc.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
   3.30        Amended and Restated Bylaws of Copenhagen Utilities &
               Construction, Inc.
   3.31        Articles of Incorporation of Texel Corporation.
   3.32        Bylaws of Texel Corporation.
   3.33        Articles of Incorporation of LISN Company.
   3.34        Code of Regulations of LISN Company.
   3.35        Certificate of Incorporation of Arion Sub, Inc.
   3.36        Bylaws of Arion Sub, Inc.
   3.37        Articles of Incorporation of LISN, Inc.
   3.38        Amended and Restated Code of Regulations of LISN, Inc.
   3.39        Certificate of Limited Partnership of Irwin Telecom
               Services, L.P.
   3.40        Agreement of Limited Partnership of Irwin Telecom Services,
               L.P.
   3.41        Certificate of Incorporation of Irwin Telecom Holdings, Inc.
   3.42        Bylaws of Irwin Telecom Holdings, Inc.
   3.43        Articles of Incorporation of Fenix Holdings, Inc.
   3.44        Bylaws of Fenix Holdings, Inc.
   3.45        Certificate of Limited Partnership of Fenix Telecom Services
               Limited Partnership.
   3.46        Amended Agreement of Limited Partnership of Fenix Telecom
               Services Limited Partnership.
   3.47        Certificate of Formation of Network Comprehensive Telecom,
               L.P.
   3.48        Agreement of Limited Partnership of Network Comprehensive
               Telecom, L.P.
   3.49        Articles of Incorporation Network Cabling Holdings, Inc.
   3.50        Bylaws of Network Cabling Holdings, Inc.
   3.51        Articles of Incorporation Fenix Telecommunications Services,
               Inc.
   3.52        Bylaws of Fenix Telecommunications Services, Inc.
   3.53        Articles of Incorporation of Irwin Telecom Services, Inc.
   3.54        Bylaws of Irwin Telecom Services, Inc.
   3.55        Articles of Incorporation of Midwest Splicing & Activation,
               Inc.
   3.56        Bylaws of Midwest Splicing & Activation, Inc.
   3.57        Articles of Incorporation of Hattech, Inc.
   3.58        Bylaws of Hattech, Inc.
   4.1         Indenture, dated February 9, 2000, by and among the Issuers, the Guarantors and United States Trust Company of New York,
               as trustee (the "Trustee").
   4.2         Supplemental Indenture, dated April 14, 2000, by and among the Issuers, Fenix Communications, Inc., Fenix Limited
               Partnership, the other Guarantors and the Trustee.
   4.3         Second Supplemental Indenture, dated July 11, 2000, by and among the Issuers, Fenix Holdings, Inc., Fenix Telecom
               Services Limited Partnership, Network Comprehensive Telecom,
               L.P., Network Cabling Holdings, Inc., Fenix
               Telecommunications Services, Inc., Irwin Telecom Services,
               Inc., Midwest Splicing & Activation, Inc., Hattech, Inc.,
               the other Guarantors and the Trustee.
   4.4         Registration Rights Agreement, dated February 9, 2000, by
               and among the Issuers, the Guarantors and the Initial
               Purchasers.
   5.1         Opinion of Kirkland & Ellis regarding the validity of the
               securities offered hereby.
  *8.1         Opinion of Kirkland & Ellis regarding federal income tax
               considerations.
  10.1         Amended and Restated Credit Agreement, dated July 5, 2000, among Orius Corp., NATG Holdings, LLC, Bankers Trust
               Company, as Agent, and various lending institutions, with
               Deutsche Bank Securities, as Lead Arranger and Book Manager,
               Bank of America, N.A., as Syndication Agent, and First Union
               National Bank, as Documentation Agent.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
  10.2         Orius Corp. Investor Rights Agreement, dated November 8,
               1999, by and among Orius Corp., Willis Stein & Partners II,
               L.P., Willis Stein & Partners Dutch, L.P., LISN Holdings,
               Inc. and each of the other stockholders listed on the
               signature pages thereto.
  10.3         1999 Orius Management Equity Compensation Plan
  10.4         Employment Agreement, dated December 14, 1999, by and
               between Orius Corp. and Joseph P. Powers.
  10.5         Employment Agreement, dated December 14, 1999, by and
               between Orius Corp. and Robert Agres.
  10.6         Senior Management Agreement, dated November 8, 1999, by and between Orius Corp. and William J. Mercurio.
  10.7         Employment Agreement, dated June 30, 1998, by and between
               William G. Mullen and U.S. Cable, Inc., as amended pursuant to a Letter Agreement dated September 24, 1999.
  10.8         Employment Agreement, dated May 28, 1999, by and between
               Donald J. Vanke and LISN, Inc.
  10.9         Consulting Agreement, dated May 30, 2000, between Orius
               Corp. and Jack E. Reich.
  10.10        Promissory Note, dated January 16, 2000, issued by William
               J. Mercurio to Orius Corp.
 *12           Computation of ratio of earnings to fixed charges
  21.1         Subsidiaries of Orius Corp.
 *23.1         Consent of PricewaterhouseCoopers LLP.
 *23.2         Consent of Milhouse, Martz & Neal L.L.P.
 *23.3         Consent of Williams, Young, LLC.
 *23.4         Consent of Offutt Childers & Putman, P.C.
  23.5         Consents of Kirkland & Ellis (included in Exhibits 5.1 and
               8.1).
  24.1         Power of Attorney (included on the signature pages hereto).
  25.1         Statement of Eligibility of Trustee on Form T-1 under the
               Trust Indenture Act of 1939 of United States Trust Company
               of New York.
  99.1         Form of Letter of Transmittal.
  99.2         Form of Notice of Guaranteed Delivery.
  99.3         Form of Tender Instructions.

------------------------
*Filed herewith. All other exhibits have been previously filed.

          (b)No financial statement schedules are required to be filed herewith pursuant to this Item.

ITEM 22. UNDERTAKINGS.

     (a)The undersigned hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (1)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (2)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offerings of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, NATG Holdings, LLC has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          NATG HOLDINGS, LLC
                                          By: Orius Corp.
                                          Its: Sole Member

                                          By:    /s/ WILLIAM J. MERCURIO
                                            ------------------------------------
                                              William J. Mercurio
                                              Chief Executive Officer and
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

               /s/ WILLIAM J. MERCURIO                   President (Principal Executive Officer)
-----------------------------------------------------
                 William J. Mercurio

                 /s/ ROBERT E. AGRES                     Chief Financial Officer
-----------------------------------------------------    (Principal Accounting Officer)
                   Robert E. Agres

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Orius Capital Corp. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          ORIUS CAPITAL CORP.

                                          By:    /s/ WILLIAM J. MERCURIO
                                            ------------------------------------
                                              William J. Mercurio
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.



                     Signature                                                Title

              /s/ WILLIAM J. MERCURIO                    President (Principal Executive Officer and
---------------------------------------------------      Principal Accounting Officer) and Director
                William J. Mercurio

                         *                               Director
---------------------------------------------------
               Robert C. Froetscher

By: /s/ WILLIAM J. MERCURIO
    --------------------------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Orius Corp. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          ORIUS CORP.

                                          By:    /s/ WILLIAM J. MERCURIO
                                            ------------------------------------
                                              William J. Mercurio
                                              Chief Executive Officer and
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.



                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

               /s/ WILLIAM J. MERCURIO                   President, Chief Executive Officer (Principal Executive
-----------------------------------------------------    Officer) and Director
                 William J. Mercurio

                          *                              Chief Financial Officer (Principal Accounting Officer)
-----------------------------------------------------
                   Robert E. Agres

                          *                              Director
-----------------------------------------------------
                   Donald J. Vanke

                          *                              Director
-----------------------------------------------------
                    Avy H. Stein

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

                          *                              Director
-----------------------------------------------------
                   Gregory M. Barr

                          *                              Director
-----------------------------------------------------
                    Jack E. Reich


By: /s/ WILLIAM J. MERCURIO
    --------------------------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, North American Tel-Com Group, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          NORTH AMERICAN TEL-COM GROUP, INC.

                                          By:    /s/ WILLIAM J. MERCURIO
                                            ------------------------------------
                                              William J. Mercurio
                                              Chief Executive Officer and
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

               /s/ WILLIAM J. MERCURIO                   President, Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer) and Director
                 William J. Mercurio

                          *                              Chief Financial Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   Robert E. Agres

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

                /s/ JOSEPH P. POWERS                     Director
-----------------------------------------------------
                  Joseph P. Powers

By: /s/ WILLIAM J. MERCURIO
    --------------------------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, CATV Subscriber Services, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          CATV SUBSCRIBER SERVICES, INC.

                                          By:                  *
                                            ------------------------------------
                                              Raymond L. Galtelli
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                          *                              President (Principal Executive Officer and Principal
-----------------------------------------------------    Accounting Officer)
                 Raymond L. Galtelli

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

               /s/ WILLIAM J. MERCURIO                   Director
-----------------------------------------------------
                 William J. Mercurio

                          *                              Director
-----------------------------------------------------
                  Joseph P. Powers

By: /s/ WILLIAM J. MERCURIO
    --------------------------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Cablemasters Corp. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of West Palm Beach of Florida, on the 12th day of September, 2000.


                                          CABLEMASTERS CORP.

                                          By:                  *
                                            ------------------------------------
                                              Bernard E. Czarnecki
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                          *                              President (Principal Executive Officer and Principal
-----------------------------------------------------    Accounting Officer)
                Bernard E. Czarnecki

               /s/ WILLIAM J. MERCURIO                   Director
-----------------------------------------------------
                 William J. Mercurio

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

                          *                              Director
-----------------------------------------------------
                  Joseph P. Powers

By: /s/ WILLIAM J. MERCURIO
    -----------------------------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Channel Communications, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          CHANNEL COMMUNICATIONS, INC.

                                          By:                  *
                                            ------------------------------------
                                              Jeffrey J. Ebersole
                                              Chief Executive Officer and
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                       SIGNATURE                                               TITLE
                       ---------                                               -----

                           *                                President, Chief Executive Officer
--------------------------------------------------------    (Principal Executive Officer and Principal
                  Jeffrey J. Ebersole                       Accounting Officer)

                           *                                Director
--------------------------------------------------------
                  Robert C. Froetscher

                /s/ WILLIAM J. MERCURIO                     Director
--------------------------------------------------------
                  William J. Mercurio

                           *                                Director
--------------------------------------------------------
                    Joseph P. Powers

By: /s/ WILLIAM J. MERCURIO
    --------------------------------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Excel Cable Construction, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          EXCEL CABLE CONSTRUCTION, INC.

                                          By:                  *
                                            ------------------------------------
                                              David F. Mai
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                       SIGNATURE                                               TITLE
                       ---------                                               -----

                           *                                President (Principal Executive Officer and
--------------------------------------------------------    Principal Accounting Officer)
                      David F. Mai

                /s/ WILLIAM J. MERCURIO                     Director
--------------------------------------------------------
                  William J. Mercurio

                           *                                Director
--------------------------------------------------------
                  Robert C. Froetscher

                           *                                Director
--------------------------------------------------------
                    Joseph P. Powers

By: /s/ WILLIAM J. MERCURIO
    --------------------------------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Mich-Com Cable Services Incorporated has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of West Palm Beach of Florida, on the 12th day of September, 2000.


                                          MICH-COM CABLE SERVICES
                                            INCORPORATED

                                          By:                  *
                                            ------------------------------------
                                              Les Smith
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                       SIGNATURE                                               TITLE
                       ---------                                               -----

                           *                                President (Principal Executive Officer and
--------------------------------------------------------    Principal Accounting Officer)
                       Les Smith

                /s/ WILLIAM J. MERCURIO                     Director
--------------------------------------------------------
                  William J. Mercurio

                           *                                Director
--------------------------------------------------------
                  Robert C. Froetscher

                           *                                Director
--------------------------------------------------------
                    Joseph P. Powers

By: /s/ WILLIAM J. MERCURIO
    --------------------------------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, State Wide CATV, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          STATE WIDE CATV, INC.

                                          By:                  *
                                            ------------------------------------
                                              Michael Wallace
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                          *                              President (Principal Executive Officer and Principal
-----------------------------------------------------    Accounting Officer)
                   Michael Wallace

               /s/ WILLIAM J. MERCURIO                   Director
-----------------------------------------------------
                 William J. Mercurio

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

                          *                              Director
-----------------------------------------------------
                  Joseph P. Powers

By: /s/ WILLIAM J. MERCURIO
    -----------------------------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, U.S. Cable, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of West Palm Beach of Florida, on the 12th day of September, 2000.


                                          U.S. CABLE, INC.

                                          By:                  *
                                            ------------------------------------
                                              Robert Mullen
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                          *                              President (Principal Executive Officer and
-----------------------------------------------------    Principal Accounting Officer)
                    Robert Mullen

               /s/ WILLIAM J. MERCURIO                   Director
-----------------------------------------------------
                 William J. Mercurio

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

                          *                              Director
-----------------------------------------------------
                  Joseph P. Powers

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, DAS-CO of Idaho, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of West Palm Beach of Florida, on the 12th day of September, 2000.


                                          DAS-CO OF IDAHO, INC.

                                          By:                  *
                                            ------------------------------------
                                              William H. Oldham
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                          *                              President (Principal Executive Officer and Principal
-----------------------------------------------------    Accounting Officer)
                  William H. Oldham

               /s/ WILLIAM J. MERCURIO                   Director
-----------------------------------------------------
                 William J. Mercurio

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

                          *                              Director
-----------------------------------------------------
                  Joseph P. Powers

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Network Cabling Services, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          NETWORK CABLING SERVICES, INC.

                                          By:                  *
                                            ------------------------------------
                                              Robert Apgar
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                          *                              President (Principal Executive Officer and Principal
-----------------------------------------------------    Accounting Officer)
                    Robert Apgar

               /s/ WILLIAM J. MERCURIO                   Director
-----------------------------------------------------
                 William J. Mercurio

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

                          *                              Director
-----------------------------------------------------
                  Joseph P. Powers

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Schatz Underground Cable, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of West Palm Beach of Florida, on the 12th day of September, 2000.


                                          SCHATZ UNDERGROUND CABLE, INC.

                                          By:                  *
                                            ------------------------------------
                                              Keith Record
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                          *                              President (Principal Executive Officer and Principal
-----------------------------------------------------    Accounting Officer)
                    Keith Record

               /s/ WILLIAM J. MERCURIO                   Director
-----------------------------------------------------
                 William J. Mercurio

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

                          *                              Director
-----------------------------------------------------
                  Joseph P. Powers

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Copenhagen Utilities & Construction, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          COPENHAGEN UTILITIES &
                                            CONSTRUCTION, INC.

                                          By:                  *
                                            ------------------------------------
                                              P. Nicholas Johnson
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 12th day of September, 2000.


                       SIGNATURE                                                    TITLE
                       ---------                                                    -----

                           *                                President (Principal Executive Officer and Principal
--------------------------------------------------------    Accounting Officer)
                  P. Nicholas Johnson

                /s/ WILLIAM J. MERCURIO                     Director
--------------------------------------------------------
                  William J. Mercurio

                           *                                Director
--------------------------------------------------------
                  Robert C. Froetscher

                           *                                Director
--------------------------------------------------------
                    Joseph P. Powers

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Texel Corporation has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          TEXEL CORPORATION

                                          By:                  *
                                            ------------------------------------
                                              E. Scott Kasprowicz
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                       SIGNATURE                                             TITLE
                       ---------                                             -----

                           *                              President (Principal Executive Officer and
--------------------------------------------------------  Principal Accounting Officer) and Director
                  E. Scott Kasprowicz

                /s/ WILLIAM J. MERCURIO                   Director
--------------------------------------------------------
                  William J. Mercurio

                           *                              Director
--------------------------------------------------------
                  Robert C. Froetscher

                           *                              Director
--------------------------------------------------------
                    Joseph P. Powers

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, LISN Company has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          LISN COMPANY

                                          By:                  *
                                            ------------------------------------
                                              Donald J. Vanke
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                          *                              President (Principal Executive Officer and Principal
-----------------------------------------------------    Accounting Officer)
                   Donald J. Vanke

               /s/ WILLIAM J. MERCURIO                   Director
-----------------------------------------------------
                 William J. Mercurio

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

                          *                              Director
-----------------------------------------------------
                  Joseph P. Powers

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Arion Sub, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          ARION SUB, INC.

                                          By:                  *
                                            ------------------------------------
                                              Donald J. Vanke
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                       SIGNATURE                                             TITLE
                       ---------                                             -----

                           *                              President, Chief Executive Officer
--------------------------------------------------------  (Principal Executive Officer and Principal
                    Donald J. Vanke                       Accounting Officer)

                /s/ WILLIAM J. MERCURIO                   Director
--------------------------------------------------------
                  William J. Mercurio

                           *                              Director
--------------------------------------------------------
                  Robert C. Froetscher

                           *                              Director
--------------------------------------------------------
                    Joseph P. Powers

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, LISN, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          LISN, INC.

                                          By:                  *
                                            ------------------------------------
                                              Donald J. Vanke
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                          *                              President, Chief Executive Officer (Principal Executive
-----------------------------------------------------    Officer)
                   Donald J. Vanke

                          *                              Treasurer (Principal Accounting Officer)
-----------------------------------------------------
                    James Wantuck

               /s/ WILLIAM J. MERCURIO                   Director
-----------------------------------------------------
                 William J. Mercurio

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

                          *                              Director
-----------------------------------------------------
                  Joseph P. Powers

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Irwin Telecom Holdings, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          IRWIN TELECOM HOLDINGS, INC.

                                          By:                  *
                                            ------------------------------------
                                              Gordon R. Irwin
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                          *                              President (Principal Executive Officer
-----------------------------------------------------    and Principal Accounting Officer)
                   Gordon R. Irwin

               /s/ WILLIAM J. MERCURIO                   Director
-----------------------------------------------------
                 William J. Mercurio

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Irwin Telecom Services, L.P. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          IRWIN TELECOM SERVICES, L.P.
                                          By: Irwin Telecom Services, Inc.
                                          Its: General Partner

                                          By:    /s/ WILLIAM J. MERCURIO
                                            ------------------------------------
                                              William J. Mercurio
                                              Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

               /s/ WILLIAM J. MERCURIO                   President of Irwin Telecom Services, Inc. (Principal-
-----------------------------------------------------    Executive-Officer-and-Principal Accounting Officer)
                 William J. Mercurio

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Fenix Limited Partnership has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          FENIX TELECOM SERVICES LIMITED
                                          PARTNERSHIP

                                          By: Fenix Telecommunications Services,
                                          Inc.
                                          Its: General Partner

                                          By:    /s/ WILLIAM J. MERCURIO
                                            ------------------------------------
                                              William J. Mercurio
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

               /s/ WILLIAM J. MERCURIO                   President of Fenix Telecommunications Services, Inc.
-----------------------------------------------------    (Principal Executive Officer)
                 William J. Mercurio

                 /s/ ROBERT E. AGRES                     Treasurer of Fenix Telecommunications Services, Inc.
-----------------------------------------------------    (Principal Accounting Officer)
                   Robert E. Agres

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Fenix Holdings, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          FENIX HOLDINGS, INC.

                                          By:    /s/ WILLIAM J. MERCURIO
                                            ------------------------------------
                                              William J. Mercurio
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

               /s/ WILLIAM J. MERCURIO                   President, Director (Principal Executive Officer)
-----------------------------------------------------
                 William J. Mercurio

                          *                              Treasurer (Principal Accounting Officer)
-----------------------------------------------------
                   Robert E. Agres

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Network Comprehensive Telecom, L.P. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          NETWORK COMPREHENSIVE TELECOM, L.P.
                                          By: Network Cabling Services, Inc.
                                              General Partner

                                          By:       /s/ ROBERT APGAR
                                            ------------------------------------
                                              Robert Apgar
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                  /s/ ROBERT APGAR                       President of Network Cabling Services, Inc. (Principal
-----------------------------------------------------    Executive Officer and Principal Accounting Officer)
                    Robert Apgar

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Network Cabling Holdings, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          NETWORK CABLING HOLDINGS, INC.

                                          By:    /s/ WILLIAM J. MERCURIO
                                            ------------------------------------
                                              William J. Mercurio
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

               /s/ WILLIAM J. MERCURIO                   President (Principal Executive Officer)
-----------------------------------------------------    and Director
                 William J. Mercurio

                 /s/ ROBERT E. AGRES                     Treasurer (Principal Accounting Officer)
-----------------------------------------------------
                   Robert E. Agres

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Fenix Telecommunications Services, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          FENIX TELECOMMUNICATIONS
                                            SERVICES, INC.

                                          By: /s/ WILLIAM J. MERCURIO
                                            ------------------------------------
                                              William J. Mercurio
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of September, 2000.



                     Signature                                                Title

              /s/ WILLIAM J. MERCURIO                    President (Principal Executive Officer) and
---------------------------------------------------      Director
                William J. Mercurio

                /s/ ROBERT E. AGRES                      Treasurer (Principal Accounting Officer)
---------------------------------------------------
                  Robert E. Agres

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Irwin Telecom Services, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          IRWIN TELECOM SERVICES, INC.

                                          By: /s/ WILLIAM J. MERCURIO
                                            ------------------------------------
                                              William J. Mercurio
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of September, 2000.



                     Signature                                                Title

              /s/ WILLIAM J. MERCURIO                    President (Principal Executive Officer and
---------------------------------------------------      Principal Accounting Officer) and Director
                William J. Mercurio

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Midwest Splicing & Activation, Inc., has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          MIDWEST SPLICING & ACTIVATION, INC.

                                          By:                  *
                                            ------------------------------------
                                              Charles Plouff
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                          *                              President (Principal Executive Officer)
-----------------------------------------------------
                   Charles Plouff

                          *                              Chief Financial Officer (Principal Accounting Officer)
-----------------------------------------------------
                   Robert E. Agres

               /s/ WILLIAM J. MERCURIO                   Director
-----------------------------------------------------
                 William J. Mercurio

                          *                              Director
-----------------------------------------------------
                  Joseph P. Powers

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Hattech, Inc., has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of September, 2000.


                                          HATTECH, INC.

                                          By:       /s/ JULIO ASTORGA
                                            ------------------------------------
                                              Julio Astorga
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of September, 2000.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                          *                              President (Principal Executive Officer
-----------------------------------------------------    and Principal Accounting Officer)
                    Julio Astorga

               /s/ WILLIAM J. MERCURIO                   Director
-----------------------------------------------------
                 William J. Mercurio

                          *                              Director
-----------------------------------------------------
                  Joseph P. Powers

                          *                              Director
-----------------------------------------------------
                Robert C. Froetscher

By:     /s/ WILLIAM J. MERCURIO
    ----------------------------------
    William J. Mercurio
    Attorney in Fact


* The undersigned by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Commission.